Exhibit 10.1

Execution Version

AMENDMENT NO. 6, dated as of June 10, 2024 (this “Amendment”), to the Credit Agreement dated as of July 24, 2015, among RYERSON HOLDING CORPORATION, as Holdings, JOSEPH T. RYERSON & SON, INC., a Delaware corporation, as the Lead Borrower (the “Lead Borrower”), RYERSON CANADA, INC., a Canadian corporation, as the Canadian Borrower, and each of the other Borrowers and Guarantors party thereto, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as the Administrative Agent (in such capacity the “Administrative Agent”) and Collateral Agent (as amended by Amendment No. 1, dated as of November 16, 2016, Amendment No. 2, dated as of June 28, 2018, Amendment No. 3, dated as of September 23, 2019, Amendment No. 4, dated as of November 5, 2020, Amendment No. 5, dated as of June 29, 2022, and as further amended, restated, amended and restated, modified and supplemented from time to time, the “Credit Agreement”; and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Lenders agreed, subject to the terms and conditions set forth therein, to make to the Canadian Revolving Loans to the Canadian Borrower in Canadian Dollars that bear interest by reference to the Canadian B/A Rate;

WHEREAS, the applicable administrator for the Canadian B/A Rate has made a public statement identifying a specific date after which all tenors of the Canadian B/A Rate shall no longer be made available, or used, for determining the interest rate of loans denominated in Canadian Dollars, and there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Canadian B/A Rate;

WHEREAS, (1) pursuant to Section 3.05(c) of the Credit Agreement, the Lead Borrower and the Administrative Agent have agreed to amend the Credit Agreement to replace the Canadian B/A Rate with the Term CORRA Rate (as defined in the Amended Credit Agreement) and (2) in accordance with Section 3.05(c) of the Credit Agreement, such amendments shall become effective at 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Lead Borrower (such time, the “Objection Deadline”), unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment (it being understood that this Amendment was posted for the Lenders and the Lead Borrower on June 3, 2024); and

WHEREAS, the Lead Borrower and the Administrative Agent agree, pursuant to and in accordance with Section 3.05(c) of the Credit Agreement, to the amendments to the Credit Agreement as set forth in Section 1 of this Amendment;

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.
Amendments to Credit Documents.
(a)
The Credit Agreement is, effective as of the Amendment No. 6 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto, provided that this Amendment shall not constitute a novation of the Credit Agreement as in effect prior to the Amendment No. 6 Effective Date; and
(b)
Exhibit A-1 and Exhibit A-2 to the Credit Agreement are, effective as of the Amendment No. 6 Effective Date, hereby amended and restated in their entirety as set forth on Exhibit B hereto.
Section 2.
Representations and Warranties. The Lead Borrower has the corporate power and authority to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment. The Lead Borrower has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
Section 3.
Effectiveness. This Amendment shall become effective on the date (such date, if any, the “Amendment No. 6 Effective Date”) that the following conditions have been satisfied:
(i)
On or prior to the Amendment No. 6 Effective Date, the Lead Borrower and the Administrative Agent shall have signed a counterpart of this Amendment (whether the same or different counterparts) and shall have delivered (by electronic transmission or otherwise) the same to the Administrative Agent.
(ii)
The Borrowers shall have paid all expenses (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel llp, counsel for the Administrative Agent) of the Administrative Agent for which invoices have been presented on or prior to the Amendment No. 6 Effective Date.
(iii)
The Administrative Agent shall not have received, prior to the Objection Deadline, written notice from Lenders comprising the Required Lenders that such Required Lenders object to this Amendment.
Section 4.
Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
Section 5.
Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
Section 6.
Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 7.
Effect of Amendment. Except as expressly set forth herein and the Credit Agreement, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any other Agent or the Borrowers, in each case under the Credit Agreement or any other Credit Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of such agreement or any other Credit Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof. This Amendment shall constitute a Credit Document for purposes of the Credit Agreement and from and after the Amendment No. 6 Effective Date, all references to the Credit Agreement in any Credit Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.
Section 8.
Transition to Term CORRA Rate. Notwithstanding any other provision herein or in any other Credit Document, to the extent any B/A Equivalent Loan (as defined in the Credit Agreement) is outstanding on the Amendment No. 6 Effective Date, such Loan shall continue to bear interest by reference to the Canadian B/A Rate until the end of the current Contract Period (as defined in the Credit Agreement) or payment period applicable to such B/A Equivalent Loan and the provisions of the Credit Agreement applicable thereto shall continue and remain in effect (notwithstanding the consummation of this Amendment and the occurrence of the Amendment No. 6 Effective Date) until the end of the current Contract Period or payment period applicable to such B/A Equivalent Loan, after which such provisions shall have no further force or effect; provided that, for the avoidance of doubt, at any time from and after the Amendment No. 6 Effective Date, (x) no Borrower shall be permitted to request a Borrowing of, conversion to, or continuation of, any B/A Equivalent Loan that is outstanding on the Amendment No. 6 Effective Date and (y) any request for a new B/A Equivalent Loan, or to continue an existing B/A Equivalent Loan, shall be deemed to be a request for a new Term CORRA Loan.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

JOSEPH T. RYERSON & SON, INC.

By: /s/ Tricia Kelly

Name: Tricia Kelly

Title: Treasurer

[Ryerson - Signature Page to Amendment No. 6]

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Brian Scawinski

Name: Brian Scawinski

Title: Senior Vice President

[Ryerson - Signature Page to Amendment No. 6]

EXHIBIT A TO AMENDMENT NO. ~~5~~6

EXHIBIT A

[Credit Agreement, as amended]

CREDIT AGREEMENT

among

RYERSON HOLDING CORPORATION,
as Holdings

JOSEPH T. RYERSON & SON, INC.,
as Lead Borrower and a U.S. Borrower

RYERSON CANADA, INC.,
as Canadian Borrower

the other BORROWERS

from time to time party hereto

VARIOUS LENDERS

BANK OF AMERICA, N.A.,
as the Administrative Agent and Collateral Agent

_______________________________________

Dated as of July 24, 2015,

as amended by Amendment No. 1 on November 16, 2016, Amendment No. 2 on June 28, 2018,

Amendment No. 3 on September 23, 2019, Amendment No. 4 on November 5, 2020 ~~and~~, Amendment No. 5 on June 29, 2022 and Amendment No. 6 on June 10, 2024

BOFA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A. and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Syndication Agents

BANK OF MONTREAL,

PNC BANK, NATIONAL ASSOCIATION and

KEYBANK NATIONAL ASSOCIATION

EXHIBIT A TO AMENDMENT NO. ~~5~~6

as Co-Documentation Agents

BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A. and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners

Page

TABLE OF CONTENTS

Page

Section 1. Definitions and Accounting Terms. 1

1.01. Defined Terms 1

1.02. Terms Generally 54

1.03. Uniform Commercial Code and PPSA 55

1.04. Exchange Rates; Currency Equivalent 55

1.05. Interpretation (Quebec) 56

1.06. Currency Fluctuations 56

1.07. Interest Rates 56

1.08. Limited Condition Transactions 57

Section 2. Amount and Terms of Credit. 58

2.01. Commitments 58

2.02. Loans 58

2.03. Borrowing Procedure 60

2.04. Evidence of Debt; Repayment of Loans 61

2.05. Fees. 61

2.06. Interest on Loans 62

2.07. Termination and Reduction of Commitments 63

2.08. Interest Elections 64

2.09. Optional and Mandatory Prepayments of Loans 65

2.10. Payments Generally; Pro Rata Treatment; Sharing of Set‑offs 68

2.11. Defaulting Lenders 69

2.12. Swingline Loans. 70

2.13. Letters of Credit 71

2.14. Settlement Amongst Lenders 76

2.15. Revolving Commitment Increase 77

2.16. Lead Borrower 79

2.17. Overadvances 79

2.18. Protective Advances 80

2.19. Extended Loans 80

2.20. FILO Exchange. 82

2.21. Non-FILO Exchange. 83

Section 3. Yield Protection, Illegality and Replacement of Lenders. 84

3.01. Increased Costs, Illegality, etc. 84

3.02. Compensation 85

3.03. Change of Lending Office 86

3.04. Replacement of Lenders 86

3.05. Inability to Determine Rates 87

Section 4. [Reserved]. 89

Section 5. Taxes. 89

5.01. Net Payments 89

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Section 6. Conditions Precedent to Credit Events on the Closing Date 92

6.01. Closing Date; Credit Documents 92

6.02. Officer’s Certificate 92

6.03. Opinions of Counsel 92

6.04. Corporate Documents; Proceedings, etc 92

6.05. Insurance 92

6.06. Repayment of Existing Credit Agreement 92

6.07. Material Adverse Effect 92

6.08. Deposit Account Control Agreements 93

6.09. Security Agreements 93

6.10. [Reserved] 93

6.11. [Reserved] 93

6.12. Solvency Certificate 93

6.13. Fees, etc 93

6.14. Representation and Warranties 93

6.15. Patriot Act, etc 93

6.16. Borrowing Notice 94

6.17. Borrowing Base Certificate 94

Section 7. Conditions Precedent to all Credit Events after the Closing Date 94

7.01. Notice of Borrowing 94

7.02. Availability 94

7.03. No Default 94

7.04. Representations and Warranties 94

Section 8. Representations, Warranties and Agreements. 94

8.01. Organizational Status 94

8.02. Power and Authority 95

8.03. No Violation 95

8.04. Approvals 95

8.05. Financial Statements; Financial Condition 95

8.06. Litigation 96

8.07. True and Complete Disclosure 96

8.08. Use of Proceeds; Margin Regulations 96

8.09. Tax Returns and Payments 96

8.10. ERISA. 97

8.11. The Security Documents 97

8.12. Properties 98

8.13. EEA Financial Institutions. No Credit Party is an EEA Financial Institution. 98

8.14. Subsidiaries 98

8.15. Compliance with Statutes, OFAC Rules and Regulations; Patriot Act; FCPA. 98

8.16. Investment Company Act. 99

8.17. Insurance 99

8.18. Environmental Matters 99

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8.19. Labor Relations 100

8.20. Intellectual Property 100

8.21. Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc 100

8.22. Borrowing Base Certificate 100

8.23. Senior Debt 101

8.24. Canadian Pension Plans and Canadian Benefit Plans 101

8.25. No Default 101

8.26. Bank Accounts 101

8.27. ERISA 101

8.28. Beneficial Ownership Certification 101

Section 9. Affirmative Covenants 101

9.01. Information Covenants 101

9.02. Books, Records and Inspections. 104

9.03. Maintenance of Property; Insurance 105

9.04. Existence; Franchises 106

9.05. Compliance with Statutes, etc 106

9.06. Compliance with Environmental Laws 106

9.07. ERISA; Canadian Pension Plans 107

9.08. End of Fiscal Years; Fiscal Quarters 107

9.09. Performance of Obligations 108

9.10. Payment of Taxes 108

9.11. Use of Proceeds 108

9.12. Additional Security; Further Assurances; etc 108

9.13. Post-Closing Actions. . 109

9.14. Permitted Acquisitions. 109

9.15. [Reserved] 109

9.16. Designation of Subsidiaries 109

9.17. Collateral Monitoring and Reporting 110

9.18. Landlord and Storage Agreements 113

Section 10. Negative Covenants. 113

10.01. Liens 113

10.02. Consolidation, Merger, or Sale of Assets, etc 118

10.03. Dividends 121

10.04. Indebtedness 124

10.05. Advances, Investments and Loans 127

10.06. Transactions with Affiliates 130

10.07. Limitations on Payments of Indebtedness; Modifications of Senior Notes Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc 131

10.08. Limitation on Certain Restrictions on Subsidiaries 132

10.09. Business 133

10.10. Negative Pledges 133

10.11. Financial Covenant 134

10.12. Canadian Defined Benefit Plans 135

10.13. Sanctions 135

Section 11. Events of Default. 135

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11.01. Payments 135

11.02. Representations, etc 135

11.03. Covenants 135

11.04. Default Under Other Agreements 135

11.05. Bankruptcy, etc 136

11.06. ERISA; Canadian Pension Plans 136

11.07. Credit Documents 137

11.08. Guarantees 137

11.09. Judgments 137

11.10. Change of Control 137

11.11. Application of Funds 137

Section 12. The Administrative Agent. 139

12.01. Appointment and Authorization 139

12.02. Delegation of Duties 140

12.03. Liability of Agents 140

12.04. Reliance by the Agents 141

12.05. Notice of Default 141

12.06. Credit Decision; Disclosure of Information by the Agents 141

12.07. Indemnification of the Agents 142

12.08. Administrative Agent in Its Individual Capacity 142

12.09. Successor Administrative Agent 142

12.10. Administrative Agent May File Proofs of Claim 143

12.11. Collateral and Guaranty Matters 144

12.12. Bank Product Providers 144

12.13. Administrative Agent and the Collateral Agent 145

12.14. Withholding Taxes 145

12.15. Quebec Liens (Hypothecs) 145

12.16. Reports 146

12.17. Certain ERISA Matters. 146

Section 13. Miscellaneous. 147

13.01. Payment of Expenses; Indemnification; Limitation of Liability 147

13.02. Right of Setoff 148

13.03. Notices 149

13.04. Benefit of Agreement; Assignments; Participations, etc 149

13.05. No Waiver; Remedies Cumulative 151

13.06. [Reserved] 151

13.07. Calculations; Computations 151

13.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL 152

13.09. Counterparts 153

13.10. [Reserved] 153

13.11. Headings Descriptive 153

13.12. Amendment or Waiver; etc 153

13.13. Survival 155

13.14. [Reserved] 155

13.15. Register 155

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13.16. Confidentiality 155

13.17. USA Patriot Act Notice 156

13.18. [Reserved]. 156

13.19. Waiver of Sovereign Immunity 156

13.20. Canadian Anti-Money Laundering Legislation 157

13.21. INTERCREDITOR AGREEMENT 157

13.22. Absence of Fiduciary Relationship 157

13.23. Electronic Signatures 158

13.24. Judgment Currency 158

Section 14. Credit Party Guaranty. 158

14.01. The Guaranty 158

14.02. Bankruptcy 159

14.03. Nature of Liability 159

14.04. Independent Obligation 159

14.05. Authorization 160

14.06. Reliance 160

14.07. Subordination 160

14.08. Waiver. 161

14.09. Maximum Liability 161

14.10. Payments 161

14.11. Keepwell 161

14.12. Information 162

14.13. Severability 162

14.14. Acknowledgment and Consent to Bail-In of Affected Financial Institutions 162

14.15. Acknowledgment Regarding Any Supported QFCs 162

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SCHEDULE 1.01A Unrestricted Subsidiaries

SCHEDULE 1.01B Swap Contracts

SCHEDULE 1.01D Qualified Account Debtors

SCHEDULE 1.01E Qualified Receivables Counterparties

SCHEDULE 1.01G Joint Ventures Constituting Permitted Affiliates

SCHEDULE 2.01 Commitments

SCHEDULE 8.06 Litigation

SCHEDULE 8.14 Subsidiaries

SCHEDULE 8.17 Insurance

SCHEDULE 8.18 Environmental Matters

SCHEDULE 8.21 Legal Names; Types of Organization (and Whether Registered Organization); Jurisdiction of Organization, etc.

SCHEDULE 8.24 Canadian Pension Plans

SCHEDULE 8.26 Bank Accounts

Schedule 9.03 Business Locations

SCHEDULE 9.13 Post-Closing Actions

SCHEDULE 9.17(k) Insurance

SCHEDULE 10.01(iii) Existing Liens

SCHEDULE 10.04(vii) Existing Indebtedness

SCHEDULE 10.04(xiii) Certain Letters of Credit

SCHEDULE 10.05(iii) Existing Investments

SCHEDULE 10.06 Affiliate Transactions

EXHIBIT A‑1 Form of Notice of Borrowing

EXHIBIT A‑2 Form of Notice of Conversion/Continuation

EXHIBIT B‑1 Form of Revolving Note

EXHIBIT B‑2 Form of Swingline Note

EXHIBIT C Form of U.S. Tax Compliance Certificate

EXHIBIT D [Reserved]

EXHIBIT F Form of Solvency Certificate

EXHIBIT G Form of Compliance Certificate

EXHIBIT H Form of Assignment and Assumption Agreement

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THIS CREDIT AGREEMENT, dated as of July 24, 2015 (as amended by Amendment No. 1 on November 16, 2016, by Amendment No. 2 on June 28, 2018, by Amendment No. 3 on September 23, 2019, by Amendment No. 4 on November 5, 2020 ~~and~~, by Amendment No. 5 on June 29, 2022 and by Amendment No. 6 on June 10, 2024), among RYERSON HOLDING CORPORATION (“Holdings”), JOSEPH T. RYERSON & SON, INC., a Delaware corporation, as the Lead Borrower (the “Lead Borrower”), RYERSON CANADA, INC., a Canadian corporation (the “Canadian Borrower”), and each of the other Borrowers (as hereinafter defined) and Guarantors (as hereinafter defined) party hereto, the Lenders party hereto from time to time, BANK OF AMERICA, N.A., as the Administrative Agent (in such capacity the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”). All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, (a) the Borrowers have requested that the Lenders extend credit in the form of Revolving Loans in an aggregate principal amount at any time outstanding not to exceed $1,300,000,000, (b) the Borrowers have requested that the Issuing Banks issue Letters of Credit in an aggregate stated amount at any time outstanding not to exceed $50,000,000, (c) the Borrowers have requested that the Swingline Lender extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $115,000,000.

NOW, THEREFORE, the Lenders are willing to extend such credit to the applicable Borrowers, the Swingline Lenders are willing to make Swingline Loans to the applicable Borrowers and the Issuing Banks are willing to issue Letters of Credit for the account of the applicable Borrowers on the terms and subject to the conditions set forth herein.

Section 1.
Definitions and Accounting Terms.
1.01.
Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2016 Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of May 24, 2016, by and among the Collateral Agent and Wells Fargo Bank, National Association, as collateral agent under the Senior Notes Indenture, and acknowledged by the Credit Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time; provided that, for purposes of the other Credit Documents, the “2015 Intercreditor Agreement” shall mean the 2016 Intercreditor Agreement.

“Account Debtor” shall mean any Person who may become obligated to another Person under, with respect to, or on account of, an Account.

“Accounts” shall mean all “accounts,” as such term is defined in the UCC (or, as applicable, the PPSA) in which any Person now or hereafter has rights, including all rights to payment for goods sold or leased or for services rendered.

“Acquired Accounts Eligibility Requirement” shall mean, with respect to any Accounts of an Acquired Entity or Business, the requirement that (i) a collateral review of the acquired Accounts shall have been performed by the Administrative Agent or its representatives (the fees and expenses associated with such review to be paid by the Borrowers in accordance with Section 9.02(c)) and (ii) the Administrative Agent shall have notified the Lead Borrower that it is satisfied in its Permitted Discretion with the scope and results of such collateral review; it being understood that each of the Lead Borrower and the Administrative Agent will use reasonable efforts to satisfy the Acquired Accounts Eligibility Requirement as promptly as reasonably practicable following consummation of the relevant business acquisition.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division, product line, manufacturing facility or distribution facility of any Person not already a Subsidiary of the Lead Borrower, which assets shall, as a result of the respective acquisition, become assets of the Lead Borrower or a Restricted Subsidiary of the Lead Borrower (or assets of a Person who shall be merged or amalgamated with and into the Lead Borrower or a Restricted Subsidiary of the Lead Borrower) or (y) a majority of the Equity Interests of any Person, which Person shall, as a result of the respective acquisition, become a Restricted Subsidiary of the Lead Borrower (or shall be merged or amalgamated with and into the Lead Borrower or a Restricted Subsidiary of the Lead Borrower).

“Acquired Inventory Eligibility Requirement” shall mean, with respect to any Inventory of an Acquired Entity or Business, the requirement that (i) a collateral review of such acquired Inventory shall have been performed by the Administrative Agent or its representatives (the fees and expenses associated with such review to be paid by the Borrowers in accordance with Section 9.02(c)), (ii) the Administrative Agent shall have received an appraisal prepared by an independent third party of such acquired Inventory (the fees and expenses associated with such appraisal to be paid by the Borrowers in accordance with Section 9.02(c)), and (iii) the Administrative Agent shall have notified the Lead Borrower that it is satisfied in its Permitted Discretion with the scope and results of such collateral review and such appraisal; it being understood that each of the Lead Borrower and the Administrative Agent will use reasonable efforts to satisfy the Acquired Inventory Eligibility Requirement as promptly as reasonably practicable following consummation of the relevant business acquisition.

“Additional Intercreditor Agreement” shall mean (i) an intercreditor agreement among the Administrative Agent, the Collateral Agent and one or more Junior Representatives for holders of Permitted Junior Debt or (ii) an intercreditor agreement (other than the Intercreditor Agreement) contemplated by Section 10.01(iv)(y) providing, in each case, that, inter alia, the Liens on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent (for the benefit of the Secured Creditors) shall be senior to such Liens in favor of the Junior Representatives (for the benefit of the holders of Permitted Junior Debt) or the Liens in favor of the representative of the Indebtedness contemplated by Section 10.04(i)(y), as applicable, as such intercreditor agreement may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof. Any Additional Intercreditor Agreement shall be in a form customary for transactions of the type contemplated thereby and otherwise reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Lead Borrower.

“Additional Security Documents” shall have the meaning provided in Section 9.12(a).

“Adjustment Date” shall mean the first day of January, April, July and October of each fiscal year.

“Administrative Agent” shall mean Bank of America, N.A., in its capacity as the Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Lead Borrower or any Subsidiary thereof as a result of this Agreement, the extensions of credit hereunder or its actions in connection therewith.

“Affiliate Loan” shall mean a loan or other extension of credit from a Borrower to a Permitted Affiliate (including the guarantee of any Indebtedness of such Permitted Affiliate) at any time the Affiliate Loan Conditions are satisfied and that is for the sole purpose of working capital, capital expenditures or other general corporate purposes (other than acquisitions or Investments by such Permitted Affiliate) consistent with past practice of such Permitted Affiliate but not for the purpose of a loan, Investment or distribution by such Permitted Affiliate to another Person.

“Affiliate Loan Conditions” shall mean the following conditions, the satisfaction of each of which is a condition to the authority of a Borrower to make an Affiliate Loan: (i) no Event of Default shall exist or result therefrom and (ii) after giving effect to the Affiliate Loan and all other Affiliate Loans made during the most recently ended twelve-month period pursuant to Section 10.05(xxv), the aggregate principal amount of such Affiliate Loans made during such twelve-month period would not exceed $50,000,000.

“Agent-Related Persons” shall mean the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, Co-Documentation Agents, their respective affiliates and branches and the officers, directors, employees, agents and attorneys-in-fact of the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Co-Documentation Agents and their respective affiliates and branches.

“Agents” shall mean the Administrative Agent, the Collateral Agent, the Co-Syndication Agents, the Co-Documentation Agents and any other agent with respect to the Credit Documents, including, without limitation, the Joint Lead Arrangers.

“Aggregate Commitments” shall mean, at any time, the aggregate amount of the Revolving Commitments of all Lenders.

“Aggregate Exposures” shall mean, at any time, the sum of (a) the aggregate Outstanding Amount of all Loans plus (b) the LC Exposure, each determined at such time.

“Aggregate Non-FILO Borrowing Base” shall mean, at any time, the sum of (a) the U.S. Borrowing Base and (b) the Canadian Borrowing Base.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“Amendment No. 5” shall mean Amendment No. 5 to this Agreement, dated as of June 29, 2022.

“Amendment No. 5 Effective Date” shall have the meaning provided in Amendment No. 5.

“Amendment No. 6” shall mean Amendment No. 6 to this Agreement, dated as of June 10, 2024.

“Amendment No. 6 Effective Date” shall have the meaning provided in Amendment No. 6.

“AML Legislation” shall have the meaning provided in Section 13.20.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including the Patriot Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Applicable Law” shall mean all laws, treaties having the effect of law, rules and regulations applicable to the Person, conduct, transaction, covenant, Credit Document in question, including all applicable common law and equitable principles; all provisions of all applicable state, provincial, local, territorial, federal and foreign constitutions, statutes, rules, regulations, ordinances and orders of Governmental Authorities; and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean with respect to any Type of Revolving Loan, the per annum margin set forth below, as determined by the Average Availability as of the most recent Adjustment Date for the prior three months; provided that for the period from the Amendment No. 5 Effective Date through the end of the first full fiscal quarter after the Amendment No. 5 Effective Date, the Applicable Margin shall be determined as if Level I, as reduced pursuant to the further proviso immediately following the table below, were in effect (i.e. the Applicable Margin for such period shall be (x) 0.125% with respect to U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Loans and (y) 1.125% with respect to Term SOFR Loans and ~~B/A Equivalent~~Term CORRA Loans):

Level	Average Availability (percentage of Line Cap)	U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Loans	Term SOFR Loans and ~~B/A Equivalent~~Term CORRA Loans
I	> 25%	0.25%	1.25%
II	≤ 25%	0.50%	1.50%

; provided, further, that, from and after the first full fiscal quarter after the Amendment No. 5 Effective Date, the Applicable Margins shall equal the following if the Leverage Ratio set forth in the most recent Compliance Certificate delivered pursuant to Section 9.01(f) is less than or equal to 3.50 to 1.00:

Level	Average Availability (percentage of Line Cap)	U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Loans	Term SOFR Loans and ~~B/A Equivalent~~Term CORRA Loans
I	> 25%	0.125%	1.125%
II	≤ 25%	0.375%	1.375%

The Applicable Margin shall be subject to an increase or decrease on (x) the first Business Day of each fiscal quarter based on Average Availability, as determined by the Administrative Agent’s system of record, and (y) the first Business Day immediately following the date that the Administrative Agent receives such Compliance Certificate delivered pursuant to Section 9.01(f) setting forth the Leverage Ratio as of the last day of the immediately preceding fiscal quarter or (in the case of Compliance Certificates relating to the period ending on December 31 of an applicable year, setting forth the Leverage Ratio as of the last day of the immediately preceding fiscal year). If the Lead Borrower fails to deliver a Compliance Certificate pursuant to Section 9.01(f) setting forth the Leverage Ratio as of the last day of the prior fiscal quarter or fiscal year, as applicable, when due, the Applicable Margin shall be set based solely on Average Availability (for the avoidance of doubt, without any reduction based upon the Leverage Ratio) as of the first Business Day on which such certificate of a Responsible Officer was required to be delivered and was not delivered until the date on which the Compliance Certificate is delivered in accordance with Section 9.01(f). If the Lead Borrower fails to deliver any Borrowing Base Certificate on or before the date required for delivery thereof, then, at the option of the Required Lenders, the Applicable Margin shall be determined as if Level II of the first table set forth in this definition were applicable, from the first day of the calendar month following the date such Borrowing Base Certificate was required to be delivered until the date of delivery of such Borrowing Base Certificate.

The Applicable Margin with respect to FILO Loans, if any, shall be set forth in the amendment(s) to this Agreement described in Section 2.20(c).

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed) or such other form as shall be acceptable to the Administrative Agent.

“Availability” shall mean, as of any applicable date, the amount by which the Line Cap at such time exceeds the Aggregate Exposures on such date.

“Availability Conditions” shall be deemed to be satisfied only if:
(a)
each Lender’s Non-FILO Exposure does not exceed such Lender’s Non-FILO Revolving Commitment;
(b)
the aggregate U.S. Revolving Exposure does not exceed the U.S. Line Cap;
(c)
the aggregate Canadian Revolving Exposure does not exceed the Canadian Line Cap;
(d)
the aggregate Non-FILO Exposure does not exceed the Non-FILO Line cap;
(e)
each Lender’s Non-FILO Exposure does not exceed its Non-FILO Revolving Commitment;
(f)
from and after the date of any FILO Exchange Offer if any FILO Facility exists at such time, each FILO Lender’s FILO Exposure does not exceed such Lender’s FILO Commitment;
(g)
from and after the date of any FILO Exchange Offer if any FILO Facility exists at such time, the aggregate FILO Exposure does not exceed the FILO Line Cap; and
(h)
the aggregate Revolving Exposure does not exceed the Line Cap.

“Average Availability” shall mean, (i) at any Adjustment Date, for purposes of determining the Applicable Margin, the average daily Availability for the fiscal quarter immediately preceding such Adjustment Date and (ii) at any other relevant date, the average daily Availability for such period of days prior to such relevant date as the context may require.

~~“B/A Equivalent Loan” shall mean a Canadian Revolving Loan (other than a Canadian Prime Loan), or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian B/A Rate.~~

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America-Canada Branch” shall mean Bank of America, N.A. (acting through its Canada branch).

“Bank of Canada Overnight Rate” shall mean the Bank of Canada overnight rate, which is the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day.

“Bank Product” shall mean any of the following products, services or facilities extended to any Borrower or any of the Lead Borrower’s Subsidiaries by Bank of America, N.A., any Agent, any Lender or any other Person who at the date of entering into such products, services or facilities was an Affiliate (including Merrill Lynch Commodities, Inc.) or branch of Bank of America, N.A., any Agent or a Lender, as applicable: (a) Cash Management Services; (b) products under Swap Contracts; provided that the Swap Contracts on Schedule 1.01B hereto shall be deemed to be “Bank Products” for purposes of this Agreement and the Security Documents with respect to U.S. Collateral; (c) commercial credit card and merchant card services; (d) other banking products or services (including purchase cards and stored value cards) as may be requested by any Borrower or another Credit Party, other than Letters of Credit; and (e) supply chain financing, trade receivables financing and trade receivables purchase agreements.

“Bank Product Debt” shall mean Indebtedness and other obligations of a Borrower or any of the Lead Borrower’s Subsidiaries relating to Bank Products.

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BIA” shall mean the Bankruptcy and Insolvency Act (Canada).

“Borrowers” shall mean the U.S. Borrowers and the Canadian Borrower.

“Borrowing” shall mean the borrowing of the same Type and Class of Loan by the Borrowers from all the applicable Lenders having applicable Commitments on a given date (or resulting from a conversion or conversions on such date), having in the case of Term SOFR Loans or Term CORRA Loans, the same Interest Period ~~and in the case of B/A Equivalent Loans, the same Contract Period~~; provided that U.S. Base Rate Loans, Canadian Base Rate

Loans and Canadian Prime Loans incurred pursuant to Section 3.01 shall be considered part of the related Borrowing of Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans, as applicable.

“Borrowing Base” shall mean (a) the U.S. Borrowing Base, (b) the Canadian Borrowing Base, (c) from and after the date of any FILO Exchange Offer if any FILO Facility exists at such time, the FILO Borrowing Base and/or (d) the sum of the U.S. Borrowing Base, the Canadian Borrowing Base and, from and after the date of any FILO Exchange Offer if any FILO Facility exists at such time, the FILO Borrowing Base, as the context may require. The Borrowing Base or any component thereof at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 9.17(a).

The Administrative Agent shall (i) promptly notify the Lead Borrower in writing (including via e-mail) whenever it determines that the Borrowing Base set forth on a Borrowing Base Certificate differs from the Borrowing Base, (ii) discuss the basis for any such deviation and any changes proposed by the Lead Borrower, including the reasons for any impositions of or changes in Reserves or any change in advance rates with respect to Eligible Accounts (in the Administrative Agent’s Permitted Discretion and subject to the definition thereof) or eligibility criteria, with the Lead Borrower, (iii) consider, in the exercise of its Permitted Discretion, any additional factual information provided by the Lead Borrower relating to the determination of the Borrowing Base and (iv) promptly notify the Lead Borrower of its decision with respect to any changes proposed by the Lead Borrower. Pending a decision by the Administrative Agent to make any requested change, the initial determination of the Borrowing Base by the Administrative Agent shall continue to constitute the Borrowing Base.

“Borrowing Base Certificate” shall mean a certificate of a Responsible Officer of the Lead Borrower in form and substance satisfactory to the Administrative Agent.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York City or Toronto, Ontario, Canada a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Calculation Requirement” shall mean, on the applicable date, if Availability is less than the FCCR Test Amount.

~~“Canadian B/A Rate” shall mean with respect to each Contract Period for a B/A Equivalent Loan or Canadian Prime Loan determined pursuant to clause (b) of the definition of “Canadian Prime Rate,” the rate of interest per annum equal to the Canadian Dollar Offered Rate (“CDOR”) quoted by Refinitiv Benchmarks Services (UK) Limited (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) for the applicable period (in such case, the “CDOR Rate”) on the Interest Determination Date with a term equivalent to such Contract Period; provided further that if the Canadian B/A Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.~~

“Canadian Base Rate” shall mean, for any day, the greater of (a) the per annum rate of interest designated by Bank of America-Canada Branch from time to time as its base rate for commercial loans made by it in Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate; (b) the Federal Funds Rate for such day, plus 0.50% per annum; or (c) Term SOFR plus 1.00%; provided, that in no event shall the Canadian Base Rate be less than 1.00%. Any change in such rate shall take effect at the opening of business on the applicable Business Day.

“Canadian Base Rate Loan” shall mean a Canadian Revolving Loan that bears interest based on the Canadian Base Rate.

“Canadian Benefit Plans” shall mean all employee benefit plans, programs or arrangements of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Canadian Credit Party in respect of its Canadian employees or former employees.

“Canadian Borrower” shall have the meaning in the preamble hereto.

“Canadian Borrowing Base” shall mean at any time of calculation, solely in respect of the Canadian Credit Parties, an amount equal to the Dollar Equivalent sum of, without duplication:

(a) the Net Amount of Eligible Accounts of the Canadian Credit Parties multiplied by the advance rate of 90%, plus

(b) 85% of the NOLV Percentage of the Value of the Inventory of Canadian Credit Parties (and, to the extent that the NOLV Percentage accounts for the slow moving nature or aged status of Inventory of the Canadian Credit Parties, such slow moving nature or aged status as in existence on the date of the most recent Qualified Appraisal shall not be used as a basis to exclude Inventory from eligibility nor used as a basis for the institution of an Inventory Reserve), plus

(c) 100% of Qualified Cash of the Canadian Credit Parties, minus

(d) any Reserves established from time to time by the Administrative Agent in accordance herewith.

“Canadian Collateral” shall mean all the “Collateral” (or equivalent term, including “Hypothecated Property”) as defined in each Canadian Security Agreement and all other property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) by the Canadian Credit Parties pursuant to any Security Document (including any Additional Security Documents) or will be granted in accordance with the requirements set forth in Section 9.13.

“Canadian Credit Party” shall mean the Canadian Borrower and each Canadian Subsidiary Guarantor.

“Canadian Defined Benefit Plan” shall mean a Canadian Pension Plan which is a “registered pension plan,” as defined in subsection 248(1) of the Income Tax Act (Canada) and which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Dollars” and “C$” shall mean the lawful currency of Canada.

“Canadian Dominion Account” shall mean a special concentration account established by the Canadian Borrower at Bank of America-Canada Branch or another bank reasonably acceptable to the Administrative Agent, over which the Collateral Agent has a first priority perfected Lien (subject only to Permitted Liens) and exclusive control for withdrawal purposes pursuant to the terms and provisions of this Agreement and the other Credit Documents.

“Canadian Employee Benefits Legislation” shall mean the Pension Benefits Act (Ontario), and any Canadian federal, provincial or territorial counterparts or equivalents.

“Canadian Line Cap” shall mean an amount that is equal to the lesser of (a) the Canadian Revolving Sublimit and (b) the Aggregate Non-FILO Borrowing Base.

“Canadian Payment Account” shall mean the Canadian Dollar account and the U.S. Dollar account maintained by the Administrative Agent to which all monies from time to time deposited to a Canadian Dominion Account constituting proceeds of Canadian Collateral considered in calculating the Canadian Borrowing Base are forwarded.

“Canadian Pension Plan” shall mean each plan, program or arrangement which is required to be registered as a pension plan under any applicable pension benefits standards or tax statute or regulation in Canada (or any province or territory thereof) maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Canadian Credit Party which is in respect of its Canadian employees or former employees.

“Canadian Plan Termination Event” shall mean (a) the withdrawal of a Canadian Credit Party or any other Canadian Subsidiary from a Canadian Defined Benefit Plan, which is a “multi-employer pension plan”, as defined under applicable pension standards legislation, during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Defined Benefit Plan or the filing of an amendment with the applicable Governmental Authority which terminates a Canadian Defined Benefit Plan, in whole or in part; or (c) the institution of proceedings by any Governmental Authority to terminate a Canadian Defined Benefit Plan in whole or in part or have a replacement administrator appointed to administer a Canadian Defined Benefit Plan; or (d) any other event or condition or declaration or application which results in the termination or winding up of a Canadian Defined Benefit Plan, in whole or in part, or the appointment by any Governmental Authority of a replacement administrator to administer a Canadian Defined Benefit Plan.

“Canadian Prime Loan” shall mean a Loan to the Canadian Borrower denominated in Canadian Dollars which bears interest at a rate based upon the Canadian Prime Rate.

“Canadian Prime Rate” shall mean for any day, the greater of (a) the per annum rate of interest designated by Bank of America-Canada Branch from time to time as its prime rate for commercial loans made by it in Canada in Canadian Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate; or (b) the ~~Canadian B/A Rate~~Term CORRA for a one (1) month ~~interest period as of such day,~~term that is two (2) Business Days prior to such date plus the Term CORRA Adjustment plus 1.00% per annum; provided, that in no event shall the Canadian Prime Rate be less than 1.00%. Any change in such rate shall take effect at the opening of business on the applicable Business Day.

“Canadian Priority Payables” shall mean, at any time, with respect to the Canadian Credit Parties:

(a) the amount past due and owing by the Canadian Credit Parties, or the accrued amount for which each of the Canadian Credit Parties has an obligation to remit to a Governmental Authority or other Person pursuant to any Applicable Law in respect of (i) pension fund obligations; (ii) unemployment insurance; (iii) goods and services taxes, sales taxes, harmonized sales taxes, employee income taxes and other taxes payable or to be remitted or withheld; (iv) workers’ compensation; (v) wages, vacation pay, severance pay or amounts payable under the Wage Earner Protection Program Act (Canada); and (vi) other like charges and demands; in each case, in respect of which any Governmental Authority or other Person may claim a security interest, hypothec, prior claim, lien, trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents; and

(b) the aggregate amount of any other liabilities of the Canadian Credit Parties (i) in respect of which a trust (statutory or deemed) has been or may be imposed on any Canadian Collateral to provide for payment or (ii) which are secured by a security interest, hypothec, prior claim, pledge, lien, charge, right or claim on any Canadian Collateral, in each case, pursuant to any Applicable Law and which trust, security interest, hypothec, prior claim, pledge, lien, charge, right or claim ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents.

“Canadian Priority Payables Reserve” shall mean, on any date of determination for any Canadian Credit Party, a reserve established from time to time by the Administrative Agent in its Permitted Discretion in such amount as the Administrative Agent may determine reflects the unpaid or unremitted Canadian Priority Payables by any Canadian Credit Party, which would give rise to a Lien with priority under Applicable Law over the Lien of the Collateral Agent for the benefit of the Secured Creditors.

“Canadian Protective Advances” shall have the meaning assigned to such term in Section 2.18.

“Canadian Revolving Borrowing” shall mean a Borrowing comprised of Canadian Revolving Loans.

“Canadian Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Canadian Revolving Loans of such Lender, plus the aggregate amount of such Lender’s Swingline Exposure in respect of Swingline Loans made to the Canadian Borrower.

“Canadian Revolving Loans” shall mean advances made to or at the instructions of the Canadian Borrower pursuant to Section 2 hereof to the Canadian Borrower and may constitute Canadian Revolving Loans and Swingline Loans made to the Canadian Borrower but shall not include FILO Loans.

“Canadian Revolving Sublimit” shall mean $100,000,000.

“Canadian Security Agreement” shall mean the Canadian Security Agreement dated as of the Closing Date, by and between the Collateral Agent and each of the Canadian Credit Parties, as amended, amended and restated, supplemented or otherwise modified from time to time, and to the extent that a Canadian Credit Party has a place of business, registered office (domicile), chief executive office or tangible property in the province of Quebec, such term shall include each deed of hypothec and all related documents as may be applicable.

“Canadian Subsidiary” shall mean any Restricted Subsidiary of the Lead Borrower organized now or hereinafter under the laws of Canada or a province or territory thereof.

“Canadian Subsidiary Guarantor” shall mean each Canadian Subsidiary Guarantor party hereto on the Amendment No. 5 Effective Date and each Canadian Subsidiary established, created or acquired after the Amendment No. 5 Effective Date which becomes a party to this Agreement in accordance with the requirements of this Agreement.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with U.S. GAAP and, without duplication, the amount of Capital Expenditures incurred by such Person; provided that Capital Expenditures shall not include (i) the purchase price paid in connection with a Permitted Acquisition, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for such existing equipment being traded in at such time, (iii) expenditures made in leasehold improvements, to the extent reimbursed by the landlord, (iv) expenditures to the extent that they are actually paid for by a third party (excluding any Credit Party or any of its Restricted Subsidiaries) and for which no Credit Party or any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period) and (v) property, plant and equipment taken in settlement of accounts.

“Cash Collateralize” shall mean (a) to pledge and deposit with or deliver to the Administrative Agent for deposit into the LC Collateral Account, for the benefit of the Administrative Agent, the Issuing Banks or the Swingline Lenders (as applicable) and the Lenders, cash as collateral for or (b) to provide other credit support (including in the form of backstop letters of credit), in form and containing terms (including, to the extent not specifically set forth in this Agreement, the amount thereof) reasonably satisfactory to the Administrative Agent or the Issuing Banks, as applicable, for, in either case, the LC Exposure, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), in accordance with Section 2.13(j). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean:

(a)
Dollars, Canadian Dollars, Pounds Sterling, Euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(b)
any investment in readily marketable direct obligations of any member of the European Economic Area, Switzerland, or Japan, or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, and, at the time of acquisition thereof, having a credit rating of at least Aa3 (or the equivalent grade) by Moody’s or AA- by S&P;
(c)
any investment in general obligations of (a) any state of the United States or any political subdivision thereof or any instrumentality thereof that are guaranteed by the full faith and credit of such state or (b) Canada or any agency or instrumentality thereof that are guaranteed by the full faith and credit of Canada, and in each case, at the time of acquisition thereof, having a credit rating of at least Aa3 (or the equivalent grade) by Moody’s or AA- by S&P
(d)
any investment in the securities or any other evidence of Indebtedness or readily marketable direct obligations issued or directly and fully guaranteed or insured by (a) the United States government or any agency or instrumentality of the United States government, the U.K. government or any agency or instrumentality of the U.K. government, any constituent nation of the U.K. or any agency or instrumentality thereof, or any member of the European Union or any agency or instrumentality thereof; provided that the full faith and credit of the United States, the U.K., or such member, as the case may be, is pledged in support of those securities or (b) Canada or any agency or instrumentality thereof; provided that the full faith and credit of Canada is pledged in support of those securities, and in each case, having maturities of not more than 24 months from the date of acquisition;
(e)
investments in time deposit accounts, certificates of deposit, eurodollar deposits and money market deposits with maturities of 24 months or less, bankers’ acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case by (i) any Lender or a bank or trust company which is organized under the laws of the United States, Canada, any State, province or territory thereof or any other foreign country recognized by the United States whose long-term debt is rated “A” (or higher) from S&P or “A2” (or higher) from Moody’s (or an equivalent rating from Fitch) or (ii)

any money market fund sponsored by a registered broker dealer or mutual fund distributor;
(f)
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) through (f) above entered into with a Lender or a bank meeting the qualifications described in clause (e) above;
(g)
investments in commercial paper having one of the two highest ratings obtainable from Moody’s or S&P (or an equivalent rating from Fitch) and, in each case, maturing within 24 months after the date of acquisition;
(h)
investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by the United States or any state, commonwealth or territory of the United States or, in the case of a Canadian Subsidiary, Canada or any province or territory of Canada, or, in each case by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s (or an equivalent rating from Fitch);
(i)
overnight investments with banks rated “B” or better by Fitch;
(j)
investments in money market funds at least 95% of the assets in which constitute investments permitted under clauses (a) through (i) above; and
(k)
investments in Indebtedness or preferred stock issued by Person having a credit rating of at least A-2 (or the equivalent grade) by Moody’s or A by S&P, maturing within 24 months after the date of acquisition

“Cash Management Services” shall mean any services provided from time to time to any Borrower or any of the Lead Borrower’s Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code; provided that no Canadian Subsidiary shall be deemed to be a CFC hereunder.

“Change in Law” shall mean the occurrence, after the Amendment No. 5 Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” shall mean, at any time and for any reason whatsoever, (a) Holdings shall fail to directly or indirectly own 100% on a fully diluted basis of the Lead Borrower’s Equity Interests, (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act), other than one or more Permitted Holders, shall be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act) of Equity Interests having more, directly or indirectly, than 35% of the total voting power of all outstanding Equity Interests of Holdings in the election of directors, unless at such time the Permitted Holders are direct or indirect “beneficial owners” (as so defined) of Equity Interests of Holdings having a greater percentage of the total voting power of all outstanding Equity Interests of Holdings in the election of directors than that owned by such other “person” or “group” described above or (c) a “change of control” or similar event shall occur as provided in (I) the Senior Notes Indenture or any refinancing of the Senior Notes Indenture or (II) any Permitted Junior Debt or any other debt instrument of a Credit Party, in each case of this clause (II), with an aggregate principal amount in excess of the Threshold Amount.

“China Facility” shall mean the letter agreement dated as of January 15, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time) among Ryerson Global Trading Co., Ltd., Dongguan Van Shung Chong Steel Products Co., Ltd., Guangzhou Shenchang Metal Products Company Limited, Tianjin Van Shung Chong Metal Products Co., Ltd. and VSC Advanced Material (Kunshan) Company Limited and Bank of America, N.A. Shanghai Branch.

“China Intercreditor Agreement” shall mean the First Lien Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent and Bank of America, N.A. Shanghai Branch and Bank of America, N.A. as lenders under the China Facility.

“Class” (a) when used with respect to Lenders, shall refer to whether such Lender has a Loan, Protective Advances or Commitment with respect to the Non-FILO Facility or the FILO Facility, (b) when used with respect to Commitments, refers to whether such Commitments are Non-FILO Revolving Commitments or FILO Commitments, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Loans under the Non-FILO Facility, Loans under the FILO Facility or Protective Advances under the Non-FILO Facility or the FILO Facility.

“Closing Date” shall mean July 24, 2015.

“CME” shall mean CME Group Benchmark Administration Limited.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Co-Documentation Agents” shall mean Bank of Montreal, PNC Bank, National Association and KeyBank National Association.

“Co-Syndication Agents” shall mean BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association.

“Collateral” shall mean, collectively, the Canadian Collateral, the U.S. Collateral and all other property (whether real, personal or otherwise) with respect to which any security interests have been granted or will be granted (or purported to be granted) pursuant to any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Commercial Tort Claim” shall have the meaning assigned to such term in the applicable Security Agreement.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment, LC Commitment or Swingline Commitment, or any Extended Revolving Loan Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall mean a certificate of the Responsible Officer of the Lead Borrower substantially in the form of Exhibit G hereto, and in any case, in form and substance reasonably satisfactory to the Administrative Agent.

“Conforming Changes” shall mean, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, ~~the Canadian B/A Rate~~Term CORRA or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “U.S. Base Rate”, “Canadian Base Rate”, “Canadian Prime Rate”, “SOFR”, “Term SOFR”, “~~Canadian B/A Rate”, “Interest Period” and “Contract~~Term CORRA” and “Interest Period” (and, in each case, the definitions of any component thereof), timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Lead Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Credit Document).

“Consolidated” shall mean the consolidation in accordance with U.S. GAAP of the accounts or other items as to which such term applies.

“Consolidated Adjusted Net Earnings” shall mean with respect to any fiscal period, the net income (or loss) for such fiscal period attributable to the Borrowers and their Restricted Subsidiaries, all as reflected on the Section 9.01 Financials, but excluding (without duplication and to the extent otherwise included in such net income (or loss)): (i) any gain or loss arising from the sale of fixed assets; (ii) any gain arising from any write-up (or loss arising from any write-down) of fixed assets, Investments or general intangibles during such period; (iii) net earnings of a Joint Venture or any other entity in which a Borrower or a Restricted Subsidiary has an ownership interest except to the extent actually distributed to the Borrowers or their Subsidiaries in cash; (iv) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of Distributions in cash to a Borrower or its Restricted Subsidiary; (v) the earnings of any Person to which any assets of a Borrower or its Restricted Subsidiary shall have been sold, transferred or disposed of, or into which a Borrower or its Restricted Subsidiary shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (vi) any gain arising from the acquisition of any securities of a Borrower or its Restricted Subsidiary; (vii) any non-cash gain or non-cash loss arising from extraordinary or non-recurring items net of any Taxes (without duplication); and (viii) public company costs, merger and proxy related expenses, workers compensation reserve adjustments, legal settlements and other historical costs associated with closed facilities.

“Consolidated EBITDA” shall mean for any fiscal period of the Borrowers and their Restricted Subsidiaries, on a Consolidated basis (without duplication), an amount equal to the sum for such fiscal period of (i) Consolidated Adjusted Net Earnings, plus (ii) provision for taxes based on or determined by reference to income, plus (iii) Consolidated Interest Expense, plus (iv) depreciation, amortization and other non-cash charges (other than any such other non-cash charges that represent an accrual or reserve for potential cash items in any future period), plus (v) cash distributions received by Borrowers or their Restricted Subsidiaries from a Joint Venture or any other entity in which a Borrower has an ownership interest in excess of the net income of such entity otherwise included in Consolidated Adjusted Net Earnings, plus (vi) [reserved], plus (vii) [reserved], plus or minus (viii) LIFO expense or income; in the case of each of clauses (ii) through (vii) and the following clauses (ix) through (xiii) to the extent deducted (and not added back) in calculating Consolidated Adjusted Net Earnings and in the case of clause (viii) to the extent any such expense is deducted (and not added back) or income is included, in each case in Consolidated Adjusted Net Earnings, plus (ix) any up-front fees, transaction costs, commissions, expenses, premiums or charges related to any equity offering, permitted investment, acquisition, disposal or incurrence, repayment, amendment or modification of Indebtedness permitted by this Agreement (whether or not successful) and any nonrecurring merger, amalgamation or business acquisition transaction costs incurred during such period (in each case whether or not successful), plus (x) cash restructuring charges or reserves and business optimization expenses, including any restructuring costs and integration costs incurred in connection with Permitted Acquisitions after the Closing Date, costs related to the opening and closure and/or consolidation of facilities, retention charges, contract termination costs, retention, recruiting, relocation, severance and signing bonuses and expenses, transaction fees and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or any other costs incurred in connection with any of the foregoing; provided that the aggregate amount of add backs made pursuant to this clause (x) for any period of four consecutive fiscal quarters, when added to the aggregate amount of add backs made pursuant to clause (xi) below for such period of four consecutive fiscal quarters, shall not exceed an amount equal to 15% of Consolidated EBITDA for such period of four consecutive fiscal quarters (without giving effect to any adjustments pursuant to this clause (x) or clause (xi) below), plus (xi) the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Lead Borrower in good faith to be realized during such period (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with any acquisition or disposition or operational change by the Lead Borrower or any Restricted Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A) a duly completed certificate signed by a Responsible Officer of the Lead Borrower shall be delivered to the Administrative Agent with the Compliance Certificate required to be delivered pursuant to Section 9.01(e), certifying that (x) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably expected and factually supportable in the good faith judgment of the Lead Borrower, and (y) such actions are to be taken within 18 months after the consummation of the acquisition, disposition, restructuring or the implementation of an initiative, which is expected to result in such cost savings, expense reductions, other operating improvements or synergies, (B) no cost savings, operating expense reductions, other operating improvements and synergies shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) to the extent that any cost savings, operating expense reductions, other operating improvements and synergies are not associated with any other specified transaction, all steps shall have been taken for realizing such savings, (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xi) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and (E) the aggregate amount of add-backs made pursuant to this clause (ix) for any period of four consecutive fiscal quarters, when added to the aggregate amount of add backs made pursuant to clause (x) above for such period of four consecutive fiscal quarters, shall not exceed an amount equal to 15% of Consolidated EBITDA for such period of four consecutive fiscal quarters (without giving effect to any adjustments pursuant to this clause (ix) or clause (vii) above), plus (xii) to the extent covered by insurance and actually reimbursed or otherwise paid, or, so long as the Lead Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed or otherwise paid by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed or otherwise paid within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed or otherwise paid within such 365 days), expenses with respect to liability or casualty events and expenses or losses relating to business interruption plus (xiii) expenses to the extent covered by contractual indemnification or refunding provisions in favor of the Lead Borrower or a Restricted Subsidiary and actually paid or refunded, or, so long as the Lead Borrower has made a determination that there exists reasonable evidence that such amount will in fact be paid or refunded by the indemnifying party or other obligor and only to the extent that such amount is

(A) not denied by the applicable indemnifying party or obligor in writing within 90 days and (B) in fact reimbursed within 180 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 180 days).

“Consolidated Fixed Charge Coverage Ratio” shall mean for any period of the Borrowers and their Restricted Subsidiaries, on a Consolidated basis, the ratio of (i) Consolidated EBITDA for such period minus Unfinanced Capital Expenditures paid in cash during such period to (ii) (without duplication of any items subtracted from Consolidated EBITDA in clause (i) of this definition) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” shall mean, for any fiscal period of the Borrowers and their Restricted Subsidiaries, on a Consolidated basis, the sum of the Borrowers’ and their Restricted Subsidiaries’ (i) cash interest expense in respect of their Funded Debt, plus (ii) scheduled payments of principal on their Funded Debt paid during such period (excluding the Loans), plus (iii) cash income taxes paid plus (iv) (a) solely for purposes of calculating the Fixed Charge Coverage Ratio for purposes of determining compliance with the financial covenant set forth in Section 10.11, Distributions made in reliance on Section 10.03(xv) (and no other Distributions) and (b) for all other purposes under this Agreement, Distributions made in reliance on either Section 10.03(xiii) or Section 10.03(xv).

“Consolidated Indebtedness” shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the Borrowers and their Restricted Subsidiaries (on a consolidated basis) as would be required to be reflected as debt on the liability side of a consolidated balance sheet of the Borrowers and their Restricted Subsidiaries in accordance with U.S. GAAP, (ii) all Indebtedness of the Borrowers and their Restricted Subsidiaries of the type described in clause (i)(A) of the definition of “Indebtedness” and (iii) all Contingent Obligations of the Borrowers and their Restricted Subsidiaries in respect of Indebtedness of any third Person of the type referred to in the preceding clauses (i) and (ii); provided that Consolidated Indebtedness shall not include (x) Indebtedness in respect of any Senior Notes or refinancing of any Senior Notes that have been defeased or satisfied and discharged in accordance with the Senior Notes Indentures or any refinancing of the Senior Notes Indentures and (y) Indebtedness in respect of any Permitted Junior Notes that have been defeased or satisfied and discharged in accordance with the applicable indenture or with respect to which the required deposit has been made in connection with a call for repurchase or redemption to occur within the time period set forth in the applicable indenture, in each case to the extent such transactions are permitted by Section 10.07.

“Consolidated Interest Expense” shall mean for any period, the total interest expense of the Borrowers and their Restricted Subsidiaries during such period, determined on a Consolidated basis in accordance with U.S. GAAP.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with U.S. GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Lead Borrower and the Restricted Subsidiaries at such date.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any such obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

~~“Contract Period” shall mean the term of any B/A Equivalent Loan which shall be of one, two or three months, as selected by the Canadian Borrower in accordance with Section 2.03 or Section 2.08, (i) initially, commencing on the date of such B/A Equivalent Loan and (ii) thereafter, commencing on the day on which the immediately preceding Contract Period expires; provided that (a) if a Contract Period would otherwise expire on a day that is not a Business Day, such Contract Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Contract Period shall expire on the immediately preceding Business Day; (b) any Contract Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Contract Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Contract Period with respect to any portion of the Canadian Revolving Loans shall extend beyond the Maturity Date.~~

“CORRA” shall mean the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Credit Documents” shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document, the Intercreditor Agreement, the China Intercreditor Agreement, any Additional Intercreditor Agreement, each Incremental Revolving Commitment Agreement and each Extension Amendment.

“Credit Event” shall mean the making of any Loan.

“Credit Extension” shall mean, as the context may require, (i) a Credit Event or (ii) an LC Credit Extension; provided that “Credit Extensions” shall not include conversions and continuations of outstanding Loans.

“Credit Parties” shall mean the U.S. Credit Parties, the Canadian Credit Parties and each other Subsidiary which becomes a Subsidiary Guarantor pursuant to the proviso to the definition of “Excluded Subsidiary”.

“Credit Party Guaranty” shall mean the guaranty of each Credit Party pursuant to Section 14.

“CWA” shall mean the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(f).

“Defaulting Lender” shall mean any Lender that (a) has failed to perform any funding obligations hereunder, or that has failed to pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) and, in each case, such failure is not cured within three Business Days unless such Lender notifies the Administrative Agent and Lead Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied; (b) has notified the Administrative Agent or the Lead Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to the effect that it does not intend to comply with its funding obligations hereunder or under any other credit facility unless such Lender notifies the Administrative Agent and the Lead Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied; (c) has failed, within three Business Days following request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that such Lender will comply with its funding obligations hereunder; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Lead Borrower; or (d) has, or has a direct or indirect parent company that has, become the subject of an insolvency proceeding or taken any action in furtherance thereof or become the subject of a Bail-In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of any equity interest in such Lender or parent company.

“Deposit Account Control Agreement” shall mean a Deposit Account control agreement to be executed by each institution maintaining a Deposit Account (other than an Excluded Deposit Account) for a Borrower or any other Canadian Credit Party, in each case as required by and in accordance with the terms of Section 9.17 and in form and substance reasonably satisfactory to the Collateral Agent.

“Designated Jurisdiction” shall mean any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Lead Borrower or one of the Restricted Subsidiaries in connection with a sale of assets that is so designated as Designated Non-Cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Dilution Percentage” shall mean, at any time:

(a) with respect to any U.S. Credit Party, an amount (expressed as a percentage) equal to (i) the sum (without duplication) of all deductions, credit memos, returns, adjustments, allowances, bad-debt write-offs and other non-cash credits which are recorded (or should be recorded in the reasonable determination of the Administrative Agent) by all U.S. Credit Parties to reduce their accounts receivable, divided by (ii) the sum of aggregate gross billings of all U.S. Credit Parties, in each case for the 12 fiscal months of the Lead Borrower then most recently ended as shown in the monthly Borrowing Base Certificate most recently delivered pursuant to Section 9.17; and

(b) with respect to the Canadian Borrower, an amount (expressed as a percentage) equal to (i) the sum (without duplication) of all deductions, credit memos, returns, adjustments, allowances, bad-debt write-offs and other non-cash credits which are recorded (or should be recorded in the reasonable determination of the Administrative Agent) by any Canadian Credit Party to reduce its accounts receivable, divided by (ii) the aggregate gross billings of any Canadian Credit Party, in each case for the 12 fiscal months of the Lead Borrower then most recently ended as shown in the monthly Borrowing Base Certificate most recently delivered pursuant to Section 9.17.

“Dilution Reserve” of any U.S. Credit Parties together, or any Canadian Credit Parties together, at any time shall mean an amount equal to the product of (a) the positive result, if any, of the Dilution Percentage for any U.S. Credit Parties together, or any Canadian Credit Parties together, as applicable, at such time minus 2.5% multiplied by (b) the Eligible Accounts of any U.S. Credit Parties together, or any Canadian Credit Parties together, as applicable, at such time.

“Distribution” shall mean, in respect of any entity, (i) any direct or indirect payment of any Dividends on Equity Interests of the entity (except distributions in such Equity Interests); (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests; and (iii) any other direct or indirect distribution, advance or repayment of Indebtedness to a holder of Equity Interests.

“Distribution Conditions” shall mean as to any relevant action contemplated in this Agreement, (i) no Event of Default has then occurred and is continuing or would result from any action and (ii) either (a) Availability on a Pro Forma Basis immediately after giving effect to such action would be at least the greater of (x) 20.0% of the Line Cap and (y) $100,000,000 and over the 30 consecutive days prior to consummation of such action, Average Availability was no less than the greater of (x) 20.0% of the Line Cap and (y) $100,000,000, also on a Pro Forma Basis for such action or (b)(1) Availability on a Pro Forma Basis immediately after giving effect to such action would be at least the greater of (x) 15% of the Line Cap and (y) $75,000,000 and over the 30 consecutive days prior to consummation of such action, Average Availability was no less than the greater of (x) 15% of the Line Cap and (y) $75,000,000, also on a Pro Forma Basis for such action and (2) the Consolidated Fixed Charge Coverage Ratio would be at least 1.0 to 1.0 on a Pro Forma Basis for such action.

“Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes.

“Dividing Person” shall have the meaning assigned to it in the definition of “Division.”

“Division” shall mean the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” shall mean any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Canadian Dollars.

“Domestic In-Transit Inventory” shall mean Inventory that has been purchased by a Credit Party and that is in-transit to or from (a) in the case of a U.S. Credit Party, (i) a Vendor from a location within the continental United States to a U.S. Credit Party or a location designated by a U.S. Credit Party that is in the continental United States or (ii) between two facilities operated by any U.S. Credit Party in the continental United States and (b) in the case of a Canadian Credit Party, (i) a Vendor from a location within Canada to any Canadian Credit Party or a location designated by any Canadian Credit Party that is in Canada or (ii) between two facilities operated by any Canadian Credit Party in Canada.

“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Dominion Account” shall mean, collectively, the U.S. Dominion Account and the Canadian Dominion Account.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” shall mean, as to any Revolving Loans, the effective yield on such Revolving Loans as determined by the Administrative Agent and the Lead Borrower in good faith, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the Weighted Average Life to Maturity of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any ticking, arrangement, underwriting, structuring, commitment or similar fees (regardless of whether paid in whole or in part to any lenders) and other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders. Each mutual determination of the “Effective Yield” by the Administrative Agent and the Lead Borrower shall be conclusive and binding on all Lenders absent manifest error.

“Eligible Account” shall mean at any date of determination thereof (a) with respect to any U.S. Credit Party, the aggregate value (determined on a basis consistent with U.S. GAAP and the Lead Borrower’s current and historical accounting practices) of all Qualified Accounts of such U.S. Credit Party at such date; and (b) with respect to any Canadian Credit Party, the aggregate value (determined on a basis consistent with U.S. GAAP and the Lead

Borrower’s current and historical accounting practices) of all Qualified Accounts of such Canadian Credit Party at such date, in each case adjusted on any date of determination to exclude, without duplication, the amount of Ineligible Accounts of such U.S. Credit Party or such Canadian Credit Party (as applicable) (calculated in accordance with the definition of “Ineligible Accounts” herein or in the revised definition of “Ineligible Accounts” then most recently furnished to the Lead Borrower by the Administrative Agent in writing).

“Eligible In-Transit Inventory” shall mean, on any date, In-Transit Inventory that meets the requirements of clause (a)(i) (solely to the extent that a Credit Party has right of title to such Inventory), (a)(ii), (b)(i) (solely to the extent that a Credit Party has right of title to such Inventory) or (b)(ii) of the definition of “Domestic In-Transit Inventory.”

“Eligible Inventory” shall mean, at any date of determination thereof, an amount equal to:

(a) with respect to any U.S. Credit Party, the aggregate Value (as reflected on the perpetual inventory system of the applicable U.S. Credit Party) at such date of all Qualified Inventory owned by such U.S. Credit Party and located in any jurisdiction in the United States in which the Lien on such Qualified Inventory granted to the Administrative Agent would be perfected by appropriate UCC financing statements that have been filed (or delivered to the Administrative Agent for filing pursuant to Section 6.09 or 9.12) naming such U.S. Credit Party as “debtor” and the Collateral Agent, for the benefit of the Secured Creditors as “secured party”; and

(b) with respect to the Canadian Credit Parties, the aggregate Value (as reflected on the perpetual inventory system of the Canadian Borrower and, if applicable, the Canadian Subsidiary Guarantors) at such date of all Qualified Inventory owned by the Canadian Credit Parties and located in any jurisdiction in Canada as to which Qualified Inventory appropriate personal property security filings or registrations have been made (or delivered to the Administrative Agent for filing pursuant to Section 6.09 or 9.12), in favor of the Collateral Agent, for the benefit of the Secured Creditors;

in each case, adjusted on any date of determination to exclude, without duplication, the amount of Ineligible Inventory of the U.S. Credit Parties or the Canadian Credit Parties (as applicable) (calculated in accordance with the definition of “Ineligible Inventory” herein or in the revised definition of “Ineligible Inventory” then most recently furnished to the Lead Borrower by the Administrative Agent in writing).

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) (other than a natural person) but in any event excluding Holdings, each Borrower and their respective Subsidiaries and Affiliates.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and sub-surface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claim” shall mean any claim, notice, demand, order, action, suit or proceeding alleging actual or potential liability for investigation, Response or corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from or arising out of (i) the presence, Release or threatened Release of Hazardous Material at any Property or (ii) any violation of Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health (to the extent related to Hazardous Material) or the Environment.

“Environmental Laws” shall mean the common law and all federal, state, provincial, territorial, local and foreign laws, rules, regulations, codes, ordinances, orders, judgments and consent decrees, now or hereafter in effect, that relate to the protection or pollution of the Environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the use, recycling, manufacture, distribution, handling, storage, treatment, transport, Release or threat of Release of Hazardous Materials, whether now or hereafter in effect, including the CERCLA, the RCRA and the CWA.

“Equipment” shall mean all “equipment,” as such term is defined in the UCC (or, as applicable, the PPSA), wherever located, in which any Person now or hereafter has rights.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company or unlimited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context indicates otherwise, the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the Closing Date and any successor Section thereof.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Lead Borrower or a Restricted Subsidiary would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code and, solely with respect to Section 412 of the Code, Sections 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan, (b) a complete or partial withdrawal by any Borrower, or by any Person for which any Borrower may have any direct or indirect liability from a Plan, or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Borrower, or by any Person for which any Borrower may have any direct or indirect liability from a Multiemployer Plan, the receipt by any Borrower, or by any Person for which any Borrower may have any direct or indirect liability of any notice concerning the imposition of withdrawal liability (as defined in Part 1 of Subtitle E of Title N of ERISA) or notification that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization or endangered or critical status, (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a

Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan (provided that, with respect to any such Multiemployer Plan, the Borrower, or any Person for which any Borrower may have any direct or indirect liability has received written notice of such action or proceeding), (e) the occurrence of an event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived, (g) the failure to make by its due date a required contribution under Section 412(m) of the Code (or Section 430(j) of the Code, as amended by the Pension Protection Act of 2006) with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan, (h) the filing pursuant to Section 412 of the Code of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (i) a determination that any Plan is in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to the Borrowers or any Subsidiary or (k) the incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any Person for which any Borrower may have a direct or indirect obligation to pay such liability, or any other extraordinary event or condition with respect to a Plan or Multiemployer Plan which could reasonably be expected to result in a Lien or acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of any such plan.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 11.

“Excluded Collateral” shall mean, with respect to (i) a U.S. Credit Party, the meaning provided in the U.S. Security Agreement and (ii) a Canadian Credit Party, all assets specifically described in a Canadian Security Agreement as being excluded from the grant of security.

“Excluded Deposit Account” shall mean a Deposit Account (i) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) which is used for the sole purpose of paying or remitting taxes, including sales taxes, (iii) which is used solely as an escrow account or as a fiduciary or trust account for the exclusive benefit of third parties, (iv) is a zero balance Deposit Account, (v) which, individually or together with any other Deposit Accounts that are Excluded Deposit Accounts pursuant to this clause (v), has an average daily balance for any fiscal month of less than $1,000,000 (or the Dollar Equivalent), (vi) which is used solely to hold segregated deposits in respect of Permitted Liens pursuant to clauses (xii), (xiv), (xv), (xvi), (xxii), (xxviii), (xxxi), (xxxiv), (xxxvi), (xxxviii), (xxxix) and (xl) of Section 10.01 hereof or (vii) located outside of the United States or Canada.

“Excluded Subsidiary” shall mean any Subsidiary of the Lead Borrower that is (a) a Foreign Subsidiary (other than a Canadian Subsidiary), (b) an Unrestricted Subsidiary, (c) (x) a FSHCO or (y) a Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (d) not a Wholly-Owned Subsidiary of the Lead Borrower or one or more of its Wholly-Owned Restricted Subsidiaries, (e) an Immaterial Subsidiary, (f) established or created pursuant to Section 10.05(xi) and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (g) prohibited by applicable law, rule or regulation from guaranteeing the Obligations, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee, in each case, unless, such consent, approval, license or authorization has been received, (but without obligation to seek the same), (h) prohibited from guaranteeing the Obligations by any contractual obligation in existence (x) on the Closing Date or (y) at the time of the acquisition of such Subsidiary after the Closing Date (to the extent such prohibition was not entered into in contemplation of such acquisition), (i) a not-for-profit Subsidiary, a captive insurance company or special purpose entity (j) RdM Holdings LLC and (g) any other Subsidiary (other than the Canadian Subsidiaries) with respect to which the Lead Borrower and the Administrative Agent reasonably agree in writing that the cost or other consequences of guaranteeing the Obligations (including any adverse tax consequences) shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that, notwithstanding the above, (x) the Lead Borrower may designate any Wholly-Owned Restricted Subsidiary that would otherwise constitute an “Excluded Subsidiary” hereunder as a “Subsidiary Guarantor” and cause such Subsidiary to execute a joinder agreement to this Agreement as a “Subsidiary Guarantor” (and from and after the execution of this Agreement, such Subsidiary shall no longer constitute an “Excluded Subsidiary” unless released from its obligations under the Credit Agreement as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof; provided that such Restricted Subsidiary shall not be released solely on the basis that it was not required to become a Guarantor) so long as the Administrative Agent has consented to such designation; provided that such Subsidiary shall take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to grant a perfected first priority lien on substantially all of its assets to the Collateral Agent for the benefit of the Secured Creditors regardless of whether such Subsidiary is organized in a jurisdiction other than the United States (notwithstanding anything to the contrary in this Agreement or in the other Credit Documents), pursuant to arrangements reasonably agreed between the Administrative Agent and the Lead Borrower and subject to customary limitations in such jurisdiction to be reasonably agreed to between the Administrative Agent and the Lead Borrower and in the case of any Foreign Subsidiary, the jurisdiction of such Subsidiary shall be reasonably acceptable to the Administrative Agent, taking into account the availability and enforceability of guarantees and collateral pledges in such jurisdictions and (y) if a Subsidiary serves as an issuer or guarantor under (I) the Senior Notes or any Indebtedness refinancing of the Senior Notes or (II) Permitted Junior Debt or any other Indebtedness incurred by any Borrower or any Subsidiary Guarantor, in each case of this clause (II), with a principal amount in excess of the Threshold Amount, then it shall not constitute an “Excluded Subsidiary.”

“Excluded Swap Obligation” shall mean, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 14.10 hereof and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) any Taxes imposed on (or measured by) such recipient’s net income, and franchise Taxes imposed on it in lieu of income Taxes imposed by a jurisdiction as a result of such recipient being organized or having its principal office or applicable lending office in such jurisdiction or as a result of any other present or former connection between such recipient and such jurisdiction (other than a connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document), (b) any branch profits Taxes under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) solely with respect to a Loan made to a U.S. Borrower, in the case of a Lender (other than an assignee pursuant to a request by the Lead Borrower under Section 3.04), any U.S. federal withholding Taxes imposed on amounts payable to such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect at the time such Lender (1) acquires such interest in the applicable Commitment or, (2) to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from a Credit Party with respect to such U.S. federal withholding tax pursuant to Section 5.01, (d) any withholding Tax that is attributable to a Lender’s failure to comply with Section 5.01(b) or Section 5.01(c), (e) any withholding Taxes imposed under FATCA, (f) any U.S. federal backup withholding Taxes imposed pursuant to Section 3406 of the Code, and (g) solely with respect to a Loan made to the Canadian Borrower, (i) any Canadian Taxes as a result of such Lender not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a Canadian Credit Party, and (ii) solely with respect to a Loan made to the Canadian Borrower, any Canadian Taxes as a result of such Lender being a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of a Canadian Credit Party or not dealing at arm’s length with such specified shareholder of a Canadian Credit Party, other than, in the case of subclauses (i) or (ii) above, where the non-arm’s length relationship arises, or where the Lender is a specified shareholder of a Canadian Credit Party or not dealing at arm’s length with such a specified shareholder by virtue of it having become a party to, received or perfected a security interest under or enforced any rights under, any Credit Document.

“Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of April 3, 2013 (as further amended, amended and restated, supplemented or otherwise modified from time to time), among the Lead Borrower, certain subsidiaries and affiliates of the Lead Borrower, as borrowers, certain lenders party thereto, Bank of America, N.A., as the Administrative Agent (as amended, restated or otherwise modified from time to time prior to the Closing Date) and the other parties thereto.

“Existing Indebtedness” shall have the meaning provided in Section 10.04(vii).

“Existing Revolving Loans” shall have the meaning assigned to such term in Section 2.19.

“Extended Revolving Loans” shall have the meaning assigned to such term in Section 2.19.

“Extended Revolving Loan Commitments” shall mean one or more commitments hereunder to convert Existing Revolving Loans to Extended Revolving Loans of a given Extension Series pursuant to an Extension Amendment.

“Extending Lender” shall have the meaning provided in Section 2.19.

“Extension Amendment” shall have the meaning provided in Section 2.19.

“Extension Election” shall have the meaning provided in Section 2.19.

“Extension Request” shall have the meaning provided in Section 2.19.

“Extension Series” shall have the meaning provided in Section 2.19.

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreements implementing the foregoing.

“FCCR Test Amount” shall have the meaning provided in Section 10.11(a).

“FCPA” shall have the meaning provided in Section 8.15(c).

“Federal Funds Rate” shall mean, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 2.05.

“FILO Amendment” shall have the meaning given in Section 2.20(c).

“FILO Borrowing” shall mean a Borrowing comprised of FILO Loans.

“FILO Borrowing Base” shall mean at any time of calculation an amount equal to the sum of, without duplication:

(a) the Net Amount of Eligible Accounts of the Borrowers multiplied by the advance rate of up to 5.00%, plus

(b) up to 10.00% of the NOLV Percentage Value of the Inventory of the Borrowers (and, to the extent that the NOLV Percentage accounts for the slow moving nature or aged status of Inventory of a Borrower, such slow moving nature or aged status as in existence on the date of the most recent Qualified Appraisal shall not be used as a basis to exclude Inventory from eligibility nor used as a basis for the institution of an Inventory Reserve), minus

(c) any Reserves established from time to time by the Administrative Agent in accordance herewith.

“FILO Commitment” shall mean the commitment, if any, of the FILO Lenders to make FILO Loans hereunder up to the FILO Line Cap.

“FILO Exchange Offer” shall have the meaning given in Section 2.20(a).

“FILO Exposure” shall mean, with respect to any FILO Lender at any time, the aggregate principal amount at such time of all outstanding FILO Loans of such Lender.

“FILO Facility” shall mean the FILO Commitment and the FILO Loans thereunder.

“FILO Lender” shall mean any Lender that accepts a FILO Exchange Offer pursuant to Section 2.20 and has a resulting FILO Commitment.

“FILO Line Cap” shall mean an amount equal to the lesser of (a) the aggregate FILO Commitments and (b) the FILO Borrowing Base.

“FILO Loans” shall mean advances made to or at the instructions of the Lead Borrower pursuant to Section 2 hereof under the FILO Facility.

“Financed Capital Expenditures” shall mean Capital Expenditures that are (i) funded with the proceeds of Indebtedness permitted by Section 10.04(iii), (ii) any additions to property and equipment and other capital expenditures made with the proceeds of any equity securities issued or capital contributions received by any Credit Party, (iii) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (A) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired, or (B) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or substituted, (iv) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (v) the purchase or improvement of property, plant or equipment to the extent paid for with the proceeds of dispositions permitted by Section 10.02 that are not required to be applied to prepay the Obligations or the Senior Notes (or any refinancing in respect thereof), (vi) expenditures that are accounted for as capital expenditures by Holdings or any Subsidiary and that actually are paid for by a Person other than Holdings or any Subsidiary to the extent neither Holdings nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vii) any expenditures which are contractually required to be, and are, advanced or reimbursed to the Credit Parties in cash by a third party (including landlords) during such period of calculation, (viii) the book value of any asset owned by Holdings or any Subsidiary prior to or during such period to the extent that such book value is included as a Capital Expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (A) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (B) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (ix) expenditures that constitute Investments constituting a business acquisition otherwise permitted hereunder or (x) that portion of interest on Indebtedness incurred for Capital Expenditures which is paid in cash and capitalized in accordance with U.S. GAAP.

“Finance Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the notes thereto) in accordance with Accounting Standards Codification 842, Leases, (ASC 842) under GAAP; provided that no obligation will be deemed a “Finance Lease Obligation” for any purpose under this Agreement if such obligation is classified as an Operating Lease as defined under ASC 842.

“Fitch” shall mean Fitch, Inc.

“Foreign In-Transit Inventory” shall mean Inventory of a Credit Party that is in-transit from a Vendor of such Credit Party from a location outside the continental United States (in the case of a U.S. Credit Party) or Canada (in the case of a Canadian Credit Party) to such Credit Party or a location designated by such Credit Party that is in the continental United States (in the case of a U.S. Credit Party) or Canada (in the case of a Canadian Credit Party).

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States or Canada by the Lead Borrower or any one or more of the Restricted Subsidiaries primarily for the benefit of employees of the Lead Borrower or such Restricted Subsidiaries residing outside the United States or Canada, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA, the Code, or any Canadian Employee Benefits Legislation.

“Foreign Subsidiaries” shall mean each Subsidiary of the Lead Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean a Defaulting Lender’s Pro Rata Share of LC Exposure or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 2.11.

“Fronting Fee” shall have the meaning provided in Section 2.05(c).

“FSHCO” shall mean any Domestic Subsidiary with no material assets other than the capital stock (including, for the avoidance of doubt, any instrument treated as stock for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

“Funded Debt” shall mean collectively but without duplication (a) the aggregate principal amount of Indebtedness (including Subordinated Debt) which would, in accordance with U.S. GAAP, be classified as long-term debt, together with the current maturities thereof and the face amount of all outstanding letters of credit; (b) all Indebtedness outstanding under any revolving credit, line of credit or renewals thereof, notwithstanding that any such Indebtedness is created within one (1) year of the expiration of such agreement; and (c) all Finance Lease Obligations.

“Governmental Authority” shall mean any federal, state, provincial, territorial, municipal, national, foreign or other governmental department, commission, board, bureau, legislative, administrative or regulatory body, court, agency or instrumentality or political subdivision thereof, in each case whether associated with the United States, Canada, any other nation or, in each case, any state, province, district or territory or other political subdivision thereof.

“Guaranteed Creditors” shall mean and include (x) each of the Administrative Agent, the Collateral Agent and the Lenders and (y) the Administrative Agent, any Lender and any Affiliate or branch of the Administrative Agent or any Lender (even if the Administrative Agent or such Lender subsequently ceases to be the Administrative Agent or a Lender under this Agreement for any reason) so long as the Administrative Agent, such Lender or such Affiliate served such purposes at the time of entry into a particular Secured Bank Product Obligation and their subsequent assigns, if any, whether now in existence or hereafter arising.

“Guarantor” shall mean Holdings, each Borrower (other than with respect to its own Obligations) and each Subsidiary Guarantor.

“Guaranty” shall mean and include each of the Credit Party Guaranty and any additional guaranty entered into pursuant to Section 9.12.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos or asbestos-containing materials, mold, polychlorinated biphenyls, polyfluoroalkyl and perfluoroalkyl substances and radon gas and (b) any other chemicals, materials, substances, wastes, pollutants, contaminants, compounds or constituents in any form regulated, or which can give rise to liability, under any Environmental Law.

“Holdings” shall have the meaning provided in the preamble.

“Identified Contingent Liabilities” shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guarantees, uninsured risks and other contingent liabilities of Holdings and its Subsidiaries taken as a whole after giving effect to the Transaction (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities).

“Immaterial Subsidiary” shall mean any Restricted Subsidiary of Lead Borrower that (i) has Consolidated Total Assets together with all other Immaterial Subsidiaries (as determined in accordance with U.S. GAAP) of less than 5.0% of Consolidated Total Assets measured at the end of the most recent fiscal period for which internal financial statements are available and on a pro forma basis giving effect to any acquisitions or dispositions of companies, division or lines of business since such balance sheet date and on or prior to the date of acquisition of such Subsidiary or (ii) has revenues together with all other Immaterial Subsidiaries (as determined in accordance with U.S. GAAP) for the period of four consecutive fiscal quarters ending on such date of less than 5.0% of the combined revenues of Lead Borrower and its Restricted Subsidiaries for such period (measured for the four quarters ended most recently for which internal financial statements are available and on a pro forma basis giving effect to any acquisitions or dispositions of companies, division or lines of business since the start of such four quarter reference period).

“Incremental Revolving Commitment Agreement” shall have the meaning provided in Section 2.15(d).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person (A) for borrowed money or (B) for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of (x) the aggregate unpaid amount of Indebtedness secured by such Lien and (y) the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Finance Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations under any Swap Contracts and any Bank Product Debt or under any similar type of agreement and (vii) all Off-Balance Sheet Liabilities of such Person. Notwithstanding the foregoing, Indebtedness shall not include (a) trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person, (b) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement, or (c) earn-outs and contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment has become fixed, due and payable for more than 10 Business Days without being paid and is required by U.S. GAAP to be reflected as a liability on the consolidated balance sheet of Holdings, the Lead Borrower and any Restricted Subsidiary.

“Indemnified Liabilities” shall have the meaning provided in Section 13.01(a).

“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Indemnified Taxes” shall mean all Taxes other than (i) Excluded Taxes and (ii) Other Taxes.

“Ineligible Accounts” shall mean, with respect to the U.S. Credit Parties or the Canadian Credit Parties, as applicable, at any date of determination, an amount equal to the aggregate value of all Qualified Accounts of the U.S. Credit Parties or the Canadian Credit Parties, as applicable, described in one or more of the following clauses, without duplication:

(a) Qualified Accounts to which the U.S. Credit Parties or the Canadian Credit Parties, as applicable, do not have sole and absolute title (excluding Qualified Accounts that are subject (and solely after becoming subject) to a Permitted Receivables Transaction); or

(b) Qualified Accounts that arise out of a sale made by the U.S. Credit Parties or the Canadian Credit Parties, as applicable, to an employee, officer, director or Affiliate of the U.S. Credit Parties or the Canadian Credit Parties, as applicable; or

(c) Qualified Accounts in respect of which the Account Debtor (i) is a creditor of the U.S. Credit Parties or the Canadian Credit Parties, as applicable, (ii) has or has asserted a right of setoff against the U.S. Credit Parties or the Canadian Credit Parties, as applicable, including co-op advertising (unless such Account Debtor has entered into a written agreement reasonably acceptable to the Administrative Agent to waive such setoff rights) or (iii) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to such Qualified Accounts or any other Qualified Accounts which has not been resolved, in each case to the extent of the amount owed by the U.S. Credit Parties or the Canadian Credit Parties, as applicable, to the Account Debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

(d) Qualified Accounts from Account Debtors whose credit standing is not satisfactory to the Administrative Agent in its Permitted Discretion, including, without limitation, bankrupt or insolvent Account Debtors or against whom the U.S. Credit Parties or the Canadian Credit Parties, as applicable, are not able to bring suit or otherwise enforce its remedies through judicial process; or

(e) (i) in the case of Qualified Accounts of the U.S. Credit Parties, Qualified Accounts that are not payable in U.S. Dollars, or Qualified Accounts in respect of which the Account Debtor either (x) is not incorporated or organized under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province or territory thereof, (y) is located outside the United States and Canada or (z) has its principal place of business or substantially all of its assets outside the United States and Canada, other than Qualified Accounts covered (1) under a letter of credit or bankers’ acceptance on terms acceptable to the Administrative Agent or (2) by credit insurance in form, substance, and amount, and by an insurer satisfactory to the Administrative Agent in its Permitted Discretion, up to, in the case of this clause (2), $2,500,000 (it being understood that no representation or certification by a Borrower as to the matters described in the foregoing clauses (y) or (z) shall be deemed to be false or misleading in any material respect so long as the relevant Borrower has exercised its customary care in making any determination as to the matters described in such clauses); or (ii) in the case of Qualified Accounts of the Canadian Credit Parties, such Qualified Account is not payable in Canadian Dollars or U.S. Dollars or the Account Debtor either (x) is not incorporated under the laws of Canada, or any province or territory thereof, or the laws of the United States, any state thereof or the District of Columbia or (y) is located outside Canada and the United States or (z) has its principal place of business (or domicile for the purposes of the Quebec Civil Code) or substantially all of its assets outside Canada and the United States, other than Qualified Accounts covered under a letter of credit or bankers’ acceptance on terms acceptable to the Administrative Agent (it being understood that no representation or certification by the Canadian Credit Parties as to the matters described in the foregoing clause (y) or (z) shall be deemed to be false or misleading in any material respect so long as the relevant Borrower has exercised its customary care in making any determination as to the matters described in such clauses); or

(f) (i) Qualified Accounts resulting from sales that are guaranteed sales, sale-and-returns, ship-and-returns or sales on approval or (ii) Qualified Accounts that are sold on terms in excess of 90 days; or

(g) Qualified Accounts in respect of goods that have not been shipped or title to which has not passed to the applicable Account Debtors (including sales on consignment), or Qualified Accounts that represent Progress-Billings or otherwise do not represent completed sales. For purposes hereof, an Account represents a “Progress-Billing” if, and to the extent that, the Account Debtor’s obligation to pay the invoice giving rise to such Account is conditioned upon such Borrower’s completion of any further performance under the contract or agreement; or

(h) Qualified Accounts that do not comply in all material respects with the requirements of all Applicable Laws including without limitation the Federal Consumer Credit Protection Act and the Federal Truth in Lending Act; or

(i) Qualified Accounts that are unpaid more than (i) 60 days from the original due date or (ii) 90 days from the original date of invoice; provided that (x) up to $20,000,000 of Qualified Accounts owing from Investment Grade Account Debtors that are unpaid no more than 120 days from the original date of invoice may be included as Eligible Accounts notwithstanding this clause (i)(ii) and (y) up to $20,000,000 of

Qualified Accounts owing from Account Debtors that are not Investment Grade Account Debtors that are unpaid no more than 120 days from the original date of invoice may be included as Eligible Accounts notwithstanding this clause (i)(ii); or

(j) Qualified Accounts that are not paid in full and for which the U.S. Credit Parties or the Canadian Credit Parties, as applicable, create new receivables for the unpaid portion of such Accounts, including without limitation chargebacks, debit memos and other adjustments for unauthorized deductions; or

(k) all Qualified Accounts with respect to a single Account Debtor if 50% or greater in aggregate value of the Qualified Accounts of such Account Debtor are ineligible other than as a result of this clause (k) (it being understood that in determining the aggregate amount of Qualified Accounts from a single Account Debtor that are unpaid more than 60 days from the due date or more than 90 days from the original date of invoice under clause (i) above, there shall be excluded the amount of any net credit balances relating to the Qualified Accounts of such Account Debtor which are more than 60 days from the due date or 90 days from the original date of invoice); or

(l) Qualified Accounts that (i) are not subject to a valid and perfected first priority Lien in favor of the Collateral Agent, subject to no other Liens other than Permitted Liens described in Sections 10.01(i), (iv)(x), (x), (xi) and (xiv) or (ii) do not otherwise conform to the representations and warranties contained in the Credit Documents relating to Accounts; or

(m) Qualified Accounts for which a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received as payment for all or any part of such Qualified Accounts, presented for payment and returned uncollected for any reason; or

(n) Qualified Accounts that have been written off the books of the U.S. Credit Parties or the Canadian Credit Parties, as applicable, or have otherwise been designated as uncollectible; or

(o) (i) Qualified Accounts that are non-trade Accounts or notes receivable, (ii) Qualified Accounts that are subject to any adverse security deposit, retainage or other similar advance made by or for the benefit of the applicable Account Debtors, (iii) Qualified Accounts that represent or relate to payments of interest, or (iv) Qualified Accounts that are subject to off-set from customer overpayments, in each case to the extent thereof; or

(p) Qualified Accounts in respect of which the Account Debtor is the United States or Canada or any department, agency or instrumentality thereof, unless (i) in the case of the U.S. Credit Parties or the Canadian Credit Parties, as applicable, holding a Qualified Account in respect of which the Account Debtor is the United States or any department, agency or instrumentality thereof, the U.S. Credit Parties or the Canadian Credit Parties, as applicable, duly assign the rights to payment of such Qualified Accounts to the applicable Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance reasonably satisfactory to the Administrative Agent or (ii) in the case of the U.S. Credit Parties or the Canadian Credit Parties, as applicable, holding a Qualified Account in respect of which the Account Debtor is Canada or any department, agency or instrumentality thereof, the provisions of the Financial Administration Act (Canada) or similar provincial or territorial legislation or municipal ordinance of similar purpose have been complied with and any other steps necessary to perfect the Lien of the Collateral Agent on such Account have been complied with to the Collateral Agent’s satisfaction; or

(q) Qualified Accounts that are subject to a cash rebate, to the extent of the amount of such cash rebate that is accrued and unpaid; or

(r) Qualified Accounts due from any Account Debtor if the aggregate value of Qualified Accounts due from such Account Debtor, plus the aggregate value of Qualified Accounts of such Account Debtor’s Affiliates (in each case, which Qualified Accounts would otherwise be Eligible Accounts), exceeds 20% of the total amount of Eligible Accounts at the time of any determination, to the extent of such excess over such limit; or

(s) such other Qualified Accounts as may be deemed ineligible by the Administrative Agent from time to time in the reasonable exercise of its Permitted Discretion;

(t) such Qualified Account is of an Account Debtor that is located in a jurisdiction requiring the filing of a notice of business activities report or similar report in order to permit such U.S. Credit Party or Canadian Credit Party, as applicable, to seek judicial enforcement in such jurisdiction of payment of such Account, unless the U.S. Credit Parties or the Canadian Credit Parties, as applicable, have qualified to do business in such jurisdiction or have filed a notice of business activities report or equivalent report for then-current year or if such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost.

“Ineligible Inventory” shall mean, with respect to the U.S. Credit Parties or the Canadian Credit Parties, as applicable, at any date of determination, an amount equal to the sum of the following, without duplication:

(a) 100% of the Value of Qualified Inventory that is not subject to a perfected first priority Lien in favor of the Collateral Agent; or

(b) 100% of the Value of Qualified Inventory that consists of maintenance spare parts, stores supplies, cleaning mixtures and lubricants, as determined in accordance with the accounting policies of the Lead Borrower to be classified as supplies; or

(c) with respect to the U.S. Credit Parties or the Canadian Credit Parties, as applicable, 50% of the Value of Slow Moving Inventory; or

(d) 100% of the Value of (i) Qualified Inventory that is not located at property that is owned or leased by such Credit Party and is not Eligible In-Transit Inventory and (ii) Qualified Inventory that is located at or in transit to or from any Third-Party Location to property that is either owned or leased by the U.S. Credit Parties or the Canadian Credit Parties, as applicable; provided that the Value of Qualified Inventory located at or in transit to or from a Third-Party Location shall not be included in calculating “Ineligible Inventory” pursuant to this clause (d) on any date of determination if such Credit Party or the Lead Borrower shall have delivered to the Administrative Agent a Landlord Lien Waiver and Access Agreement with respect to such Third-Party Location or an Inventory Reserve has been established in respect thereof; or

(e) 100% of the Value of Qualified Inventory that (i) in the case of a U.S. Credit Party, is not located in the United States or (ii) in the case of the Canadian Credit Parties, is not located in Canada; or

(f) 100% of the Value of Qualified Inventory considered non-conforming, which shall mean, on any date, all inventory classified as “non-prime,” “scrap” or other “off-spec” such as non-conforming (“NCR”), seconds or thirds, damaged, defective, discontinued, rejects, obsolete, unmerchantable, not in good condition, marked “return to vendor” or otherwise unsaleable in the ordinary course of business; or

(g) 100% of the Value of Qualified Inventory that does not otherwise conform to the representations and warranties contained in the Credit Documents; or

(h) 100% of the Value of Qualified Inventory located on the premises of joint ventures, unless (i) a joint venture agreement reasonably acceptable to the Administrative Agent has been executed and (ii) such Qualified Inventory is reasonably acceptable to the Administrative Agent; or

(i) 100% of the Value of Qualified Inventory that is subject to a negotiable document of title (as defined in the UCC or as defined or used in the PPSA, as applicable) unless such negotiable document of title has been delivered to the applicable Agent; or

(j) the Value of Qualified Inventory to the extent such Value includes tolling costs or processing costs incurred by the U.S. Credit Parties or the Canadian Credit Parties, as applicable, for processing customer-owned Inventory; or

(k) the Value of Qualified Inventory to the extent such Value includes prepaid Inventory or relates to advance payments made to vendors for merchandise not yet received; or

(1) without duplication of any calculation pursuant to clause (d) of the definition of “Inventory Valuation Reserves,” the Value of Qualified Inventory that is subject to vendor credits representing price allowances, rebates and credits that have been allocated by the U.S. Credit Parties or the Canadian Credit Parties, as applicable, to reduce Inventory costs, to the extent of such credits; or

(m) 50% of the Value of Shorts Inventory; or

(n) the Value of such other Qualified Inventory as may be deemed ineligible by the Administrative Agent from time to time in the exercise of its Permitted Discretion; or

(o) the Value of In-Transit Inventory except Eligible In-Transit Inventory.

“Instrument” shall have the meaning ascribed to the term “instrument” in Article 9 of the UCC (or, as applicable, the PPSA).

“Intellectual Property” shall have the meaning provided in Section 8.20.

“Intellectual Property Claim” shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that any Borrower’s or other Canadian Credit Party’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership or right to use any Intellectual Property of such Person.

“Intercreditor Agreement” shall mean (i) prior to the execution of the 2016 Intercreditor Agreement, that certain Intercreditor Agreement, dated as of October 10, 2012, by and among the Collateral Agent and Wells Fargo Bank, National Association, as collateral agent under the Indenture, dated as of October 10, 2012, between Ryerson Inc. and Joseph T. Ryerson & Son, Inc., as co-issuers, and Wells Fargo Bank, National Association, as trustee (as same may be amended or modified from time to time in accordance with the terms thereof) or (ii) the 2016 Intercreditor Agreement.

“Interest Determination Date” shall mean, the second Business Day (or in the case of Term SOFR Loans, the second U.S. Government Securities Business Day) prior to the commencement of any Interest Period relating to such Loan, unless market practice differs in the relevant Interbank Market for a currency, in which case the Interest Determination Date for that currency will be determined by the Administrative Agent in accordance with market practice in the relevant Interbank Market.

“Interest Period” shall mean, as to any Borrowing of a Term SOFR Loan or Term CORRA Loan, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, three, six ~~or~~(solely with respect to Term SOFR Loans) or, with respect to Term SOFR Loans, if agreed to by all Lenders, twelve months or less than one month thereafter, as the Lead Borrower may elect, or the date any Borrowing of a Term SOFR Loan or Term CORRA Loan is converted to a Borrowing of a U.S. Base Rate Loan or Canadian Base Rate Loan, as applicable, in accordance with Section 2.08 or repaid or prepaid in accordance with Section 2.07 or Section 2.09 (in the case of each requested Interest Period, subject to availability); provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business

Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interim Period” shall have the meaning assigned to such term in Section 10.11(b).

“In-Transit Inventory” shall mean Inventory of a Credit Party that is either Domestic In-Transit Inventory or Foreign In-Transit Inventory.

“Inventory” shall mean all “inventory,” as such term is defined in the UCC (or with respect to any Canadian Credit Party, the PPSA), wherever located, in which any Person now or hereafter has rights.

“Inventory Reserves” shall mean, with respect to any Credit Party, an amount equal to the sum of (i) “landlord reserves,” calculated (x) in the case of a U.S. Credit Party, as three months’ rent expense for each U.S. Credit Party’s leased facilities at which Eligible Inventory is located for which a Landlord Lien Waiver and Access Agreement has not been obtained and (y) in the case of the Canadian Borrower, as three months’ rent expense for each of the Canadian Credit Parties’ leased facilities at which Eligible Inventory is located for which a Landlord Lien Waiver and Access Agreement has not been obtained, (ii) “third party liability reserves,” calculated as any liability owed to any Outside Processor, customer, vendor or Third-Party Warehouseman holding Eligible Inventory from whom a Landlord Lien Waiver and Access Agreement has not been obtained, not to exceed, for any location, the lesser of (x) the amount owing to such Outside Processor, customer, vendor or Third-Party Warehouseman or (y) the Value of the Eligible Inventory balance at such location, (iii) in the case of the Canadian Credit Parties, any reserve which the Administrative Agent may require in its Permitted Discretion on account of the right of an unpaid supplier to repossess goods under Section 81.1 of the BIA (generally known as the “30 day goods” rule) or any other similar Applicable Law of any other applicable jurisdiction, (iv) such other reserves as may be deemed appropriate by the Administrative Agent from time to time in the exercise of its Permitted Discretion, and (v) Inventory Valuation Reserves.

“Inventory Valuation Reserves” shall mean an amount equal to the sum of the following:

(a) a purchase price variance reserve, calculated as the aggregate of the most current four months’ purchase price variance, as recorded on the Lead Borrower’s income statements’ variance reports; provided that such aggregate amount represents a favorable purchase price variance (i.e., where the Value exceeds the actual cost of such Inventory);

(b) a conversion cost reserve calculated as the amount by which (i) the sum of the most current four months’ reclass variance exceeds (ii) 5% of Value at such date of determination;

(c) a vendor discount reserve, equal to the product of (i) vendor discounts earned, expressed as a percentage of cost of sales during the most current two year period, multiplied by (ii) Value at such date of determination;

(d) a lower of cost or market reserve for Inventory that is sold, or valued by the relevant Borrower or Canadian Credit Party or as deemed appropriate by the Administrative Agent in its Permitted Discretion, for less than the actual cost to produce or acquire; provided that such a reserve shall only be imposed when the price of relevant metals (including aluminum, stainless steel and carbon) on the London Metal Exchange has dropped at least 5% since the delivery of the immediately prior Borrowing Base Certificate and shall be extinguished upon delivery of the next Borrowing Base Certificate;

(e) a reserve for estimated scrap losses related to custom plates in an amount determined in a manner consistent with the relevant Credit Party’s past accounting practices;

(f) a reserve in the amount of general ledger adjustments reflecting changes in Value of Qualified Inventory based on the results of a physical inventory to the extent such adjustments have not also been made to the applicable Credit Party’s perpetual inventory system; and

(g) such other reserves as may reasonably be deemed appropriate by the Administrative Agent in its Permitted Discretion.

“Investment Grade Account Debtor” shall mean an Account Debtor with corporate ratings of at least BBB- from S&P or Baa3 from Moody’s (or an equivalent rating from Fitch).

“Investments” shall have the meaning provided in Section 10.05.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” shall mean, as the context may require, (a) Bank of America, N.A. or any affiliate or branch of Bank of America, N.A. with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.13(i) and 2.13(k), with respect to Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

“Joint Lead Arrangers” shall mean BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association.

“Joint Venture” shall mean any Person other than an individual or a Subsidiary of the Lead Borrower (i) in which the Lead Borrower or any Restricted Subsidiary holds or acquires an ownership interest (by way of ownership of Equity Interests or other evidence of ownership) and (ii) which is engaged in a business permitted by Section 10.09.

“Junior Representative” shall mean, with respect to any series of Permitted Junior Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Permitted Junior Debt is issued, incurred or otherwise obtained and each of their successors in such capacities.

“Landlord Lien Waiver and Access Agreement” shall mean an agreement duly executed in favor of the Collateral Agent in form and content reasonably acceptable to the Collateral Agent.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Loan or Commitment hereunder as of such date of determination.

“LC Collateral Account” shall mean a collateral account in the form of a deposit account established and maintained by the Administrative Agent for the benefit of the Secured Creditors, in accordance with the provisions of Section 2.13.

“LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.13; provided that the individual commitment of each Issuing Bank to issue Letters of Credit shall be set forth on Schedule 2.01.

“LC Credit Extension” shall mean, with respect to any Letter of Credit, the issuance, amendment or renewal thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“LC Documents” shall mean all documents, instruments and agreements delivered by the Borrowers or any other Person to the Issuing Bank or the Administrative Agent in connection with any Letter of Credit.

“LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Non-FILO Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Obligations” shall mean the sum (without duplication) of (a) all amounts owing by the Borrowers for any drawings under Letters of Credit (including any bankers’ acceptances or other payment obligations arising therefrom); and (b) the stated amount of all outstanding Letters of Credit.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c)(i).

“LC Request” shall mean a request by the Lead Borrower or the Canadian Borrower, as applicable, in accordance with the terms of Section 2.13(b) in form and substance satisfactory to the applicable Issuing Bank.

“LCT Election” shall have the meaning provided in Section 1.08.

“LCT Test Date” shall have the meaning provided in Section 1.08.

“Lead Borrower” shall have the meaning provided in the preamble hereto.

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.15, 3.04 or 13.04(b).

“Lender-Related Person” shall have the meaning provided in Section 13.01(b).

“Letter of Credit Expiration Date” shall mean the date which is five (5) Business Days prior to the Maturity Date.

“Letter of Credit” shall mean any letters of credit issued or to be issued by the Issuing Bank for the account of the Borrowers pursuant to Section 2.13.

“Leverage Ratio” shall mean, with respect to any Person, at any date the ratio of (a) Consolidated Indebtedness at such time to (b) Consolidated EBITDA of such person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is incurred. In the event that the Lead Borrower or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, defeases, redeems or otherwise discharges any Indebtedness subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the event for which the calculation of the Leverage Ratio is made, then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period.

“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, deemed trust, constructive trust, statutory trust, security conveyance, lien (statutory or other) or arrangement to provide any preference or priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same effect as any of the foregoing).

“Limited Condition Transaction” shall mean any transaction in connection with any acquisition (including by way of merger or amalgamation) or similar Investment (including the assumption or incurrence of Indebtedness), the making of any Dividend and/or the making of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07(a).

“Line Cap” shall mean an amount that is equal to the lesser of (a) the Aggregate Commitments and (b) the then applicable aggregate amount of the Borrowing Base.

“Liquidity Event” shall mean the occurrence of a date when Availability is less than the greater of (x) 10% of the Line Cap and (y) $60,000,000, in each case for 5 consecutive Business Days, until such date as Availability has been greater than $80,000,000 on each day during the immediately preceding 30 consecutive days.

“Liquidity Period” shall mean any period throughout which (a) a Liquidity Event has occurred and is continuing or (b) a Specified Event of Default has occurred and is continuing.

“Loans” shall mean advances made to or at the instructions of a Borrower pursuant to Section 2 hereof and may constitute Revolving Loans or Swingline Loans.

“Location” of any Person shall mean such Person’s “location” as determined pursuant to Section 9-307 of the UCC or, if applicable Section 7 (or similar provision) of the PPSA.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean the effect of any event, condition or circumstance, which, when taken together with other events, conditions or circumstances occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, assets, results of operations or financial condition of the Lead Borrower and its Restricted Subsidiaries, taken as a whole; (ii) has a material and adverse effect on the rights and remedies of the Administrative Agent and Collateral Agent, on behalf of the Lenders, taken as a whole, under the Credit Documents; or (iii) has a material and adverse effect on the ability of the Credit Parties, taken as a whole, to perform their payment obligations under the Credit Documents.

“Maturity Date” shall mean June 29, 2027.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to or required to be contributed to by any Borrower, or any Person for which any Borrower may have any direct or indirect liability or with respect to which any Borrower or Subsidiary could incur liability. For greater certainty, “Multiemployer Plan” does not include any Canadian Pension Plan.

“Net Amount of Eligible Accounts” shall mean the value of such Eligible Accounts on any date less, without duplication, (x) at all times any and all returns, rebates, discounts (which may, at the Administrative Agent’s option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other Taxes but excluding franchise and other Taxes imposed on, or measured by reference to, income) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date (calculated without duplication of (1)

deductions taken pursuant to the exclusion of “Ineligible Accounts” as described in the definition of “Eligible Accounts” or (2) items included within the Dilution Reserve) and (y) at the Administrative Agent’s discretion solely after the occurrence and during the continuation of a Liquidity Period, the aggregate amount of all cash received in respect of such Accounts (excluding, to the extent it can be traced as such, cash received and identifiable with respect to Ineligible Accounts) but not yet applied to reduce the amount of such Accounts.

“New Financing” shall mean the Indebtedness incurred or to be incurred by Holdings and its Subsidiaries under the Credit Documents (assuming the full utilization of the Revolving Commitments) and all other financings contemplated by the Credit Documents, in each case after giving effect to the Transaction and the incurrence of all financings in connection therewith.

“NOLV Percentage” shall mean the net orderly liquidation value of Inventory, expressed as a percentage of the Value of Inventory, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent Qualified Appraisal of such Inventory performed by a Qualified Appraiser.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-FILO Exchange” shall have the meaning given in Section 2.21(a).

“Non-FILO Exchange Offer” shall have the meaning given in Section 2.21(a).

“Non-FILO Exposure” shall mean the Canadian Revolving Exposure and the U.S. Revolving Exposure.

“Non-FILO Facility” shall mean the Non-FILO Revolving Commitments and the Revolving Loans thereunder.

“Non-FILO Lender” shall mean each Lender with a Non-FILO Revolving Commitment.

“Non-FILO Line Cap” shall mean an amount that is equal to the lesser of (a) the Non-FILO Revolving Commitments and (b) the Aggregate Non-FILO Borrowing Base.

“Non-FILO Loans” shall mean advances made to or at the instructions of a Borrower pursuant to Section 2 hereof under the Non-FILO Facility.

“Non-FILO Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth and opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption Agreement pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 13.04 and (c)

reallocated from time to time pursuant to Section 2.20. The aggregate amount of the Lenders’ Non-FILO Revolving Commitments on the Amendment No. 5 Effective Date is $1,300,000,000.

“Note” shall mean each Revolving Note or Swingline Note, as applicable.

“Notes Collateral Agent” shall mean Wells Fargo Bank, National Association, in its capacity as collateral agent under the Senior Notes Documents and together with its successors in such capacity.

“Notice of Borrowing” shall mean a notice substantially in the form of Exhibit A‑1 hereto.

“Notice of Conversion/Continuation” shall mean a notice substantially in the form of Exhibit A‑2 hereto.

“Notice Office” shall mean 110 N Wacker Drive, IL4-110-08-03, Telecopier: (312) 904-7190, Attention: Thomas H. Herron; or such other offices or persons as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Noticed Hedge” shall mean any Secured Bank Product Obligations arising under a Swap Contract with respect to which the Lead Borrower and the Secured Bank Product Provider thereof have notified the Administrative Agent of the intent to include such Secured Bank Product Obligations as a Noticed Hedge hereunder and with respect to which a Reserve has subsequently been established in the maximum amount thereof.

“Obligations” shall mean (x) all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to any Lender, Agent or Indemnified Person by any Credit Party arising out of this Agreement or any other Credit Document (other than the Intercreditor Agreement, the China Intercreditor Agreement or any Additional Intercreditor Agreement), including, without limitation, all obligations to repay principal or interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar case or proceeding, regardless of whether allowed or allowable in such case or proceeding) on the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to the Borrowers or any other Credit Party or for which any Borrower or any other Credit Party is liable as indemnitor under the Credit Documents, whether or not evidenced by any note or other instrument (including fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or similar case or proceeding, regardless of whether allowed or allowable in such case or proceeding) and (y) all Secured Bank Product Obligations; provided, however, that for purposes of the Credit Party Guaranty and each other guarantee agreement or other instrument or document executed and delivered pursuant to this Agreement, the term “Obligations” shall not, as to any Guarantor, include any Excluded Swap Obligations. Notwithstanding anything to the contrary contained above, (x) obligations of any Credit Party under any Secured Bank Product Obligations shall be secured and guaranteed pursuant to the Credit Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (y) any release of Collateral or

Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Bank Product Obligations.

“OFAC” shall have the meaning provided in Section 8.15(b).

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any obligation under a Synthetic Lease or (iii) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under, from the execution, delivery, registration, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.04) that are imposed as a result of any present or former connection between the assignee or assignor and the jurisdiction imposing such Tax (other than a connection arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced any Credit Document, or sold or assigned an interest in any Loan).

“Outside Processor” shall mean any Person that provides processing services with respect to Qualified Inventory owned by a Credit Party and on whose premises Qualified Inventory is located, which premises are neither owned nor leased by a Credit Party.

“Outstanding Amount” shall mean with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Overadvance” shall have the meaning assigned to such term in Section 2.17.

“Overadvance Loan” shall mean a U.S. Base Rate Loan, Canadian Prime Loan or Canadian Base Rate Loan when an Overadvance exists or is caused by the funding thereof.

“Participant Register” shall have the meaning provided in Section 13.04(a).

“Patriot Act” shall have the meaning provided in Section 13.17.

“Payment Conditions” shall mean as to any relevant action contemplated in this Agreement, (i) no Event of Default has then occurred and is continuing or would result from any action and (ii) either (a) Availability on a Pro Forma Basis immediately after giving effect to such action would be at least the greater of (x) 17.5% of the Line Cap and (y) $90,000,000 and over the 30 consecutive days prior to consummation of such action, Average Availability was no less than the greater of (x) 17.5% of the Line Cap and (y) $90,000,000, also on a Pro Forma Basis for such action or (b) (1) Availability on a Pro Forma Basis immediately after giving effect to such action would be at least the greater of (x) 12.5% of the Line Cap and (y) $65,000,000 and over the 30 consecutive days prior to the consummation of such action, Average Availability was no less than the greater of (x) 12.5% of the Line Cap and (y) $65,000,000, also on a Pro Forma Basis for such action and (2) the Consolidated Fixed Charge Coverage Ratio would be at least 1.0 to 1.0 on a Pro Forma Basis for such action.

“Payment Item” shall mean all checks, drafts, or other items of payment payable to a Borrower or Canadian Credit Party, including proceeds of any of the Collateral.

“Payment Office” shall mean the office of the Administrative Agent located at 901 Main Street, 14th Floor Dallas, Texas 75202, Attention: Operations Manager, Telephone No.: (214) 209-4743, Telecopier No.: (972) 773-3765 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Plan” shall mean a pension plan other than a Multiemployer Plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA which is or was at any time during the current year or the immediately preceding six (6) years maintained, sponsored, contributed to or required to be contributed to by a Borrower or any Person for which any Borrower may have any direct or indirect liability for contributions, or with respect to which a Borrower or Subsidiary could incur liability. For greater certainty, “Pension Plan” does not include any Canadian Pension Plan.

“Perfection Certificate” shall mean the Perfection Certificate in the form approved by the Collateral Agent, as the same may be supplemented from time to time pursuant to Section 9.01(f) or otherwise.

“Permitted Acquisition” shall mean the acquisition by the Lead Borrower or any Restricted Subsidiary of an Acquired Entity or Business; provided that (in each case) (A) the Acquired Entity or Business acquired is in a business permitted by Section 10.09 and (B) all applicable requirements of Section 9.14 are satisfied.

“Permitted Affiliates” shall mean the Joint Ventures existing on the Amendment No. 5 Effective Date and listed on Schedule 1.01G hereto attached hereto and any Joint Ventures created or acquired after the Amendment No. 5 Effective Date and permitted pursuant to the terms of the Credit Documents.

“Permitted Discretion” shall mean reasonable credit judgment exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions, and as it relates to the establishment of reserves or the imposition of exclusionary criteria shall require that (x) such establishment, adjustment or imposition after the Closing Date be based on the analysis of facts or events first occurring or first discovered by the Administrative Agent after the Closing Date or are materially different from the facts or events occurring or known to the Administrative Agent on the Closing Date, unless the Lead Borrower and the Administrative Agent otherwise agree in writing and the proposed action to be taken by the Administrative Agent to mitigate the effects of such changed fact or event bears a reasonable relationship to such fact or event that is the basis therefor, (y) the contributing factors to the imposition of any reserves shall not duplicate (i) the exclusionary criteria set forth in the definitions of “Eligible Accounts” or “Eligible Inventory” as applicable (and vice versa) or (ii) any reserves deducted in computing book value and (z) the amount of any such reserve so established or the effect of any adjustment or imposition of exclusionary criteria be a reasonable quantification of the incremental dilution of the Borrowing Base attributable to such contributing factors.

“Permitted Holders” shall mean (i) Platinum and Platinum Affiliates, (ii) any Permitted Transferee of any of the foregoing Persons, or (iii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in clauses (i), (ii) or (iii) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the voting Equity Interests of Holdings or any of its direct or indirect parent entities held by such “group,”.

“Permitted Junior Debt” shall mean and include (i) any Permitted Junior Notes and (ii) any Permitted Junior Loans.

“Permitted Junior Debt Documents” shall mean and include the Permitted Junior Notes Documents and the Permitted Junior Loan Documents.

“Permitted Junior Loan Documents” shall mean, after the execution and delivery thereof, each agreement, document or instrument relating to the incurrence of Permitted Junior Loans, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Junior Loans” shall mean any Indebtedness of the Lead Borrower or any Restricted Subsidiary in the form of unsecured or secured loans; provided that in any event, unless the Required Lenders otherwise expressly consent in writing prior to the issuance thereof, (i) no such Indebtedness, to the extent incurred by any Credit Party, shall be guaranteed by any Person other than the Borrowers or Guarantors, (ii) no such Indebtedness shall be subject to scheduled amortization or have a final maturity (excluding for this purpose, interim loan financings that provide for automatic rollover, subject to customary conditions, to Indebtedness otherwise meeting the maturity requirements of this clause), in either case prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred or shall have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for any other Revolving Loans then outstanding, (iii) in the case of any such Indebtedness incurred by a Credit Party (a) in the case of secured Indebtedness, that is secured by some or all of the assets comprising Collateral (as defined in the applicable Security Documents) such Indebtedness must be secured on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, (b) the security agreements relating to such Indebtedness are substantially the same (as to Collateral) as the applicable Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (c) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Intercreditor Agreement as

“Additional Cash Flow Obligations” thereunder or, if the Intercreditor Agreement is no longer in effect, the Additional Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence of Permitted Junior Debt by the Lead Borrower that is secured by assets of the Lead Borrower or any of other Credit Party on a basis junior to the Obligations and the obligations under the Senior Notes or any refinancing of the Senior Notes, then the Credit Parties, the Administrative Agent, the Collateral Agent and the Junior Representative for such Indebtedness shall have executed and delivered the Additional Intercreditor Agreement and (iv) in respect of any such Indebtedness of a Credit Party, the covenants and events of default, taken as a whole, contained in the agreement governing such Indebtedness shall not be materially more favorable to the lenders of the Permitted Junior Loans than those with respect to this Agreement; provided that (x) any such covenants and events of default may be materially more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred and (y) in the event that any agreement evidencing such Indebtedness contains financial maintenance covenants that are effective prior to the Latest Maturity Date as of the date such Indebtedness was incurred, the Borrowers shall have offered in good faith to enter into an amendment to this Agreement to add any such financial covenants as are not then contained in this Agreement (provided that a certificate of a Responsible Officer of Lead Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (iv), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Junior Notes” shall mean any Indebtedness of the Lead Borrower or any Restricted Subsidiary in the form of unsecured or secured notes and incurred pursuant to one or more issuances of such senior notes; provided that in any event, unless the Required Lenders otherwise expressly consent in writing prior to the issuance thereof, (i) no such Indebtedness, to the extent incurred by any Credit Party, shall be guaranteed by any Person other than Holdings, the Borrowers or Guarantors, (ii) no such Indebtedness shall be subject to scheduled amortization or have a final maturity, in either case prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred or shall have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for any other Revolving Loans then outstanding, (iii) the indenture governing such Indebtedness shall not include any financial maintenance covenants, (iv) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” or a “cross-acceleration” and a “cross-payment default” rather than a “cross-default,” (v) in the case of any such Indebtedness incurred by a Credit Party (a) in the case of secured Indebtedness, that is secured by some or all of the assets comprising Collateral (as defined in the applicable Security Documents) such Indebtedness must be secured on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, (b) the security agreements relating to such Indebtedness are substantially the same (as to Collateral) as the applicable Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (c) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Intercreditor Agreement as “Additional Cash Flow Obligations” thereunder or, if the Intercreditor Agreement is no longer in effect, the Additional Intercreditor Agreement; provided that if such Indebtedness is the initial issue of Permitted Junior Notes by the Lead Borrower that is secured by assets of the Lead Borrower or of any other Credit Party on a basis junior to the Obligations and the obligations under the Senior Notes or any refinancing of the Senior Notes, then the Lead Borrower, the Canadian Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the Junior Representative for such Indebtedness shall have executed and delivered the Additional Intercreditor Agreement, and (vi) in respect of any such Indebtedness of a Credit Party, the covenants and events of default, taken as a whole, contained in the indenture governing such

Indebtedness shall not be materially more favorable to the holders of the Permitted Junior Notes than those with respect to this Agreement; provided that any such covenants and events of default may be materially more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred (provided that a certificate of a Responsible Officer of Lead Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Lead Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (vi), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Lead Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Junior Notes Documents” shall mean, after the execution and delivery thereof, each Permitted Junior Notes Indenture, and the Permitted Junior Notes, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Junior Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of Permitted Junior Notes, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Permitted Receivables Transaction” shall mean a transaction entered in the ordinary course of business or consistent with past practice by any Borrower or any U.S. or Canadian Subsidiary under a Qualified Receivables Program and pursuant to which such Borrower or such U.S. or Canadian Subsidiary agrees to assign to a Qualified Receivables Counterparty its right, title and interest in and to all or a portion of such Borrower’s or such U.S. or Canadian Subsidiary’s Accounts owing from an Account Debtor; provided that, in connection therewith, all of the following conditions are satisfied as reasonably determined by the Administrative Agent: (i) the applicable Borrower or the applicable U.S. or Canadian Subsidiary provides written notice to the Administrative Agent of its intent to enter into such factoring transaction not less than ten (10) Business Days prior to (or such later date as agreed to by the Administrative Agent) execution of the definitive documentation relating thereto and, promptly after the execution thereof, provides to the Administrative Agent copies of all Receivables Documents executed or delivered in connection therewith; (ii) pursuant to the applicable Receivables Documents, to the extent applicable, such Borrower or such U.S. or Canadian Subsidiary does not grant (and the Qualified Receivables Counterparty does not otherwise obtain) any Liens on any Collateral other than Receivables Transaction Assets arising from such Borrower’s or such U.S. or Canadian Subsidiary’s sale of Inventory or provision of services to the applicable Account Debtor; (iii) [reserved]; (iv) no Event of Default has occurred and is continuing at the time of the applicable Borrower’s or the applicable U.S. or Canadian Subsidiary’s execution of the applicable Receivables Documents and no Event of Default would occur as a result thereof; (v) any Borrowing Base Certificate delivered to the Administrative Agent after such Borrower or such U.S. or Canadian Subsidiary has executed the applicable Receivables Documents shall, in the case of a Qualified Receivables Program of the type described in clause (i) of the definition thereof, to the extent sold by such Borrower or such U.S. or Canadian Subsidiary, reflect all Accounts owing by the Qualified Account Debtor as Ineligible Accounts or in the case of other Qualified Receivables Programs, reflect all transferred

Accounts as Ineligible Accounts, and in each case the applicable Borrower shall deliver a pro forma Borrowing Base Certificate for the latest available reporting period under Section 9.17(a) to the Administrative Agent upon entering into any such program and (vi) the Lead Borrower shall provide the Administrative Agent upon delivery of each scheduled Borrowing Base with a schedule (and periodic updates thereto) listing the Receivables Transaction Assets.

“Permitted Restricted Cash” shall mean any cash and Cash Equivalents of Lead Borrower and its Restricted Subsidiaries restricted solely in favor of or pursuant to (x) any Credit Document or any Senior Notes Document and (y) any Permitted Junior Debt Document, in the case of this clause (y), to the extent such cash and Cash Equivalents also secure the Indebtedness hereunder on a senior priority basis.

“Permitted Transferees” shall mean (i) any Platinum Affiliate, (ii) any managing director, general partner, limited partner, director, officer or employee of Platinum or any Platinum Affiliate (collectively, the “Platinum Associates”), (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Platinum Associate and (iv) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Platinum Associate, his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and stepchildren) and/or direct lineal descendants.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, unlimited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by a Borrower or any Subsidiary (or with respect to an employee benefit plan subject to Title IV of ERISA, a Borrower, or any Person for which any Borrower may have any direct or indirect liability) or with respect to which a Borrower or a Subsidiary could incur liability, other than a Canadian Benefit Plan. For greater certainty, “Plan” does not include any Canadian Benefit Plan or Canadian Pension Plan.

“Platinum” shall mean Platinum Equity Advisors, LLC.

“Platinum Affiliate” shall mean the collective reference to any entities (other than a portfolio company) controlled directly or indirectly by Platinum.

“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Collateral Agent’s Lien on any applicable Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial term, the calculation thereof after giving effect on a pro forma basis to (w) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent the same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition)

after the first day of the relevant Test Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Test Period, (x) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Test Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Test Period, (y) any disposition of assets constituting a business, division, product line, manufacturing facility or distribution facility of the Lead Borrower or any of its Restricted Subsidiaries or of the Equity Interests of any Subsidiary of the Lead Borrower and/or (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the Test Period most recently ended prior to the date of any such Permitted Acquisition for which Section 9.01 Financials are available and on or prior to the date of the Permitted Acquisition then being effected, as the case may be, with the following rules to apply in connection therewith:

(i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent the same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued after the first day of the relevant Test Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Test Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period shall be deemed to have been retired or redeemed on the first day of the respective Test Period and remain retired through the date of determination;

(ii) all Indebtedness assumed to be outstanding pursuant to the preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) at the rate which would have been applicable thereto on the last day of the respective Test Period, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while the same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding);

(iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any disposition of assets constituting a business, division, product line, manufacturing facility or distribution facility of the Lead Borrower or any other Restricted Subsidiary of the Lead Borrower or of the Equity Interests of any Subsidiary of the Lead Borrower consummated during the periods described above, with such Consolidated EBITDA to be determined as if such disposition (or the relevant portion thereof) was consummated on the first day of the relevant Test Period. Pro forma calculations for any fiscal period ending on or prior to the first anniversary of a disposition of assets constituting a business, division, product line, manufacturing facility or distribution facility of the Lead Borrower or any other Restricted Subsidiary of the Lead Borrower or of the Equity Interests of any Subsidiary of the Lead Borrower may offset operating expense reductions or other operating improvements or synergies reasonably expected to result from a disposition (less the amount of costs reasonably expected to be incurred by the Lead Borrower and any Restricted Subsidiaries to achieve such cost savings) against reductions in Consolidated EBITDA attributable to such a disposition, to the extent that the Lead Borrower delivers to the Administrative Agent (i) a certificate of the chief financial officer of the Lead Borrower setting forth such operating expense reductions and the costs to achieve such reductions and (ii) information and calculations supporting in reasonable detail such estimated operating expense reductions and the costs to achieve such reductions; provided that any increase in Consolidated EBITDA as a result of cost savings, operating expense reductions, other operating improvements and synergies shall be subject to the limitations set forth in the definition of Consolidated EBITDA;

(iv) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition consummated during the periods described above (excluding that portion of the assets or business acquired pursuant to any Permitted Acquisition which has been sold or disposed of thereafter and prior to the date of the respective determination), with such Consolidated EBITDA to be determined as if such Permitted Acquisition (or the relevant portion thereof) was consummated on the first day of the relevant Test Period. Pro forma calculations for any fiscal period ending on or prior to the first anniversary of a Permitted Acquisition may include adjustments to reflect operating expense reductions or other operating improvements or synergies reasonably expected to result from such Permitted Acquisition, less the amount of costs reasonably expected to be incurred by the Lead Borrower and any Restricted Subsidiaries to achieve such cost savings, to the extent that the Lead Borrower delivers to the Administrative Agent (i) a certificate of the Responsible Officer of the Lead Borrower setting forth such operating expense reductions and the costs to achieve such reductions and (ii) information and calculations supporting in reasonable detail such estimated operating expense reductions and the costs to achieve such reductions; provided that any increase in Consolidated EBITDA as a result of cost savings, operating expense reductions, other operating improvements and synergies shall be subject to the limitations set forth in the definition of Consolidated EBITDA; and

(v) in making any determination of the Consolidated Fixed Charge Coverage Ratio, in the event that the Lead Borrower or any Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than in the case of revolving credit borrowings, in which case interest expense will be computed based upon the average daily balance of such Indebtedness during the Test Period), subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Consolidated Fixed Charge Coverage Ratio will be calculated on a Pro Forma Basis as if such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, and the use of the proceeds therefrom, had occurred at the beginning of the Test Period.

For purposes of this definition, if any Indebtedness bears a floating rate of interest and is being calculated on a Pro Forma Basis, the interest on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligations have a remaining term in excess of 12 months as of the Calculation Date). For purposes of this definition, interest on a Finance Lease Obligation will be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Lead Borrower to be the rate of interest implicit in such Finance Lease Obligation in accordance with U.S. GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis will be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, will be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Lead Borrower may designate.

“Properly Contested” shall mean in the case of any obligation of a Borrower or Canadian Credit Party for Taxes or other governmental assessments or claims that could result in a Lien, which is not paid as and when due or payable by reason of such Borrower’s or Canadian Credit Party’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Borrower or Canadian Credit Party has established appropriate reserves as shall be required in conformity with U.S. GAAP; (iii) the non-payment of such obligation, individually or in the aggregate with other non-payment of obligations due and payable, will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Borrower or Canadian Credit Party; (iv) no Lien is imposed upon any of such Borrower’s or Canadian Credit Party’s assets with respect to such obligation unless such Lien is at all times junior and subordinate in priority to the Liens in favor of the Agents (except only with respect to property taxes and other payables that have priority as a matter of Applicable Law and with respect to Liens securing obligations that do not exceed in the aggregate with respect to all such obligations $2,000,000 per fiscal year, unless otherwise consented to by the Administrative Agent in its sole discretion) or enforcement of such Lien is stayed (or if such obligation is fully bonded, no enforcement action has been commenced against any of the Collateral) during the period prior to the final resolution or disposition of such dispute; (v) if the obligation results from, or is determined by the entry, rendition or issuance against a Borrower or Canadian Credit Party or any of its assets of, a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review or if such obligation is fully bonded, no enforcement action has been commenced against any of the Collateral; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Borrower or Canadian Credit Party, such Borrower or Canadian Credit Party forthwith pays such obligation and all penalties, interest and other amounts due in connection therewith.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.

“Pro Rata Percentage” of any Lender at any time shall mean either (i) the percentage of the total Non-FILO Revolving Commitments represented by such Lender’s Non-FILO Revolving Commitment, or (ii) the percentage of the total FILO Commitments represented by such Lender’s FILO Commitment, as applicable.

“Pro Rata Share” shall mean, with respect to each Lender at any time, (i) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Aggregate Exposure of such Lender at such time and the denominator of which is the aggregate amount of all Aggregate Exposures at such time, (ii) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the U.S. Revolving Exposure of such Lender at such time and the denominator of which is the aggregate amount of all U.S. Revolving Exposures at such time, (iii) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Canadian Revolving Exposure of such Lender at such time and the denominator of which is the aggregate amount of all Canadian Revolving Exposures at such time or (iv) a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the FILO Exposure of such Lender at such time and the denominator of which is the aggregate amount of all FILO Exposures at such time, as applicable. The initial Pro Rata Shares of each Lender are set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Protective Advance” shall have the meaning assigned to such term in Section 2.18.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Account Debtor” shall mean an Account Debtor specified on Schedule 1.01D or otherwise reasonably acceptable to the Administrative Agent.

“Qualified Accounts” shall mean, with respect to any Borrower or Canadian Credit Party, all Accounts that are directly created by such Borrower or Canadian Credit Party in the ordinary course of business arising out of the sale of goods or rendition of services by such Borrower or Canadian Credit Party and for which an invoice has been sent to the applicable Account Debtor; provided that, except during a period of 90 days after a business acquisition with respect to Accounts acquired in such business acquisition that, taken together with Qualified Inventory acquired in such business acquisition, do not exceed 15% of the applicable Borrowing Base immediately prior to such business acquisition, no Accounts acquired in connection with a business acquisition shall be considered for inclusion as Qualified Accounts until the Acquired Accounts Eligibility Requirement with respect to such Accounts shall have been satisfied.

“Qualified Appraisal” shall mean for the purpose of determining the net orderly liquidation value of Eligible Inventory on any date, a written appraisal that is prepared by a Qualified Appraiser, that sets forth the Qualified Appraiser’s estimate of the net orderly liquidation value (net of, among other things, liquidation expenses) of the Eligible Inventory that is the subject of the appraisal and that provides an evaluation opinion as of the date that is no earlier than ninety (90) days prior to the date on which such appraisal is delivered; provided that the Lead Borrower may request (but no more than once per calendar year), subject to the Administrative Agent’s consent not to be unreasonably withheld, that the Administrative Agent obtain an additional written appraisal that meets the criteria of a Qualified Appraisal prepared by a Qualified Appraiser at the sole cost and expense of the Lead Borrower and the net orderly liquidation value of Eligible Inventory shall be determined in accordance with such additional Qualified Appraisal.

“Qualified Appraiser” shall mean a Person (other than an officer, agent, director, employee or Affiliate of a Borrower) who has sufficient qualifications, experience and credentials to give an evaluation opinion with respect to Collateral and who is otherwise satisfactory to the Collateral Agent in its Permitted Discretion in consultation with the Lead Borrower.

“Qualified Cash” shall mean cash on any date of determination held by any Credit Party and maintained in a Deposit Account of a Lender located in the United States or Canada, subject to a Deposit Account Control Agreement and subject to the Collateral Agent’s first priority perfected Lien (subject only to Permitted Liens) less, at the Administrative Agent’s discretion solely after the occurrence and during the continuation of a Liquidity Period, the aggregate amount of all cash received in respect of Accounts (excluding, to the extent it can be traced as such, cash received and identifiable with respect to Ineligible Accounts) but not yet applied to reduce the amount of Accounts.

“Qualified ECP Guarantor” shall mean, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant”

under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under § 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Inventory” shall mean, with respect to any Borrower or Canadian Credit Party, all Inventory that is owned solely by such Borrower or Canadian Credit Party and as to which such Borrower or Canadian Credit Party has good, valid and marketable and (subject to the immediately succeeding sentence) unencumbered title; provided that, except during a period of 90 days after a business acquisition with respect to Inventory acquired in such business acquisition that, taken together with Qualified Accounts acquired in such business acquisition, does not exceed 15% of the applicable Borrowing Base immediately prior to such business acquisition, no Inventory acquired in connection with a business acquisition shall be considered for inclusion as Qualified Inventory until the Acquired Inventory Eligibility Requirement with respect to such Inventory shall have been satisfied. For the avoidance of doubt, “Qualified Inventory” (a) excludes Inventory in which any Person other than the owner Borrower or Canadian Credit Party has any direct or indirect ownership interest or title and (b) excludes Inventory that is subject to any Lien other than Liens permitted pursuant to Sections 10.01(i), (iv)(x), (x), (xi), (xx) and (xxvii)(x)-(y).

“Qualified Preferred Stock” shall mean any preferred capital stock of the Lead Borrower so long as the terms of any such preferred capital stock (x) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the 91st day after the Latest Maturity Date then in effect other than (i) provisions requiring payment solely in the form of common Equity Interests of the Lead Borrower or Holdings or Qualified Preferred Stock, (ii) provisions requiring payment solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale are subject to the payment in full of all Obligations in cash (other than unasserted contingent indemnification obligations) or such payment is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder) and (iii) with respect to preferred capital stock issued to any plan for the benefit of employees of the Lead Borrower or any Subsidiaries or by any such plan to such employees, provisions requiring the repurchase thereof in order to satisfy applicable statutory or regulatory obligations and (y) do not require the cash payment of dividends or distributions at any time that such cash payment is not permitted under this Agreement or would result in an Event of Default hereunder.

“Qualified Receivables Counterparty” shall mean each bank or other financial institution set forth in Schedule 1.01E, or any other bank or financial institution reasonably satisfactory to the Administrative Agent.

“Qualified Receivables Program” shall mean (i) a financing program sponsored by a Qualified Account Debtor in partnership with one or more Qualified Receivables Counterparties under which each participating supplier of such Qualified Account Debtor or (ii) an accounts receivable factoring program with one or more Qualified Receivables Counterparties under which one or more Credit Parties, in either case may in its sole discretion sell, convey, transfer or assign from time to time, all or a portion of its Receivables Transaction Assets to such Qualified Receivables Counterparty(ies) on mutually-agreed terms and conditions; provided that such transaction shall be non-recourse to the applicable Credit Party other than in connection with customary repurchase obligations other than as a result of the uncreditworthiness of the applicable Account Debtor.

“RCRA” shall mean the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901-6992k) and all rules and regulations promulgated pursuant thereto.

“Real Property” of any Person shall mean, collectively, the right, title and interest of such Person (including any leasehold, mineral or other estate) in and to any and all land, improvements and fixtures owned, leased or operated by such Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Documents” shall mean collectively, any financing agreement or accounts receivable purchase agreement, service agreement and all other related documents and instruments entered into among, or executed by, the Borrowers or any U.S. or Canadian Subsidiary, a Qualified Account Debtor and/or a Qualified Receivables Counterparty in connection with the relevant Qualified Receivables Program, on terms and conditions generally consistent with similar arrangements, established by such Qualified Account Debtor for its other suppliers in the same or similar business as such Borrower or such U.S. or Canadian Subsidiary under such Qualified Receivables Program or otherwise reasonably satisfactory to the Administrative Agent, in each case of the foregoing, as amended, supplemented or otherwise modified from time to time in a manner not materially adverse in the interests of the Lenders.

“Receivables Transaction Assets” shall mean in connection with any Permitted Receivables Transaction, Accounts owing by the applicable Account Debtor, together with all proceeds thereof (including “proceeds” as defined in the UCC or the PPSA, as applicable) and all rights of the seller of such Accounts to enforce such rights to reimbursement constituting such Accounts.

“Recipient Party” shall have the meaning provided in Section 12.18.

“Recovery Event” shall mean the receipt by the Lead Borrower or any Restricted Subsidiaries of any cash insurance proceeds or condemnation or expropriation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Lead Borrower or any Restricted Subsidiaries (but not by reason of any loss of revenues or interruption of business or operations caused thereby) and (ii) under any policy of insurance required to be maintained under Section 9.03, in each case to the extent such proceeds or awards do not constitute reimbursement or compensation for amounts previously paid by the Lead Borrower or any Restricted Subsidiaries in respect of any such event.

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating of any Hazardous Material in, into, onto or through the Environment.

“Relevant Guaranteed Obligations” shall mean (x) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal and interest on each Note issued by, and all Loans made to each Borrower under this Agreement, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code (or any similar provision of any other applicable bankruptcy law), would become due), indebtedness and liabilities (including, without limitation, indemnities, fees, expenses, and interest (including any interest, fees, and expenses accruing after the commencement of any bankruptcy, insolvency, receivership or similar case or proceeding at the rate provided for herein, whether or not such interest, fees, and expenses is an allowed or allowable claim in any such case or proceeding) thereon) of each Borrower to the Lenders, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document (other than the Intercreditor Agreement) to which each Borrower is a party and the due performance and compliance by the Borrowers with all the terms, conditions and agreements contained in this Agreement and in each such other Credit Document (other than the Intercreditor Agreement) and (y) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code (or any similar provision of any other applicable bankruptcy law), would become due), liabilities and indebtedness (including any interest, fees, and expenses accruing after the commencement of any bankruptcy, insolvency, receivership or similar case or proceeding at the rate provided for herein, whether or not such interest, fees, and expenses is an allowed or allowable claim in any such case or proceeding) of such Borrower or any Restricted Subsidiaries owing under any Secured Bank Product Obligation and the due performance and compliance with all terms, conditions and agreements contained therein; provided, however, that for purposes of the Credit Party Guaranty and each other guarantee agreement or other instrument or document executed and delivered pursuant to this Agreement, the term “Obligations” shall not, as to any Guarantor, include any Excluded Swap Obligations.

“Relevant Guaranteed Party” shall mean with respect to any Credit Party, any other Credit Party.

“Replaced Lender” shall have the meaning provided in Section 3.04.

“Replacement Lender” shall have the meaning provided in Section 3.04.

“Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA (other than an event for which the 30 day notice period is waived by regulation).

“Required Lenders” shall mean Non-Defaulting Lenders holding more than 50% of the sum of the (i) total Outstanding Amount (with the aggregate amount of each Lender’s risk participation and funded participation in LC Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition) and (ii) aggregate unused Commitments, held by Non-Defaulting Lenders at such time as of any date of determination.

“Requirement of Law” shall mean, with respect to any Person, (i) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (ii) any statute, law, treaty, rule, regulation, order, decree, writ, official administrative pronouncement, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescindable Amount” shall have the meaning provided in Section 2.10(d).

“Reserves” shall mean, on any date of determination thereof and with respect to the U.S. Borrowing Base, FILO Borrowing Base or Canadian Borrowing Base, as the case may be, an amount equal to the sum of the following (without duplication): (i) the Inventory Reserves; (ii) all amounts of past due rent, fees or other charges owing at such time by any U.S. Credit Party or any Canadian Credit Party, as applicable, (a) to any landlord of any premises where any of the Collateral is located or (b) to any repairman, mechanic or other Person (other than a landlord, Outside Processor or Third-Party Warehouseman) who is in possession of any Collateral or has asserted any Lien or claim thereto; (iii) any amounts which any U.S. Credit Party or any Canadian Credit Party, as applicable, are obligated to pay pursuant to the provisions of any of the Credit Documents that the Administrative Agent or any Lender elects to pay for the account of any U.S. Credit Party or any Canadian Credit Party, as applicable, in accordance with authority contained in any of the Credit Documents; (iv) the aggregate amount of reserves established by the Collateral Agent in its Permitted Discretion in respect of Bank Product Debt (other than Cash Management Services); (v) the aggregate amount of all liabilities and obligations that are secured by Liens upon any of the Collateral that are senior in priority to the applicable, Agent’s Liens if such Liens are not Permitted Liens (provided that the imposition of a reserve hereunder on account of such Liens shall not be deemed a waiver of the Event of Default that arises from the existence of such Liens); (vi) the Dilution Reserve; (vii) the Canadian Priority Payables Reserve; and (viii) notwithstanding anything in this “Reserves” definition to the contrary, such other or additional reserves, in such amounts and with respect to such matters, as the Collateral Agent in its Permitted Discretion may elect to impose from time to time.

Notwithstanding anything to the contrary in this Agreement, (i) such Reserves shall not be established or changed except upon not less than three (3) Business Days’ prior written notice to the Lead Borrower, which notice shall include a reasonably detailed description of such Reserve being established (during which period (a) the Administrative Agent shall, if requested, discuss any such Reserve or change with the Lead Borrower and (b) the Lead

Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent), and (ii) the amount of any Reserve established by the Agents, and any change in the amount of any Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change. Notwithstanding clause (i) of the preceding sentence, changes to the Reserves solely for purposes of correcting mathematical or clerical errors shall not be subject to such notice period, it being understood that no Default or Event of Default shall be deemed to result therefrom, if applicable, for a period of three (3) Business Days.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response” shall mean (a) ”response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) investigate, clean up, remove, treat, abate, monitor or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

“Responsible Officer” shall mean, with respect to any Person, its chief executive officer, president, chief financial officer or any vice president, managing director, director, treasurer or assistant treasurer, controller, secretary or assistant secretary or other officer of such Person having substantially the same authority and responsibility and, solely for purposes of notices given pursuant to Article 2, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent; provided that, with respect to compliance with financial covenants, “Responsible Officer” shall mean the chief executive officer, chief financial officer, treasurer or controller of the Lead Borrower, or any other officer of the Lead Borrower having substantially the same authority and responsibility.

“Restricted Subsidiary” shall mean each Subsidiary of the Lead Borrower other than any Unrestricted Subsidiary. The Subsidiary Borrowers, U.S. Subsidiary Guarantors and the Canadian Credit Parties shall at all times constitute Restricted Subsidiaries.

“Restructuring Memo” shall mean that certain restructuring steps memo provided by Ernst & Young LLP, dated as of May 15, 2015 and delivered to the Administrative Agent on or prior to the Closing Date.

“Returns” shall have the meaning provided in Section 8.09.

“Revaluation Date” shall mean (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Term SOFR Loan denominated in Dollars or a ~~B/A Equivalent~~Term CORRA Loan denominated in Canadian Dollars, (ii) each date of a continuation of a Term SOFR Loan denominated in Dollars or a ~~B/A Equivalent~~Term CORRA

Loan denominated in Canadian Dollars pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in Canadian Dollars, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Issuing Bank under any Letter of Credit denominated in Canadian Dollars and (iv) such additional dates as the Administrative Agent or the Issuing Banks shall determine or the Required Lenders shall require.

“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Borrowing” shall mean a Canadian Revolving Borrowing, a U.S. Revolving Borrowing and/or a FILO Borrowing.

“Revolving Commitment” shall mean the Non-FILO Revolving Commitment and/or the FILO Commitment, if any.

“Revolving Commitment Increase” shall have the meaning provided in Section 2.15(a).

“Revolving Exposure” shall mean the Canadian Revolving Exposure, the U.S. Revolving Exposure and/or the FILO Exposure, as the context requires.

“Revolving Loans” shall mean Canadian Revolving Loans, U.S. Revolving Loans, FILO Loans, Protective Advances and/or Overadvance Loans.

“Revolving Note” shall mean each revolving note substantially in the form of Exhibit B-1 hereto.

“Ryerson 2014 Omnibus Plan” shall mean the Ryerson Holding Corporation 2014 Omnibus Incentive Plan filed as Exhibit 10.12 to Ryerson Holding Corporation’s registration statement on Form S-1 filed on August 7, 2014.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of the McGraw Hill Company, Inc., and any successor owner of such division.

“Sale-Leaseback Transaction” shall mean any arrangements with any Person providing for the leasing by the Lead Borrower or any of its Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by the Lead Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person in connection therewith.
“Sanction(s)” shall mean any sanction administered or enforced by the United States Government (including without limitation, OFAC), the Government of Canada, the United Nations Security Council, the European Union or other relevant sanctions authority.

“Schedule of Accounts” shall have the meaning provided in Section 9.17(b).

“SEC” shall have the meaning provided in Section 9.01(h).

“Section 9.01 Financials” shall mean the quarterly and annual financial statements required to be delivered pursuant to Sections 9.01(a) and (b).

“Secured Bank Product Obligations” shall mean Bank Product Debt owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America, N.A. and its Affiliates or branches) specified by such provider in writing to the Administrative Agent, which amount may be established or increased (by further written notice by either the Lead Borrower or the applicable Secured Bank Product Provider to the Administrative Agent from time to time) as long as no Default or Event of Default then exists and no Overadvance would result from establishment of a Reserve for such amount and all other Secured Bank Product Obligations.

“Secured Bank Product Provider” shall mean, at the time of entry into a Bank Product (or, if such Bank Product exists on the Closing Date, as of the Closing Date) the Administrative Agent, any Lender or any of their respective Affiliates or branches that is providing a Bank Product; provided such provider delivers written notice to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, by the later of the Closing Date or ten (10) days following creation of the Bank Product (or such later date as agreed to by the Administrative Agent in its sole discretion), (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.12.

“Secured Creditors” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders, the Issuing Banks and each Secured Bank Product Provider.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall mean the Canadian Security Agreement and/or the U.S. Security Agreement, as the context may require.

“Security Document” shall mean and include each of the Security Agreements, the Deposit Account Control Agreements and, after the execution and delivery thereof, each Additional Security Document and each other security agreement or other instrument or document executed and delivered by any Credit Party to the Collateral Agent pursuant to this Agreement or any other Credit Document granting a Lien to secure any of the Obligations.

“Senior Notes” shall mean the $500,000,000 of senior secured notes issued by the Lead Borrower pursuant to the Senior Notes Documents.

“Senior Notes Documents” shall mean the Senior Notes, the Senior Notes Indenture and all other documents executed and delivered with respect to the Senior Notes or

Senior Notes Indenture, as in effect on the Amendment No. 5 Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Notes Indenture” shall mean the Indenture, dated as of July 22, 2020, between Joseph T. Ryerson & Son, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee and as collateral agent, as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

“Shorts Inventory” shall mean, with respect to any Credit Party, Qualified Inventory classified by such Credit Party as partial Inventory pieces, on the basis that the Inventory has been cut below sales lengths customary for such Credit Party’s Qualified Inventory.

“Similar Business” shall mean any business and any services, activities or businesses incidental, or reasonably related or similar to, or complementary to any line of business engaged in by the Lead Borrower and any Restricted Subsidiary on the Amendment No. 5 Effective Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Slow Moving Inventory” shall mean with respect to any Credit party, an amount equal to the Value of such Credit Party’s Qualified Inventory classified by such Credit Party as stock inventory (measured on a stock keeping unit by stock keeping unit basis) (A) that (i) has not been sold or processed within a 180 day period and (ii) which is calculated to have more than 365 days of supply based upon the immediately preceding 6 months of consumption, or (B) to the extent days of supply data in (ii) above is not available then an amount equal to the Value of such Credit Party’s Qualified Inventory classified by such Credit Party as stock inventory (measured on a stock keeping unit by stock keeping unit basis) which has not been sold or processed within the prior 365 day period.

“SOFR” shall mean the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” shall mean, with respect to Daily Simple SOFR and Term SOFR, 0.10% (10 basis points).

“Solvent” shall mean as to any Person, such Person (i) owns Property whose fair value and present fair saleable value is greater than the amount required to pay all of such Person’s Indebtedness (including contingent Indebtedness), (ii) is able to pay all of its Indebtedness as such Indebtedness matures, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is engaged or is about to engage, and (iv) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or, with respect to the Canadian Borrower and the Canadian Subsidiary Guarantors, is not an “insolvent person” within the meaning of the BIA.

“Specified Event of Default” shall mean any Event of Default arising under Section 11.01, 11.02 (solely relating to Section 8.22) 11.03(i) (solely relating to a failure to comply with Section 9.17(c)), 11.03(ii) or 11.05.

“Specified Loan Party” shall mean any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 14.11 hereof).

“Spot Rate” shall mean the exchange rate, as determined by the Administrative Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by the Administrative Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in the Administrative Agent’s principal foreign exchange trading office for the first currency.

“Stated Liabilities” shall mean the recorded liabilities (including contingent liabilities that would be recorded in accordance with U.S. GAAP) of Holdings and its Subsidiaries taken as a whole, as of the Closing Date after giving effect to the consummation of the Transaction, determined in accordance with U.S. GAAP consistently applied, together with the principal amount of all New Financing.

“Subordinated Debt” shall mean unsecured Indebtedness incurred by a Credit Party that is expressly subordinated and made junior to the payment and performance in full of the Obligations and contains terms and conditions (including terms relating to interest, fees, repayment and subordination) satisfactory to the Administrative Agent.

“Subsidiary” shall mean, as to any Person, (i) any corporation, more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), which is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, unlimited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time. Unless the context otherwise requires, all references to a Subsidiary shall mean a Subsidiary of the Lead Borrower.

“Subsidiary Borrower” shall mean each U.S. Subsidiary Borrower and the Canadian Borrower.

“Subsidiary Guarantor” shall mean each U.S. Subsidiary Borrower (other than with respect to its own Obligations), U.S. Subsidiary Guarantor, Canadian Subsidiary Guarantor and each other Subsidiary which becomes a Subsidiary Guarantor pursuant to the proviso to the definition of “Excluded Subsidiary”.

“Supermajority Lenders” shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if the percentage “50%” contained therein were changed to “66-2/3%.”

“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.12, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.12.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Non-FILO Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean Bank of America, N.A. (including, as regards Swingline Loans to the Canadian Borrower, Bank of America-Canada Branch).

“Swingline Loan” shall mean any Loan made by the Swingline Lender pursuant to Section 2.12.

“Swingline Note” shall mean each swingline note substantially in the form of Exhibit B‑2 hereto.

“Syndication Date” shall mean such date as has been agreed to in a separate writing among the Joint Lead Arrangers and Holdings.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments, liabilities or withholdings imposed by any Governmental Authority, including any interest, penalties and additions to tax with respect thereto.

“Term CORRA” shall mean, for any Interest Period with respect to a Term CORRA Loan, the rate per annum equal to the forward-looking term rate based on CORRA, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two (2) Business Days prior to the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day), with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period; provided, that, if Term CORRA shall be less than 0.00%, such rate shall be deemed 0.00% for purposes of this Agreement.

“Term CORRA Adjustment” shall mean (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and (ii) 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.

“Term CORRA Borrowing” shall mean, a Borrowing comprised of Term CORRA Loans.

“Term CORRA Loans” shall mean any Canadian Revolving Loan bearing interest at a rate determined by reference to Term CORRA in accordance with the provisions of Section 2.

“Term SOFR” shall mean:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to a U.S. Base Rate Loan or Canadian Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 0.00%, the Term SOFR shall be deemed 0.00% for purposes of this Agreement.

“Term SOFR Loan” shall mean a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” shall have the meaning specified in Section 3.05(c).

“Term SOFR Screen Rate” shall mean the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Test Period” shall mean each period of four consecutive fiscal quarters of Holdings (in each case taken as one accounting period).

“Third-Party Location” shall mean any property that is either owned or leased by (w) a Third-Party Warehouseman, (x) an Outside Processor, (y) a customer or (z) a Vendor.

“Third-Party Warehouseman” shall mean any Person on whose premises Qualified Inventory is located, which premises are neither owned nor leased by a Credit Party, any customer of or Vendor to a Credit Party, or an Outside Processor.

“Threshold Amount” shall mean $25,000,000.

“Transaction” shall mean, collectively, (i) the entering into of the Credit Documents and the incurrence of Loans on the Closing Date, (ii) the repayment and termination of the Existing Credit Agreement and release of liens and guarantees thereunder and (iii) the payment of all Transaction Costs.

“Transaction Costs” shall mean the fees, premiums and expenses payable by Holdings and its Subsidiaries in connection with the transactions described in clauses (i) and (ii) of the definition of “Transaction.”

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a U.S. Base Rate Loan, Term SOFR Loan, Canadian Base Rate Loan, Canadian Prime Loan or ~~B/A Equivalent~~Term CORRA Loan.

“UCC” shall mean the Uniform Commercial Code in effect in the State of New York from time to time; provided, however, that, at any time, if by reason of mandatory provisions of law, the Uniform Commercial Code as in effect in a jurisdiction in the United States other than the State of New York governs, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions relating to such perfection or priority and for purposes of definitions relating to such provisions.

“UK Financial Institutions” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfinanced Capital Expenditures” shall mean Capital Expenditures that are not Financed Capital Expenditures.

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets of such Plan.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Subsidiary” shall mean (i) each Subsidiary of the Lead Borrower listed on Schedule 1.01A and (ii) any Subsidiary of the Lead Borrower designated by the board of directors of the Lead Borrower as an Unrestricted Subsidiary pursuant to Section 9.16 subsequent to the Amendment No. 5 Effective Date; provided, however, that no Subsidiary Borrower shall be designated as an Unrestricted Subsidiary.

“Unused Line Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Unused Line Fee Rate” shall mean 0.20% per annum on the average daily unused Revolving Commitments, calculated based upon the actual number of days elapsed over a 360-day year payable quarterly in arrears.

“U.S. Base Rate” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”, and (c) the Term SOFR plus 1.00%; provided, that in no event shall the U.S. Base Rate be less than 1.00%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. If the U.S. Base Rate is being used as an alternate rate of interest pursuant to Section 3.05 hereof, then the U.S. Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“U.S. Base Rate Loan” shall mean each Revolving Loan which is designated or deemed designated as a U.S. Base Rate Loan by the Lead Borrower at the time of the incurrence thereof or conversion thereto.

“U.S. Borrowers” shall mean (i) the Lead Borrower and (ii) any U.S. Subsidiary Borrower.

“U.S. Borrowing Base” shall mean at any time of calculation, solely in respect of the U.S. Credit Parties, an amount equal to the sum of, without duplication:

(a) the Net Amount of Eligible Accounts of the U.S. Credit Parties multiplied by the advance rate of 90%, plus

(b) 85% of the NOLV Percentage of the Value of the Inventory of such U.S. Credit Party (and, to the extent that the NOLV Percentage accounts for the slow moving nature or aged status of Inventory of such U.S. Credit Party, such slow moving nature or aged status as in existence on the date of the most recent Qualified Appraisal shall not be used as a basis to exclude Inventory from eligibility nor used as a basis for the institution of an Inventory Reserve); plus

(c) 100% of Qualified Cash of the U.S. Credit Parties, minus

(d) any Reserves established from time to time by the Administrative Agent in accordance herewith.

“U.S. Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests have been granted or will be granted (or purported to be granted) pursuant to any Security Document governed by the laws of the United States (or any state thereof) (including any Additional Security Documents but excluding the Canadian Security Agreement), including, without limitation, all collateral as described in the U.S. Security Agreement.

“U.S. Credit Party” shall mean Holdings, each U.S. Borrower and each U.S. Subsidiary Guarantor.

“U.S. Dollars” or “Dollars” and the sign “$” shall each mean freely transferable lawful money (expressed in dollars) of the United States.

“U.S. Dominion Account” shall mean a special concentration account established by the Lead Borrower at Bank of America, N.A. or another bank reasonably acceptable to the Administrative Agent, over which the Collateral Agent has exclusive control for withdrawal purposes pursuant to the terms and provisions of this Agreement and the other Credit Documents.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time; provided that determinations made pursuant to this Agreement in accordance with U.S. GAAP are subject (to the extent provided therein) to Section 13.07(a).

“U.S. Government Securities Business Day” shall mean any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Line Cap” shall mean an amount that is equal to the lesser of (a) the Non-FILO Revolving Commitments and (b) the Aggregate Non-FILO Borrowing Base.

“U.S. Payment Account” shall mean an account maintained by the Administrative Agent to which all monies from time to time deposited to a U.S. Dominion Account constituting proceeds of Collateral considered in calculating the U.S. Borrowing Base shall be transferred and all other payments shall be sent in immediately available federal funds.

“U.S. Protective Advances” shall have the meaning assigned to such term in Section 2.18.

“U.S. Revolving Borrowing” shall mean a Borrowing comprised of U.S. Revolving Loans.

“U.S. Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding U.S. Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such of such Lender’s Swingline Exposure.

“U.S. Revolving Loans” shall mean advances made to or at the instructions of the Lead Borrower pursuant to Section 2 hereof to a U.S. Borrower and may constitute U.S. Revolving Loans and Swingline Loans made to U.S. Borrowers but shall not include FILO Loans.

“U.S. Security Agreement” shall mean the U.S. Security Agreement dated as of the Closing Date, by and between the Collateral Agent and each of the U.S. Credit Parties, as amended, amended and restated, supplemented or otherwise modified from time to time.

“U.S. Subsidiary Borrower” shall mean any Domestic Subsidiaries of the Lead Borrower that execute a counterpart hereto and to any other applicable Credit Document as a Borrower in accordance with the requirements of this Agreement and any other applicable Credit Document.

“U.S. Subsidiary Guarantor” shall mean each Domestic Subsidiary of the Lead Borrower (other than the other U.S. Borrowers) in existence on the Closing Date other than any Excluded Subsidiary, as well as each Domestic Subsidiary of the Lead Borrower established, created or acquired after the Closing Date which becomes a party to this Agreement in accordance with the requirements of this Agreement.

“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 5.01(c).

“Value” shall mean with reference to the value of Inventory, value as shown in the applicable Borrower’s or Subsidiary Guarantor’s perpetual inventory system, consistent with past practice.

“Vendor” shall mean a Person that sells Inventory to a Credit Party.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary of such Person.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary of such Person.

“Wholly-Owned Restricted Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Restricted Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Equity Interests at such time (other than, in the case of a Foreign Subsidiary with respect to preceding clauses (i) or (ii), director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Lead Borrower and any Restricted Subsidiary under applicable law).

“Will be Able To Pay their Stated Liabilities and Identified Contingent Liabilities as they Mature” shall mean Holdings and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02.
Terms Generally.

(a) The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Credit Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Credit Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). Any reference herein or in any other Credit Document to the satisfaction, repayment, or payment in full of the Obligations or the Obligations having been repaid in full, or words of similar import, shall mean (i) the payment or repayment in full of all such Obligations (other than (x) LC Exposure of the type described in clause (a) of the definition thereof, (y) contingent indemnification Obligations for which no claim has been asserted and (z) Secured Bank Product Obligations), (ii) the receipt by the Administrative Agent of Cash Collateral in order to secure LC Exposure of the type described in clause (a) of the definition thereof, and (iii) the termination of all of the Commitments of the Lenders. For purposes of determining compliance at any time with Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07(a), it is understood and agreed that any Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, Affiliate transaction or prepayment of Indebtedness need not be permitted solely by reference to one category of permitted Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, Affiliate transaction or prepayment of Indebtedness under Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07(a), respectively, but may instead be permitted in part under any combination thereof (it being understood that Lead Borrower may utilize amounts under any category that is subject to any financial ratio or test, including the Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio, Payment Conditions or Distribution Conditions, prior to amounts under any other category). For purposes of determining compliance at any time with Sections 10.01, 10.02, 10.03, 10.04, 10.05 and 10.06, in the event that any Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment or transaction with affiliates meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 10.01, 10.02, 10.03, 10.04, 10.05 and 10.06 (other than, in each case, any clause permitting any transaction subject to the satisfaction of the Payment Conditions or the Distribution Conditions), the Lead Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category by providing written notice to the Administrative Agent at the Administrative Agent’s reasonable request of the amount of Liens, sales, leases or other dispositions of assets, Dividends, Indebtedness, Investments or transaction with affiliates to be reclassified and certifying that such Liens, sales, leases or other dispositions of assets, Dividends, Indebtedness, Investments or transaction with affiliates, as applicable, could be incurred under such other category on the date of such notice).

(b) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03.
Uniform Commercial Code and PPSA. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York (and with respect to any Canadian Credit Party, such definition or correlative terms (if existing) under the PPSA shall be defined in accordance with the PPSA) from time to time: “Chattel Paper,” “Deposit Account,” “Document (“document of title” as defined in the PPSA),” “General Intangibles (“intangibles” as defined in the PPSA),” and “Goods.”
1.04.
Exchange Rates; Currency Equivalent. All references in the Credit Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar Equivalent of any amounts denominated or reported under a Credit Document in a currency other than Dollars shall be determined by the Administrative Agent on a daily basis, based on the current Spot Rate. The Lead Borrower shall report value and other Borrowing Base components to the Administrative Agent in the currency invoiced by the Lead Borrower or shown in the Lead Borrower’s financial records, and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, (a) if any Obligation is funded and expressly denominated in a currency other than Dollars, the Borrowers shall repay such Obligation in such other currency, and (b) all other Obligations shall be repaid by the Borrowers in Dollars.
1.05.
Interpretation (Quebec). For purposes of any Collateral located in the Province of Quebec or charged by any Credit Document governed by the laws of the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of a Credit Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property,” (b) “real property” shall be deemed to include “immovable property,” (c) “tangible property” shall be deemed to include “corporeal property,” (d) “intangible property” shall be deemed to include “incorporeal property,” (e) “security interest,” “mortgage” and “lien” shall be deemed to include a “hypothec,” “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation,” (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs,” (l) “joint and several” shall be deemed to include “solidary,” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault,” (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary,” (o) “easement” shall be deemed to include “servitude,” (p) “priority” shall be deemed to include “prior claim,” (q) “survey” shall be deemed to include “certificate of location and plan,” (r) “fee simple title” shall be deemed to include “absolute ownership,” (s) “ground lease” shall be deemed to include “emphyteutic lease,” (t) “lease” shall include a “leasing” (crédit-bail), and (u) “foreclosure” shall include “the exercise of a hypothecary right”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).
1.06.
Currency Fluctuations. If at any time following one or more fluctuations in the exchange rate of the Canadian Dollar against the U.S. Dollar, (a) the equivalent amount in Canadian Dollars of Obligations under the Revolving Loans in U.S. Dollars (based on the applicable Spot Rate) plus Obligations under the Revolving Loans in Canadian Dollars exceeds the limit of the Borrowing Base, or (b) any part of the Obligations exceeds any other limit set forth herein for such Obligations, in each case by more than $1,000,000 or C$1,000,000, as applicable, the Lead Borrower shall within three (3) Business Days of written notice of same from the Administrative Agent or, if an Event of Default has occurred and is continuing, immediately (i) make the necessary payments or repayments to reduce such Obligations to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Administrative Agent deposits in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Administrative Agent. Without in any way limiting the foregoing provisions, the Administrative Agent shall, weekly or more frequently in the Administrative Agent’s sole discretion, make the necessary exchange rate calculations to determine whether any such excess exists on such date.
1.07.
Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Term SOFR Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Term SOFR Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Term SOFR Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
1.08.
Limited Condition Transactions. Notwithstanding anything to the contrary in this Agreement, in connection with any action being taken in connection with a Limited Condition Transaction (other than (a) the making by any Lender or Issuing Bank, as applicable, of any Credit Extension unless otherwise agreed by such Lender or Issuing Bank and (b) determining Availability for purposes of the Payment Conditions or Distribution Conditions, other than with respect to any Limited Condition Transaction that is to be financed solely with proceeds of newly committed financing not constituting Commitments hereunder), for purposes of:
(i)
determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Leverage Ratio and Consolidated Fixed Charge Coverage Ratio;
(ii)
testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Consolidated Total Assets, as applicable); or
(iii)
determining other compliance with this Agreement (including the determination that representations and warranties are true and correct and that no Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom);

in each case, at the option of the Lead Borrower (the Lead Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be made (1) in the case of any acquisition (including by way of merger or amalgamation) or similar Investment (including the assumption or incurrence of Indebtedness in connection therewith), at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment, (y) the public announcement of an intention to make an offer in respect of the target of such acquisition or Investment or (z) the consummation of such acquisition or Investment, (2) in the case of any Dividend, at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of the most recently ended Test Period at the time of) (x) the irrevocable declaration of such Dividend or (y) the making of such Dividend and (3) in the case of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07(a), at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such payment or prepayment or redemption or acquisition of such Indebtedness or (y) the making of such voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness (the “LCT Test Date”), and if, for the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Lead Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Lead Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Lead Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations; provided, that, notwithstanding anything to the contrary herein, if financial statements for one or more subsequent Test Periods shall have become available, Lead Borrower may elect, in its sole discretion, to re-determine all such financial ratios or tests, with respect to, or as of the last day of, the most recently ended Test Period on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the LCT Test Date for purposes of such baskets, ratios and financial metrics. If the Lead Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Dividends, the making of any Investment, mergers, amalgamations, the conveyance, lease or other transfer of all or substantially all of the assets of the Lead Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, public announcement or irrevocable notice for such Limited Condition Transaction is terminated, revoked or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

Section 2.
Amount and Terms of Credit.
2.01.
Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make (i) U.S. Revolving Loans to the U.S. Borrowers in Dollars, at any time and from time to time on and after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination of the Non-FILO Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the Availability Conditions not being met; provided that following a FILO Exchange Offer, no U.S. Revolving Loans may be made to any U.S. Borrower unless the amount of outstanding FILO Loans is equal to the FILO Line Cap, if any FILO Commitment exists at such time; and (ii) Canadian Revolving Loans to the Canadian Borrower in Dollars or Canadian Dollars, at any time and from time to time on and after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination of the Non-FILO Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the Availability Conditions not being met. Subject to the terms and conditions set forth herein, each FILO Lender agrees to make FILO Loans to the U.S. Borrowers in Dollars following a FILO Exchange Offer and thereafter until the earlier of one Business Day prior to the Maturity Date and the termination of the FILO Commitment of such FILO Lender in an aggregate principal amount that will not result in (i) such FILO Lender’s FILO Exposure exceeding its FILO Commitment and (ii) the aggregate amount of FILO Loans exceeding the FILO Line Cap. Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans. The Canadian Borrower shall be liable as a borrower, but, for the avoidance of doubt, the U.S. Borrowers shall not be liable as borrowers, for all Canadian Revolving Loans. All U.S. Borrowers shall be jointly and severally liable as borrowers for all U.S. Revolving Loans and FILO Loans regardless of which U.S. Borrower received the proceeds thereof. Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not (i) affect in any manner the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement or (ii) excuse or relieve any Lender of its Commitment to make any such Loan to the extent not so made by such branch or Affiliate.
2.02.
Loans.
(a)
Each (i) U.S. Revolving Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of U.S. Revolving Loans made by the Lenders ratably in accordance with their applicable Non-FILO Revolving Commitments, (ii) Canadian Revolving Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their applicable Non-FILO Revolving Commitments and (iii) FILO Loan shall be made as part of a Borrowing consisting of FILO Loans made by the FILO Lenders ratably in accordance with their applicable FILO Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) (A) in the case of U.S. Base Rate Loans and Canadian Base Rate Loans, in an integral multiple of $100,000 and not less than $100,000 (B) in the case of Term SOFR Loans, an integral multiple of $500,000 and not less than $1,000,000, (C) in the case of ~~B/A Equivalent~~Term CORRA Loans, an integral multiple of C$500,000 and not less than C$1,000,000 and (D) in the case of Canadian Prime Loans, in an integral multiple of C$100,000 and not less than C$100,000 or (ii) equal to the remaining available balance of the applicable Revolving Commitments.
(b)
Subject to Section 3.01, each Borrowing of U.S. Revolving Loans or FILO Loans shall be comprised entirely of U.S. Base Rate Loans or Term SOFR Loans and each Borrowing of Canadian Revolving Loans shall be comprised entirely of Canadian Base Rate Loans, Canadian Prime Loans, ~~B/A Equivalent~~Term CORRA Loans or Term SOFR Loans, as the Lead Borrower or Canadian Borrower, as applicable, may request pursuant to Section 2.03. Borrowings of more than one Type may be outstanding at the same time; provided, further, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than twenty Borrowings of Term SOFR Loans or five Borrowings of ~~B/A Equivalent~~Term CORRA Loans outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods ~~or Contract Periods~~, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(c)
Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan (other than Swingline Loans) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Lead Borrower or the Canadian Borrower, as applicable, in the applicable Notice of Borrowing maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met or waived, return the amounts so received to the respective Lenders.
(d)
Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Lead Borrower or the Canadian Borrower, as applicable, on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Lead Borrower or the Canadian Borrower, as applicable severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Lead Borrower or the Canadian Borrower, as applicable, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
(e)
Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period ~~or Contract Period~~ requested with respect thereto would end after the Maturity Date.
(f)
If an Issuing Bank shall not have received from the Lead Borrower or the Canadian Borrower, as applicable, the payment required to be made by Section 2.13(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative

Agent of the LC Disbursement and the Administrative Agent will promptly notify each applicable Lender of such LC Disbursement and its Pro Rata Percentage thereof. Each such Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such LC Disbursement (it being understood that such amount shall be deemed to constitute a U.S. Base Rate Loan or Canadian Base Rate Loan (for LC Disbursements denominated in Dollars) or a Canadian Prime Loan (for LC Disbursements denominated Canadian Dollars) of such Lender, and such payment shall be deemed to have reduced the applicable LC Exposure), and the Administrative Agent will promptly pay to such Issuing Bank amounts so received by it from the applicable Lenders. The Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the applicable Borrower pursuant to Section 2.13(e) prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the applicable Issuing Bank, as their interests may appear. If any Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, such Lender and the Lead Borrower or the Canadian Borrower, as applicable, severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Bank at (i) in the case of the Lead Borrower or the Canadian Borrower, as applicable, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Rate (for Dollars) or the Bank of Canada Overnight Rate (for Canadian Dollars), and for each day thereafter, the U.S. Base Rate (for Dollars) or the Canadian Prime Rate (for Canadian Dollars).
2.03.
Borrowing Procedure. To request a (i) U.S. Revolving Borrowing or FILO Borrowing, the Lead Borrower shall or (ii) Canadian Revolving Borrowing, the Canadian Borrower shall, in each case, notify the Administrative Agent of such request by writing or electronic transmission (if arrangements for doing so have been approved by the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed) (i) in the case of a Borrowing of Term SOFR Loans, not later than 1:00 p.m., New York City time, two Business Days before the date of the proposed Borrowing, (ii) in the case of a Borrowing of U.S. Base Rate Loans (other than Swingline Loans), not later than 1:00 p.m., New York City time, on the Business Day of the proposed Borrowing, (iii) in the case of a Borrowing of ~~B/A Equivalent~~Term CORRA Loans, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (iv) in the case of a Borrowing of Canadian Base Rate Loans (other than Swingline Loans), not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing or (v) in the case of a Borrowing of Canadian Prime Loans (other than Swingline Loans), not later than 1:00 p.m., New York City, one Business Day before the date of the proposed Borrowing. Each such written Notice of Borrowing shall specify the following information in compliance with Section 2.02:
(i)
(ii) the name of the Borrower and the aggregate amount of such Borrowing;
(iii)
(iv) the date of such Borrowing, which shall be a Business Day;

(v)
(vi) whether such Borrowing is to be a Borrowing of U.S. Base Rate Loans, a Borrowing of Term SOFR Loans, a Borrowing of Canadian Base Rate Loans, a Borrowing of Canadian Prime Loans or a Borrowing of ~~B/A Equivalent~~Term CORRA Loans;
(vii)
(viii) in the case of a Borrowing of Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans, the initial Interest Period ~~or Contract Period to be applicable thereto~~, which shall be a period contemplated by the definition of the term “Interest Period” ~~or “Contract Period,” as applicable~~;
(ix)
(x) the location and number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02;
(xi)
(xii) whether such Borrowing is in respect of the FILO Commitment or Non-FILO Revolving Commitment, if applicable;
(xiii)
(xiv) the currency of the Borrowing; and
(xv)
(xvi) that the conditions set forth in Section 6 or Section 7, as applicable, are satisfied or waived as of the date of the notice.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Borrowing of U.S. Base Rate Loans for U.S. Borrowers and of Canadian Prime Loans for the Canadian Borrower. If no Interest Period ~~or Contract Period~~ is specified with respect to any requested Borrowing of Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans, then the Lead Borrower or the Canadian Borrower, as applicable, shall be deemed to have selected an Interest ~~Period or Contract~~ Period of one month’s duration (subject to the proviso in clause (d) above). If no currency is specified, then the requested Borrowing shall be made in Dollars for U.S. Borrowers and Canadian Dollars for the Canadian Borrower. Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

2.04.
Evidence of Debt; Repayment of Loans.
(a)
Each U.S. Borrower, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each U.S. Revolving Loan of such Lender on the Maturity Date, (ii) to the Administrative Agent for the account of each FILO Lender, if applicable, the then unpaid principal amount of each FILO Loan made to a U.S. Borrower of such FILO Lender on the Maturity Date and (iii) to each Swingline Lender the then unpaid principal amount of each applicable Swingline Loan made to the Lead Borrower on the Maturity Date. The Canadian Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender, then unpaid principal amount of each Canadian Revolving Loan of such Lender on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to the Canadian Borrower on the Maturity Date.

(b)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Lead Borrower shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.
(c)
The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof, the currency thereof and the Interest Period ~~or Contract Period~~ applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender. The Lead Borrower shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.
(d)
The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.
(e)
Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Lead Borrower or the Canadian Borrower, as applicable, shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit B‑1 or Exhibit B‑2, as applicable.
2.05.
Fees.
(a)
Unused Line Fee. The Borrowers shall, jointly and severally, pay to the Administrative Agent, for the pro rata benefit of the Lenders (other than any Defaulting Lender), a fee in Dollars equal to the Unused Line Fee Rate multiplied by the amount by which the Revolving Commitments (other than Revolving Commitments of a Defaulting Lender) exceed the average daily balance of outstanding Revolving Loans (other than Swingline Loans) and the stated amount of outstanding Letters of Credit for each day during any fiscal quarter (such fee, the “Unused Line Fee”). Such fee shall accrue commencing on the Closing Date, and will be payable in arrears, on the first day of each fiscal quarter commencing July 1, 2022.
(b)
Administrative Agent Fees. The Borrowers, jointly and severally, agree to pay to the Administrative Agent, for its own account, the fees payable in the amounts and at the times separately agreed upon between the Lead Borrower and the Administrative Agent (the “Administrative Agent Fees”).
(c)
LC and Fronting Fees. The Borrowers, jointly and severally, agree to pay (i) to the Administrative Agent for the account of each applicable Lender a participation fee (“LC

Participation Fee”) in Dollars with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Term SOFR Loans that are not FILO Loans pursuant to Section 2.06, on the actual daily outstanding balance of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) for each day during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee (“Fronting Fee”) in Dollars, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder as agreed among the Lead Borrower or the Canadian Borrower, as applicable, and such Issuing Bank from time to time. LC Participation Fees and Fronting Fees shall accrue commencing on the Closing Date, and will be payable in arrears, on the first day of each fiscal quarter commencing July 1, 2022; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand (including documentation reasonably supporting such request). Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after written demand (together with backup documentation supporting such reimbursement request). All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(d)
All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the applicable Lenders (other than Defaulting Lenders), except that the Fronting Fees shall be paid directly to each Issuing Bank. Once paid, none of the fees shall be refundable under any circumstances.
2.06.
Interest on Loans.
(a)
Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of U.S. Base Rate Loans, including each Swingline Loan of the Lead Borrower, shall bear interest at a rate per annum equal to the U.S. Base Rate plus the Applicable Margin in effect from time to time.
(b)
Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of Term SOFR Loans shall bear interest at a rate per annum equal to the Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.
(c)
Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of Canadian Base Rate Loans, including each Swingline Loan of the Canadian Borrower denominated in Dollars, shall bear interest at a rate per annum equal to the Canadian Base Rate plus the Applicable Margin in effect from time to time.

(d)
Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of Canadian Prime Loans, including each Swingline Loan of the Canadian Borrower denominated in Canadian Dollars shall bear interest at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin in effect from time to time.
(e)
Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of ~~B/A Equivalent~~Term CORRA Loans denominated in Canadian Dollars shall bear interest at a rate per annum equal to the ~~Canadian B/A Rate~~Term CORRA for the ~~Contract~~Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.
(f)
Notwithstanding the foregoing, if any principal of or interest on any Loan or any fees or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Loan, 2.00% plus the rate otherwise applicable to such Loan or (ii) in the case of any other overdue amount, 2.00% plus the rate applicable to U.S. Base Rate Loans (in each case, the “Default Rate”).
(g)
Accrued interest on (x) each U.S. Base Rate Loan, Canadian Base Rate Loan and Canadian Prime Loan shall be payable in arrears on each Adjustment Date and on the Maturity Date, commencing with July 1, 2022 and (y) each Term SOFR Loan and ~~B/A Equivalent~~Term CORRA Loan shall be payable on the last day of each Interest Period ~~or Contract Period, as applicable~~, and on the Maturity Date; provided that if any Interest Period ~~or Contract Period, as applicable~~, exceeds three months, accrued interest shall be payable on the respective dates that fall every three months after the beginning of such Interest Period ~~or Contract Period~~, and, in the case of Revolving Loans, shall be payable upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (f) of this Section 2.06 shall be payable on demand and, absent demand, on each Adjustment Date and upon termination of the Revolving Commitments, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a U.S. Base Rate Loan, Canadian Base Rate Loan or Canadian Prime Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan or ~~B/A Equivalent~~Term CORRA Loan prior to the end of the current Interest Period ~~or Contract Period, as applicable~~, therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(h)
All interest hereunder shall be computed on the basis of a year of 365 days, except that interest computed by reference to Term SOFR (other than U.S. Base Rate Loans and Canadian Base Rate Loans determined by reference to Term SOFR) and all fees shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable U.S. Base Rate, Canadian Base Rate or Term SOFR shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

(i)
For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or any other period of time that is less than a calendar year, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on the number of days in the calendar year, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 360, or such other period of time that is less than the calendar year, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
(j)
With respect to SOFR, Term SOFR or the ~~Canadian B/A Rate~~Term CORRA, the Administrative Agent will have the right (in consultation with the Lead Borrower) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Lead Borrower and the Lenders reasonably promptly after such amendment becomes effective.
2.07.
Termination and Reduction of Commitments.
(a)
The Non-FILO Revolving Commitments, the Swingline Commitment, and the LC Commitment shall automatically terminate on the Maturity Date.
(b)
The Lead Borrower may at any time terminate, or from time to time reduce, the Non-FILO Revolving Commitments; provided that (i) any such reduction shall be in an amount that is an integral multiple of $5,000,000 and in a minimum amount of $10,000,000 and (ii) the Non-FILO Revolving Commitments shall not be terminated or reduced if after giving effect to any concurrent prepayment of the Non-FILO Loans in accordance with Section 2.09, the Aggregate Exposures would exceed the Aggregate Commitments. Once initiated, the FILO Commitments may only be optionally terminated in full so long as no Default or Event of Default is then occurring or would result therefrom.
(c)
The Lead Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitments under paragraph (b) of this Section 2.07 at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Lead Borrower pursuant to this Section 2.07 shall be irrevocable except that, to the extent delivered in connection with a refinancing of the Obligations, such notice shall not be irrevocable until such refinancing is closed and funded. Any effectuated termination or reduction of the Aggregate Commitments shall be permanent. Each reduction of the Aggregate Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Revolving Commitments of such Class. Upon any reduction of the Aggregate Commitments as provided herein, each dollar floor included in a reference to

“Availability” herein shall be automatically decreased so that the ratio of Availability to the Aggregate Commitments as so decreased remains the same as prior to such decrease.
2.08.
Interest Elections.
(a)
Each Revolving Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Borrowing of Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans, shall have an initial Interest ~~Period or Contract~~ Period as specified in such Notice of Borrowing. Thereafter, the Lead Borrower or the Canadian Borrower, as applicable, may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Borrowing of Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans, may elect Interest Periods ~~or Contract Periods, as applicable,~~, therefor, all as provided in this Section 2.08. The Lead Borrower and the Canadian Borrower, as applicable, may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, the Borrowers shall not be entitled to request any conversion or continuation that, if made, would result in more than twenty Borrowings of Term SOFR Loans or five Borrowings of ~~B/A Equivalent~~Term CORRA Loans, outstanding hereunder at any one time. This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued.
(b)
To make an election pursuant to this Section 2.08, the Lead Borrower or the Canadian Borrower, as applicable, shall notify the Administrative Agent of such election by electronic transmission (if arrangements for doing so have been approved by the Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned) by the time that a Notice of Borrowing would be required under Section 2.03 if such Borrower was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election, subject to Section 3.05. Each such Notice of Conversion/Continuation shall be substantially in the form of Exhibit A‑2, unless otherwise agreed to by the Administrative Agent and the Lead Borrower or the Canadian Borrower, as applicable. Whenever the Canadian Borrower desires to convert or continue any Canadian Prime Loans as ~~B/A Equivalent~~Term CORRA Loans, the Canadian Borrower shall give the Administrative Agent a Notice of Conversion/Continuation, no later than 1:00 p.m. (New York City time) at least two Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, the Administrative Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Canadian Prime Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the ~~Contract~~Interest Period (which shall be deemed to be one month if not specified).
(c)
Each written Notice of Conversion/Continuation shall specify the following information in compliance with Section 2.02:
(1)
(2) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(3)
(4) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day;
(5)
(6) whether the resulting Borrowing is to be a Borrowing of U.S. Base Rate Loans, a Borrowing of Term SOFR Loans, a Borrowing of Canadian Base Rate Loans, a Borrowing of Canadian Prime Loans or a Borrowing of ~~B/A Equivalent~~Term CORRA Loans;
(7)
(8) the currency of the resulting Borrowing; and
(9)
(10) if the resulting Borrowing is a Borrowing of Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans, the Interest Period ~~or Contract Period, as applicable~~, to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” ~~or “Contract Period,” as applicable.~~

If any such Notice of Conversion/Continuation requests a Borrowing of Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans but does not specify an Interest ~~Period or Contract~~ Period, then the Lead Borrower or the Canadian Borrower, as applicable, shall be deemed to have selected an Interest Period ~~or Contract Period~~ of one month’s duration. No Borrowing may be converted into or continued as a Borrowing denominated in a different currency, but instead must be prepaid in the original currency of such Borrowing and reborrowed in the other currency.

(d)
Promptly following receipt of a Notice of Conversion/Continuation, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)
If a Notice of Conversion/Continuation with respect to a Borrowing of Term SOFR Loans is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Borrowing of U.S. Base Rate Loans or Canadian Base Rate Loans, as applicable. If a Notice of Conversion/Continuation with respect to a Borrowing of ~~B/A Equivalent~~Term CORRA Loans is not timely delivered prior to the end of the ~~Contract~~Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such ~~Contract~~Interest Period such Borrowing shall be converted to a Borrowing of Canadian Prime Loans. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Lead Borrower, then, after the occurrence and during the continuance of such Event of Default (i) no outstanding Borrowing may be converted to or continued as a Borrowing of Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans and (ii) unless repaid, each Borrowing of Term SOFR Loans and ~~B/A Equivalent~~Term CORRA Loans shall be converted to a Borrowing of U.S. Base Rate Loans or Canadian Base Rate Loans,

as applicable, or Canadian Prime Loans, respectively, at the end of the Interest Period ~~or Contract Period~~ applicable thereto.
2.09.
Optional and Mandatory Prepayments of Loans.
(a)
Optional Prepayments. The Lead Borrower or the Canadian Borrower, as applicable, shall have the right, at any time and from time to time to prepay, without premium or penalty, any Borrowing (provided that no FILO Loan may be prepaid unless, (i) prior to or simultaneously with such prepayment, all U.S. Revolving Loans outstanding are repaid in full or (ii) such prepayment is in connection with a termination of the FILO Commitments pursuant to Section 2.07), in whole or in part, subject to the requirements of this Section 2.09; provided that (i) each partial prepayment of Term SOFR Loans shall be in an amount that is an integral multiple of $500,000 and in a minimum amount of $1,000,000, (ii) each partial prepayment of ~~B/A Equivalent~~Term CORRA Loans shall be in an amount that is an integral multiple of C$500,000 and in a minimum amount of C$1,000,000, (iii) each partial prepayment of U.S. Base Rate Loans or Canadian Base Rate Loans shall be in an amount that is an integral multiple of $100,000 and in a minimum amount of $100,000 and (iv) each partial prepayment of Canadian Prime Loans shall be in an amount that is an integral multiple of C$100,000 and in a minimum amount of C$100,000.
(b)
Revolving Loan Prepayments.
(i)
In the event of the termination of all the Revolving Commitments, the Lead Borrower and the Canadian Borrower shall, on the date of such termination, repay or prepay all the outstanding Revolving Borrowings of Non-FILO Loans and all outstanding Swingline Loans and Cash Collateralize or backstop on terms reasonably satisfactory to the Administrative Agent the LC Exposure in accordance with Section 2.13(j), and thereafter, prepayments by the Borrowers shall be applied to the FILO Loans, if any FILO Loans are outstanding at such time.
(ii)
In the event of any partial reduction of the Revolving Commitments, then (A) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Lead Borrower and the Lenders of the Aggregate Exposures after giving effect thereto and (B) if (1) the aggregate U.S. Revolving Exposures exceed the U.S. Line Cap then in effect, after giving effect to such reduction, then the Lead Borrower shall, on the date of such reduction (or, if such reduction is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, within five Business Days following such notice), first, repay or prepay all Swingline Loans made to the Lead Borrower, second, repay or prepay U.S. Revolving Borrowings and third, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, (2) the aggregate Canadian Revolving Exposures exceed the Canadian Line Cap then in effect, after giving effect to such reduction, then the Canadian Borrower shall, on the date of such reduction (or, if such reduction is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, within five Business Days following such notice), first, repay or prepay all Swingline Loans made to the Canadian Borrower and second, repay or prepay Canadian Revolving Borrowings, in an amount sufficient to eliminate such excess, (3) the Aggregate Exposures would exceed the Line Cap then in effect, after giving effect to such reduction, then the Borrowers shall, on the date of such reduction (or, if such reduction is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, within five Business Days following such notice), first, repay or prepay all Swingline Loans, second, repay or prepay Borrowings of Non-FILO Loans, third, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j) and fourth, repay or prepay Borrowings of FILO Loans, in an amount sufficient to eliminate such excess or (4) the aggregate FILO Exposures at any time exceed the FILO Line Cap then in effect, such excess shall be deemed to be drawn as U.S. Revolving Loans or Canadian Revolving Loans, and if the result causes the U.S. Revolving Exposures to exceed the U.S. Line Cap then in effect or the Canadian Revolving Exposures to exceed the Canadian Line Cap then in effect, the applicable Borrowers shall, on the date of such reduction (or, if such reduction is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, within five Business Days following such notice), first, repay or prepay all Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.
(iii)
In the event that (1) the aggregate U.S. Revolving Exposures at any time exceed the U.S. Line Cap then in effect, the Lead Borrower shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, or change in eligibility standards, within five Business Days following notice), apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay all Swingline Loans made to the Lead Borrower, second, repay or prepay U.S. Revolving Borrowings, and third, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, (2) the aggregate Canadian Revolving Exposures at any time exceed the Canadian Line Cap then in effect, the Canadian Borrower shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, or change in eligibility standards, within five Business Days following notice), apply an amount equal to such excess to prepay the Canadian Revolving Loans and any interest accrued thereon, first, repay or prepay all Swingline Loans made to the Canadian Borrower and second, repay or prepay Canadian Revolving Borrowings, in an amount sufficient to eliminate such excess, (3) the Aggregate Exposures at any time exceed the Line Cap then in effect, the Borrowers shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, or change in eligibility standards, within five Business Days following notice), apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay all Swingline Loans, second, repay or prepay Borrowings of Non-FILO Loans, third, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j) and fourth, repay or prepay Borrowings of FILO Loans, in an amount sufficient to eliminate such excess or (4) the aggregate FILO Exposures at any time exceed the FILO Line Cap then in effect, such excess shall be deemed to be drawn as U.S. Revolving Loans or Canadian Revolving Loans, and if the result causes the U.S. Revolving Exposures to exceed the U.S. Line Cap then in effect or the Canadian Revolving Exposures to exceed the Canadian Line Cap then in effect, the applicable Borrowers shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, or change in eligibility standards, within five Business Days following notice), apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay all Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.
(iv)
In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, the Lead Borrower shall, without notice or demand, immediately replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.
(c)
Application of Prepayments.
(i)
Prior to any optional or mandatory prepayment of Borrowings hereunder, the Lead Borrower or Canadian Borrower, as applicable, shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to this paragraph (i) of this Section 2.09(c). Unless during a Liquidity Period, except as provided in Section 2.09(b)(iii) hereof, all mandatory prepayments shall be applied as follows: first, to fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to the Credit Documents; second, to interest then due and payable on the Borrowers’ Swingline Loans; third, to the principal balance of the Swingline Loan outstanding until the same has been prepaid in full; fourth, to interest then due and payable on the Revolving Loans and other amounts due pursuant to Sections 3.02 and 5.01; fifth, to the principal balance of the Revolving Loans (excluding any FILO Loans) until the same have been prepaid in full; sixth, to the principal balance of the FILO Loans until the same have been prepaid in full; seventh, to Cash Collateralize all LC Exposure plus any accrued and unpaid interest thereon (to be held and applied in accordance with Section 2.13(j) hereof); eighth, to all other Obligations pro rata in accordance with the amounts that such Lender certifies is outstanding; and ninth, as required by the Intercreditor Agreement or, in the absence of any such requirement, returned to the Lead Borrower or to such party as otherwise required by law.
(ii)
Amounts to be applied pursuant to this Section 2.09 to the prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Loans, as applicable. Any amounts remaining after each such application shall be applied to prepay Term SOFR Loans and ~~B/A Equivalent~~Term CORRA Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.09 shall be in excess of the amount of the U.S. Base Rate Loans, the Canadian Base Rate Loans or the Canadian Prime Loans, as applicable at the time outstanding, only the portion of the amount of such prepayment that is equal to the amount of such outstanding U.S. Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Loans shall be immediately prepaid and, at the election of the Lead Borrower or the Canadian Borrower, as applicable, the balance of such required prepayment shall be either (A) deposited in the LC Collateral Account and applied to the prepayment of Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans, as applicable, on the last day of then next-expiring Interest Period ~~or Contract Period~~ for Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans, as applicable (with all interest accruing thereon for the account of the Lead Borrower or the Canadian Borrower, as applicable) or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.10. Notwithstanding any such deposit in the LC Collateral Account, interest shall continue to accrue on such Loans until prepayment.
(d)
Notice of Prepayment. The Lead Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) in writing of any prepayment hereunder (i) in the case of prepayment of a Borrowing of Term SOFR Loans, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a Borrowing of ~~B/A Equivalent~~Term CORRA Loans, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (iii) in the case of prepayment of a Borrowing of Canadian Base Rate Loans, not later than 1:00 p.m., New York City time, on the date of prepayment, (iv) in the case of prepayment of a Borrowing of Canadian Prime Loans, not later than 11:00 a.m., New York City time, on the date of prepayment, (v) in the case of prepayment of a Borrowing of U.S. Base Rate Loans, not later than 1:00 p.m., New York City time, on the date of prepayment, (vi) in the case of prepayment of a Swingline Loan of the Lead Borrower, not later than 1:00 p.m., New York City time, on the date of prepayment and (vii) in the case of prepayment of a Swingline Loan of the Canadian Borrower, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Each notice of prepayment pursuant to this Section shall be irrevocable, except that such Borrower may, by subsequent notice to the Administrative Agent, revoke any such notice of prepayment if such notice of revocation is received not later than 10:00 a.m. (New York City time) on the day on which such prepayment is scheduled to occur and, provided that (i) such Borrower reimburses each Lender pursuant to Section 3.02 for any funding losses within five Business Days after receiving written demand therefor and (ii) the amount of Loans as to which such revocation applies shall be deemed converted to (or continued as, as applicable) U.S. Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Loans, as applicable, in accordance with the provisions of Section 2.08 as of the date of notice of revocation (subject to subsequent conversion in accordance with the provisions of this Agreement). Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.
2.10.
Payments Generally; Pro Rata Treatment; Sharing of Set‑offs.
(a)
Each Borrower shall make each payment required to be made by it hereunder or under any other Credit Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 3.01, 3.02 and 5.01 or otherwise) at or before the time expressly required hereunder or under such other Credit Document for such payment (or, if no such time is expressly required, prior to 3:00 p.m., New York City time (or in the case of payments from the Canadian Borrower or payments in Canadian Dollars, 2:00 p.m., New York City time)) on the date when due, in immediately available funds, without setoff or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in Canadian Dollars shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s office in Canadian Dollars and in immediately available funds not later than the times specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any U.S. Credit Party is prohibited by any law from making any required payment hereunder in Canadian Dollars, such U.S. Credit Party shall make such payment in Dollars in the Dollar Equivalent of the Canadian Dollar payment amount. Any amounts received after the required time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 3.01, 3.02, 5.01 and 13.01 shall be made to the Administrative Agent for the benefit of to the Persons entitled thereto and payments pursuant to other Credit Documents shall be made to the Administrative Agent for the benefit of the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Credit Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
(b)
If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied in the manner as provided in Section 2.09(c) or 11.11 hereof, as applicable, ratably among the parties entitled thereto.
(c)
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower or other Credit Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Lead Borrower or Affiliate thereof or any Subsidiary of Holdings (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Credit Parties rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of a Credit Party in the amount of such participation.
(d)
Unless the Administrative Agent shall have received notice from the Lead Borrower or the Canadian Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or applicable Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Bank as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (i) the applicable Borrower has not in fact made such payment; (ii) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (iii) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate (or, with respect to Canadian Dollars, the Bank of Canada Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this clause (d) shall be conclusive, absent manifest error.
(e)
If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.02(f), 2.10(d), 2.12(d) or 2.13(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
2.11.
Defaulting Lenders.
(a)
Reallocation of Pro Rata Share; Amendments. For purposes of determining the Lenders’ obligations to fund or acquire participations in Loans or Letters of Credit, the Administrative Agent may exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata Shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Credit Document, except to the limited extent provided in Section 13.12. In no event shall any Lender’s obligations pursuant to this Section 2.11(a) cause such Lender to exceed its Commitment.
(b)
Payments; Fees. The Administrative Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Credit Documents, and a

Defaulting Lender shall be deemed to have assigned to the Administrative Agent such amounts until all Obligations owing to the Administrative Agent, Non-Defaulting Lenders and other Secured Creditors have been paid in full. The Administrative Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to the Lead Borrower or the Canadian Borrower hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the Unused Line Fee under Section 2.05(a). To the extent any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, LC Participation Fees attributable to such LC Obligations under Section 2.05(c) shall be paid to such other Lenders. The Administrative Agent shall be paid all LC Participation Fees attributable to LC Obligations that are not so reallocated.
(c)
Cure. The Lead Borrower, the Administrative Agent and applicable Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata Shares shall be reallocated without exclusion of such Lender’s Commitments and Loans, and all outstanding Loans, LC Obligations and other exposures under the Commitments shall be reallocated among Lenders and settled by the Administrative Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata Shares. Subject to Section 14.14, unless expressly agreed in writing by the Lead Borrower, the Administrative Agent and applicable Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.
2.12.
Swingline Loans.
(a)
Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender shall make (X) Swingline Loans denominated in Dollars to the Lead Borrower from time to time until one Business Day prior to the Maturity Date in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans to the Lead Borrower exceeding $100,000,000; provided that any Swingline Loans to the Lead Borrower that would result in the aggregate outstanding amount of Swingline Loans to the Lead Borrower exceeding $50,000,000 shall be made at the sole discretion of the Swingline Lender or (ii) the Availability Conditions not being satisfied and (Y) Swingline Loans denominated in Dollars or Canadian Dollars to the Canadian Borrower from time to time from time to time until one Business Day prior to the Maturity Date in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans to the Canadian Borrower exceeding the Dollar Equivalent of $15,000,000; provided that any Swingline Loans to the Canadian Borrower that would result in the aggregate outstanding amount of Swingline Loans to the Canadian Borrower exceeding $6,000,000 shall be made at the sole discretion of the Swingline Lender or (ii) the Availability Conditions not being satisfied; provided that the Swingline Lender shall in no event be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Lead Borrower or the Canadian Borrower, as applicable, may borrow, repay and reborrow Swingline Loans. The

Borrowers acknowledge that in the event that a reallocation of the Swingline Loan exposure of a Defaulting Lender pursuant to Section 2.11(a) does not fully cover the Swingline Loan exposure of such Defaulting Lender, the Administrative Agent may require the applicable Borrower to prepay such remaining exposure in respect of each outstanding Swingline Loan within ten Business Days of demand therefor and will have no obligation to issue new Swingline Loans, or to extend, renew or amend existing Swingline Loans to the extent such exposure would exceed the commitments of the non-Defaulting Lenders, unless such remaining exposure is repaid.
(b)
Swingline Loans. To request a Swingline Loan, the Lead Borrower or the Canadian Borrower, as applicable, shall notify the Administrative Agent of such request in writing, not later than 12:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Lead Borrower or the Canadian Borrower, as applicable. The Swingline Lender shall make each Swingline Loan available to the Lead Borrower or the Canadian Borrower, as applicable, by means of a credit to the general deposit account of the Lead Borrower or the Canadian Borrower, as applicable, with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.13(e), by remittance to the Issuing Bank) by 5:00 p.m., New York City time (in the case of Swingline Loans to the Lead Borrower), 1:00 p.m., New York City time (in the case of Swingline Loans to the Canadian Borrower denominated in Dollars) or 2:00 p.m. New York City time (in the case of Swingline Loans to the Canadian Borrower denominated in Canadian Dollars), on the requested date of such Swingline Loan. Neither the Lead Borrower nor the Canadian Borrower shall request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing. Swingline Loans shall be made in minimum amounts of $100,000.
(c)
Prepayment. The Lead Borrower or the Canadian Borrower, as applicable, shall have the right at any time and from time to time to repay, without premium or penalty, any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and to the Administrative Agent before 2:00 p.m., New York City time, on the date of repayment at the Swingline Lender’s address for notices specified in the Swingline Lender’s administrative questionnaire. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.
(d)
Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Non-FILO Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Non-FILO Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Non-FILO Lender, specifying in such notice such Non-FILO Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Non-FILO Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Non-FILO Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Non-FILO Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments or whether an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such Non-FILO Lender’s Revolving Exposure to exceed such Non-FILO Lender’s Revolving Commitment). Each Non-FILO Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(f) with respect to Loans made by such Non-FILO Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Non-FILO Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Non-FILO Lenders. The Administrative Agent shall notify the Lead Borrower or the Canadian Borrower, as applicable, of any participations in a Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to any Swingline Lender. Any amounts received by a Swingline Lender from a Borrower (or other party on behalf of a Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Non-FILO Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.
(e)
If the Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then on the Maturity Date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such Maturity Date); provided that, if on the occurrence of the Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.13(o)), there shall exist sufficient unutilized Extended Revolving Loan Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Revolving Loan Commitments which will remain in effect after the occurrence of the Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the Extended Revolving Loan Commitments and such Swingline Loans shall not be so required to be repaid in full on the Maturity Date.
2.13.
Letters of Credit.
(a)
General. Subject to the terms and conditions set forth herein, the Lead Borrower may request the issuance of Letters of Credit in Dollars for the Lead Borrower’s account or the account of a Domestic Subsidiary or Canadian Subsidiary of the Lead Borrower in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time until five Business Days prior to the Maturity Date (provided that the Lead Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of or in favor of a Domestic Subsidiary or Canadian Subsidiary). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Lead Borrower to, or entered into by the Lead Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. In the event that a reallocation of the Fronting Exposure with respect to LC Obligations of a Defaulting Lender pursuant to Section 2.11(a) does not fully cover the Fronting Exposure with respect to LC Obligations of such Defaulting Lender and such Defaulting Lender has not Cash Collateralized its obligations or otherwise made arrangements reasonably satisfactory to the applicable Issuing Bank, the applicable Issuing Bank may require the Lead Borrower to Cash Collateralize such remaining Fronting Exposure in respect of each outstanding Letter of Credit within ten Business Days of demand therefor and will have no obligation to issue new Letters of Credit, or to extend, renew or amend existing Letters of Credit to the extent the Fronting Exposure with respect to LC Obligations would exceed the commitments of the non-Defaulting Lenders, unless such remaining Fronting Exposure with respect to LC Obligations is Cash Collateralized.
(b)
Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Lead Borrower shall deliver in writing a LC Request to the applicable Issuing Bank and the Administrative Agent not later than 11:00 a.m. on the second Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is reasonably acceptable to the applicable Issuing Bank). A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount and currency thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the applicable Issuing Bank may reasonably require. A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (w) the Letter of Credit to be amended, renewed or extended; (x) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day), (y) the nature of the proposed amendment, renewal or extension; and (z) such other matters as the applicable Issuing Bank may reasonably require. If requested by the applicable Issuing Bank or the Lead Borrower also shall submit a letter of credit application substantially on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Lead Borrower shall be deemed to represent and warrant (solely in the case of (w) and (x)) that, after giving effect to such issuance, amendment, renewal or extension) (A) the LC Exposure shall not exceed $50,000,000, (B) the LC Exposure of the applicable Issuing Bank shall not exceed its LC Commitment, (C) the Availability Conditions are satisfied and (D) if a Defaulting Lender exists, either such Lender or the Lead Borrower has entered into arrangements satisfactory to the Administrative Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. Unless the Administrative Agent and applicable Issuing Bank shall otherwise agree, no Letter of Credit shall be denominated in a currency other than Dollars or Canadian Dollars.
(c)
Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is one year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the applicable

Issuing Bank may agree and, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and, unless Cash Collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case the expiry may extend no longer than twelve months after the Letter of Credit Expiration Date) the Letter of Credit Expiration Date. Each Letter of Credit may, upon the request of the Lead Borrower include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but, subject to the foregoing, not beyond the date that is after the Letter of Credit Expiration Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.
(d)
Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Non-FILO Lenders, the applicable Issuing Bank hereby grants to each Non-FILO Lender, and each such Non-FILO Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Non-FILO Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Pro Rata Percentage of each LC Disbursement made by the applicable Issuing Bank and not reimbursed by the Lead Borrower or the Canadian Borrower on the date due as provided in paragraph (e) of this Section 2.13, or of any reimbursement payment required to be refunded to the Lead Borrower or the Canadian Borrower or for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments or whether or not an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)
Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the applicable Issuing Bank an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the Business Day after receiving notice from such Issuing Bank of such LC Disbursement; provided that, whether or not the Lead Borrower submits a Notice of Borrowing, the Lead Borrower shall be deemed to have requested (except to the extent the Lead Borrower makes payment to reimburse such LC Disbursement when due) a Borrowing of U.S. Base Rate Loans (and if denominated in Canadian Dollars, shall be converted to Dollars for purposes of such U.S. Base Rate Loan) in an amount necessary to reimburse such LC Disbursement. If such Borrower fails to make such payment when due, the applicable Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Non-FILO Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Non-FILO Lender’s Pro Rata Percentage thereof. Promptly following receipt of such notice, each Non-FILO Lender shall pay to the Administrative Agent its Pro Rata Percentage of the unreimbursed LC Disbursement (in Dollars, if the applicable Letter of Credit was denominated in Dollars, or in Canadian Dollars if the applicable Letter of Credit was denominated in Canadian Dollars) in the same manner as provided in Section 2.02(f) with respect to Loans made by such Non-FILO Lender, and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Non-FILO Lenders. In the case of a Letter of Credit denominated in Canadian Dollars, the Borrowers shall reimburse the applicable Issuing Bank in Canadian Dollars, unless (A) such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Lead Borrower shall have notified the such Issuing Bank promptly following receipt of the notice of drawing that the Lead Borrower will reimburse the such Issuing Bank in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in Canadian Dollars, the applicable Issuing Bank shall notify the Lead Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this paragraph, the Administrative Agent shall, to the extent that Non-FILO Lenders have made payments pursuant to this paragraph to reimburse any Issuing Bank, distribute such payment to such Non-FILO Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Non-FILO Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of U.S. Base Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the Lead Borrower of its obligation to reimburse such LC Disbursement. In the event that (A) a drawing denominated in Canadian Dollars is to be reimbursed in Dollars pursuant to the fourth sentence in this Section 2.13(e) and (B) the Dollar amount paid by the Lead Borrower shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in Canadian Dollars equal to the drawing, the Lead Borrower agrees, as a separate and independent obligation, to indemnify the applicable Issuing Bank for the loss resulting from its inability on that date to purchase the Canadian Dollars in the full amount of the drawing.
(f)
Obligations Absolute.
(i)
Subject to the limitations set forth below, the obligation of the Borrowers to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.13 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, (iv) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary of any Letter of Credit, (v) any adverse change in the relevant exchange rates or in the availability of Canadian Dollars to the Lead Borrower or any Subsidiary or in the relevant currency markets generally or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrowers hereunder; provided that the Borrowers shall have no obligation to reimburse any Issuing Bank to the extent that such payment was made in error due to the gross negligence or willful misconduct of such Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction). Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Affiliates or branches, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by Applicable Law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(ii)
No Issuing Bank assumes any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Document. No Issuing Bank makes to the Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, such documents or any Credit Party. No Issuing Bank shall be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Document; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Credit Party.
(iii)
No Issuing Bank or any of its Affiliates or branches, and their respective officers, directors, employees, agents and investment advisors shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final nonappealable judgment. No Issuing Bank shall have any liability to any Lender if such Issuing Bank refrains from any action under any Letter of Credit or such LC Documents until it receives written instructions from the Required Lenders.
(g)
Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Lead Borrower or the Canadian Borrower, as applicable, in writing of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Bank and the Non-FILO Lenders with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.13(e)).
(h)
Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Lead Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Lead Borrower reimburses such LC Disbursement, at the rate per annum then applicable to U.S. Base Rate Loans,; provided that, if the Lead Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.13, then Section 2.06(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Non-FILO Lender pursuant to paragraph (e) of this Section 2.13 to reimburse such Issuing Bank shall be for the account of such Non-FILO Lender to the extent of such payment.
(i)
Resignation or Removal of the Issuing Bank. Any Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior written notice to the Lenders, the Administrative Agent and the Lead Borrower. Any Issuing Bank may be replaced at any time by agreement between the Lead Borrower and the Administrative Agent; provided that so long as no Event of Default under Section 11.01 or 11.05 exists, such successor Issuing Bank shall be reasonably acceptable to the Lead Borrower. One or more Lenders may be appointed as additional Issuing Banks in accordance with subsection (k) below. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, the Lead Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such additional Issuing Bank and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Lead Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.
(j)
Cash Collateralization.
(i)
If any Event of Default shall occur and be continuing, on the Business Day that the Lead Borrower receives notice from the Administrative Agent (acting at the request of the Required Lenders) demanding the deposit of Cash Collateral pursuant to this paragraph, the Lead Borrower shall deposit in the LC Collateral Account, in the name of the Administrative Agent and for the benefit of the Secured Creditors, an amount in cash equal to 102.00% of the LC

Exposure as of such date. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement, but shall be immediately released and returned to the applicable Borrowers (in no event later than two (2) Business Days) once all Events of Default are cured or waived. The Administrative Agent shall have a first priority perfected Lien (subject to Permitted Liens) and exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made only in Cash Equivalents and at the direction of the Lead Borrower and at the Lead Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Lead Borrower and the Canadian Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Lead Borrower.
(ii)
The Lead Borrower shall, on demand by an Issuing Bank or the Administrative Agent from time to time, Cash Collateralize the Fronting Exposure associated with any Defaulting Lender.
(k)
Additional Issuing Banks. The Lead Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Credit Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.
(l)
No Issuing Bank shall be under an obligation to issue any Letter of Credit if:
(11)
(12) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it; or

(13)
(14) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank.
(m)
No Issuing Bank shall be under an obligation to amend any Letter of Credit if (i) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(n)
LC Collateral Account.
(i)
The Administrative Agent is hereby authorized to establish and maintain at the Notice Office, in the name of the Administrative Agent and pursuant to a dominion and control agreement, a restricted deposit account designated “The Lead Borrower LC Collateral Account.” Each Credit Party shall deposit into the LC Collateral Account from time to time the Cash Collateral required to be deposited under Section 2.13(j) hereof.
(ii)
The balance from time to time in such LC Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. Notwithstanding any other provision hereof to the contrary, all amounts held in the LC Collateral Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and second for the other Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full. All funds in “The Lead Borrower LC Collateral Account” may be invested in accordance with the provisions of Section 2.13(j).
(o)
Extended Commitments. If the Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then (i) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make payments in respect thereof pursuant to Sections 2.13(d) and (e)) under (and ratably participated in by Lenders) the Extended Revolving Loan Commitments, up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Loan Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.13(j). Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Maturity Date with respect to Existing Revolving Loans shall have no effect upon (and shall not diminish) the percentage participations of the Lenders of Extended Revolving Loans in any Letter of Credit issued before the Maturity Date.
2.14.
Settlement Amongst Lenders.
(a)
The Swingline Lender may, at any time (but, in any event shall weekly, or such other time as determined by the Administrative Agent), on behalf of the Lead Borrower and the Canadian Borrower (which hereby authorize the Swingline Lender to act on their behalf in that regard) request the Administrative Agent to cause the Non-FILO Lenders to make a Revolving Loan (which shall be a U.S. Base Rate Loan, Canadian Base Rate Loan or Canadian Prime Loan,

as applicable) in an amount equal to such Non-FILO Lender’s Pro Rata Percentage of the Outstanding Amount of Swingline Loans, which request may be made regardless of whether the conditions set forth in Section 7 have been satisfied. Upon such request, each Non-FILO Lender shall make available to the Administrative Agent the proceeds of such Revolving Loan for the account of the Swingline Lender. If such Swingline Lender requires a Revolving Loan to be made by the Non-FILO Lenders and the request therefor is received prior to 12:00 (noon) on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. (New York City Time) that day; and, if the request therefor is received after 12:00 (noon) (New York City Time), then no later than 3:00 p.m. (New York City Time) on the next Business Day. The obligation of each such Non-FILO Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Non-FILO Lender shall not have so made its transfer to the Administrative Agent, such Non-FILO Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.
(b)
The amount of each Non-FILO Lender’s Pro Rata Percentage of outstanding Non-FILO Loans (including outstanding Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Non-FILO Loans (including Swingline Loans) and repayments of Non-FILO Loans (including Swingline Loans) received by the Administrative Agent as of 3:00 p.m. (New York City Time) on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.
(c)
The Administrative Agent shall deliver to each of the Non-FILO Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Non-FILO Lender its applicable Pro Rata Percentage of repayments, and (ii) each Non-FILO Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Non-FILO Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Non-FILO Lender to the Borrowers (including Swingline Loans) shall be equal to such Non-FILO Lender’s applicable Pro Rata Percentage of Non-FILO Loans (including Swingline Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Non-FILO Lenders and is received prior to 12:00 (noon) on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. (New York City Time) that day; and, if received after 12:00 (noon) (New York City Time), then no later than 3:00 p.m. (New York City Time) on the next Business Day. The obligation of each Non-FILO Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Non-FILO Lender shall not have so made its transfer to the Administrative Agent, such Non-FILO Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate (for Dollars) or the Bank of Canada Overnight Rate (for Canadian Dollars).
2.15.
Revolving Commitment Increase.

(a)
Subject to the terms and conditions set forth herein, after the Amendment No. 5 Effective Date, the Lead Borrower shall have the right to request, by written notice to the Administrative Agent, an increase in the Non-FILO Revolving Commitments (a “Revolving Commitment Increase”) in an aggregate amount not to exceed $500,000,000; provided that (i) subject to clause (e) below, any Revolving Commitment Increase shall be on the same terms (including the Latest Maturity Date) and pursuant to the documentation applicable to the Non-FILO Facility, (ii) the Lead Borrower shall only be permitted to request five (5) Revolving Commitment Increases after the Amendment No. 5 Effective Date and (iii) any Revolving Commitment Increase shall be in a minimum amount of $50,000,000 or, if less than $50,000,000 is available, the amount left available.
(b)
Each notice submitted pursuant to this Section 2.15 (a “Revolving Commitment Increase Notice”) requesting a Revolving Commitment Increase shall specify the amount of the increase in the Non-FILO Revolving Commitments being requested. Upon receipt of a Revolving Commitment Increase Notice, the Administrative Agent may (at the direction of the Lead Borrower) promptly notify the applicable Lenders and each such Lender may (subject to the Lead Borrower’s consent) have the right to elect to have its Non-FILO Revolving Commitment increased by its Pro Rata Share (it being understood and agreed that a Lender may elect to have its Non-FILO Revolving Commitment increased in excess of its Pro Rata Share in its discretion if any other Lender declines to participate in the Revolving Commitment Increase) of the requested increase in Non-FILO Revolving Commitments; provided that (i) each Lender may elect or decline, in its sole discretion, to have its Non-FILO Revolving Commitment increased in connection with any requested Revolving Commitment Increase, it being understood that no Lender shall be obligated to increase its Non-FILO Revolving Commitment unless it, in its sole discretion, so agrees and, if a Lender fails to respond to any Revolving Commitment Increase Notice within five (5) Business Days after such Lender’s receipt of such request, such Lender shall be deemed to have declined to participate in such Revolving Commitment Increase; (ii) if any Lender declines to participate in any Revolving Commitment Increase and, as a result, commitments from additional financial institutions are required in connection with the Revolving Commitment Increase, any Person or Persons providing such commitment shall be subject to the written consent of the Administrative Agent, the Swingline Lenders and the Issuing Banks (such consent not to be unreasonably withheld or delayed), if such consent would be required pursuant to the definition of “Eligible Transferee”; (iii) in no event shall a Defaulting Lender be entitled to participate in such Revolving Commitment Increase and (iv) no Issuing Bank or Swingline Lender shall be required to act in such capacity under the Revolving Commitment Increase without its prior written consent. In the event that any Lender or other Person agrees to participate in any Revolving Commitment Increase (each an “Increase Loan Lender”), such Revolving Commitment Increase shall become effective on such date as shall be mutually agreed upon by the Increase Loan Lenders and the Lead Borrower, which date shall be as soon as practicable after the date of receipt of the Revolving Commitment Increase Notice (such date, the “Increase Date”); provided that the establishment of such Revolving Commitment Increase shall be subject to the satisfaction of each of the following conditions: (1) subject to Section 1.08, no Default or Event of Default would exist after giving effect thereto except that the Lenders providing such Revolving Commitment Increase the proceeds of which are to be used primarily to finance a Permitted Acquisition or other Investments permitted and/or not prohibited under this Agreement, shall waive this requirement as part of customary “sungard” limitations; (2) the Revolving Commitment Increase shall be effected pursuant to one or more joinder agreements executed and delivered by the Lead Borrower, the Administrative Agent, and the Increase Loan Lenders, each of which shall be reasonably satisfactory to the Lead Borrower, the Administrative Agent, and the Increase Loan Lenders; (3) Credit Parties shall execute and deliver or cause to be executed and delivered to the Administrative Agent such amendments to the Credit Documents, legal opinions and other documents as the Administrative Agent may reasonably request in connection with any such transaction, which amendments, legal opinions and other documents shall be reasonably satisfactory to the Administrative Agent; (4) the representations and warranties contained in Section 8 shall be true and correct in all material respects (or in all respects to the extent that any representation or warranty is qualified by materiality) as of the Increase Date except that the Lenders providing such Revolving Commitment Increase the proceeds of which are to be used primarily to finance a Permitted Acquisition or other Investments permitted and/or not prohibited under this Agreement, may agree to limit this requirement to certain of the representations and warranties; and (5) the Borrowers shall have paid to the Administrative Agent and the Lenders such additional fees as may be agreed to be paid by the Borrowers in connection therewith.
(c)
On the Increase Date, upon fulfillment of the conditions set forth in this Section 2.15, (i) the Administrative Agent shall effect a settlement of all outstanding Revolving Loans among the Lenders that will reflect the adjustments to the Non-FILO Revolving Commitments of the Lenders as a result of the Revolving Commitment Increase, (ii) the Administrative Agent shall notify the Lenders and Credit Parties of the occurrence of the Revolving Commitment Increase to be effected on the Increase Date, (iii) Schedule 2.01 shall be deemed modified to reflect the revised Non-FILO Revolving Commitments of the affected Lenders, (iv) Notes will be issued, at the expense of the Borrowers, to any Lender participating in the Revolving Commitment Increase and requesting a Note and (v) each dollar floor included in a references to “Availability” herein shall be automatically increased so that the ratio of Availability to the Aggregate Commitments as so increased remains the same as prior to such increase.
(d)
Except as set forth in clause (e) below, the terms and provisions of the Revolving Commitment Increase shall be identical to the Non-FILO Loans and the Non-FILO Commitments (other than arranger, upfront fees and other similar fees) and, for purposes of this Agreement and the other Credit Documents, all Non-FILO Loans made under the Revolving Commitment Increase shall be deemed to be Non-FILO Loans. Without limiting the generality of the foregoing, (i) the rate of interest applicable to the Revolving Commitment Increase shall be the same as the rate of interest applicable to the existing Non-FILO Loans, (ii) unused line fees applicable to the Revolving Commitment Increase shall be calculated using the same Unused Line Fee Rates applicable to the existing Non-FILO Loans, (iii) the Revolving Commitment Increase shall share ratably in any mandatory prepayments of the Non-FILO Loans, (iv) after giving effect to such Revolving Commitment Increases, Non-FILO Revolving Commitments shall be reduced based on each Lender’s Pro Rata Percentage, and (v) the Revolving Commitment Increase shall rank pari passu in right of payment and security with the existing Non-FILO Loans. Each joinder agreement and any amendment to any Credit Document requested by the Administrative Agent in connection with the establishment of the Revolving Commitment Increase may, without the consent of any of the Lenders, effect such amendments to this Agreement (an “Incremental Revolving Commitment Agreement”) and the other Credit Documents as may be reasonably necessary or appropriate, in the opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section 2.15.

(e)
Notwithstanding the foregoing, up to $100,000,000 of a Revolving Commitment Increase permitted pursuant to this Section 2.15 may be in the form of a “first-in, last-out” tranche; provided that (i) the aggregate amount of any such “first-in, last-out” tranche plus the aggregate amount of FILO Commitments established pursuant to a FILO Exchange Offer described in Section 2.20 shall not exceed $100,000,000 at any time and (ii) including any “first-in, last-out” tranche created pursuant to a FILO Exchange Offer, there shall be no more than one “first-in, last-out” tranche under this Agreement at any time (it being understood that a Revolving Commitment Increase could be in the form of additional FILO Commitments then in effect subject to the limitations herein). The Revolving Commitment Increase Notice will stipulate that all or a portion of such Revolving Commitment Increase will be a “first-in, last-out” tranche, as well as the terms and conditions of such “first-in, last-out” tranche, that shall be customary for such type of tranche in the Lead Borrower’s reasonable determination and otherwise will be agreed between the Lead Borrower and the Lenders providing the “first-in, last-out” tranche subject to the consent of the Administrative Agent; provided that such “first-in, last-out” tranche shall not mature on a date later than the Maturity Date. Any such “first-in, last-out” tranche shall be established pursuant to an amendment to this Agreement among the Borrowers, the Administrative Agent and each Lender providing the “first-in, last-out” tranche (but which shall not require the consent of any other Lender).
2.16.
Lead Borrower. Each Borrower hereby designates the Lead Borrower as its representative and agent for all purposes under the Credit Documents, including requests for Revolving Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Credit Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, the Issuing Banks or any Lender. The Lead Borrower hereby accepts such appointment. The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by the Lead Borrower on behalf of any Borrower. The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Lead Borrower on behalf of such Borrower. Each of the Administrative Agent, the Issuing Banks and the Lenders shall have the right, in its discretion, to deal exclusively with the Lead Borrower for any or all purposes under the Credit Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Lead Borrower shall be binding upon and enforceable against it.
2.17.
Overadvances. If (i) the aggregate U.S. Revolving Loans outstanding exceed the U.S. Line Cap, (ii) the aggregate Canadian Revolving Loans outstanding exceed the Canadian Line Cap or (iii) the aggregate Revolving Loans outstanding exceed the Line Cap (each of the foregoing clauses (i), (ii) and (iii), an “Overadvance”), in each case, at any time, the excess amount shall be payable by the applicable Borrowers on demand by the Administrative Agent, but all such Revolving Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Credit Documents. The Administrative Agent may require the Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrowers to cure an Overadvance, (a) when no other Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required) and (ii) the aggregate amount of all Overadvances and Protective Advances is not known by the Administrative Agent to exceed 10% of the Aggregate Non-FILO Borrowing Base, (b) regardless of whether an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the

Overadvance (i) is not increased by more than $500,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause (i) the aggregate outstanding U.S. Revolving Loans and LC Obligations to exceed the aggregate Revolving Commitments, (ii) the aggregate outstanding Canadian Revolving Loans to exceed the aggregate Canadian Revolving Sublimit or (iii) the Aggregate Exposure to exceed the Aggregate Commitments. The making of any Overadvance shall not create nor constitute a Default or Event of Default; it being understood that the making or continuance of an Overadvance shall not constitute a waiver by the Administrative Agent or the Lenders of then existing Event of Default. In no event shall any Borrower or other Credit Party be permitted to require any Overadvance Loan to be made. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Overadvance Loans by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of an Overadvance Loan is appropriate shall be conclusive.
2.18.
Protective Advances. The Administrative Agent shall be authorized, in its discretion, following notice to and consultation with the Lead Borrower, at any time, to make U.S. Base Rate Loans to the U.S. Borrowers (each such loan, a “U.S. Protective Advance”) and Canadian Prime Loans (through its Canada branch or Canadian lending office) to the Canadian Borrower (each such Loan, a “Canadian Protective Advance” and together with the U.S. Protective Advances, “Protective Advances”) (a) (i) in an aggregate amount, together with the aggregate amount of all Overadvance Loans, not to exceed 10% of the Aggregate Non-FILO Borrowing Base, (ii) in an aggregate amount, together with the aggregate amount of Overadvance Loans made to a U.S. Borrower, not to exceed 10% of the U.S. Borrowing Base and (iii) in an aggregate amount, together with the aggregate amount of Overadvance Loans made to the Canadian Borrower, not to exceed 10% of the Canadian Borrowing Base, if the Administrative Agent deems such Protective Advances necessary or desirable to preserve and protect the Collateral, or to enhance the collectability or repayment of the Obligations; or (b) to pay any other amounts chargeable to Credit Parties under any Credit Documents, including costs, fees and expenses; provided that, (i) the aggregate amount of outstanding Protective Advances plus the outstanding amount of Revolving Loans and LC Obligations shall not exceed the aggregate Revolving Commitments, (ii) the aggregate amount of outstanding U.S. Protective Advances plus the outstanding amount of U.S. Revolving Loans and LC Obligations shall not exceed the aggregate Revolving Commitments and (iii) the aggregate amount of outstanding Canadian Protective Advances plus the outstanding amount of Canadian Revolving Loans shall not exceed the aggregate Canadian Revolving Sublimit. Each Lender shall participate in each Protective Advance in accordance with its Pro Rata Percentage. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances under clause (a) by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. The Administrative Agent may use the proceeds of such Protective Advances to (a) protect, insure, maintain or realize upon any Collateral; or (b) defend or maintain the validity or priority of the Collateral Agent’s Liens on any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien; provided that the Administrative Agent shall use reasonable efforts to notify the Lead Borrower after paying any such amount or taking any such action and shall not make payment of any item that is being Properly Contested.
2.19.
Extended Loans.
(a)
Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.19, the Lead Borrower may at any time and from time to time when no Event of Default then exists request that all or a portion of the Revolving Loans (other than FILO Loans) (the “Existing Revolving Loans”), together with any related outstandings, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or any portion of the principal amount (and related outstandings) of such Revolving Loans (any such Revolving Loans which have been so converted, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.19. In order to establish any Extended Revolving Loans, the Lead Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders) (each, an “Extension Request”) setting forth the proposed terms of the Extended Revolving Loans to be established, which shall (x) be identical as offered to each Lender (including as to the proposed interest rates and fees payable) and (y) be identical to the Existing Revolving Loans, except that: (i) repayments of principal of the Extended Revolving Loans may be delayed to later dates than the Maturity Date; (ii) the Effective Yield with respect to the Extended Revolving Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Existing Revolving Loans to the extent provided in the applicable Extension Amendment; and (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Loans); provided, however, that (A) in no event shall the final maturity date of any Extended Revolving Loans at the time of establishment thereof be earlier than then Maturity Date of any other Revolving Loans hereunder and (B) the Weighted Average Life to Maturity of any Extended Revolving Loans at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any other Revolving Loans then outstanding. Any Extended Revolving Loans converted pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Revolving Loans, as applicable, for all purposes of this Agreement; provided that any Extended Revolving Loans converted from Existing Revolving Loans may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Revolving Loans.
(b)
With respect to any Extended Revolving Loans, subject to the provisions of Sections 2.12(e) and 2.13(o), to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after the Maturity Date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Commitments and/or Extended Revolving Loan Commitments in accordance with their Pro Rata Share of the Aggregate Commitments under each Extension Series of Extended Revolving Loans, and the Existing Revolving Loans, (and, except as provided in Sections 2.12(e) and 2.13(o), without giving effect to changes thereto on the Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under the Aggregate Commitments and repayments thereunder shall be made on a pro rata basis (except for (x) payments of interest and fees at different rates on Extended Revolving Loan Commitments (and related outstandings) and (y) repayments required upon any Maturity Date of any Revolving Commitments or Extended Revolving Loan Commitments).
(c)
The Lead Borrower shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the Existing Revolving Loans are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.19. No Lender shall have any obligation to agree to have any of its Existing Revolving Loans converted into Extended Revolving Loans pursuant to any Extension Request. Any Lender (each, an “Extending Lender”) wishing to have all or a portion of its Existing Revolving Loans subject to such Extension Request converted into Extended Revolving Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Existing Revolving Loans which it has elected to request be converted into Extended Revolving Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). Any Lender that does not respond to the Extension Request on or prior to the date specified therein shall be deemed to have rejected such Extension Request. In the event that the aggregate principal amount of Existing Revolving Loans subject to Extension Elections relating to a particular Extension Request exceeds the amount of Extended Revolving Loans requested pursuant to such Extension Request, Revolving Loans subject to such Extension Elections shall be converted to Extended Revolving Loans, on a pro rata basis based on the aggregate principal amount of Revolving Loans included in each such Extension Elections or to the extent such option is expressly set forth in the respective Extension Request, the Lead Borrower shall have the option to increase the amount of Extended Revolving Loans so that such excess does not exist.
(d)
Extended Revolving Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent, each Extending Lender providing Extended Revolving Loans thereunder which shall be consistent with the provisions set forth in Section 2.19(a) above and each Issuing Bank (solely to the extent that such Extension Amendment would result in the extension of such Issuing Bank’s obligations with respect to Letters of Credit) (but which shall not require the consent of any other Lender). The Administrative Agent shall promptly notify each relevant Lender as to the effectiveness of each Extension Amendment.
(e)
With respect to any extension consummated by a Borrower pursuant to this Section 2.19, (i) such extension shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement, (ii) with respect to Extended Revolving Loan Commitments, if the aggregate amount extended is less than (A) the LC Commitment, the LC Commitment shall be reduced upon the date that is five (5) Business Days prior to the Maturity Date (to the extent needed so that the LC Commitment does not exceed the aggregate Revolving Commitment which would be in effect after the Maturity Date) and, if applicable, each applicable Borrower shall Cash Collateralize obligations under any issued Letters of Credit in an amount equal to 102% of the stated amount of such Letters of Credit, or (B) the Swingline Commitment, the Swingline Commitment shall be reduced upon the date that is five (5) Business Days prior to the Maturity Date (to the extent needed so that the Swingline Commitment does not exceed the aggregate Revolving Commitment which would be in effect after the Maturity Date) and, if applicable, each applicable Borrower shall prepay any outstanding Swingline Loans. The Administrative Agent and the Lenders hereby consent to each extension and the other transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Revolving Loan Commitments on such terms as may be set forth in the Extension Request) and hereby waive the requirements of any provision of this Agreement or any other Credit Document that may otherwise prohibit any extension or any other transaction contemplated by this Section 2.19, provided that such consent shall not be deemed to be an acceptance of the Extension Request.
(f)
Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of any Extended Revolving Loans incurred pursuant thereto, (ii) establish new tranches or sub-tranches in respect of Revolving Commitments so extended and such technical amendments as may be necessary in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.19, and (iii) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment. Notwithstanding the foregoing, the Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.19 and, if the Administrative Agent seeks such advice or concurrence, the Administrative Agent shall be permitted to enter into such amendments with the Borrowers in accordance with any instructions actually received by such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrowers unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent for any such advice or concurrence, all such amendments entered into with the Borrowers by the Administrative Agent hereunder shall be binding and conclusive on the Lenders.
2.20.
FILO Exchange.
(a)
Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.20, the Lead Borrower may, on or prior to the date that is two years after the Amendment No. 5 Effective Date, from time to time (but no more than twice in the aggregate) when no Event of Default then exists, request that a portion of the Non-FILO Revolving Commitments be converted into a FILO Facility such that the aggregate amount of the FILO Facility outstanding will not exceed an amount equal to (x) $100,000,000 less (y) the aggregate amount of Revolving Commitment Increases established pursuant to Section 2.15(e) together with any related outstandings. In order to establish any such FILO Facility, the Lead Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders) (each, a “FILO Exchange Offer”) setting forth the proposed terms of the FILO Commitments to be established, which shall (x) be identical as offered to each Lender (including as to the proposed fees payable) and (y) be on the terms set forth herein relating to the FILO Facility and such other terms as may be agreed by the Lead Borrower, the relevant Lenders and the Administrative Agent; provided that (i) a FILO Facility may be in the form of additional commitments in respect of a “first-in, last-out” tranche created pursuant to Section 2.15(e) and (ii) there shall not be more than one FILO Facility or “first-in, last-out” tranche created pursuant to Section 2.15(e) outstanding at any time under this Agreement.
(b)
The Lead Borrower shall provide the applicable FILO Exchange Offer at least ten (10) Business Days prior to the date on which Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.20. No Lender shall have any obligation to agree to participate in any FILO Exchange Offer. Any Lender wishing to participate in the FILO Exchange Offer shall notify the Administrative Agent on or prior to the date specified in such FILO Exchange Offer of the amount of its existing Non-FILO Revolving Commitments that it requests be converted into FILO Commitments. Any Lender that does not respond to the FILO Exchange Offer on or prior to the date specified therein shall be deemed to have rejected such FILO Exchange Offer.

(c)
FILO Commitments shall be established pursuant to an amendment to this Agreement among the Borrowers, the Administrative Agent and each FILO Lender providing FILO Commitments thereunder which shall be consistent with the provisions set forth in Section 2.20(a) above (but which shall not require the consent of any other Lender) (any such amendment, a “FILO Amendment”). Such amendment shall include such changes as the Administrative Agent and the Borrowers shall deem necessary or desirable to clarify the administration of the FILO Facility and the FILO Borrowing Base hereunder in a manner consistent with this Agreement, including to amend the definition of Line Cap herein to include the aggregate amount of the U.S. Borrowing Base, Canadian Borrowing Base and the FILO Borrowing Base, to amend the definition of Availability herein to include the FILO Borrowing Base in the calculation of Availability, to calculate an aggregate Borrowing Base where appropriate and any related changes. The maturity date of any FILO Commitments shall be no later than the Maturity Date. The Administrative Agent shall promptly notify each Lender as to the effectiveness of such amendment. Upon the effectiveness of such amendment, the establishment of any FILO Commitments shall result in a Dollar-for-Dollar decrease in the Non-FILO Revolving Commitments. If amounts are outstanding under the Non-FILO Facility at the time of establishment of a FILO Facility, such amounts up to the applicable FILO Line Cap shall be deemed outstanding under the newly-established FILO Facility, and only the excess over the FILO Line Cap shall be deemed thereafter outstanding as Non-FILO Loans. The Lenders under the FILO Facility and the Non-FILO Facility will be required to make such payments and reallocations to one another as the Administrative Agent shall see fit in order to effect this reallocation, as a condition to the effectiveness of any amendment instituting a FILO Facility. For avoidance of doubt, the Non-FILO Revolving Commitment of any Lender who does not participate in a FILO Exchange Offer shall not be increased or decreased pursuant to a FILO Amendment.
(d)
If the terms of any FILO Facility include a maturity date that is earlier than the Maturity Date and/or require scheduled mandatory commitment reductions thereof, then the FILO Amendment will provide that (i) in the case of a maturity prior to the Maturity Date, any FILO Commitments on such maturity date shall automatically convert into Non-FILO Revolving Commitments, (ii) in the case of scheduled mandatory commitment reductions, such FILO Commitments so reduced shall automatically convert into Non-FILO Revolving Commitments and (iii) the Lenders under the FILO Facility and the Non-FILO Facility will be required to make such payments and reallocations to one another as the Administrative Agent shall see fit in order to effect such conversion.
(e)
With respect to any FILO Exchange Offer consummated by the Lead Borrower pursuant to this Section 2.20, such exchange shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement. The Administrative Agent and the Lenders hereby consent to each such exchange and the other transactions contemplated by this Section 2.20 and hereby waive the requirements of any provision of this Agreement or any other Credit Document that may otherwise prohibit any transaction contemplated by this Section 2.20; provided that such consent shall not be deemed to be an acceptance of the FILO Exchange Offer.
2.21.
Non-FILO Exchange.

(a)
Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.21, the Lead Borrower may, on or prior to the date that is two years after the Amendment No. 5 Effective Date, from time to time (but no more than twice in the aggregate) when no Event of Default then exists request that up to the full amount of any FILO Commitments, with any related outstandings, be converted into Non-FILO Revolving Commitments and related outstandings (each, a “Non-FILO Exchange”); provided that after giving effect to any such Non-FILO Exchange, the aggregate amount of Non-FILO Exposure shall not exceed the Non-FILO Line Cap. In order to effect any Non-FILO Exchange, the Lead Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders) (each, a “Non-FILO Exchange Offer”).
(b)
The Lead Borrower shall provide the applicable FILO Exchange Offer at least ten (10) Business Days prior to the date on which Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.21. No Lender shall have any obligation to agree to participate in any Non-FILO Exchange Offer. Any Lender wishing to participate in the Non-FILO Exchange Offer shall notify the Administrative Agent on or prior to the date specified in such Non-FILO Exchange Offer of the amount of its existing FILO Commitments that it requests be converted into Non-FILO Revolving Commitments. Any Lender that does not respond to the Non-FILO Exchange Offer on or prior to the date specified therein shall be deemed to have rejected such Non-FILO Exchange Offer.
(c)
Any such Non-FILO Exchange shall be established pursuant to an amendment to this Agreement among the Borrowers, the Administrative Agent and each FILO Lender participating in the Non-FILO Exchange which shall be consistent with the provisions set forth in Section 2.21(a) above (but which shall not require the consent of any other Lender). Such amendment shall include such changes as the Administrative Agent and the Borrowers shall deem necessary or desirable to clarify the administration of the FILO Facility or the Non-FILO Facility and the U.S. Borrowing Base and Canadian Borrowing Base or the FILO Borrowing Base hereunder in a manner consistent with this Agreement. The Administrative Agent shall promptly notify each Lender as to the effectiveness of such amendment. Upon the effectiveness of such amendment, the Non-FILO Exchange shall result in a permanent Dollar-for-Dollar decrease in the FILO Commitments. If amounts are outstanding under the FILO Facility at the time of a Non-FILO Exchange, such amounts up to the applicable Non-FILO Line Cap shall be deemed outstanding under the Non-FILO Facility. The Lenders under the FILO Facility and the Non-FILO Facility will be required to make such payments and reallocations to one another as the Administrative Agent shall see fit in order to effect this reallocation, as a condition to the effectiveness of any amendment instituting a Non-FILO Exchange.
(d)
With respect to any Non-FILO Exchange consummated by the Lead Borrower pursuant to this Section 2.21, (i) such exchange shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement. The Administrative Agent and the Lenders hereby consent to each such exchange and the other transactions contemplated by this Section 2.21 and hereby waive the requirements of any provision of this Agreement or any other Credit Document that may otherwise prohibit any transaction contemplated by this Section 2.21; provided that such consent shall not be deemed to be an acceptance of the Non-FILO Exchange Offer.

Section 3.
Yield Protection, Illegality and Replacement of Lenders.
3.01.
Increased Costs, Illegality, etc.
(a)
[Reserved].
(b)
If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in Term SOFR or ~~the Canadian B/A Rate~~Term CORRA);
(ii)
impose on any Lender, Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement, Loans made by such Lender or Letters of Credit issued by such Issuing Bank; or
(iii)
subject any Lender, Issuing Bank or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes or (C) Other Taxes) with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or the Administrative Agent of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or issuing or participating in any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, Issuing Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction.

(c)
If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(d)
If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans, or to determine or charge interest rates based upon Term SOFR or ~~the Canadian B/A Rate~~Term CORRA, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans or to convert U.S. Base Rate Loans or Canadian Base Rate Loans to Term SOFR Loans, or Canadian Prime Loans to ~~B/A Equivalent~~Term CORRA Loans, as applicable, shall be suspended, (b) if such notice asserts the illegality of such Lender making or maintaining U.S. Base Rate Loans or Canadian Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the U.S. Base Rate or the Canadian Base Rate, as applicable, the interest rate on which U.S. Base Rate Loans or Canadian Base Rate Loans, as applicable, of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the U.S. Base Rate or Canadian Base Rate, as applicable, in each case, until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist, and (c) if such notice asserts the illegality of such Lender making or maintaining Canadian Prime Loans the interest rate on which is determined by reference to ~~the Canadian B/A Rate~~Term CORRA component of the Canadian Prime Rate, the interest rate on which Canadian Prime Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to ~~the Canadian B/A Rate~~Term CORRA component of the Canadian Prime Rate, in each case, until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all affected Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans or, if applicable, convert all Term SOFR Loans of such Lender to U.S. Base Rate Loans or Canadian Base Rate Loans, as applicable, or all ~~B/A Equivalent~~Term CORRA Loans to Canadian Prime Loans, as applicable, either (in the case of Term SOFR Loans and ~~B/A Equivalent~~Term CORRA Loans) on the last day of the Interest Period ~~or Contract Period, as applicable~~, therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans to such day, or immediately if such Lender may not lawfully continue to maintain such Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR or ~~the Canadian B/A Rate~~Term CORRA, the Administrative Agent shall during the period of such suspension compute the U.S. Base Rate or Canadian Base Rate, as applicable, or the Canadian Prime Rate, as applicable, applicable to such Lender without reference to the Term SOFR or ~~Canadian B/A Rate~~Term CORRA component thereof, as applicable, until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR or ~~the Canadian B/A Rate~~Term CORRA, as applicable. Upon any such prepayment or conversion, the applicable Borrowers shall also pay accrued interest on the amount so prepaid or converted.
(e)
A certificate of a Lender or the Administrative Agent setting forth the amount or amounts necessary to compensate such Lender or the Administrative Agent or its holding company, as the case may be, as specified in clause (b) or (c) of this Section, and certifying that it is the general practice and policy of such Lender to demand such compensation from similarly situated borrowers in similar circumstances at such time to the extent it is legally permitted to do so, shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Administrative Agent, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(f)
Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to the foregoing provisions of this Section 3.01 shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Administrative Agent, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.
3.02.
Compensation. Each Borrower, jointly and severally, agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and the calculation of the amount of such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Term SOFR or ~~B/A Equivalent~~Term CORRA Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the applicable Borrower or deemed withdrawn pursuant to Section 3.01(a)); (ii) if any prepayment or repayment (including any termination or reduction of Commitments made pursuant to Section 2.07 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans occurs on a date which is not the last day of an Interest Period ~~or Contract Period~~ with respect thereto; (iii) if any prepayment of any Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans is not made on any date specified in a notice of termination or reduction given by the Lead Borrower; (iv) if any Borrower shall fail to make a payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in Canadian Dollars on its scheduled due date or any payment thereof in a different currency or (v) as a consequence of (x) any other default by any Borrower to repay its Term SOFR Loans or ~~B/A Equivalent~~Term CORRA Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 3.01(b).
3.03.
Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 5.01 with respect to such Lender, it will, if requested by the Lead Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 3.03 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 3.01 and 5.01.
3.04.
Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of an event giving rise to the operation of Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 5.01 with respect to such Lender or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Lead Borrower shall have the right, if no Event of Default then exists (or, in the case of preceding clause (z), will exist immediately after giving effect to such replacement), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent (to the extent the Administrative Agent’s consent would be required for an assignment to such Replacement Lender pursuant to Section 13.04); provided that (i) at the time of any replacement pursuant to this Section 3.04, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender unless otherwise agreed to by the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender and (II) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05 and (ii) all obligations of each Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 3.04, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 3.04 and Section 13.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the applicable Borrower, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 3.01, 3.02, 5.01, 12.07 and 13.01), which shall survive as to such Replaced Lender. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 3.04, each Borrower hereby irrevocably authorizes Holdings to take all necessary action, in the name of such Borrower, as described above in this Section 3.04 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 3.04.
3.05.
Inability to Determine Rates.
(a)
If in connection with any request for a Term SOFR Loan, ~~B/A Equivalent~~Term CORRA Loan, or Loan bearing interest by reference to an applicable Successor Rate to either such rate, or a conversion to or continuation thereof, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for Term SOFR, ~~the Canadian B/A Rate~~Term CORRA or an applicable Successor Rate thereto has been determined in accordance with Section 3.05(b) or Section 3.05(c) and the circumstances under clause (i) of Section 3.05(b) or of Section 3.05(c) or the Term SOFR Scheduled Unavailability Date, or the ~~Canadian B/A Rate~~Term CORRA Scheduled Unavailability Date, has occurred with respect to Term SOFR, ~~the Canadian B/A Rate~~Term CORRA, or an applicable Successor Rate to either such rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR, ~~the Canadian B/A Rate~~Term CORRA or an applicable Successor Rate to either such rate for any determination date(s) or requested Interest Period ~~or Contract Period, as applicable~~, with respect to a proposed Term SOFR Loan, ~~B/A Equivalent~~Term CORRA Loan or Loan bearing interest by a Successor Rate to either such rate or in connection with an existing or proposed U.S. Base Rate Loan, Canadian Base Rate Loan or Canadian Prime Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR, ~~the Canadian B/A Rate~~Term CORRA or an applicable Successor Rate thereto for any requested Interest Period ~~or Contract Period~~ with respect to a proposed Term SOFR Loan, ~~B/A Equivalent~~Term CORRA Loan or Loan bearing interest by reference to an applicable Successor Rate does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, ~~B/A Equivalent~~Term CORRA Loans or Loans bearing interest by reference to the applicable Successor Rate shall be suspended, in each case, to the extent of the affected Term SOFR Loans, ~~B/A Equivalent~~Term CORRA Loans, Loans bearing interest by reference to the applicable Successor Rate~~,~~ or Interest ~~Periods or Contract~~ Periods, as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the U.S. Base Rate or the Canadian Base Rate, or ~~the Canadian B/A Rate~~Term CORRA component of the Canadian Prime Rate, the utilization of the Term SOFR component in determining the U.S. Base Rate or ~~the Canadian B/A Rate~~Term CORRA component in determining the Canadian Prime Rate, as applicable, shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.05(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods), ~~B/A Equivalent~~Term CORRA Loans (to the extent of the affected ~~B/A Equivalent~~Term CORRA Loans or ~~Contract~~Interest Periods) or Loans bearing interest by reference to an applicable Successor Rate, as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of U.S. Base Rate Loans or Canadian Base Rate Loans, as applicable, or Canadian Prime Loans, as applicable, in the amount specified therein and (ii) (A) any outstanding Term SOFR Loans (or Loans bearing interest by reference to a Successor Rate thereto) shall be deemed to have been converted to U.S. Base Rate Loans or Canadian Base Rate Loans, as applicable, immediately and (B) any outstanding ~~B/A Equivalent~~Term CORRA Loans (or Loans bearing interest by reference to a Successor Rate thereto) shall be deemed to have been converted to Canadian Prime Loans immediately.
(b)
Replacement of Term SOFR or Term SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Lead Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Lead Borrower) that the Lead Borrower or Required Lenders (as applicable) have determined, that:
(i)
adequate and reasonable means do not exist for ascertaining Term SOFR for any Interest Period hereunder or any other tenors of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)
CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which any applicable interest period of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which the applicable interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Term SOFR Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Term SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Credit Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document (the “Term SOFR Successor Rate”).

If the Term SOFR Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.05(c)(i) or (ii) have occurred with respect to the Term SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the Lead Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Term SOFR Successor Rate in accordance with this Section 3.05(c) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Term SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. (New York City Time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Lead Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c)
Replacement of ~~Canadian B/A Rate or Canadian B/A~~Term CORRA or Term CORRA Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Lead Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Lead Borrower) that the Lead Borrower or Required Lenders (as applicable) have determined, that:
(i)
adequate and reasonable means do not exist for ascertaining ~~the Canadian B/A Rate~~Term CORRA because none of the tenors of ~~the Canadian B/A Rate~~Term CORRA under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii)
the applicable administrator for ~~the Canadian B/A Rate~~Term CORRA or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of ~~the Canadian B/A Rate~~Term CORRA, in each case acting in such capacity has made a public statement identifying a specific date after which all tenors of ~~the Canadian B/A Rate~~Term CORRA under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Canadian Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of ~~the Canadian B/A Rate~~Term CORRA (the latest date on which all tenors of ~~the Canadian B/A Rate under~~Term CORRAunder this Agreement are no longer representative or available permanently or indefinitely, the “~~Canadian B/A Rate~~Term CORRA Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.05(c)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Lead Borrower may amend this Agreement solely for the purpose of replacing ~~the Canadian B/A Rate~~Term CORRA or any then current Successor Rate to ~~the Canadian B/A Rate~~Term CORRA in accordance with this Section 3.05 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Canadian Dollars, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Canadian Dollars, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “~~Canadian B/A~~Term CORRA Successor Rate”, and collectively with the Term SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Lead Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d)
Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Lead Borrower and each Lender of the implementation of any Term SOFR Successor Rate or ~~Canadian B/A~~Term CORRA Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Credit Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Lead Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(e)
For purposes of this Section 3.05, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars or Canadian Dollars, as the case may be, shall be excluded from any determination of Required Lenders.
Section 4.
[Reserved].
Section 5.
Taxes.
5.01.
Net Payments.
(a)
All payments made by or on account of any Credit Party under any Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by Applicable Law. If any Taxes are required to be withheld or deducted from such payments by any applicable withholding agent, then the Credit Parties jointly and severally agree that (i) to the extent such deduction or withholding is on account of an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions or withholding (including deduction or withholdings applicable to additional sums payable under this Section 5.01), each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent will make such deductions or withholdings, and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law. In addition, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law. The Credit Parties will furnish to the Administrative Agent within 45 days after the date the payment by any of them of any Taxes pursuant to this Section 5.01 copies of tax receipts, or other evidence reasonably satisfactory to the Administrative Agent, evidencing such payment by the applicable Credit Party. The Credit Parties jointly and severally agree, to indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender, within 10 days of written request therefor, for the amount of any Indemnified Taxes payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted in respect of any payment to the Administrative Agent or such Lender under any Credit Document, and any Other Taxes (including any Indemnified Taxes and Other Taxes imposed on or attributable to amounts payable under this Section 5.01), and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Administrative Agent or such Lender (or by the Administrative Agent on behalf of a Lender) shall be conclusive absent manifest error.
(b)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Lead Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or a reduce rate of, withholding Tax. In addition, each Lender shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such other documentation prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required below in Section 5.01(c)) expired, obsolete or inaccurate in any respect, deliver promptly to the Lead Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Lead Borrower or the Administrative Agent) or promptly notify the Lead Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Each Lender hereby authorizes the Administrative Agent to deliver to the Lead Borrower and to any successor Administrative Agent any documentation provided to the Administrative Agent pursuant to this Section 5.01(b) or Section 5.01(c).
(c)
Without limiting the generality of the foregoing,
(15)
(16) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Lead Borrower and the Administrative Agent on or prior to the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), two accurate and complete original signed copies of whichever of the following is applicable:
(i)
(ii) Internal Revenue Service Form W‑8BEN or W-8BEN-E (or successor form) claiming eligibility for the benefits of an income tax treaty to which the United States is a party;
(iii)
(iv) Internal Revenue Service Form W‑8ECI (or successor form);
(v)
(vi) in the case of a Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate substantially in the form of Exhibit C (any such certificate, a “U.S. Tax Compliance Certificate”) and Internal Revenue Service Form W‑8BEN or W-8BEN-E (or successor form);
(vii)
(viii) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), Internal Revenue Service Form W‑8IMY (or successor form) of the Lender, accompanied by Form W‑8ECI, Form W‑8BEN or W-8BEN-E, U.S. Tax Compliance Certificate, Form W‑8IMY, and/or any other required information (or successor or other applicable form) from each beneficial owner that would be required under this Section 5.01(c) if such beneficial owner were a Lender (provided that, if the Lender is a partnership for U.S. federal income Tax purposes (and not a participating Lender), and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)); or
(ix)
(x) other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Credit Documents;
(17)
(18) Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Lead Borrower and the Administrative Agent, on or prior to the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), two accurate and complete original signed copies of Internal Revenue Service Form W‑9 (or successor form) certifying that such Lender is exempt from United States backup withholding;
(19)
(20) If any payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the Lead Borrower or the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine, if necessary, the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.01(c), “FATCA” shall include any amendment made to FATCA after the Closing Date.
(d)
Notwithstanding any other provision of this Section 5.01, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.
(e)
If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Credit Parties or with respect to which a Credit Party has paid additional amounts pursuant to Section 5.01(a), it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under Section 5.01(a) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the relevant Credit Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.01(e), in no event will the Administrative Agent or any Lender be required to pay any amount to any Credit Party pursuant to this Section 5.01(e) to the extent that such payment would place the Administrative Agent or such Lender in a less favorable position (on a net after-Tax basis) than such party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. Nothing in this Section 5.01(e) shall be construed to obligate the Administrative Agent or any Lender to disclose its Tax returns or any other information regarding its Tax affairs or computations to any Person or otherwise to arrange its Tax affairs in any manner other than as it determines in its sole discretion.
(f)
For the avoidance of doubt, for purposes of this Section 5.01, the term “Lender” shall include any Issuing Bank and any Swingline Lender.
Section 6.
Conditions Precedent to Credit Events on the Closing Date. The Administrative Agent, Swingline Lenders, the Issuing Bank and the Lenders shall not be required to fund any Revolving Loans or Swingline Loans, or arrange for the issuance of any Letters of Credit on the Closing Date, until the following conditions are satisfied or waived.
6.01.
Closing Date; Credit Documents. On or prior to the Closing Date, each Credit Party, the Administrative Agent and each of the Lenders on the Closing Date shall have signed a counterpart of this Agreement (whether the same or different counterparts) and shall have delivered (by electronic transmission or otherwise) the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it.
6.02.
Officer’s Certificate. On the Closing Date, the Administrative Agent shall have received a certificate, dated the Closing Date and signed on behalf of the Lead Borrower (and not in any individual capacity) by a Responsible Officer of the Lead Borrower, certifying on behalf of the Lead Borrower that all of the conditions in Sections 6.07 and 6.14 have been satisfied on such date.
6.03.
Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received from (i) Willkie Farr & Gallagher LLP, special counsel to the Credit Parties, (ii) Blake, Cassels & Graydon LLP, special Canadian counsel to the Credit Parties, (iii) McGuireWoods LLP, special Pennsylvania counsel to the Credit Parties, (iv) Bricker & Eckler LLP, special Ohio counsel to the Credit Parties and (v) Quarles & Brady LLP, special Wisconsin counsel to the Credit Parties, in each case, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date in form and substance reasonably satisfactory to the Administrative Agent.
6.04.
Corporate Documents; Proceedings, etc.
(a)
On the Closing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Closing Date, signed by a Responsible Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in customary form, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent.
(b)
On the Closing Date, the Administrative Agent shall have received good standing certificates and bring-down telegrams or facsimiles, if any, for the Credit Parties which the Administrative Agent or either Joint Lead Arranger reasonably may have requested, certified by proper governmental authorities.
6.05.
Insurance. The Administrative Agent shall have received certificates of insurance with respect to all property and casualty insurance policies of the Credit Parties with respect to the Collateral, and certificates of insurance with respect to such policies in form acceptable to the Administrative Agent, and loss payable endorsements on the Administrative Agent’s standard form of loss payee endorsement naming the Administrative Agent as lender’s loss payee with respect to each such policy and certified copies of the Credit Parties’ liability insurance policies, including product liability coverage, together with endorsements naming the Administrative Agent as an additional insured, all as required by the Credit Documents.
6.06.
Repayment of Existing Credit Agreement. On the Closing Date, the Existing Credit Agreement shall have been terminated, the obligations thereunder repaid and the liens and guarantees thereunder released.
6.07.
Material Adverse Effect. Since December 31, 2014, there shall not have occurred a Material Adverse Effect.
6.08.
Deposit Account Control Agreements. The Administrative Agent shall have received Deposit Account Control Agreement for each Dominion Account and all other Deposit Accounts (other than Excluded Deposit Accounts) maintained with the Administrative Agent.
6.09.
Security Agreements. On the Closing Date, (a) each U.S. Credit Party shall have duly authorized, executed and delivered the U.S. Security Agreement and (b) each Canadian Credit Party shall have duly authorized, executed and delivered the Canadian Security Agreement, each Security Agreement covering all of such Credit Party’s present and future Collateral referred to therein, as applicable, and shall have delivered:
(21)
(22) in respect of each Credit Party, proper financing statements (Form UCC‑1 or the equivalent) authorized for filing under the UCC and verification statements evidencing the filing of proper financing statements under the PPSA or other appropriate filing offices of each jurisdiction as may be reasonably necessary to perfect the security interests purported to be created by the Security Agreements;
(23)
(24) in respect of each Credit Party, certified copies, each of a recent date, of (x) requests for information or copies (Form UCC‑1), or equivalent reports as of a recent date, listing all effective financing statements under the UCC and the PPSA and other filings and/or registrations that name Holdings, the Lead Borrower, the Canadian Borrower or any other Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name Holdings, the Lead Borrower, the Canadian Borrower or any other Credit Party as debtor (none of which shall cover any of the Collateral except to the extent evidencing

Permitted Liens) and, as regards to Canadian Credit Parties, lien searches evidencing that all actions necessary to establish that the Collateral Agent has a perfected security interest in and Lien on the Canadian Collateral have been taken and (y) reports as of a recent date listing all effective tax and judgment liens with respect to Holdings, the Lead Borrower, the Canadian Borrower and each other Credit Party in each jurisdiction as the Collateral Agent may reasonably require; and
(25)
(26) an executed Perfection Certificate.
6.10.
[Reserved].
6.11.
[Reserved].
6.12.
Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer of Holdings substantially in the form of Exhibit F.
6.13.
Fees, etc. On the Closing Date, the Lead Borrower shall have paid to the Agents and each Lender all fees required to be paid on the Closing Date and all reasonable and documented out-of-pocket expenses required to be reimbursed by the Lead Borrower to the Lenders, the Administrative Agent and the Joint Lead Arrangers in connection with the Transaction, in the case of such expenses to the extent invoiced at least two Business Days prior to the Closing Date.
6.14.
Representation and Warranties. All representations and warranties made by any Credit Party set forth in Section 8 hereof or in any other Credit Document shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty).
6.15.
Patriot Act, etc. The Lead Borrower and each other Credit Party shall have provided to the Administrative Agent the documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, the Patriot Act and AML Legislation, in each case, at least 5 days prior to the Closing Date, to the extent reasonably requested in writing at least 10 Business Days prior to the Closing Date.
6.16.
Borrowing Notice. Prior to the making of a Revolving Loan on the Closing Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.02(c).
6.17.
Borrowing Base Certificate. The Lead Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate in form and substance reasonably satisfactory to the Administrative Agent.; provided, that notwithstanding the foregoing, or the result of any field exam, inventory appraisal or Borrowing Base Certificate, on the Closing Date, there shall be $175,000,000 of Availability.
Section 7.
Conditions Precedent to all Credit Events after the Closing Date. The obligation of each Lender and each Issuing Bank to make any Credit Extension shall be subject to the satisfaction (or waiver) of each of the conditions precedent set forth below:
7.01.
Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing

Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.13(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.12(b).
7.02.
Availability. Availability on the proposed date of such Borrowing shall be adequate to cover the amount of such Borrowing.
7.03.
No Default. No Default or Event of Default shall exist at the time of, or result from, such funding or issuance.
7.04.
Representations and Warranties. Each of the representations and warranties made by any Credit Party set forth in Section 8 hereof or in any other Credit Document shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty).

The acceptance of the benefits of each Credit Event after the Closing Date shall constitute a representation and warranty by each Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in this Section 7 and applicable to such Credit Event are satisfied as of that time (other than such conditions which are subject to the discretion of the Administrative Agent or the Lenders). All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders.

Section 8.
Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, each of Holdings, each Borrower and each Canadian Credit Party, as applicable, make the following representations, warranties and agreements, in each case after giving effect to the Transaction.
8.01.
Organizational Status. Each of Holdings, the Lead Borrower and each of their Restricted Subsidiaries (i) is a duly organized or incorporated and validly existing corporation, partnership, limited liability company or unlimited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization or incorporation, to the extent applicable, (ii) has the corporate, partnership, limited liability company or unlimited holding company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.
8.02.
Power and Authority. Each Credit Party thereof has the corporate, partnership, limited liability company or unlimited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership, limited liability company or unlimited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party thereof has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
8.03.
No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any Applicable Law or any order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its respective Restricted Subsidiaries, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except Permitted Liens) upon any of the property or assets of any Credit Party or any of its respective Restricted Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (except, in the case of preceding clauses (i) and (ii), other than in the case of any contravention, breach, default and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its respective Restricted Subsidiaries.
8.04.
Approvals. Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date and (y) filings which are necessary to perfect the security interests and Liens created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of any Credit Document.
8.05.
Financial Statements; Financial Condition.
(a)
The consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of December 31, 2021 and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year have been prepared in accordance with U.S. GAAP, and present fairly the financial position of the Lead Borrower and its Subsidiaries at such dates and the results of the Lead Borrower’s operations for such periods. Since December 31, 2021, there has been no change, event or occurrence that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(b)
The unaudited consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of March 31, 2022 and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period, fairly present, in conformity with U.S. GAAP applied on a basis consistent with the financial statements referred to in Section 8.05(a), the consolidated financial position of the Lead Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal quarter (subject to normal year-end adjustments and the absence of footnotes).
(c)
As of the Amendment No. 5 Effective Date, Holdings and its Subsidiaries together, on a consolidated basis, are now Solvent and, after giving effect to the Loans to be made hereunder, the Letters of Credit to be issued in connection herewith and the consummation of the other transactions described in the Credit Documents, will be Solvent.

8.06.
Litigation. Except as set forth on Schedule 8.06, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Credit Party, threatened on the Amendment No. 5 Effective Date against or affecting any Credit Party or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Credit Party or any of its Subsidiaries, (i) which relate to any of the Credit Documents or any of the transactions contemplated thereby or (ii) which, if determined adversely to any Credit Party or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. To the knowledge of each Credit Party, no Credit Party nor any of its Subsidiaries is in default on the Amendment No. 5 Effective Date with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal, which default could reasonably be expected to result in a Material Adverse Effect.
8.07.
True and Complete Disclosure.
(a)
As of the Amendment No. 5 Effective Date, all written information (taken as a whole) furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender (including, without limitation, all such written information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein does not, and all other such written information taken as a whole hereafter furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender will not, on the date as of which such written information is dated or certified, contain any material misstatement of fact or omit to state any material fact necessary to make such information taken as a whole not misleading in any material respect at such time in light of the circumstances under which such written information was provided.
(b)
Notwithstanding anything to the contrary in the foregoing clause (a) of this Section 8.07, none of the Credit Parties makes any representation, warranty or covenant with respect to any information consisting of statements, estimates, forecasts and projections regarding the future performance of the Lead Borrower or any of Holdings’ Subsidiaries, or regarding the future condition of the industries in which they operate other than that such information has been (and in the case of such information furnished after the Amendment No. 5 Effective Date, will be) prepared in good faith based upon assumptions believed to be reasonable at the time of preparation thereof.
8.08.
Use of Proceeds; Margin Regulations.
(a)
All proceeds of the Loans incurred on the Closing Date will be used by the Lead Borrower to repay the Existing Credit Agreement and to pay the Transaction Costs.
(b)
All proceeds of the Loans incurred after the Closing Date will be used for working capital needs and general corporate purposes, including the financing of capital expenditures, Permitted Acquisitions, and other permitted Investments, Dividends and any other purpose not prohibited hereunder.
(c)
No Credit Party nor any of its Restricted Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

8.09.
Tax Returns and Payments. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) the Lead Borrower and each of Holdings’ Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all Tax returns, statements, forms and reports for Taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, the Lead Borrower and/or any of Holdings’ Subsidiaries, (ii) the Returns accurately reflect liability for Taxes of the Lead Borrower and Holdings’ Subsidiaries for the periods covered thereby, and (iii) and the Lead Borrower and each of Holdings’ Subsidiaries have paid all Taxes payable by them (including in the capacity of withholding agent), other than those that are being Properly Contested. There is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Lead Borrower or any of Holdings’ Subsidiaries, threatened in writing by any authority regarding any Taxes relating to the Lead Borrower or any of Holdings’ Subsidiaries, which, if determined adversely to Holdings or any of its Subsidiaries, could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. As of the Amendment No. 5 Effective Date, neither the Lead Borrower nor any of Holdings’ Subsidiaries has entered into an agreement or waiver that is still in effect or been requested in writing to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Lead Borrower or any of Holdings’ Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Lead Borrower or any of Holdings’ Subsidiaries not to be subject to the normally applicable statute of limitations with respect to a material amount of Tax.
8.10.
ERISA.
(a)
Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, except where failure to comply could not be reasonably be expected to result in a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS (or has timely filed an application for a determination letter that is under review by the IRS) and to the best knowledge of the Credit Parties, nothing has occurred which would cause the loss of such qualification.
(b)
There are no pending or, to the best knowledge of any Credit Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)
(i) No ERISA Event has occurred or is reasonably expected to occur that when taken together with all other such ERISA Events has or could reasonably be expected to have a Material Adverse Effect; (ii) neither any Credit Party nor any Person for which any Credit Party may have a direct or indirect liability under ERISA has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that has or could reasonably be expected to have a Material Adverse Effect; (iii) neither any Credit Party nor any Person for which any Credit Party may have a direct or indirect liability under ERISA has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan that has or could reasonably be expected to have a Material Adverse Effect; and (iv) no Credit Party nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA that has or could reasonably be expected to have a Material Adverse Effect.

8.11.
The Security Documents. The provisions of the Security Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors legal, valid and enforceable security interests and Liens (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) in and on all right, title and interest of the Credit Parties in the Collateral specified therein in which a security interest or Lien can be created under Applicable Law, and (x) in the case of the U.S. Security Agreement and the U.S. Collateral described therein, upon (i) the timely and proper filing of financing statements listing each applicable U.S. Credit Party, as a debtor, and the Collateral Agent, as secured party, in the secretary of state’s office (or other similar governmental entity) of the jurisdiction of organization of such Credit Party, (ii) sufficient identification of Commercial Tort Claims (as applicable), (iii) execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of the UCC) with respect to any Deposit Account (other than Excluded Deposit Accounts) and (iv) establishment of the Collateral Agent’s “control” (within the meaning of the UCC) with respect to any Letter of Credit Rights that are not supporting obligations of the Collateral, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the U.S. Security Agreement) a fully perfected security interest in and Lien on all right, title and interest in all of the U.S. Collateral (as described in and to the extent required by the U.S. Security Agreement), subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under Applicable Law through these actions, (y) in the case of each Canadian Security Agreement and Canadian Collateral described therein, proper filings of PPSA financing statements and other required filings and registrations in favor of the Collateral Agent, for the benefit of the Secured Creditors, have been made (to the extent provided in the Canadian Security Agreement) to create a fully perfected security interest in and Lien on all right, title and interest in all of the Canadian Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under Applicable Law through these actions and (z) in the case of each other Security Document and the Collateral described therein, proper filings of the required filings and registrations in favor of the Collateral Agent, for the benefit of the Secured Creditors, and the other actions required by the terms of such Security Documents, have been made (to the extent provided in such Security Document) to create a fully perfected security interest in and Lien on all right, title and interest in all of the Collateral described therein, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under Applicable Law through these actions.
8.12.
Properties. Each Credit Party and each of its Subsidiaries has good title to all of its personal property, including all Property reflected in the financial statements referred to in Section 8.05 or delivered pursuant to Section 9.01 (other than any property sold in the ordinary course of business after the date of such financial statements), in each case free and clear of all Liens except Permitted Liens.
8.13.
EEA Financial Institutions. No Credit Party is an EEA Financial Institution.
8.14.
Subsidiaries. As of the Amendment No. 5 Effective Date, Schedule 8.14 hereto states (i) the correct name of each Credit Party and Subsidiary, its jurisdiction of incorporation and the percentage of its Equity Interests having voting powers owned by each Person and (ii) the number of authorized and issued Equity Interests (and treasury shares) of each Credit Party and its Subsidiaries. Each Credit Party has good title to all of the shares it purports to own of the Equity Interests of each of its Restricted Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived). Except as set forth on Schedule 8.14 hereto, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Credit Party or any of its Restricted Subsidiaries. Except as set forth on Schedule 8.14 hereto, there are no outstanding agreements or instruments binding upon the holders of any Credit Party’s Equity Interests relating to the ownership of its Equity Interests.
8.15.
Compliance with Statutes, OFAC Rules and Regulations; Patriot Act; FCPA.

(a)
Each of the Lead Borrower and each of Holdings’ other Subsidiaries is in compliance with all Applicable Laws of (including any laws relating to terrorism, money laundering, embargoed persons or the Patriot Act and AML Legislation), and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliance as, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.
(b)
Each of the Lead Borrower, each Subsidiary, and, to the knowledge of the Lead Borrower and its Subsidiaries, each of their respective directors and officers, is in compliance in all material respects with each of the foreign assets control regulations of the Office of Foreign Assets Control (“OFAC”) of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or of the Government of Canada and any enabling legislation or executive order relating thereto, and each of the Lead Borrower, each of its Subsidiaries and each of its controlled Affiliates is and shall be in compliance in all material respects with each of the country and list based economic and trade sanctions administered and enforced by OFAC or by the Government of Canada. No part of the proceeds of any Loans hereunder will be used directly, by any Credit Party or any of its Subsidiaries, or indirectly, to the knowledge of the Credit Parties and their Subsidiaries, to fund any operations in, finance any investments or activities in or make any payments in violation OFAC or the FCPA or any Canadian counterpart thereto applicable to the Credit Parties or such Subsidiary. Neither the Lead Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Lead Borrower and its Subsidiaries, any director, officer, employee or Affiliate, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.
(c)
The Lead Borrower and each Subsidiary, and, to the knowledge of the Lead Borrower and its Subsidiaries, each of their respective directors and officers, is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq. (“FCPA”), and any foreign counterpart thereto applicable to the Lead Borrower or such Subsidiary. To the knowledge of the Borrowers, none of the Lead Borrower or any Subsidiary has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Lead Borrower or any Subsidiary or to any other Person, in violation of the FCPA and any Canadian counterpart thereto applicable to the Lead Borrower or such Subsidiary.
8.16.
Investment Company Act. None of Holdings, the Lead Borrower or any Restricted Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, required to be registered as such.
8.17.
Insurance. Except as set forth in Schedule 8.17, the Properties of each Credit Party and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any

Credit Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Credit Party or the applicable Restricted Subsidiary operates.
8.18.
Environmental Matters.
(a)
Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect:
(27)
(28) Each of the Credit Parties and their respective Subsidiaries and their businesses, operations and property are in compliance with, and each of the Credit Parties and their respective Subsidiaries have no liability under, applicable Environmental Law;
(29)
(30) Each of the Credit Parties and their respective Subsidiaries have obtained, or have applied in a timely manner for, all permits, approvals and authorizations required for the conduct of their businesses and operations, and the ownership, operation and use of their Property, under Environmental Law (“Environmental Permits”), and all such Environmental Permits are valid and in good standing;
(31)
(32) There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or to the knowledge of each Credit Party formerly owned, leased or operated by each of the Credit Parties and their respective Subsidiaries or their predecessors in interest that could reasonably be expected to result in liability of any of the Credit Parties or their respective Subsidiaries under or non-compliance by each of the Credit Parties or any of their respective Subsidiaries with any Environmental Law;
(33)
(34) There is no Environmental Claim pending or, to the knowledge of each of the Credit Parties and their respective Subsidiaries, threatened against any of the Credit Parties or their respective Subsidiaries, or relating to any Real Property currently or to the knowledge of any Credit Party formerly owned, leased or operated by any of the Credit Parties and their respective Subsidiaries or relating to the operations of each of the Credit Parties and their respective Subsidiaries, and there are no actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such an Environmental Claim;
(35)
(36) Neither any of the Credit Parties nor any of their respective Restricted Subsidiaries is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement, and none of them is conducting or financing, in whole or in part, any Response required by any Environmental Law at any location; and

(37)
(38) No Real Property or facility owned, operated or leased by Holdings or any Subsidiary and, to the knowledge of each of the Credit Parties, no Real Property or facility formerly owned, operated or leased by any of the Borrowers or their respective Subsidiaries or any of their predecessors in interest is (i) listed or formally proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum or petroleum products.
(b)
Except as set forth in Schedule 8.18, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation or Response pursuant to any Environmental Law.
8.19.
Labor Relations. On the Amendment No. 5 Effective Date, there are no material grievances, disputes or controversies with any union or any other organization of any Credit Party’s or any Subsidiary’s employees, or, to any Credit Party’s knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, the hours worked by and payments made to employees of any Credit Party or any Restricted Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, municipal, local, or foreign law dealing with such matters and, to the knowledge of any Credit Party, no wage and hour department investigation has been made of any Credit Party or any Restricted Subsidiary, in each case, which could reasonably be expected to have a Material Adverse Effect.
8.20.
Intellectual Property. The Lead Borrower, the Canadian Borrower and each other Restricted Subsidiary owns or has the right to use all the patents, trademarks, industrial designs, domain names, service marks, trade names, copyrights, inventions, trade secrets, formulas, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) (collectively, “Intellectual Property”), necessary for the present conduct of its respective business, without any known conflict with the Intellectual Property rights of others, except for such failures to own or have the right to use and/or conflicts as have not had, and would not reasonably be expected to have, a Material Adverse Effect.
8.21.
Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; etc. Schedule 8.21 contains for each Credit Party, as of the Amendment No. 5 Effective Date, (i) the exact legal name of such Credit Party, (ii) the type of organization of such Credit Party, (iii) whether or not such Credit Party is a registered organization, (iv) the jurisdiction of organization or incorporation of such Credit Party, (v) such Credit Party’s Location and (vi) the organizational identification or company registration number (if any) of such Credit Party to the extent required to be included on a UCC-1 financing statement. To the extent that such Credit Party does not have an organizational identification number on the Amendment No. 5 Effective Date and later obtains one, such Credit Party shall promptly thereafter notify the Collateral Agent of such organizational identification number to the extent required to be included on a UCC-1 financing statement and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents fully perfected and in full force and effect.
8.22.
Borrowing Base Certificate. At the time of delivery of each Borrowing Base Certificate, assuming that any eligibility criterion that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each material Account reflected therein as eligible for inclusion in the Borrowing Base is an Eligible Account and the material Inventory reflected therein as eligible for inclusion in the Borrowing Base constitutes Eligible Inventory.

8.23.
Senior Debt. The Obligations are “Designated Senior Debt” (if applicable), “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt,” “First Priority Obligations” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any indenture or document governing any Permitted Junior Debt.
8.24.
Canadian Pension Plans and Canadian Benefit Plans. The Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and all other Applicable Laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and Canadian Benefit Plans and any funding agreements therefor have been performed in a timely fashion, except where (i) the failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) no Lien (other than a Permitted Lien) is created thereby. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans by any Credit Party or its Affiliates except where such withdrawals or applications could not reasonably be expected to have a Material Adverse Effect. There are no material outstanding disputes involving any Credit Party or its Affiliates concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans except where such disputes could not reasonably be expected to have a Material Adverse Effect. No Canadian Plan Termination Event has occurred that would be reasonably likely to have a Material Adverse Effect. No Governmental Authority has issued any default or other breach notices in respect of any Canadian Pension Plan, except where such notices could not reasonably be expected to have a Material Adverse Effect. As of the Amendment No. 5 Effective Date, Schedule 8.24 contains a list of each Canadian Pension Plan. The Canadian Borrower has provided the Lenders with a copy of the actuarial valuation for each Canadian Defined Benefit Plan most recently filed with the applicable Governmental Authorities to the extent requested by the Administrative Agent.
8.25.
No Default. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Credit Party’s performance hereunder, constitute a Default or an Event of Default.
8.26.
Bank Accounts. Schedule 8.26 contains as of the Amendment No. 5 Effective Date a complete and accurate list of all bank accounts maintained by the Credit Parties with any bank or other financial institution, indicating each of which is a Dominion Account, other than Excluded Deposit Accounts.
8.27.
ERISA. As of the Amendment No. 5 Effective Date, the Borrowers are not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
8.28.
Beneficial Ownership Certification. As of the Amendment No. 5 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 9.
Affirmative Covenants. The Lead Borrower and each other Restricted Subsidiary hereby covenants and agrees that on and after the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) any indemnification obligations arising hereunder which are not then due and payable shall remain unpaid or unsatisfied and (ii) Secured Bank Product Obligations), or any Letter of Credit shall remain outstanding (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent):
9.01.
Information Covenants. The Lead Borrower will furnish to the Administrative Agent for distribution to each Lender:
(xvii)
(xviii) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Lead Borrower (i) the consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year, all of which shall be certified by the chief financial officer of the Lead Borrower that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of the Lead Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period. If the Lead Borrower or Holdings has filed (within the time period required above) a Form 10-Q with the SEC for any fiscal quarter described above, then to the extent that such quarterly report on Form 10-Q contains any of the foregoing items, the Lenders shall accept such Form 10-Q in lieu of such items.
(xix)
(xx) Annual Financial Statements. Within 100 days, after the close of each fiscal year of the Lead Borrower, (i) the consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth (commencing with the Lead Borrower’s fiscal year ending December 31, 2015) comparative figures for the preceding fiscal year and certified, in the case of consolidated financial statements, by Ernst & Young LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) which demonstrates that (I) in the course of its regular audit of the financial statements of the Lead Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default relating to financial or accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (II) such statements fairly present in all material respects in accordance with U.S. GAAP the financial condition of the Lead Borrowers and its Subsidiaries as of the date indicated and the results of their operations and changes in their cash flows for the periods indicated, and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year. If the Lead Borrower or Holdings has filed (within the time period required above) a Form 10-K with the SEC for any fiscal year described above, then to the extent that such annual report on Form 10-K contains any of the foregoing items, the Lenders shall accept such Form 10-K in lieu of such items.

In addition, notwithstanding the foregoing, the financial statements, information and other information and documents required to be provided as described in Section 9.01(a), (b) and (e), may be those of Holdings; provided that, if the financial information so furnished relates to Holdings, the same is accompanied by a reasonably detailed description of the quantitative differences between the information relating to Holdings, on the one hand, and the information relating to the Lead Borrower and its Restricted Subsidiaries on a stand-alone basis, on the other hand.

(xxi)
(xxii) Monthly Financial Statements. Solely if requested by the Administrative Agent when Availability is less than 20% of the Line Cap, within 30 days after the close of each of the first two calendar months in each fiscal quarter of the Lead Borrower, the unaudited consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of income and retained earnings and statement of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, on a consolidated basis and consistent with the financial information prepared for Holdings’ management, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year.
(xxiii)
(xxiv) Insurance. At the time of the delivery of the annual financial statements pursuant to Section 9.01(b) hereof, evidence of insurance renewals as required under Section 9.03 hereof.
(xxv)
(xxvi) Forecasts. No later than 90 days following the first day of each fiscal year of the Lead Borrower, a forecast in a form reasonably satisfactory to the Administrative Agent (including projected statements of income, sources and uses of cash and balance sheets for the Lead Borrower and its Subsidiaries on a consolidated basis) for each of the twelve months of such fiscal year prepared in reasonable detail, with appropriate discussion, the principal assumptions upon which such forecast is based.
(xxvii)
(xxviii) Officer’s Certificates. At the time of the delivery of the Section 9.01 Financials, a Compliance Certificate, certifying on behalf of the Lead Borrower that, to such Responsible Officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth the reasonably detailed calculations with respect to the Consolidated Fixed Charge Coverage Ratio for such period, solely if the Calculation Requirement is in effect; (ii) set forth the reasonably detailed calculations with respect to the Leverage Ratio as of the last day of such period; and (iii) certify that there have been no changes to Schedules 1(a), 2 and 8, in each case of the Perfection Certificate, in each case since the Closing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(f), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), such changes shall be reported as required by and in accordance with the terms of the Security Documents) and whether the Lead Borrower and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.
(xxix)
(xxx) Notice of Default, Litigation and Material Adverse Effect. Promptly after any officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default or any default or event of default under the Senior Notes Indentures (or in any indenture governing Indebtedness that refinances the Senior Notes) or any refinancing thereof or any Permitted Junior Debt or other debt instrument in excess of the Threshold Amount, (ii) any litigation or governmental investigation or proceeding pending against Holdings or any of its Subsidiaries (x) which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document, (iii) any judgment entered against any Credit Party in an amount exceeding $10,000,000, (iv) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (v) the discharge of or any withdrawal or resignation by the Borrowers’ independent accountants or (vi) any other event, change or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect.
(xxxi)
(xxxii) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) or deliver to holders (or any trustee, agent or other representative therefor) of the Senior Notes (or holders of Indebtedness that refinances the Senior Notes) pursuant to the terms of the Senior Notes Documents (or other documents that govern Indebtedness that refinances the Senior Notes).
(xxxiii)
(xxxiv) Environmental Matters. Promptly after any officer of the Lead Borrower or any Restricted Subsidiary obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, would reasonably be expected to have a Material Adverse Effect:

(1) any pending or threatened Environmental Claim against the Lead Borrower or any Subsidiary of Holdings or any Real Property owned, leased or operated by the Lead Borrower or any Subsidiary of Holdings;

(2) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Lead Borrower or any Subsidiary of Holdings that (a) results in noncompliance by the Lead Borrower or any Subsidiary of Holdings with any applicable Environmental Law or (b) would reasonably be expected to form the basis of an Environmental Claim against the Lead Borrower or any Subsidiary of Holdings or any such Real Property;

(3) any condition or occurrence on any Real Property owned, leased or operated by the Lead Borrower or any Subsidiary of Holdings that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Lead Borrower or any Subsidiary of Holdings of such Real Property under any Environmental Law; and

(4) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Lead Borrower or any of Holdings’ Subsidiaries as required by any Environmental Law or any governmental or other administrative agency and all notices received by the Lead Borrower or any Subsidiary of Holdings from any government or governmental agency under, or pursuant to, CERCLA which identify the Lead Borrower or any Subsidiary of Holdings as potentially responsible parties for remediation costs or which otherwise notify the Lead Borrower or any Subsidiary of Holdings of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Lead Borrower’s or such Subsidiary’s response thereto.

(xxxv)
(xxxvi) Notices to Holders of Senior Notes and Permitted Junior Debt. Contemporaneously with the sending or filing thereof, the Lead Borrower will provide to the Administrative Agent for distribution to each of the Lenders, any notices provided to, or received from, holders of (I) Senior Notes, or any refinancing thereof or (II) Permitted Junior Debt or other Indebtedness, in each case of this clause (II), with a principal amount in excess of the Threshold Amount.
(xxxvii)
(xxxviii) Financial Statements of Unrestricted Subsidiaries. Simultaneously with the delivery of each set of Section 9.01 Financials, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
(xxxix)
(xl) Other Information. From time to time, (1) such other information or documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries and (2) information and documentation for purposes of compliance with the Beneficial Ownership Regulation (if applicable), in each case, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.
9.02.
Books, Records and Inspections.
(a)
The Lead Borrower and any Restricted Subsidiary will keep proper books of record and accounts in which full, true and correct entries in conformity with U.S. GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.
(b)
The Lead Borrower will permit the Administrative Agent, subject to (except when an Event of Default exists) reasonable advance notice to, and reasonable coordination with, the Lead Borrower and normal business hours, to visit and inspect the properties of any U.S. Credit Party or Canadian Credit Party, at the Borrowers’ expense as provided in clause (c) below, inspect, audit and make extracts from any U.S. Credit Party’s or Canadian Credit Party’s corporate, financial or operating records, and discuss with its officers, employees, agents, advisors and independent accountants (subject to such accountants’ customary policies and procedures) such U.S. Credit Party’s or Canadian Credit Party’s business, financial condition, assets and results of operations (it being understood that a representative of the Lead Borrower is allowed to be present in any discussions with officers, employees, agent, advisors and independent accountants); provided that the Administrative Agent shall only be permitted to conduct one field examination and one inventory appraisal with respect to any Collateral comprising the Borrowing Base per 12-month period; provided further, that (i) if at any time Availability is (A) less than $100,000,000 for a period of 5 consecutive Business Days during such 12-month period, one additional field examination will be permitted in such 12-month period and (B) less than $100,000,000 for a period of 30 consecutive days during such 12-month period, one inventory appraisal will be permitted in such 12-month period and (ii) one additional inventory appraisal will be permitted in such 12-month period at the sole expense of the Administrative Agent, except that during the existence and continuance of an Event of Default, there shall be no limit on the number of additional field examinations and inventory appraisals that shall be permitted at the Administrative Agent’s request. No such inspection or visit shall unduly interfere with the business or operations of any U.S. Credit Party or Canadian Credit Party, nor result in any damage to the property or other Collateral. Neither the Administrative Agent nor any Lender shall have any duty to any U.S. Credit Party or Canadian Credit Party to make any inspection, nor to share any results of any inspection, appraisal or report with any U.S. Credit Party or Canadian Credit Party. The Lead Borrower acknowledges that all inspections, appraisals and reports are prepared by the Administrative Agent and Lenders for their purposes, and the U.S. Credit Parties and the Canadian Credit Parties shall not be entitled to rely upon them.
(c)
Reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses (other than any legal fees or costs and expenses covered under Section 13.01) of the Administrative Agent in connection with (i) one examination per fiscal year of any U.S. Credit Party’s or Canadian Credit Party’s books and records or any other financial or Collateral matters as the Administrative Agent deems appropriate, (ii) one field examination and inventory appraisal of Collateral comprising the Borrowing Base, (iii) one additional field examination and inventory appraisal of Collateral per fiscal year comprising the Borrowing Base to the extent permitted by clause (b) above and (iv) any field examinations and inventory appraisals conducted in connection with any Acquired Accounts Eligibility Requirement and any Acquired Inventory Eligibility Requirement. Subject to and without limiting the foregoing, the Borrowers specifically agree to pay the Administrative Agent’s then standard charges for examination activities, including the standard charges of the Administrative Agent’s internal appraisal group. This Section shall not be construed to limit the Administrative Agent’s right to use third parties for such purposes.
9.03.
Maintenance of Property; Insurance.
(a)
The Lead Borrower and each Restricted Subsidiary will, (i) keep all tangible property necessary to the business of the Lead Borrower and such Restricted Subsidiary in good working order and condition, ordinary wear and tear, casualty, condemnation and expropriation excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Lead Borrower and such Restricted Subsidiary, and (iii) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried. The provisions of this Section 9.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.
(b)
All tangible items of Collateral, other than In-Transit Inventory, shall at all times be kept by Credit Parties (i) at one or more of the business locations of the Credit Parties set forth in Schedule 9.03 hereto, (ii) at a location owned or leased by a Credit Party in the United States or Canada other than those shown on Schedule 9.03 hereto so long as (x) the Borrowers have given the Administrative Agent notice of such new location at the time the next Borrowing Base Certificate is required to be delivered following the start of use of such new location and

(y) prior to moving any Inventory to a new location any Credit Party leases, either (A) the landlord has executed in favor of the Collateral Agent a Landlord Lien Waiver and Access Agreement or (B) a rent reserve has been established as contemplated in clause (i) of the definition of “Inventory Reserve,” or (iii) if the Collateral consists of Inventory, at a Third-Party Location where either (A) the Collateral Agent has either received from such third party an acceptable Landlord Lien Waiver and Access Agreement or (B) a reserve has been established as contemplated by clause (ii) of the definition of “Inventory Reserve.”
(c)
The Lead Borrower and each Restricted Subsidiary will at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Lead Borrower and/or such Restricted Subsidiaries) (i) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) if agreed by the insurer (which agreement the Lead Borrower or the Canadian Borrower, as applicable, shall use commercially reasonable efforts to obtain), shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof (or, with respect to non-payment of premiums, 10 days’ prior written notice) by the respective insurer to the Collateral Agent; provided that the requirements of this Section 9.03(c) shall not apply to (x) insurance policies covering (1) directors and officers, fiduciary or other professional liability, (2) employment practices liability, (3) workers compensation liability, (4) automobile and aviation liability, (5) health, medical, dental and life insurance, and (6) such other insurance policies and programs as the Collateral Agent may approve; and (y) self-insurance programs and (iii) shall be deposited with the Collateral Agent. If a Liquidity Event has occurred and is continuing, any proceeds of insurance referred to in this Section 9.03 and any condemnation or expropriation awards in connection with a condemnation or expropriation of any of the Collateral shall be paid to the applicable Agent in an amount equal to the pro rata portion of such proceeds based on the relative Value of the Collateral subject to the applicable loss, condemnation or expropriation as compared to the value of all other assets of the Credit Parties subject to such loss, condemnation or expropriation (measured as of the date of such event) and applied to the payment of the Revolving Loans, as applicable, and then to any other Obligations outstanding; provided, however, that if an Event of Default exists on the date of the applicable Agent’s receipt thereof, the applicable Agent may apply such proceeds to the Obligations in such order of application that is not inconsistent with Section 11.11.
(d)
If the Lead Borrower or any Restricted Subsidiary shall fail to maintain insurance in accordance with this Section 9.03, or the Lead Borrower or any Restricted Subsidiary shall fail to so endorse and deposit all policies or certificates with respect thereto, after any applicable grace period, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the applicable Credit Parties (other than as to such costs and expenses of a U.S. Credit Party, the Canadian Credit Parties) jointly and severally agree to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.
9.04.
Existence; Franchises. Except as otherwise permitted under Section 10.02, each Borrower will, and will cause each of its Restricted Subsidiaries to, preserve, renew and keep in full force and effect its respective existence and its respective rights, privileges and franchises necessary or desirable in the normal conduct of its business; provided that nothing in this Section shall prohibit (i) the merger or amalgamation of a Subsidiary with and into a Borrower or (ii) the dissolution of any Subsidiary if the relevant Borrower in good faith determines that such dissolution is in the best interest of such Borrower and is not materially disadvantageous to the Lenders.
9.05.
Compliance with Statutes, etc.
(a)
The Lead Borrower and any Subsidiary will comply with all Applicable Laws and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, ERISA, Canadian Employee Benefits Legislation, OFAC, AML Legislation and Patriot Act), except such noncompliance as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)
The Lead Borrower and its Subsidiaries will conduct their business in compliance in all materials respects with the FCPA, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.
9.06.
Compliance with Environmental Laws.
(a)
The Lead Borrower and any Restricted Subsidiary will comply, obtain, renew or conduct and use commercially reasonable efforts to cause all lessees and other Persons occupying Real Property of any Credit Party to comply with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits applicable to its operations and Real Property; and conduct all Responses required by, and in accordance with, Environmental Laws, except where failure to so comply would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that neither the Lead Borrower nor any of the Restricted Subsidiaries shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with U.S. GAAP.
(b)
If a Default caused by reason of a breach of Section 8.18 or Section 9.06(a) shall have occurred and be continuing for more than 30 days without each Credit Party and its respective Subsidiaries commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, the Lead Borrower shall provide to the Lenders within 60 days after such request, at the sole expense of the Lead Borrower and the respective Restricted Subsidiaries, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in the form and substance, reasonably acceptable to the Administrative Agent or Required Lenders making the request and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them as required by applicable Environmental Laws.

9.07.
ERISA; Canadian Pension Plans.
(a)
As soon as reasonably practicable and, in any event, within ten (10) Business Days after the Lead Borrower or any Restricted Subsidiary knows of the occurrence of any of the following, the Lead Borrower will deliver to the Administrative Agent a certificate setting forth a reasonable level of detail as to such occurrence and the action, if any, that the Lead Borrower, such Restricted Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Lead Borrower, such Restricted Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan participant and any notices received by the Lead Borrower, such Restricted Subsidiary or such ERISA Affiliate from the PBGC or any other Governmental Authority, or a Plan participant with respect thereto: that (i) an ERISA Event or Canadian Plan Termination Event has occurred that is reasonably expected to result in a Material Adverse Effect; (ii) there has been an increase in Unfunded Pension Liabilities since the date the representations hereunder are given, or from any prior notice, as applicable, in either case, which is reasonably expected to result in a Material Adverse Effect; (iii) there has been an increase in the estimated withdrawal liability under Section 4201 of ERISA, if the Lead Borrower, any Restricted Subsidiary and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans which is reasonably expected to result in a Material Adverse Effect; (iv) the Lead Borrower, any Restricted Subsidiary or any ERISA Affiliate adopts, or commences contributions to, any Plan subject to Section 412 of the Code, or adopts any amendment to a Plan subject to Section 412 of the Code which is reasonably expected to result in a Material Adverse Effect, (v) that a contribution required to be made with respect to a Foreign Pension Plan or Canadian Pension Plan has not been timely made which failure is reasonably expected to result in a Material Adverse Effect; or (vi) that a Foreign Pension Plan or Canadian Pension Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent and such event is reasonably expected to result in a Material Adverse Effect.
(b)
Promptly, after the Lead Borrower or any Canadian Credit Party obtains knowledge thereof, the Lead Borrower shall deliver notice of, with copies of any such documentation and notices as applicable, (i) any default in, or breach of, a Canadian Defined Benefit Plan that could reasonably be expected to result in a Material Adverse Effect; (ii) any action or inaction of a plan sponsor or administrator that could result in a Canadian Plan Termination Event that could reasonably be expected to result in a Material Adverse Effect; (iii) receipt of any notice from, or any action of any Governmental Authority that could lead to a Canadian Plan Termination Event that is reasonably expected to result in a Material Adverse Effect; and (iv) copies of each actuarial valuation filed with the applicable Governmental Authorities for each Canadian Defined Benefit Plan. Furthermore, at the time of the delivery of the Section 9.01 Financials, a certificate of a Responsible Officer of the Canadian Borrower setting forth a calculation of the excess in any Canadian Defined Benefit Plan of that Canadian Defined Benefit Plan’s benefit liabilities, over the current value of that Canadian Defined Benefit Plan’s assets, determined in accordance with the assumptions used for funding the Canadian Defined Benefit Plan pursuant to Applicable Laws for the applicable plan year (which includes an unfunded liability or solvency deficiency as determined for the purposes of the Pension Benefits Act (Ontario) or other applicable Canadian Employee Benefits Legislation), as appears from the most recent actuarial valuation report for each Canadian Defined Benefit Plan most recently filed with the applicable Governmental Authorities.

(c)
The Canadian Credit Parties shall cause each of their Canadian Pension Plans to be administered in all respects in compliance with, as applicable, the Pension Benefits Act (Ontario) and all other applicable Canadian Employee Benefits Legislation (including regulations, orders and directives), and the terms of the Canadian Pension Plans and any agreements relating thereto other than such non-compliance that could not reasonably be expected to result in a Material Adverse Effect. The Canadian Credit Parties shall ensure that, to the extent such action or inaction could reasonably be expected to result in a Material Adverse Effect, (a) each of them does not engage in a prohibited transaction or violation of the fiduciary responsibility rules under Canadian Employee Benefits Legislation with respect to any Canadian Defined Benefit Plan, and (b) each of them as a Canadian Defined Benefit Plan sponsor or otherwise, shall not take any steps to cause the wind up and/or termination of any Canadian Defined Benefit Plan that has a solvency funding deficiency of greater than $1,000,000 without the consent of the Administrative Agent.
9.08.
End of Fiscal Years; Fiscal Quarters. The Lead Borrower and any Restricted Subsidiary will maintain (i) fiscal years to end on December 31 of each year and (ii) fiscal quarters to end on March 31, June 30 and September 30 of each year.
9.09.
Performance of Obligations. Each of the Lead Borrower and any Subsidiary will perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.
9.10.
Payment of Taxes. Each of the Lead Borrower and any Subsidiary will pay and discharge all material Taxes imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all material lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Lead Borrower or any Subsidiary not otherwise permitted under Section 10.01(i); provided that neither the Lead Borrower nor any Subsidiary shall be required to pay any such Tax which is being Properly Contested.
9.11.
Use of Proceeds. Each Borrower will use the proceeds of the Loans only as provided in Section 8.08.
9.12.
Additional Security; Further Assurances; etc.
(a)
Each Credit Party will, grant to the Collateral Agent for the benefit of the Secured Creditors security interests in such assets and properties of such Credit Party as are not covered by the original Security Documents to the extent required thereunder and as may be reasonably requested from time to time by the Administrative Agent, the Collateral Agent or the Required Lenders (collectively, as may be amended, modified or supplemented from time to time, the “Additional Security Documents”). All such security interests shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and (subject to exceptions as are reasonably acceptable to the Administrative Agent) shall constitute, upon taking all necessary perfection (or the equivalent with respect to each Credit Party that is not a U.S. Credit Party, under Applicable Law) action (which the Credit Parties agree to promptly take) valid and enforceable perfected (or the equivalent with respect to each Credit Party that is not a U.S. Credit Party under Applicable Law) security interests (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), superior to and prior to the rights of all third Persons and subject to no other Liens, in each case, except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect (subject to exceptions as are reasonably acceptable to the Administrative Agent) the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all Taxes, fees and other charges payable in connection therewith shall be paid in full. Notwithstanding any other provision in this Agreement or any other Credit Document to the contrary, no FSHCO, Foreign Subsidiary (other than a Canadian Subsidiary and each other Subsidiary which becomes a Subsidiary Guarantor pursuant to the proviso to the definition of “Excluded Subsidiary”), or Domestic Subsidiary of a Foreign Subsidiary that is a CFC shall be required to (i) pledge, nor shall the U.S. Collateral include, any of its assets or (ii) guarantee the Obligations.
(b)
With respect to any person that is or becomes a Restricted Subsidiary after the Closing Date (including, without limitation, upon the formation of any Subsidiary that is a Division Successor), the applicable Credit Party that is the parent of such Restricted Subsidiary or such Restricted Subsidiary, as applicable, shall promptly (i) if a Domestic Subsidiary, cause such new Domestic Subsidiary (other than an Excluded Subsidiary) (A) to execute a joinder agreement to this Agreement in form and substance satisfactory to the Administrative Agent to join as a Borrower, or to the Credit Party Guaranty set forth herein to join as a Guarantor and a joinder agreement to each applicable Security Document, substantially in the form annexed thereto and (B) cause such new Domestic Subsidiary to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent, (ii) if a Canadian Subsidiary or another Foreign Subsidiary which becomes a Subsidiary Guarantor pursuant to the proviso to the definition of “Excluded Subsidiary, cause such Subsidiary (other than an Excluded Subsidiary) (A) to execute a joinder agreement to this Agreement in form and substance satisfactory to the Administrative Agent to join as a Subsidiary Guarantor (and, in the case of a Canadian Subsidiary, a Canadian Subsidiary Guarantor), and to the Credit Party Guaranty set forth herein to join as a Subsidiary Guarantor (and, in the case of a Canadian Subsidiary, a Canadian Subsidiary Guarantor) and a joinder agreement to each applicable Security Document, substantially in the form annexed thereto or to execute an applicable Security Document, and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; and (iii) at the request of the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Lenders, of counsel to the Credit Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 9.12(b) as the Administrative Agent may reasonably request.

(c)
To the extent required under the Credit Documents, each of the Lead Borrower and each Restricted Subsidiary will, at the expense of the Lead Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at Lead Borrower’s expense, any document or instrument supplemental to or confirmatory of the Security Documents, including opinions of counsel, or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary for the continued validity, perfection (or the equivalent with respect to the Canadian Credit Parties under applicable law in Canada) and priority of the Liens on the Collateral covered thereby subject to no other Liens except for Permitted Liens or as otherwise permitted by the applicable Security Document.
(d)
Each of the Lead Borrower and the Canadian Borrower agrees that each action required by clauses (a) through (c) of this Section 9.12 shall be completed as soon as reasonably practicable, but in no event later than 90 days after such action is required to be taken pursuant to such clauses or requested to be taken by the Administrative Agent, Collateral Agent or the Required Lenders (or such longer period as the Administrative Agent shall otherwise agree), as the case may be; provided that, except with respect to Deposit Account Control Agreements, in no event will the Lead Borrower, the Canadian Borrower or any of their Restricted Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 9.12.
9.13.
Post-Closing Actions. Each of the Lead Borrower and each Restricted Subsidiary agrees that it will complete each of the actions described on Schedule 9.13 as soon as commercially reasonable and by no later than the date set forth in Schedule 9.13 with respect to such action or such later date as the Administrative Agent may reasonably agree.
9.14.
Permitted Acquisitions.
(a)
Subject to the provisions of this Section 9.14 and the requirements contained in the definition of “Permitted Acquisition,” the Lead Borrower and any Restricted Subsidiary may from time to time after the Closing Date effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) the Payment Conditions shall be satisfied on a Pro Forma Basis for such Permitted Acquisition and (ii) in connection with any Permitted Acquisition the purchase price for which is greater than $25,000,000, the Lead Borrower shall deliver to the Administrative Agent a certificate executed by its chief financial officer or treasurer or other officer of such Person having substantially the same authority and responsibility, certifying to the best of such officer’s knowledge, compliance with the requirements of the preceding clause (i), and containing the calculations (in reasonable detail) required by the preceding clause (i).
(b)
The Lead Borrower shall cause each Restricted Subsidiary (other than an Excluded Subsidiary) which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Section 9.12.
9.15.
[Reserved].

9.16.
Designation of Subsidiaries. The Lead Borrower may at any time after the Closing Date designate any Restricted Subsidiary (other than the Canadian Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Distribution Conditions shall be satisfied on a Pro Forma Basis, (iii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, such designation shall constitute an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the sum of (x) the net worth of the Subsidiary designated immediately prior to such designation (such net worth to be calculated without regard to any Obligations of such Subsidiary under the Credit Party Guaranty) and (y) the aggregate principal amount of any Indebtedness owed by the Subsidiary to the Lead Borrower or any Restricted Subsidiary immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (x) above, on a consolidated basis in accordance with U.S. GAAP), and such Investment shall be permitted under Section 10.05, (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of (I) the Senior Notes Indenture (or any indenture that governs Indebtedness that refinances the Senior Notes), or (II) any Permitted Junior Notes Document or other debt instrument, in each case of this clause (II), with a principal amount in excess of the Threshold Amount, (v) immediately after giving effect to the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Lead Borrower shall comply with the provisions of Section 9.12 with respect to such designated Restricted Subsidiary, (vi) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary, (vii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, no recourse whatsoever (whether by contract or by operation of law or otherwise) may be had to the Lead Borrower or any Restricted Subsidiary or any of their respective properties or assets for any obligations of such Unrestricted Subsidiary and (viii) the Lead Borrower shall have delivered to the Administrative Agent and each Lender a certificate executed by its chief financial officer or treasurer or other officer of such Person having substantially the same authority and responsibility, certifying to the best of such officer’s knowledge, compliance with the requirements of the preceding clauses (i) through (vii), inclusive, and containing the calculations (in reasonable detail) required by the preceding clause (ii). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (A) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (B) a return on any Investment by the Lead Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Lead Borrower’s Investment in such Subsidiary.
9.17.
Collateral Monitoring and Reporting.
(a)
Borrowing Base Certificates. On the Closing Date and on or before the twentieth day of each month (as of the close of the previous month), the Lead Borrower shall deliver to the Administrative Agent, and to the Collateral Agent upon its request, (and the Administrative Agent shall promptly deliver to the Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as the Administrative Agent may request in its reasonable discretion. All calculations of Availability in connection with any Borrowing Base Certificate originally shall be made by the Lead Borrower and certified by a Responsible Officer to the Administrative Agent and the Lenders; provided that the Administrative Agent shall have the right to review and adjust, in the exercise of its Permitted Discretion, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the applicable Reserve. In no event shall (a) the U.S. Borrowing Base on any date be deemed to exceed the amount of the U.S. Borrowing Base or (b) the Canadian Borrowing Base on any date be deemed to exceed the amount of the Canadian Borrowing Base, in each case shown on the Borrowing Base Certificate last received by the Administrative Agent prior to such date, as such Borrowing Base Certificate may be adjusted from time to time by the Administrative Agent as herein authorized; provided, further, when Availability is less than the greater of (i) 12.5% of the Line Cap and (ii) $75,000,000, in each case for 5 consecutive Business Days, then the Borrowing Base Certificate will be required to be delivered on each Wednesday of such month (beginning with the Wednesday occurring during the first full calendar week of such month), the Lead Borrower shall deliver to the Administrative Agent, and to the Collateral Agent upon its request, a Borrowing Base Certificate, updated as of the close of business on the last Business Day of the immediately preceding calendar week (it being understood that inventory amounts shown in such Borrowing Base Certificate will be based on the inventory amount for the most recently ended month) unless the Collateral Agent otherwise agrees (or if Wednesday is not a Business Day, on the next succeeding Business Day); provided, further, with respect to calculation of clause (b) of each of the definitions of “Canadian Borrowing Base” and “U.S. Borrowing Base,” the Lead Borrower shall only be required to provide in the Borrowing Base Certificates the calculation of subclause (x) thereof for the last month of each fiscal quarter, but if at any time when subclause (x) is calculated it becomes the operative prong, then both subclauses (x) and (y) must be calculated on a monthly basis until subclause (y) becomes the operative prong for 3 consecutive months. Upon any sale or other disposition of any Collateral having an aggregate book value in excess of 10% of the then existing Borrowing Base, Lead Borrower shall deliver to the Administrative Agent an updated Borrowing Base Certificate, prepared after giving effect to such sale or other disposition.
(b)
Records and Schedules of Accounts. Each Credit Party shall keep accurate and complete records of its Accounts and all payments and collections thereon. If Average Availability for the preceding calendar month is less than $150,000,000, each Credit Party shall also provide to the Administrative Agent on or before the twentieth day of each month, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the face value and due dates for each Account and each Account Debtor obligated on an Account so listed (“Schedule of Accounts”) and upon the Administrative Agent’s request therefor, copies of reports relating to such other matters and information as the Administrative Agent shall reasonably request.
(c)
Maintenance of Dominion Accounts. The Borrowers and the Canadian Credit Parties shall maintain one or more Dominion Accounts, each pursuant to a lockbox or other arrangement acceptable to the Administrative Agent, with such bank as may be selected by the Borrowers or the Canadian Credit Parties, as applicable, and be acceptable to the Administrative Agent. The Borrowers and the Canadian Credit Parties shall issue to each such lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the related Dominion Account. The Borrowers and the Canadian Credit Parties, as applicable, shall enter into Deposit Account Control Agreements, in form satisfactory to the Administrative Agent, with each bank at which a Dominion Account is maintained by which such bank shall, upon the occurrence and during the continuation of a Liquidity Period, immediately transfer to the U.S. Payment Account all monies deposited to a U.S. Dominion Account constituting proceeds of Collateral considered in calculating the U.S. Borrowing Base and to the Canadian Payment Account all monies deposited to a Canadian Dominion Account constituting proceeds of Canadian Collateral considered in calculating the Canadian Borrowing Base. All funds deposited in each Dominion Account shall be subject to the Collateral Agent’s perfected first priority Lien (subject to Permitted Liens that are expressly permitted by this Agreement to be prior Liens). The Borrowers and the Canadian Credit Parties shall obtain Deposit Account Control Agreements (in favor of and in form and content satisfactory to the Administrative Agent) by each bank at which a Dominion Account is maintained which shall include the agreements, such bank to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges (including without limitation fees and chargebacks) incurred in the administration of such Dominion Account and such other exceptions as agreed to by the Administrative Agent acting reasonably. Neither the Agents nor Lenders assume any responsibility to the Borrowers or the Canadian Credit Parties for such lockbox arrangement or, upon the occurrence and during the continuation of a Liquidity Period, any Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.
(d)
Proceeds of Collateral. All Payment Items received by any U.S. Credit Party or Canadian Credit Party, as applicable, in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such U.S. Credit Party or Canadian Credit Party, as applicable, as trustee of an express trust for the Collateral Agent’s benefit; such U.S. Credit Party or Canadian Credit Party, as applicable, shall immediately deposit same in kind in the applicable Dominion Account for application to the applicable Obligations in accordance with the terms of this Agreement. The Agents retain the right at all times that an Event of Default exists to notify Account Debtors of any U.S. Credit Party or Canadian Credit Party that Accounts have been assigned to Agents and to collect Accounts directly in the Agents’ own name and to charge to the Borrowers or the Canadian Credit Parties, as applicable, the collection costs and expenses incurred by the applicable Agent or Lenders, including reasonable attorneys’ fees. Upon the occurrence and during the continuation of a Liquidity Period, all monies properly deposited in the U.S. Payment Account and the Canadian Payment Account shall be deemed to be voluntary prepayments of Revolving Loans and applied in accordance with Section 2.09 to reduce outstanding Revolving Loans.
(e)
Administration of Deposit Accounts. Subject to Section 9.17(c), each Credit Party shall take all actions necessary to establish the Collateral Agent’s control (within the meaning of the UCC (or, if applicable, the PPSA)) over, and first priority (subject to Permitted Liens) perfected Lien on, each such Deposit Account other than Excluded Deposit Accounts at all times. Each Credit Party shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than the Agents, the Notes Collateral Agent and the applicable depositary bank) to have control over or a perfected Lien (subject to Permitted Liens) on a Deposit Account or any deposits or other assets therein. The Lead Borrower shall promptly notify the Administrative Agent and the Collateral Agent of any opening or closing of a Deposit Account (other than any Excluded Deposit Accounts) and deliver a Deposit Account Control Agreement with respect to such Deposit Account in accordance herewith and with the applicable Security Agreement.
(f)
Discounts, Disputes and Returns. If any Credit Party grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, such Credit Party shall report such discounts, allowances or credits, as the case may be to the Administrative Agent as, part of the next required Schedule of Accounts. If any amounts due and owing in excess of $1,000,000 are in dispute between any Credit Party and any Account Debtor, or if any returns are made in excess of $1,000,000 with respect to any Accounts owing from an Account Debtor, such Credit Party shall provide the Administrative Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy. At any time an Event of Default exists, the Administrative Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as the Administrative Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys’ fees, to the applicable Credit Parties.
(g)
Taxes. If an Account of any Credit Party includes a charge for any Taxes payable to any Governmental Authority, subject to a Credit Party’s right to Properly Contest the same pursuant to Section 9.10, the Administrative Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Credit Party and to charge the Borrowers therefor; provided, however, that neither the Agents nor Lenders shall be liable for any Taxes that may be due by any Credit Party.
(h)
Account Verification. Whether or not a Default or an Event of Default exists, the Administrative Agent shall have the right at any time, in the name of the Administrative Agent, any designee of the Administrative Agent, any Credit Party to verify the validity, amount or any other matter relating to any Accounts of such Credit Party by mail, telephone, telegraph or otherwise. The Credit Parties shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process. Unless an Event of Default exists, such verifications shall be done in the name of a fictitious company.
(i)
Records and Reports of Inventory. Each Credit Party shall keep accurate and complete records of its Inventory and shall furnish the Administrative Agent, the Collateral Agent and Lenders inventory reports respecting such Inventory in form and detail satisfactory to the Administrative Agent and Lenders with each delivery of a Borrowing Base Certificate that requires the calculation of subclause (b)(x) from the definitions of Canadian Borrowing Base and U.S. Borrowing Base pursuant to Section 9.17(a). Each Credit Party shall, at its own expense, conduct a physical inventory no less frequently than annually and periodic cycle counts consistent with such Credit Party’s historical practices and shall provide to the Administrative Agent and Lenders a report based on each such physical inventory and cycle count promptly after completion thereof, together with such supporting information as Administrative Agent or the Collateral Agent shall request. The Administrative Agent may participate in and observe each physical count of inventory, which participation shall be at the Borrowers’ expense at any time that an Event of Default exists.
(j)
Returns of Inventory. No Credit Party shall return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the ordinary course of business of such Credit Party and such Person; (ii) no Default or Event of Default exists or would result therefrom; (iii) such Credit Party promptly notifies the Administrative Agent thereof if the aggregate Value of all Inventory returned in any month exceeds $25,000,000; and (v) when a Liquidity Period has occurred and is continuing, any payments received by such Credit Party in connection with any such return are promptly turned over to the Administrative Agent for application to the Obligations in accordance with the terms of this Agreement.
(k)
Insurance of Collateral; Condemnation Proceeds.

(i)
Each Credit Party shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Administrative Agent. Schedule 9.17(k) describes all such insurance of the Credit Parties in effect on the Amendment No. 5 Effective Date, which the Lenders acknowledge are satisfactory as of the Amendment No. 5 Effective Date. All proceeds payable to the Credit Parties under each such policy shall be payable to the applicable Agent for application to the Obligations, except to the extent otherwise provided in Section 9.17(k)(ii) hereof. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days’ prior written notice (or if not available in the case of non-payment of premium, ten (10) days’) to the Collateral Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of any Credit Party or the owner of the property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Each endorsement shall designate the Collateral Agent as loss payee or additional insured, as applicable. If any Credit Party fails to provide and pay for such insurance, the Collateral Agent may, at its option, but shall not be required to, procure the same and charge the applicable Borrowers therefor. Each Borrower agrees to deliver to the Collateral Agent, upon the request of such Agent, true copies of all material reports made in any reporting forms to insurance companies. As long as no Event of Default exists, each Credit Party shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by such Borrower; provided that all proceeds thereof are applied in the manner specified in this Agreement, and the Collateral Agent agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only the Collateral Agent shall be authorized to settle, adjust and compromise such claims, and the Collateral Agent shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Credit Documents.
(ii)
If a Liquidity Period is in effect, any proceeds of insurance referred to in this Section 9.17(k) and any condemnation or expropriation awards in connection with a condemnation or expropriation of any of the Collateral shall be paid to the Collateral Agent in an amount equal to the pro rata portion of such proceeds based on the relative value of the Collateral subject to the applicable loss, condemnation or expropriation as compared to the value of all other assets of the Credit Parties subject to such loss, condemnation or expropriation (measured as of the date of such event) and applied to the payment of the Revolving Loans, as applicable, and then to any other Obligations outstanding; provided, however, that if an Event of Default exists on the date of the Collateral Agent’s receipt thereof, the Collateral Agent may apply such proceeds to the Obligations in such order of application that is not inconsistent with Section 11.11.
(l)
Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by the Collateral Agent to any Person to realize upon any Collateral shall be borne and paid by the applicable Credit Parties. No Agent shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in such Agent’s actual possession or control) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at the Credit Parties’ sole risk.
9.18.
Landlord and Storage Agreements. Upon the request of the Administrative Agent during the continuance of an Event of Default, the Credit Parties shall provide the Administrative Agent with copies of all existing agreements, and promptly after execution thereof provide the Administrative Agent with copies of all future agreements, between any Credit Party and any landlord, warehouseman or bailee which owns any premises at which any Collateral in excess of $150,000 of value may, from time to time, be kept.
Section 10.
Negative Covenants. The Lead Borrower and each Restricted Subsidiary (and Holdings in the case of Section 10.09(c)) hereby covenant and agree that on and after the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) any indemnification obligations arising hereunder which are not then due and payable and shall remain unpaid or unsatisfied and (ii) Secured Bank Product Obligations) or any Letter of Credit shall remain outstanding (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent):
10.01.
Liens. Each of the Lead Borrower and any Restricted Subsidiary will not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Lead Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, or authorize the filing of any financing statement under the UCC or the PPSA with respect to any Lien or any other similar notice of any Lien under any similar recording or notice statute; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of, or any filing in respect of, the following (Liens described below are herein referred to as “Permitted Liens”):
(3)
(4) Liens for Taxes, assessments or governmental charges or levies not overdue or Liens for Taxes being Properly Contested;
(5)
(6) Liens in respect of property or assets of the Lead Borrower or any Restricted Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, contractors’, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and which are being Properly Contested;
(7)
(8) Liens in existence on the Amendment No. 5 Effective Date which are listed, and the property subject thereto described, in Schedule 10.01(iii), plus modifications, renewals, replacements, refinancings and extensions of such Liens; provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Lead Borrower or any Restricted Subsidiary (other than after-acquired property that is affixed or incorporated into the property encumbered by such Lien on the Amendment No. 5 Effective Date and the proceeds and products thereof) unless such Lien is permitted and incurred under the other provisions of this Section 10.01;
(9)
(10) (x) Liens created pursuant to the Credit Documents (including Liens on Secured Bank Product Obligations) and (y) Liens securing Indebtedness and obligations in respect of the Senior Notes incurred pursuant to Section 10.04(i)(y) and any refinancing, renewal, replacement, substitution or extension thereof; provided that in the case of Liens securing such Indebtedness under the Senior Notes Documents or such other permitted Indebtedness, the Notes Collateral Agent (or other applicable representative thereof on behalf of the holders of such Indebtedness) shall have entered into with the Administrative Agent and/or the Collateral Agent, the Intercreditor Agreement or an intercreditor agreement reasonably satisfactory to the Collateral Agent;
(11)
(12) Leases, subleases, licenses or sublicenses (including licenses or sublicenses of Intellectual Property) granted to other Persons not materially interfering with the conduct of the business of the Lead Borrower or any Restricted Subsidiary;
(13)
(14) Liens upon assets of the Lead Borrower or any Restricted Subsidiary subject to Finance Lease Obligations to the extent such Finance Lease Obligations are permitted by Section 10.04(iii); provided that (x) such Liens serve only to secure the payment of Indebtedness and/or other monetary obligations arising under such Finance Lease Obligation and (y) the Lien encumbering the asset or assets giving rise to such Finance Lease Obligation does not encumber any asset of the Lead Borrower or any Restricted Subsidiary other than the proceeds of the assets giving rise to such Finance Lease Obligations;
(15)
(16) Liens placed upon equipment, machinery or other fixed assets acquired or constructed after the Amendment No. 5 Effective Date placed at the time of the acquisition, construction or improvement thereof by the Lead Borrower or such Restricted Subsidiary or within 270 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase, construction or improvement price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any such equipment, machinery or other fixed assets or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided that (x) the Indebtedness secured by such Liens is permitted by Section 10.04(iii) and (y) in all events, the Lien encumbering the equipment, machinery or other fixed assets so acquired, constructed or improved does not encumber any other asset of the Lead Borrower or such Restricted Subsidiary; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms;

(17)
(18) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances and minor title deficiencies, which in the aggregate do not materially interfere with the conduct of the business of the Lead Borrower or any Restricted Subsidiary;
(19)
(20) Liens arising from precautionary UCC, PPSA or other similar financing statement filings regarding operating leases or consignments entered into in the ordinary course of business;
(21)
(22) attachment and judgment Liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to Section 11.09;
(23)
(24) leases and statutory and common law landlords’ liens under leases to which the Lead Borrower or any Restricted Subsidiary is a party;
(25)
(26) Liens (other than Liens imposed under ERISA or under Canadian Employee Benefits Legislation) incurred in the ordinary course of business in connection with workers’ compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety, stay, customs or appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit) incurred in the ordinary course of business;
(27)
(28) Liens securing the guarantees of Indebtedness permitted under Section 10.04(ix), which may be (A) secured equally and ratably with the Obligations and (B) implemented on a “super priority” basis subject to the China Intercreditor Agreement or such other form as may be reasonably acceptable to the Administrative Agent placing any payment on such guarantees before Bank Product Debt and Secured Bank Product Obligations but after all other Obligations in the post-default allocation of payments and collection provisions;
(29)
(30) Liens on property or assets (other than Accounts or Inventory of Credit Parties, unless such Liens are expressly made junior in priority to the Liens in favor of the Collateral Agent) acquired pursuant to a Permitted Acquisition, or on property or assets of any Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04, and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Lead Borrower or any

Restricted Subsidiary; and any extensions, renewals and replacements thereof so long as the aggregate principal amount of the Indebtedness secured by such Liens does not increase from that amount outstanding at the time of any such extension, renewal or replacement, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension, and such extension, renewal or replacement does not encumber any asset or properties of the Lead Borrower or any Restricted Subsidiary other than the proceeds of the assets subject to such Lien;
(31)
(32) deposits or pledges to secure bids, tenders, contracts (other than contracts for the repayment of borrowed money), leases, statutory obligations, surety, stay, customs and appeal bonds and other obligations of like nature (including (x) those to secure health, safety and environmental obligations and (y) those required or requested by any Governmental Authority other than letters of credit), and as security for the payment of rent, in each case arising in the ordinary course of business;
(33)
(34) (a) Liens securing trade letters of credit permitted under Section 10.04(xii) and (b) Liens securing standby letters of credit permitted under Section 10.04(xiii);
(35)
(36) any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense agreement (including software and other technology licenses) in the ordinary course of business;
(37)
(38) Liens on property subject to Sale-Leaseback Transactions to the extent such Sale-Leaseback Transactions are permitted by Section 10.02(xiii);
(39)
(40) (x) any encumbrances or restrictions (including, without limitation, put and call agreements) with respect to the Equity Interests of any Joint Venture or similar arrangement permitted by the terms of this Agreement arising pursuant to the agreement evidencing such Joint Venture or similar arrangement and (y) Liens on Equity Interests of any Joint Venture securing Indebtedness or other obligations of such Joint Venture;
(41)
(42) Liens in favor of any Credit Party securing intercompany Indebtedness permitted by Section 10.04; provided that any Liens securing Indebtedness that is required to be subordinated pursuant to Section 10.04 shall be subordinated to the Liens created pursuant to the Security Documents;
(43)
(44) Liens on specific items of inventory or other goods (and proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business;
(45)
(46) Liens on insurance policies and the proceeds thereof (whether accrued or not) and rights or claims against an insurer, in each case securing insurance premium financings permitted under Section 10.04(x);
(47)
(48) Liens that may arise on inventory or equipment of the Lead Borrower or any Restricted Subsidiary in the ordinary course of business as a result of such inventory or equipment being located on premises owned by Persons other than the Lead Borrower and any Restricted Subsidiary;
(49)
(50) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(51)
(52) Liens (x) of a collection bank arising under Section 4-210 of the UCC or under similar provision of other Applicable Law on items in the course of collection, (y) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (z) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(53)
(54) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.05; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
(55)
(56) Liens that are normal and customary rights of set-off (x) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence or issuance of Indebtedness, (y) relating to pooled deposit or sweep accounts of the Lead Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower or any Restricted Subsidiary or (z) relating to purchase orders and other agreements entered into with customers of the Lead Borrower or any Restricted Subsidiary in the ordinary course of business;
(57)
(58) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted hereunder;
(59)
(60) Liens not otherwise permitted by the foregoing clauses (i) through (xxviii), or by following clauses (xxx) through (xlii), securing liabilities not in excess of, the greater of $125,000,000 and 6.5% of Consolidated Total Assets at the time such Lien is incurred in the aggregate at any time outstanding; provided that any such Liens shall be secured on a junior basis to the Obligations and to the extent such Liens outstanding under this clause (xxix) are in excess of $50,000,000 and secure Collateral, such Liens shall be subject to an intercreditor agreement reasonably satisfactory to the Administrative Agent.
(61)
(62) Liens securing obligations of Credit Parties under Permitted Junior Loans and Permitted Junior Notes that are secured as provided in the definitions thereof, or Liens on assets of non-Credit Parties securing obligations of non-Credit Parties under Permitted Junior Loans and Permitted Junior Notes to the extent permitted by Section 10.04(xxix);
(63)
(64) cash deposits with respect to any Senior Notes or any Permitted Junior Debt or any other Indebtedness, in each case to the extent permitted by Section 10.07;
(65)
(66) other Liens on Real Property subject to a mortgage in favor of the Notes Collateral Agent as approved by the Administrative Agent in its reasonable discretion;
(67)
(68) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Lead Borrower or any Restricted Subsidiary in the ordinary course of business;
(69)
(70) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(71)
(72) (x) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of the Lead Borrower and the Restricted Subsidiaries complies, and (y) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Property that does not materially interfere with the ordinary conduct of the business of the Lead Borrower or any Restricted Subsidiary;
(73)
(74) deposits made in the ordinary course of business to secure liability to insurance carriers;
(75)
(76) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;
(77)
(78) so long as no Default has occurred and is continuing at the time of granting such Liens, Liens on cash deposits in an aggregate amount not to exceed $10,000,000 securing any Swap Contracts permitted hereunder;

(79)
(80) Liens on cash or Cash Equivalents (and the related escrow accounts) in connection with the issuance into (and pending the release from) escrow of any Permitted Junior Debt;
(81)
(82) Liens in favor of Qualified Receivables Counterparties on Receivables Transaction Assets owing by Qualified Account Debtors or a Credit Party, as applicable, to secure obligations in connection with Permitted Receivables Transactions;
(83)
(84) Liens securing additional notes issued under the Senior Notes Documents (or any other secured notes that refinance the Senior Notes) after the Amendment No. 5 Effective Date; provided that the Liens thereon relating to Collateral are of the same priority as the Liens securing the Senior Notes that exist on the Amendment No. 5 Effective Date;
(85)
(86) Liens on assets of Foreign Subsidiaries (excluding Canadian Subsidiaries) securing Indebtedness of Foreign Subsidiaries permitted pursuant to Section 10.04(viii) and (xxiv); and
(87)
(88) Liens on the Equity Interests of an Unrestricted Subsidiary securing Indebtedness of such Unrestricted Subsidiary.

In connection with the granting of Liens of the type described in this Section 10.01 by the Lead Borrower and any Restricted Subsidiary, the Administrative Agent and the Collateral Agent shall, and shall be authorized to, take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

10.02.
Consolidation, Merger, or Sale of Assets, etc. Each of the Lead Borrower and any Restricted Subsidiary will not wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose (including, in each case, pursuant to a Division) of all or any part of its property or assets, or enter into any sale-leaseback transactions of any Person, except that:
(89)
(90) the Lead Borrower and its Restricted Subsidiaries may consummate the transactions contemplated under the Restructuring Memo;
(91)
(92) any Investment permitted by Section 10.05 may be structured as a merger, consolidation or amalgamation;
(93)
(94) the Lead Borrower and any Restricted Subsidiary may sell assets, so long as (x) each such sale is on terms and conditions not less favorable to the Lead Borrower or such Restricted Subsidiary as would reasonably be obtained by the Lead Borrower or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate and the Lead Borrower or the respective Restricted Subsidiary receives at least fair market value (as determined in good faith by the Lead Borrower or such Restricted Subsidiary, as the case may be) and (y) in the case of any single transaction that involves assets or Equity Interests having a fair market value of more than $32,500,000, at least 75% of the consideration received by the Lead Borrower or such Restricted Subsidiary shall be in the form of cash, Cash Equivalents or, subject to the proviso below, Designated Non-Cash Consideration (taking into account the amount of cash and Cash Equivalents, the principal amount of any promissory notes and the fair market value, as determined by the Lead Borrower or such Restricted Subsidiary, as the case may be, in good faith, of any other consideration (including Designated Non-Cash Consideration)) and is paid at the time of the closing of such sale; provided, however, that for purposes of this clause (y), the following shall be deemed to be cash: (A) any liabilities (as shown on such Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of such Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable disposition and for which the Lead Borrower and the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by such Borrower or such Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable asset sale, and (C) any Designated Non-Cash Consideration received by the Lead Borrower or any Restricted Subsidiary in such asset sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (y) that is at that time outstanding, not to exceed the greater of (1) $40,000,000 and (2) 2.00% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);
(95)
(96) each of the Lead Borrower and any Restricted Subsidiary may lease (as lessee) or license (as licensee) real or personal property, excluding Intellectual Property (so long as any such lease or license does not create a Finance Lease Obligation except to the extent permitted by Section 10.04(iii));
(97)
(98) each of the Lead Borrower and any Restricted Subsidiary may sell or discount, in each case in the ordinary course of business, Ineligible Accounts arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;
(99)
(100) each of the Lead Borrower and any Restricted Subsidiary may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Lead Borrower or any Restricted Subsidiary, including of Intellectual Property;

(101)
(102) (x) any Domestic Subsidiary of the Lead Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into the Lead Borrower (so long as the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia and, if such surviving Person is not the Lead Borrower, (A) the Lead Borrower shall have notified the Lenders in writing of the identity of the surviving Person and (B) the Person surviving such transaction shall have (I) expressly assumed all of the rights and obligations of the Lead Borrower under the Credit Documents in a manner reasonably satisfactory to Administrative Agent and (II) made representations and delivered opinions of counsel (unless Administrative Agent shall have indicated that no such opinion of counsel is required), in each case, in form and substance reasonably satisfactory to Administrative Agent, as to the valid existence of such Person, as to the power and authorization of such Person to assume such rights and obligations and as to the validity and binding nature of the Credit Documents on such Person) or any other Domestic Subsidiary so long as the surviving or continuing Person of such merger, consolidation, dissolution, amalgamation or liquidation is a Wholly-Owned Domestic Subsidiary of the Lead Borrower, is a corporation, limited liability company, unlimited liability company, or limited partnership and is or becomes a Subsidiary Guarantor concurrently with such merger, amalgamation, consolidation or liquidation if one of the applicable Domestic Subsidiaries was a Subsidiary Guarantor prior to such merger, amalgamation, consolidation or liquidation), (y) any Foreign Subsidiary (other than a Canadian Credit Party) may be merged, consolidated, dissolved, amalgamated or liquidated with or into any Wholly-Owned Foreign Subsidiary of the Lead Borrower or any Wholly-Owned Domestic Subsidiary of the Lead Borrower that is an Excluded Subsidiary, so long as such Wholly-Owned Foreign Subsidiary or such Excluded Subsidiary, as applicable, is the surviving or continuing corporation of such merger, consolidation, dissolution, amalgamation or liquidation and (z) any Foreign Subsidiary of the Lead Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into any Credit Party (so long as such Credit Party is the surviving or continuing corporation of such merger, consolidation, dissolution, amalgamation or liquidation or, as applicable, the Person surviving or continuing following such merger, consolidation or amalgamation is the successor in rights and obligations of such Credit Party); provided that any such merger, consolidation, dissolution, amalgamation or liquidation shall only be permitted pursuant to this clause (vii), so long as (I) no Default and no Event of Default then exists or would exist immediately after giving effect thereto and (II) any security interests and Liens granted to the Collateral Agent for the benefit of the Secured Creditors in and on the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, amalgamation or liquidation);

(103)
(104) the Lead Borrower and any Restricted Subsidiary may sell assets having a fair market value not to exceed $50,000,000 in the aggregate;
(105)
(106) each of the Lead Borrower and any Restricted Subsidiary may make sales or leases (A) of inventory, (B) of goods held for sale and (C) immaterial assets with a fair market value, in the case of this clause (C), of less than $20,000,000 in each fiscal year, in each case in the ordinary course of business;
(107)
(108) each of the Lead Borrower and any Restricted Subsidiary may sell or otherwise dispose of (x) outdated, obsolete, surplus or worn out property, in each case, in the ordinary course of business and (y) property no longer used or useful in the conduct of the business of the Lead Borrower and any Restricted Subsidiary;
(109)
(110) each of the Lead Borrower and any Restricted Subsidiary may sell or otherwise dispose of assets acquired pursuant to a Permitted Acquisition which assets (x) are not used or useful to the core or principal business of the Lead Borrower and any Restricted Subsidiary, (y) the aggregate proceeds received by the Lead Borrower or such Restricted Subsidiary) from all such sales, transfers or dispositions relating to a given Permitted Acquisition shall not exceed 20% of the aggregate consideration paid for such Permitted Acquisition, and (z) are sold, transferred or disposed of on or prior to the first anniversary of the relevant Permitted Acquisition;
(111)
(112) in order to effect a sale, transfer or disposition otherwise permitted by this Section 10.02, any Restricted Subsidiary may be merged, amalgamated or consolidated with or into another Person, or may be dissolved or liquidated;
(113)
(114) each of the Lead Borrower and any Restricted Subsidiary may effect Sale-Leaseback Transactions involving real property for fair market value, as determined by the Lead Borrower or such Restricted Subsidiary, as the case may be, in good faith;
(115)
(116) a transfer or disposition of Receivables Transaction Assets in connection with a Permitted Receivables Transaction;
(117)
(118) each of the Lead Borrower and any Restricted Subsidiary may issue or sell Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(119)
(120) each of the Lead Borrower and any Restricted Subsidiary may make transfers of property subject to casualty, expropriation or condemnation proceedings upon the occurrence of the related Recovery Event;

(121)
(122) each of the Lead Borrower and any Restricted Subsidiary may abandon Intellectual Property rights in the ordinary course of business, which in the reasonable good faith determination of the Lead Borrower or a Restricted Subsidiary are not material to the conduct of the business of the Lead Borrower and any Restricted Subsidiary taken as a whole;
(123)
(124) each of the Lead Borrower and any Restricted Subsidiary may make voluntary terminations of or unwind Swap Contracts;
(125)
(126) each of the Lead Borrower and any Restricted Subsidiary may make dispositions resulting from foreclosures by third parties on properties of the Lead Borrower or any Restricted Subsidiary and acquisitions by the Lead Borrower or any Restricted Subsidiary resulting from foreclosures by such Persons or properties of third parties;
(127)
(128) each of the Lead Borrower and any Restricted Subsidiary may terminate leases and subleases;
(129)
(130) each of the Lead Borrower and any Restricted Subsidiary may use cash and Cash Equivalents for any purpose not otherwise prohibited;
(131)
(132) each of the Lead Borrower or any Restricted Subsidiary may sell or otherwise dispose of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale or disposition are promptly applied to the purchase price of such replacement property;
(133)
(134) sales, dispositions or contributions of property (A) between Credit Parties (other than Holdings), (B) between Restricted Subsidiaries (other than Credit Parties), (C) by Restricted Subsidiaries that are not Credit Parties to the Credit Parties (other than Holdings) or (D) by Credit Parties to any Restricted Subsidiary that is not a Credit Party; provided that (1) the portion (if any) of any such sale, disposition or contribution of property made for less than fair market value and (2) any noncash consideration received in exchange for any such sale, disposition or contribution of property, shall in each case constitute an Investment in such Restricted Subsidiary;
(135)
(136) dispositions of Investments (including Equity Interests) in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(137)
(138) transfers of condemned or expropriated property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned or expropriated the same (whether by deed in lieu of condemnation, expropriation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such Real Property as part of an insurance settlement;
(139)
(140) any disposition of any asset between or among the Restricted Subsidiaries as a substantially concurrent interim disposition in connection with a disposition otherwise permitted pursuant to this Section 10.02; and
(141)
(142) dispositions permitted by Section 10.03;
(143)
(144) sales or other dispositions of Real Property of the Credit Parties and their Restricted Subsidiaries so long as no Event of Default exists or would result therefrom;
(145)
(146) the sale of any property covered by a Finance Lease Obligation in connection with the termination of such Finance Lease Obligations; and
(147)
(148) other dispositions so long as the Payment Conditions are met.

To the extent the Required Lenders waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02 (other than to any Borrower or Guarantor), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall, and shall be authorized to, take any actions deemed appropriate in order to effect the foregoing.

10.03.
Dividends. Each of the Lead Borrower and any Restricted Subsidiary will not authorize, declare or pay any Dividends with respect to the Lead Borrower or any Restricted Subsidiary, except that:
(149)
(150) any Restricted Subsidiary may pay Dividends or return capital or make distributions and other similar payments with regard to its Equity Interests to the Lead Borrower or to other Restricted Subsidiaries which directly or indirectly own equity therein;
(151)
(152) any non-Wholly-Owned Subsidiary of the Lead Borrower may declare and pay cash Dividends to its shareholders generally so long as the Lead Borrower or any Restricted Subsidiary which owns the Equity Interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);
(153)
(154) so long as no Event of Default exists at the time of the applicable Dividend, redemption or repurchase or would exist immediately after giving effect thereto, the Lead Borrower may pay cash Dividends to Holdings to allow Holdings to redeem or repurchase, contemporaneously with such Dividend, Equity Interests of Holdings from management, employees, officers and directors (and their successors and assigns) of the Lead Borrower and any Restricted Subsidiary; provided that (A) the aggregate amount of Dividends made by the Lead Borrower to Holdings pursuant to this clause (iii), and the aggregate amount paid by Holdings in respect of all such Equity Interests so redeemed or repurchased shall not (net of any cash proceeds received by Holdings from issuances of its Equity Interests and contributed to the Lead Borrower in connection with such redemption or repurchase), in either case, exceed $5,000,000 in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years in an amount not exceeding $10,000,000 in the aggregate); (B) such amount in any calendar year may be increased by an amount not to exceed: (I) the cash proceeds of key man life insurance policies received by the Lead Borrower or any Restricted Subsidiary after the Closing Date; plus (II) the net proceeds from the sale of Equity Interests of Holdings, in each case to members of management, managers, directors or consultants of Holdings or any of its Subsidiaries that occurs after the Closing Date, where the net proceeds of such sale are received by or contributed to the Lead Borrower; less (III) the amount of any Dividends previously made with the cash proceeds described in the preceding clause (I); and (C) cancellation of Indebtedness owing to the Lead Borrower from members of management, officers, directors, employees of the Lead Borrower or any Subsidiary in connection with a repurchase of Equity Interests of Holdings will not be deemed to constitute a Dividend for purposes of this Agreement;
(155)
(156) the Lead Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings to pay expenses incurred by Holdings in connection with offerings, registrations, or exchange listings of equity or debt securities and maintenance of same (A) where the net proceeds of such offering are to be received by or contributed to the Lead Borrower, (B) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed or loaned, or (C) otherwise on an interim basis prior to completion of such offering so long as Holdings shall cause the amount of such expenses to be repaid to the Lead Borrower or the relevant Restricted Subsidiary of the Lead Borrower out of the proceeds of such offering promptly if such offering is completed;
(157)
(158) the Lead Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings to pay costs (including all professional fees and expenses) incurred by Holdings in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, including in respect of any reports filed with respect to the Securities Act, the Securities Exchange Act or the respective rules and regulations promulgated thereunder;
(159)
(160) the Lead Borrower may pay cash dividends or other payments to, or make loans or advances to, any Holdings or the equity interest holders thereof in amounts required for any Holdings or the equity interest holders thereof to pay, in each case without duplication:

(a) franchise and similar Taxes (and other fees and expenses) required to maintain their corporate existence to the extent such Taxes, fees and expenses are reasonably attributable to the ownership or operations of the Lead Borrower and any Restricted Subsidiary;

(b) for any taxable period for which Lead Borrower and/or any of its Subsidiaries are members of a consolidated, combined or similar income tax group for U.S. federal and/or applicable state, local or foreign income tax purposes of which a direct or indirect parent of the Lead Borrower is the common parent (a “Tax Group”), the portion of any U.S. federal, foreign, state and local income and similar Taxes (including alternative minimum Taxes) of such Tax Group, as applicable, for such taxable period that are attributable to the income of the Lead Borrower and/or its Subsidiaries, as applicable, provided that, in each case (i) the amount of such payments for any taxable period shall not exceed the amount of such Taxes that Lead Borrower and/or such Subsidiaries, as applicable, would have paid had Lead Borrower and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer (or a stand-alone corporate group) with respect to all taxable periods (or portions thereof) beginning after the Closing Date, (ii) the amount of such payments for any taxable period in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Lead Borrower or any of its Restricted Subsidiaries for such purpose and (iii) with respect to any taxable period ended prior to the Closing Date, payments otherwise permitted pursuant to this clause (b) shall be permitted only to the extent relating to Taxes paid after the Closing Date;

(c) general corporate operating and overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) of Holdings to the extent such costs and expenses are reasonably attributable to the ownership or operations of the Lead Borrower and any Restricted Subsidiary;

(d) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Lead Borrower or Holdings;

(e) the purchase or other acquisition by any parent of the Lead Borrower of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person; provided that, if such purchase or other acquisition had been made by the Lead Borrower, it would have constituted a Permitted Acquisition permitted to be made pursuant to Section 9.14; provided further that (A) such dividend, distribution, loan or advance shall be made concurrently with the closing of such purchase or other acquisition and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) and any liabilities assumed to be contributed to the Lead Borrower or any Restricted Subsidiary or (2) the merger or amalgamation (to the extent permitted in Section 10.02) into the Lead Borrower or any Restricted Subsidiary of the Person formed or acquired in order to consummate such purchaser or other acquisition; and

(f) any customary fees and expenses related to any unsuccessful equity offering by Holdings directly attributable to the operations of the Lead Borrower and any Restricted Subsidiary;

(161)
(162) reasonable and customary indemnities to directors, officers and employees of Holdings in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Lead Borrower and any Restricted Subsidiary;
(163)
(164) the Lead Borrower may pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings for payment of obligations under or in respect of director and officer insurance policies to the extent reasonably attributable to the ownership or operation of the Lead Borrower and any Restricted Subsidiary;
(165)
(166) payments made in respect of dissenting shares and in respect of the Lead Borrower’s incentive stock or other equity based benefit plans, Director’s Compensation Plan and Nonqualified Savings Plan, including deferred accounts therein denominated in stock units in each case made in connection with the Acquisition (as defined in the Existing Credit Agreement);
(167)
(168) payments made in connection with the Ryerson 2014 Omnibus Plan up to $20,000,000;
(169)
(170) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or similar equity incentive awards;
(171)
(172) the Lead Borrower and its Restricted Subsidiaries may consummate the transactions contemplated under the Restructuring Memo;
(173)
(174) the Lead Borrower and each Restricted Subsidiary may pay any Dividends so long as the Distribution Conditions are satisfied;
(175)
(176) purchases of minority interests in non-Wholly-Owned Subsidiaries by the Lead Borrower and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of investments pursuant to Section 10.05(xvii), shall not exceed $25,000,000;
(177)
(178) the Lead Borrower and each Restricted Subsidiary may pay Dividends in an amount not to exceed $100,000,000 in the aggregate; provided that in no event shall any Dividends paid pursuant to this clause (xv) exceed $50,000,000 in any calendar year;
(179)
(180) the Lead Borrower and each Restricted Subsidiary may declare and make Dividend payments or other distributions payable solely in the Equity Interests of such Person so long as in the case of dividend or other distribution by a Restricted Subsidiary, the Lead Borrower or a Restricted Subsidiary receives at least its pro rata share of such Dividend or distribution;
(181)
(182) the Lead Borrower and each Restricted Subsidiary may make payments with the cash proceeds contributed to its common equity from the net cash proceeds of any equity issuance by Holdings, so long as such payments are made substantially concurrently with such contribution and, with respect to any such payments, no Event of Default shall have occurred and be continuing or would result therefrom; and
(183)
(184) the Lead Borrower and any Restricted Subsidiary may pay Dividends and distributions within 90 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with another provision of this Section 10.03;
(185)
(186) [reserved]; and
(187)
(188) the Lead Borrower and each Restricted Subsidiary may pay Dividends up to 6.0% per annum of the net proceeds received from any public offering of common stock after the Amendment No. 5 Effective Date.

In determining compliance with this Section 10.03, amounts loaned or advanced to Holdings pursuant to Section 10.05(vi) shall be deemed to be cash Dividends paid to Holdings to the extent provided in said Section 10.05(vi).

10.04.
Indebtedness. The Lead Borrower will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:
(189)
(190) (x) Indebtedness incurred pursuant to this Agreement and the other Credit Documents and (y) the Senior Notes and any subsequent replacement, extension, renewal, refinancing thereof up to $800,000,000 at any one time outstanding (which replacement, extension, renewal or refinancing Indebtedness (1) may take the form of another fixed-asset priority financing (including a term loan credit facility) and (2) may, subject to the foregoing cap, increase the aggregate principal amount of Indebtedness outstanding pursuant to this clause (i) prior to the incurrence of such replacement, extension, renewal or refinancing Indebtedness); provided, however, that such replacement, extension, renewal or refinancing Indebtedness: (1) has a Weighted Average Life to Maturity at the time such Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being replaced, extended, renewed or refinanced; (2) ranks, relative to the Collateral securing the Loans, equal to or junior than the Senior Notes; and (3) shall not include Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that refunds, refinances, replaces, renews, extends or defeases Indebtedness of the Lead Borrower or a Subsidiary Guarantor;
(191)
(192) Indebtedness under Swap Contracts so long as the entering into of such Swap Contracts are bona fide hedging activities and are not for speculative purposes;
(193)
(194) Indebtedness of the Lead Borrower and any Restricted Subsidiary evidenced by Finance Lease Obligations and purchase money Indebtedness (including obligations in respect of mortgages, industrial revenue bonds, industrial development bonds and similar financings) described in Section 10.01(vii); provided that in no event shall the aggregate principal amount of Finance Lease Obligations and the principal amount of all such Indebtedness incurred or assumed in each case after the Amendment No. 5 Effective Date permitted by this clause (iii) exceed the greater of (x) $125,000,000 and (y) 6.50% of Consolidated Total Assets at any one time outstanding;
(195)
(196) Indebtedness in respect of Permitted Receivables Transactions;
(197)
(198) Indebtedness of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness shall not be subject to a Lien on any acquired Accounts or Inventory of a Credit Party and (z) in no event shall the aggregate principal amount of Indebtedness incurred or assumed in each case after the Amendment No. 5 Effective Date permitted by this clause (v) exceed the greater of (x) $100,000,000 and (y) 5.25% of Consolidated Total Assets;
(199)
(200) intercompany Indebtedness among the Lead Borrower and any Restricted Subsidiary to the extent permitted by Section 10.05(vi);
(201)
(202) Indebtedness outstanding on the Amendment No. 5 Effective Date and listed on Schedule 10.04(vii) (“Existing Indebtedness”) and any subsequent extension, renewal or refinancing thereof; provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension; provided, however, that such refinancing Indebtedness: (x) has a Weighted Average Life to Maturity at the time such refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being extended, renewed or refinanced; (y) to the extent such refinancing Indebtedness extends, renews or refinances Indebtedness subordinated or pari passu to the Loans, such refinancing Indebtedness is subordinated or pari passu to the Loans at least to the same extent as the Indebtedness being extended, renewed or refinanced; and (z) shall not include Indebtedness of a Subsidiary of the Lead Borrower that is not a Subsidiary Guarantor that refunds, refinances, replaces, renews, extends or defeases Indebtedness of the Lead Borrower or a Subsidiary Guarantor;
(203)
(204) Indebtedness (x) in respect of the China Facility not to exceed $75,000,000 in the aggregate or (y) of any Foreign Subsidiary that is non-recourse to Holdings and any other Restricted Subsidiary other than a Foreign Subsidiary;

(205)
(206) guarantees by Holdings, the U.S. Borrowers and the U.S. Subsidiary Guarantors of Indebtedness in respect of the China Facility;
(207)
(208) Indebtedness incurred in the ordinary course of business to finance insurance premiums or take-or-pay obligations contained in supply arrangements;
(209)
(210) Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and other similar services in connection with cash management and deposit accounts and Indebtedness in connection with the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, including, in each case, Bank Product Debt;
(211)
(212) reimbursement obligations incurred in the ordinary course of business in respect of trade letters of credit, including those issued to support the purchase of Inventory in transit to a property owned or leased by a Credit Party; provided that such reimbursement obligations are secured only by the Inventory in respect of which the applicable letter of credit has been issued; and provided further that such letters of credit shall be payable only against sight drafts (and not time drafts);
(213)
(214) reimbursement obligations in respect of the standby letters of credit listed on Schedule 10.04(xiii) hereto;
(215)
(216) refinancings, renewals or extensions of any Indebtedness incurred pursuant to clause (v) above; provided that the aggregate principal amount of the Indebtedness to be refinanced, renewed or extended does not increase from that amount outstanding at the time of any such refinancing, renewal or extension, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension, and is on terms not less favorable in any material respect to the Lenders;
(217)
(218) Indebtedness of the Lead Borrower and any Restricted Subsidiary not to exceed the greater of (x) $200,000,000 and (y) 10.0% of Consolidated Total Assets; provided that no more than $125,000,000 of such Indebtedness can be secured by Liens Permitted under Section 10.01(xxix);
(219)
(220) Contingent Obligations for customs, stay, performance, appeal, judgment, replevin and similar bonds and suretyship arrangements, and completion guarantees and other obligations of a like nature, all in the ordinary course of business;
(221)
(222) Contingent Obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business;

(223)
(224) guarantees made by the Lead Borrower or any Restricted Subsidiary of Indebtedness of the Lead Borrower or any such Restricted Subsidiary permitted to be outstanding under this Section 10.04; provided that such guarantees are permitted by Section 10.05;
(225)
(226) guarantees made by any Foreign Subsidiary (other than a Credit Party) of Indebtedness of any other Foreign Subsidiary (other than a Credit Party) permitted to be outstanding under this Section 10.04;
(227)
(228) guarantees made by Restricted Subsidiaries acquired pursuant to a Permitted Acquisition of Indebtedness acquired or assumed pursuant thereto in accordance with this Section 10.04, or any refinancing thereof pursuant to this Section 10.04; provided that such guarantees may only be made by Restricted Subsidiaries who were guarantors of the Indebtedness originally acquired or assumed pursuant to this Section 10.04 at the time of the consummation of the Permitted Acquisition to which such Indebtedness relates;
(229)
(230) customary Contingent Obligations in connection with sales, other dispositions and leases permitted under Section 10.02 (but not in respect of Indebtedness for borrowed money or Finance Lease Obligations) including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;
(231)
(232) guarantees of Indebtedness of directors, officers and employees of the Lead Borrower or any Restricted Subsidiary in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes;
(233)
(234) Contingent Obligations not to exceed $75,000,000 in the aggregate at any time;
(235)
(236) Indebtedness of Foreign Subsidiaries that are not Credit Parties (other than the China Facility); provided that the aggregate principal amount of Indebtedness outstanding pursuant to this clause (xxiv) shall not at any time exceed $75,000,000;
(237)
(238) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;
(239)
(240) (x) severance, pension and health and welfare retirement benefits or the equivalent thereof to current and former employees of the Lead Borrower or any Restricted Subsidiary incurred in the ordinary course of business, (y) Indebtedness representing deferred compensation or stock-based compensation to employees of the Lead Borrower and the Restricted Subsidiaries and (z) Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings permitted by Section 10.03;
(241)
(242) Indebtedness that is not included in any of the other paragraphs of this Section 10.04 has a stated maturity that is at least one hundred eighty (180) days after the Maturity Date, does not require any payments of principal prior to the Maturity Date, has covenants no more restrictive than those contained in this Agreement;
(243)
(244) guarantees made by the Lead Borrower or any Restricted Subsidiary of obligations (not constituting debt for borrowed money) of the Lead Borrower or any Restricted Subsidiary owing to vendors, suppliers and other third parties incurred in the ordinary course of business;
(245)
(246) Permitted Junior Debt (other than the Senior Notes or any refinancing thereof) of the Lead Borrower and any Restricted Subsidiary incurred under Permitted Junior Debt Documents so long as (i) all such Indebtedness is incurred in accordance with the requirements of the definition of Permitted Junior Notes or Permitted Junior Loans, as the case may be, (ii) no Event of Default then exists or would result therefrom, (iii) the aggregate principal amount of secured Permitted Junior Debt issued or incurred after the Amendment No. 5 Effective Date shall not exceed the greater of (x) $100,000,000 and (y) an amount such that immediately after giving effect to the incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the Leverage Ratio of Holdings and its Restricted Subsidiaries would be greater than 5.00 to 1.00, and (iv) the Lead Borrower shall have furnished to the Administrative Agent a certificate from a responsible Officer certifying as to compliance with the requirements of preceding clauses (i), (ii) and (iii); provided that the amount of Permitted Junior Debt which may be incurred pursuant to this clause (xxix) by non-Credit Parties shall not exceed the greater of $50,000,000 and 2.50% of Consolidated Total Assets;
(247)
(248) Indebtedness arising out of Sale-Leaseback Transactions permitted by Section 10.01(xviii); and
(249)
(250) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxx) above;
10.05.
Advances, Investments and Loans. Each of the Lead Borrower and any Restricted Subsidiary will not, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents or designate a Subsidiary as an Unrestricted Subsidiary (each of the foregoing, an “Investment” and, collectively, “Investments” and with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value or any write-ups, write-downs or write-offs thereof but giving effect to any cash return or cash distributions received by the Lead Borrower and any Restricted Subsidiary with respect thereto), except that the following shall be permitted:
(251)
(252) the Lead Borrower and any Restricted Subsidiary may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Lead Borrower or such Restricted Subsidiary;
(253)
(254) the Lead Borrower and any Restricted Subsidiary may acquire and hold cash and Cash Equivalents;
(255)
(256) the Lead Borrower and any Restricted Subsidiary may hold the Investments held by them on the Amendment No. 5 Effective Date and described on Schedule 10.05(iii), and any modification, replacement, renewal or extension thereof that does not increase the principal amount thereof unless any additional Investments made with respect thereto are permitted under the other provisions of this Section 10.05;
(257)
(258) the Lead Borrower and any Restricted Subsidiary may acquire and hold Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, and Investments received in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(259)
(260) the Lead Borrower and any Restricted Subsidiary may enter into Swap Contracts to the extent permitted by Section 10.04(ii);
(261)
(262) (a) the Lead Borrower and any Restricted Subsidiary may make intercompany loans to and other investments in Credit Parties (other than Holdings, unless otherwise permitted by Section 10.03)), (b) any Foreign Subsidiary (other than a Credit Party) may make intercompany loans to and other investments in any the Lead Borrower or any Restricted Subsidiary so long as in the case of such intercompany loans to Credit Parties (other than Holdings), all payment obligations of the respective Credit Parties are subordinated to their obligations under the Credit Documents on terms reasonably satisfactory to the Administrative Agent, (c) the Credit Parties may make intercompany loans to, guarantees on behalf of, and other investments in, Subsidiaries that are not Credit Parties, so long as the aggregate amount of outstanding loans, guarantees and other Indebtedness made pursuant to this subclause (c), together with Investments in Joint Ventures pursuant to Section 10.05(xxviii), does not exceed $75,000,000, (d) any Restricted Subsidiary that is not a Credit Party may make intercompany loans to, and other investments in, any other Restricted Subsidiary that is also not a Credit Party and (e) Credit Parties may make intercompany loans and other investments in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted

Subsidiaries that results in the proceeds of the initial Investment being invested in one or more Credit Parties (other than Holdings, unless otherwise permitted by Section 10.03);
(263)
(264) Permitted Acquisitions shall be permitted in accordance with Section 9.14;
(265)
(266) loans and advances by the Lead Borrower and any Restricted Subsidiary not to exceed $2,000,000 to officers, directors and employees of the Lead Borrower and any Restricted Subsidiary in connection with (i) relocations and other ordinary course of business purposes (including travel and entertainment expenses) shall be permitted and (ii) any such Person’s purchase of Equity Interests of Holdings; provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;
(267)
(268) advances of payroll payments to employees of the Lead Borrower and any Restricted Subsidiary in the ordinary course of business;
(269)
(270) non-cash consideration may be received in connection with any sale of assets permitted pursuant to Section 10.02(iii) or (xi);
(271)
(272) additional Restricted Subsidiaries may be established or created if the Lead Borrower and such Subsidiary comply with the requirements of Section 9.12, if applicable; provided that to the extent any such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 10.05, and such new Subsidiary at no time holds any assets or liabilities other than any merger or amalgamation consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take the actions set forth in Section 9.12, as applicable, until the respective acquisition is consummated (at which time the surviving, continuing or transferee entity of the respective transaction and its Subsidiaries shall be required to so comply in accordance with the provisions thereof);
(273)
(274) extensions of trade credit may be made in the ordinary course of business (including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction of previously extended trade credit from financially troubled account debtors, Investments consisting of prepayments to suppliers made in the ordinary course of business and loans or advances made to distributors in the ordinary course of business;
(275)
(276) earnest money deposits may be made to the extent required in connection with Permitted Acquisitions and other Investments to the extent permitted under Section 10.01(xxviii);
(277)
(278) Investments in deposit accounts or securities accounts opened in the ordinary course of business;

(279)
(280) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;
(281)
(282) Investments in the ordinary course of business consisting of UCC Article 3 or similar endorsements for collection or deposit;
(283)
(284) purchases of minority interests in non-Wholly-Owned Subsidiaries by the Lead Borrower and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of Dividends pursuant to Section 10.03(xiv), shall not exceed $25,000,000;
(285)
(286) other Investments, excluding Permitted Acquisitions, so long as the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to such Investments;
(287)
(288) in addition to Investments permitted by clauses (i) through (xviii) and (xx) through (xxix) of this Section 10.05, the Lead Borrower and any Restricted Subsidiary may make additional loans, advances and other Investments to or in a Person (including a Joint Venture), in an aggregate amount for all loans, advances and other Investments made pursuant to this clause (xix), not to exceed the greater of $75,000,000 and 3.5% of Consolidated Total Assets;
(289)
(290) the licensing, sublicensing or contribution of intellectual property rights pursuant to arrangements with Persons other than the Lead Borrower and the Restricted Subsidiaries in the ordinary course of business for fair market value, as determined by the Lead Borrower or such Restricted Subsidiary, as the case may be, in good faith;
(291)
(292) loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Dividends made to Holdings), Dividends permitted to be made Holdings in accordance with Section 10.03; provided that any such loan or advance shall reduce the amount of such applicable Dividend thereafter permitted under Section 10.03 by a corresponding amount (if such applicable subsection of Section 10.03 contains a maximum amount);
(293)
(294) Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests constituting common stock or Qualified Preferred Stock of Holdings to the seller of such Investments;
(295)
(296) Investments of a Person that is acquired and becomes a Restricted Subsidiary or of a company merged or amalgamated or consolidated into any Restricted Subsidiary, in each case after the Amendment No. 5 Effective Date and in accordance with this Section 10.05 and/or Section 10.02, as applicable, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired in such transaction and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(297)
(298) Investments in a Restricted Subsidiary that is not a Credit Party or in a Joint Venture, in each case, to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Restricted Subsidiary or Joint Venture;
(299)
(300) Affiliate Loans;
(301)
(302) to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case, in the ordinary course of business;
(303)
(304) the Lead Borrower and its Restricted Subsidiaries may consummate the transactions contemplated under the Restructuring Memo;
(305)
(306) Investments in Joint Ventures in an aggregate amount for all such outstanding Investments, together with outstanding intercompany loans to, guarantees on behalf of, and other investments in, Subsidiaries that are not Credit Parties by Credit Parties pursuant to Section 10.05(vi)(c) not to exceed $75,000,000; and
(307)
(xxix) Investments in Similar Businesses in an aggregate amount not to exceed the greater of $50,000,000 and 3.0% of Consolidated Total Assets of the Lead Borrower and its Restricted Subsidiaries at any one time outstanding.
(308)
To the extent an Investment is permitted to be made by a Credit Party directly in any Restricted Subsidiary or any other Person who is not a Credit Party (each such person, a “Target Person”) under any provision of this Section 10.05, such Investment may be made by advance, contribution or distribution by a Credit Party to a Restricted Subsidiary or Holdings, and further advanced or contributed by such Restricted Subsidiary or Holdings for purposes of making the relevant Investment in the Target Person without constituting an additional Investment for purposes of this Section 10.05 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds in, a provision of this Section 10.05 as if made by the applicable Credit Party directly to the Target Person).
10.06.
Transactions with Affiliates. Each of the Lead Borrower and any Restricted Subsidiary will not enter into any transaction or series of related transactions involving amounts in excess of $10,000,000 with any Affiliate of the Lead Borrower or any of Holdings’ Subsidiaries, other than on terms and conditions not less favorable to the Lead Borrower or such Restricted Subsidiary as would reasonably be obtained by the Lead Borrower or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except:

(309)
(310) Dividends may be paid to the extent provided in Section 10.03;
(311)
(312) loans and other transactions among Holdings, the Lead Borrower and any Restricted Subsidiary may be made to the extent otherwise expressly permitted under Section 10;
(313)
(314) customary fees and indemnification (including the reimbursement of out-of-pocket expenses) may be paid to directors of Holdings, the Lead Borrower and any Restricted Subsidiary;
(315)
(316) the Lead Borrower and any Restricted Subsidiary may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, stay bonuses, severance and other similar compensatory arrangements with officers, employees and directors of Holdings, the Lead Borrower and any Restricted Subsidiary in the ordinary course of business;
(317)
(318) the Lead Borrower and its Restricted Subsidiaries may consummate the transactions contemplated under the Restructuring Memo;
(319)
(320) [Reserved];
(321)
(322) to the extent not otherwise prohibited by this Agreement, transactions between or among the Lead Borrower and any Restricted Subsidiary shall be permitted (including equity issuances);
(323)
(324) transactions with Joint Venture entered into in the ordinary course of business;
(325)
(326) transactions and agreements described on Schedule 10.06 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;
(327)
(328) Investments in the Lead Borrower’s Subsidiaries and Joint Ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such Joint Venture is only an Affiliate as a result of Investments by Holdings and the Restricted Subsidiaries in such Subsidiary or Joint Venture) to the extent otherwise permitted under Section 10.05;
(329)
(330) Affiliate Loans;
(331)
(332) transactions between the Lead Borrower and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of the Lead Borrower or Holdings; provided, however, that such director abstains from voting as a director of the Lead Borrower or Holdings, as the case may be, on any matter involving such other Person; and

(333)
(334) the issuance of Equity Interests in the form of common stock or Qualified Preferred Stock to Holdings, or to any director, officer, employee or consultant thereof.
10.07.
Limitations on Payments of Indebtedness; Modifications of Senior Notes Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. Each of the Lead Borrower and any Restricted Subsidiary will not:
(xli)
(xlii) make (or give any notice (other than any such notice that is expressly contingent upon the repayment in full in cash of all Obligations other than any indemnification obligations arising hereunder which are not due and payable) in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, Change of Control or similar event of (including, in each case without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Indebtedness that is unsecured, secured on a junior-lien basis relative to the Liens on the Collateral securing the Obligations or Subordinated Debt (for the avoidance of doubt, such Indebtedness does not include the Senior Notes or such other Indebtedness permitted under Section 10.04(i)(y) to the extent it ranks on a pari passu basis in payment priority with the Senior Notes), except that so long as no Event of Default, such unsecured Indebtedness may be repaid, redeemed, repurchased or defeased (any applicable deposit of money or securities with the trustee with respect thereto or any other Person for the purpose of paying such Indebtedness when due may be made), (i) so long as the Payment Conditions are satisfied on a Pro Forma Basis immediately after giving effect to the consummation of the proposed repayment or prepayment or (ii) an aggregate amount since the Amendment No. 5 Effective Date not to exceed $150,000,000; provided that this provision shall not otherwise prevent the Lead Borrower and its Subsidiaries from redemptions or other payments under or the refinancing the Senior Notes or other Indebtedness with refinancing Indebtedness permitted under this Agreement;
(xliii)
(xliv) amend or modify, or permit the amendment or modification of any provision of, any Permitted Junior Debt Document (after the entering into thereof) with a principal amount in excess of the Threshold Amount other than any amendment or modification that is not materially adverse to the interests of the Lenders; or
(xlv)
(xlvi) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (d) is not materially adverse to the interests of the Lenders.
10.08.
Limitation on Certain Restrictions on Subsidiaries. Each of the Lead Borrower and any Restricted Subsidiary will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Lead

Borrower or any Restricted Subsidiary, or pay any Indebtedness owed to the Lead Borrower or any Restricted Subsidiary, (b) make loans or advances to the Lead Borrower or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Lead Borrower or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:
(1)
(2) Applicable Law;
(3)
(4) this Agreement and the other Credit Documents;
(5)
(6) the Senior Notes Documents (or other documents governing Indebtedness that replaces or refinances the Senior Notes permitted under Section 10.04(i)(y));
(7)
(8) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Lead Borrower or any Restricted Subsidiary;
(9)
(10) customary provisions restricting assignment of any licensing agreement (in which the Lead Borrower or any Restricted Subsidiary is the licensee) or other contract entered into by the Lead Borrower or any Restricted Subsidiary in the ordinary course of business;
(11)
(12) restrictions on the transfer of any asset pending the close of the sale of such asset;
(13)
(14) any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition, to the extent the relevant encumbrance or restriction was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition and does not apply to the Lead Borrower or any Restricted Subsidiary, or the properties of any such Person, other than the Persons or the properties acquired in such Permitted Acquisition;
(15)
(16) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;
(17)
(18) any agreement or instrument relating to Indebtedness of a Foreign Subsidiary (other than a Credit Party) incurred pursuant to Section 10.04 to the extent such encumbrance or restriction only applies to such Foreign Subsidiary (other than a Credit Party);
(19)
(20) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement or instrument referred to in clause (vii) above; provided that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no less favorable to the Lead Borrower or the Lenders in any material respect than the provisions relating to such encumbrance or restriction contained in the agreements or instruments referred to in such clause (vii);
(21)
(22) restrictions on the transfer of any asset subject to a Lien permitted by Section 10.01;
(23)
(24) restrictions and conditions imposed by the terms of the documentation governing any Indebtedness of a Restricted Subsidiary of the Lead Borrower that is not a Credit Party, which Indebtedness is permitted by Section 10.04;
(25)
(26) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 10.05 and applicable solely to such joint venture;
(27)
(28) on or after the execution and delivery thereof, the Permitted Junior Debt Documents; and
(29)
(30) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 10.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the secured parties with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis.
10.09.
Business.
(a)
The Lead Borrower will not permit at any time the business activities taken as a whole conducted by the Lead Borrower and any Restricted Subsidiary to be materially different from the business activities taken as a whole conducted by the Lead Borrower and any Restricted Subsidiary on the Amendment No. 5 Effective Date and Similar Business.
(b)
The Lead Borrower will not change its (i) accounting policies or reporting practices, except as required by U.S. GAAP, or (ii) fiscal year.
(c)
Holdings will not engage in any business other than its ownership of the capital stock of, and the management of, the Lead Borrower and, indirectly, Holdings’ Subsidiaries and activities incidental thereto; provided that Holdings may engage in those activities that are incidental to (i) the maintenance of its corporate existence in compliance with applicable law, (ii) legal, tax and accounting matters in connection with any of the foregoing or following activities, (iii) the entering into, and performing its obligations under, this Agreement, (iv) the issuance, sale or repurchase of its Equity Interests and the receipt of capital contributions, (v) the making of dividends or distributions on its Equity Interests, (vi) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vii) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (viii) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (ix) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of Holdings’ Subsidiaries, (x) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable (including reimbursement to Affiliates for such expenses paid on its behalf), (xi) the consummation of the Transaction, and (xii) the making of loans to or other Investments in, or incurrence of Indebtedness from, the Lead Borrower (or in the case of incurrence of Indebtedness, from any Wholly-Owned Domestic Subsidiary which is a Subsidiary Guarantor) as and to the extent not prohibited by this Agreement.
10.10.
Negative Pledges. Each of the Lead Borrower and any Restricted Subsidiary shall not agree or covenant with any Person to restrict in any way its ability to grant any Lien on its assets in favor of the Lenders, other than pursuant to the Intercreditor Agreement or any other intercreditor agreement contemplated by this agreement, and except that this Section 10.10 shall not apply to
(31)
(32) any covenants contained in this Agreement or any other Credit Documents or that exist on the Amendment No. 5 Effective Date;
(33)
(34) covenants contained in the Senior Notes Documents (or such other Indebtedness permitted under Section 10.04(i)(y));
(35)
(36) any Permitted Junior Debt (in each case so long as same do not restrict the granting of Liens to secure Indebtedness pursuant to this Agreement);
(37)
(38) covenants and agreements made in connection with any agreement relating to secured Indebtedness permitted by this Agreement but only if such covenant or agreement applies solely to the specific asset or assets to which such Lien relates;
(39)
(40) customary provisions in leases, subleases, licenses or sublicenses and other contracts restricting the right of assignment thereof;
(41)
(42) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures that are applicable solely to such joint venture;
(43)
(44) restrictions imposed by law;
(45)
(46) customary restrictions and conditions contained in agreements relating to any sale of assets or Equity Interests pending such sale; provided such restrictions and conditions apply only to the Person or property that is to be sold;

(47)
(48) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;
(49)
(50) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money entered into after the Amendment No. 5 Effective Date and otherwise permitted under Section 10.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the secured parties with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis;
(51)
(52) restrictions on any Foreign Subsidiary (other than a Credit Party) pursuant to the terms of any Indebtedness of such Foreign Subsidiary (other than a Credit Party) permitted to be incurred hereunder;
(53)
(54) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and
(55)
(56) any restrictions on Liens imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i), (ii), (iii) (ix), (x) and (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Lead Borrower, no more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
10.11.
Financial Covenant.
(a)
The Lead Borrower and any Restricted Subsidiary shall, on any date when Availability is less than the greater of (a) 10% of the Line Cap, and (b) $60,000,000 (the “FCCR Test Amount”), have a Consolidated Fixed Charge Coverage Ratio of at least 1.0 to 1.0, tested for the four fiscal quarter period ending on the last day of the most recently ended fiscal quarter for which the Borrowers were required to deliver Section 9.01 Financials.
(b)
For purposes of determining compliance with the financial covenant set forth in Section 10.11(a) above, cash equity contributions (which equity shall be common equity or Qualified Preferred Stock or otherwise in a form reasonably acceptable to the Administrative Agent) made to Holdings (which shall be contributed in cash to the common equity of the Lead Borrower) after the end of the relevant fiscal quarter and on or prior to the day that is 10

Business Days after the Lead Borrower and any Restricted Subsidiary become subject to testing the financial covenant under clause (a) of this Section 10.11 for such fiscal quarter and subsequently on or prior to the day that is 10 Business Days after the end of each subsequent financial quarter (such 10‑Business Day periods being referred to herein as the “Interim Period”) will, at the request of the Lead Borrower, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with such financial covenant at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) Specified Equity Contributions may be made no more than two times in any twelve consecutive month period and no more than four times during the term of this Agreement, (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Lead Borrower to be in pro forma compliance with such financial covenant, (c) the Lead Borrower and any Restricted Subsidiary shall not be permitted to borrow hereunder during the Interim Period until the relevant Specified Equity Contribution has been made, (d) all Specified Equity Contributions shall be disregarded for purposes of determining any baskets calculated on the basis of Consolidated EBITDA contained herein and in the other Credit Documents and (e) there shall be no pro forma or other reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the financial covenant for the fiscal quarter in which such Specified Equity Contribution is made or any applicable subsequent periods which include such fiscal quarter.
10.12.
Canadian Defined Benefit Plans. Without the prior written consent of the Administrative Agent, no Credit Party shall establish, or otherwise incur any obligations or liabilities under or in connection with any Canadian Defined Benefit Plan (other than the Canadian Defined Benefit Plans in existence on the Amendment No. 5 Effective Date).
10.13.
Sanctions. No Credit Party shall directly or knowingly indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by an individual or entity (including any individual or entity participating in the transaction, whether as Joint Lead Arranger, an Agent, Issuing Bank, Swingline Lender, or otherwise) of Sanctions.
Section 11.
Events of Default.

Upon the occurrence of any of the following specified events (each, an “Event of Default”):

11.01.
Payments. Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document; or
11.02.
Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or
11.03.
Covenants. Holdings, the Lead Borrower or any Restricted Subsidiary shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(g)(i), 9.02(b),

9.04 (as to the Lead Borrower as to the existence only), 9.11, 9.13, 9.14(a), 9.17(c) (other than any such default which is not directly caused by the action or inaction of Holdings, the Lead Borrower or any Restricted Subsidiary, which such default shall be subject to clause (iii) below), or Section 10, (ii) fail to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 9.17(a) within five (5) Business Days of the date such Borrowing Base Certificate is required to be delivered (other than during the occurrence of a Liquidity Event, in which case such period shall be three (3) Business Days), (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 11.01 and 11.02), and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or
11.04.
Default Under Other Agreements. (i) Holdings, the Lead Borrower or any Restricted Subsidiary shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any event shall occur or condition exist under any Indebtedness (other than the Obligations) of Holdings, the Lead Borrower or any Restricted Subsidiary, which shall cause such Indebtedness to be declared to be (or become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that (A) it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of any such Indebtedness as described in preceding clauses (i) and (ii) is at least equal to the Threshold Amount and (B) the preceding clause (ii) shall not apply to Indebtedness that becomes due as a result of a voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is otherwise permitted hereunder; or
11.05.
Bankruptcy, etc. Holdings, the Lead Borrower, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) shall, to the extent applicable, commence a voluntary case or proceeding concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”) or commence an analogous case, proceeding, step or procedure in any jurisdiction (including pursuant to the BIA or the Companies’ Creditors Arrangement Act (Canada)); or an involuntary case or proceeding is commenced against Holdings, the Lead Borrower, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) in any jurisdiction, and the petition or proceeding is not controverted within 21 days, or is not dismissed within 60 days, after commencement of the case or proceeding; or a custodian (as defined in the Bankruptcy Code), receiver, interim receiver, receiver-manager, trustee, liquidator, administrator, monitor or similar officer is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Lead Borrower, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary), or Holdings, the Lead Borrower, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) commences any other case or proceeding under any reorganization, bankruptcy, insolvency, arrangement, winding-up, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Lead Borrower, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary), or there is commenced against Holdings, the Lead Borrower, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) any such case or proceeding which remains undismissed for a period of 60 days, or Holdings, the Lead Borrower, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) is adjudicated, or is deemed for the purposes of any applicable law to be, insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) suffers any appointment of any custodian, receiver, interim receiver, receiver-manager, trustee, liquidator, administrator, monitor or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Lead Borrower, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Lead Borrower, any Canadian

Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or
11.06.
ERISA; Canadian Pension Plans. (a) An ERISA Event has occurred with respect to a Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; (b) there is or arises Unfunded Pension Liability which has resulted or would reasonably be expected to result in a Material Adverse Effect, (c) there is or arises any potential withdrawal liability under Section 4201 of ERISA, if the Lead Borrower, any Restricted Subsidiary or the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans which has resulted or would reasonably be expected to result in a Material Adverse Effect, (d) a Foreign Pension Plan has failed to comply with, or be funded in accordance with, applicable law which has resulted or would reasonably be expected to result in a Material Adverse Effect, (e) the Lead Borrower or any Restricted Subsidiary has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect or (f) a Canadian Plan Termination Event has occurred or any Lien arises (other than for contribution amounts not yet due) in connection with any Canadian Pension Plan that, in each case, has resulted or would reasonably be expected to result in a Material Adverse Effect; or
11.07.
Credit Documents. (i) Any Credit Document shall for any reason cease to be, or shall be asserted in writing by Holdings, any Borrower or any Restricted Subsidiary not to be, a legal, valid and binding obligation of any party thereto (other than any Agent, any Lender or other Secured Creditor) or (ii) any of the Security Documents shall for any reason cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation (to the extent provided therein), a perfected (or the equivalent with respect to the Canadian Credit Parties under applicable law) security interest in, and Lien on, all of the Collateral (other than Collateral with an aggregate fair market value not in excess of $20,000,000), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01), and subject to no other Liens (except as permitted by Section 10.01)); or
11.08.
Guarantees. Except in accordance with any transaction permitted under Section 10.02, any Credit Party Guaranty or any provision thereof shall cease to be in full force or effect as to any Credit Party, or any Guarantor or any Person acting for or on behalf of such Credit Party shall deny or disaffirm such Credit Party’s obligations under the Credit Party Guaranty to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Credit Party Guaranty to which it is a party; or
11.09.
Judgments. One or more judgments or decrees shall be entered against Holdings, the Lead Borrower or any Restricted Subsidiary involving in the aggregate for Holdings, the Lead Borrower and any Restricted Subsidiary liability or liabilities (not paid or covered by a reputable and solvent insurance company with respect to judgments for the payment of money) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and (i) the aggregate amount of all such judgments and decrees (to the extent not paid or covered by such insurance company) equals or exceeds the Threshold Amount or (ii) such judgments, individually and in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect; or
11.10.
Change of Control. A Change of Control shall occur;

then and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Lead Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur with respect to any Credit Party, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Aggregate Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (iv) enforce each Credit Party Guaranty, (v) terminate, reduce or condition any Revolving Commitment, or make any adjustment to the Borrowing Base and (vi) require the Credit Parties to Cash Collateralize LC Obligations, and, if the Credit Parties fail promptly to deposit such Cash Collateral, the Administrative Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolving Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 7.01 are satisfied).

11.11.
Application of Funds. After the exercise of remedies provided for above (or after the Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be Cash Collateralized as set forth above):
(xlvii)
(xlviii) any amounts received on account of the Obligations (other than proceeds of Collateral) shall, subject to the provisions of Sections 2.11 and 2.13(j), be applied, ratably by the Administrative Agent, in the following order:

First, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith;

Second, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations);

Third, to interest then due and payable on any Swingline Loan;

Fourth, to the principal balance of the Swingline Loans outstanding until the same has been prepaid in full;

Fifth, to interest then due and payable on Revolving Loans and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;

Sixth, to Cash Collateralize all LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Seventh, to the principal balance of Revolving Borrowings then outstanding and all Obligations on account of Noticed Hedges with Secured Creditors, pro rata;

Eighth, to all other Obligations (excluding any Bank Product Debt other than Noticed Hedges with Secured Creditors) pro rata;

Ninth, to all Obligations on account of Bank Product Debt with Secured Creditors other than Noticed Hedges; and

Tenth, the balance, if any, as required by the Intercreditor Agreement or any Additional Intercreditor Agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).

Notwithstanding the foregoing, no amounts shall be applied to the FILO Facility at any time when other Obligations remain outstanding.

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to the Administrative Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Creditor. If a Secured Creditor fails to deliver such calculation within five days following request by the Administrative Agent, the Administrative Agent may assume the amount to be distributed is zero.

In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Ninth of this Section 11.11(a), the Credit Parties shall remain liable for any deficiency. Notwithstanding the foregoing provisions, this Section 11.11 is subject to the provisions of the Intercreditor Agreement and any Additional Intercreditor Agreement.

(xlix)
(l) any proceeds of Collateral received by the Administrative Agent shall be applied ratably in the following order:

First, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith due from the U.S. Borrowers;

Second, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations) due from the Borrowers;

Third, to interest then due and payable on the Swingline Loans;

Fourth, to the principal balance of the Swingline Loans outstanding until the same has been prepaid in full;

Fifth, to interest then due and payable on Revolving Loans (other than FILO Loans) and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;

Sixth, to Cash Collateralize all LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Seventh, to the principal balance of Revolving Loans (other than FILO Loans) then outstanding and all Obligations on account of Noticed Hedges with Secured Creditors, pro rata;

Eighth, to interest then due and payable on FILO Loans and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;

Ninth, to the principal balance of FILO Loans then outstanding;

Tenth, to any amounts owed under the guarantees of the China Facility made by any U.S. Credit Party;

Eleventh, to all other Obligations pro rata; and

Twelfth, the balance, if any, as required by the Intercreditor Agreement or any Additional Intercreditor Agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Section 12.
The Administrative Agent.
12.01.
Appointment and Authorization.
(a)
Each Lender hereby irrevocably designates and appoints (i) Bank of America, N.A. as the Administrative Agent and Collateral Agent for such Lender, (ii) Bank of Montreal, PNC Bank, National Association and KeyBank National Association as Co-Documentation Agents for such Lender, (iii) BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Joint Lead Arrangers for such Lender and (iv) BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association as Co-Syndication Agents for such Lender, each to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein. None of the Agents (other than the Administrative Agent and the Collateral Agent) shall have any rights, powers, obligations, liabilities, responsibilities or duties under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as a Lender, a Swingline Lender or an Issuing Bank hereunder. The Agents shall not have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)
Each of the Lenders (including in its capacity as a Secured Bank Product Provider) hereby further authorizes the Administrative Agent to enter into the Intercreditor

Agreement, the 2016 Intercreditor Agreement, any Additional Intercreditor Agreement and any respective amendments thereto on behalf of such Lender. Without limiting the generality of the foregoing, each of the Lenders hereby authorizes and directs the Administrative Agent to bind each Lender to the actions required by such Lender under the terms of the Intercreditor Agreement and any Additional Intercreditor Agreement.
(c)
The provisions of this Section 12 (other than Sections 12.09 and 12.11) are solely for the benefit of the Agents, the Lenders and the Issuing Banks, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions.
12.02.
Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of such the Administrative Agent’s or the Collateral Agent’s gross negligence or willful misconduct as determined in a final nonappealable judgment by a court of competent jurisdiction.
12.03.
Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Section 11) or (ii) in the absence of its own gross negligence or willful misconduct as determined in a final nonappealable judgment by a court of competent jurisdiction in connection with its duties expressly set forth herein, (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder, (c) have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, any such Agent-Related Person in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein or (d) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent-Related Person is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that each of the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such the Administrative Agent or Collateral Agent to liability or that is contrary to any Credit Document or applicable law. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.
12.04.
Reliance by the Agents.
(a)
Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by such the Administrative Agent or Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(b)
For purposes of determining compliance with the conditions specified in Section 6, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.
12.05.
Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Lead Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Section 11; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.
12.06.
Credit Decision; Disclosure of Information by the Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Credit Parties. Each Lender represents and warrants that it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
12.07.
Indemnification of the Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf of the such Agent) (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf of such Agent) from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf of such Agent) of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent’s (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf such Agent) own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the such Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Agents.
12.08.
Administrative Agent in Its Individual Capacity. Bank of America, N.A. and its Affiliates and branches may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates or branches as though Bank of America, N.A. was not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America, N.A. or its Affiliates or branches may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America, N.A. shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an the Administrative Agent, and the terms “Lender” and “Lenders” include Bank of America, N.A. in its individual capacity.
12.09.
Successor Administrative Agent.
(a)
The Administrative Agent may resign as the Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Lead Borrower at all times other than during the existence of an Event of Default under Section 11.01 or 11.05 (which consent of the Lead Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the

Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and with the consent of the Lead Borrower at all times other than during the existence of an Event of Default under Section 11.01 or 11.05, a successor administrative agent from among the Lenders; provided that any such successor administrative agent shall be either a domestic office of a commercial bank organized under the laws of the United States or any State thereof, or a United States branch of a bank that is organized under the laws of another jurisdiction, in either case which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring the Administrative Agent and the term “the Administrative Agent” shall mean such successor administrative agent and the retiring the Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After any retiring the Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Section 12 and Section 13.01 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as the Administrative Agent by the date which is 30 days following a retiring the Administrative Agent’s notice of resignation, the retiring the Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
(b)
Any resignation by Bank of America, N.A. as administrative agent pursuant to this Section 12.09 shall also constitute its resignation as lender of the Swingline Loans to the extent that Bank of America, N.A. is acting in such capacity at such time. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring lender of the Swingline Loans and (ii) the retiring lender of the Swingline Loans shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents.
12.10.
Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial case or proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(li)
(lii) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.05 and 13.01) allowed in such judicial proceeding; and
(liii)
(liv) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver,

assignee, trustee, liquidator, sequestrator or other similar official in any such judicial case or proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, fees, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 13.01.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to vote with respect to, or accept or adopt on behalf of any Lender or any Issuing Bank any proposed plan of reorganization, arrangement, adjustment or composition, proposal or similar dispositive restructuring plan affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such case or proceeding.

12.11.
Collateral and Guaranty Matters. The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent and the Collateral Agent, as applicable,
(1)
(2) to release, and to evidence the automatic release of, any Lien on any property granted to or held by the Collateral Agent under any Credit Document (A) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (i) contingent indemnification obligations and expense reimbursement obligations not yet due and payable and (ii) Secured Bank Product Obligations not due and payable) and the expiration or termination of all Letters of Credit (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent), (B) that is sold or disposed of or to be sold or disposed of to a Person that is not a Credit Party as part of or in connection with any sale or other disposition permitted hereunder or under any other Credit Document, (C) subject to Section 13.12, if approved, authorized or ratified in writing by the Required Lenders, (D) that constitutes Excluded Collateral, or (E) if the property subject to such Lien is owned by a Guarantor, subject to Section 13.12, upon release of such Guarantor from its obligations under the Credit Party Guaranty pursuant to clause (iii) below;
(3)
(4) at the request of the Lead Borrower, to release or subordinate, as applicable, any Lien on any property granted to or held by the Collateral Agent or the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 10.01(vi), (vii) and (xiv) but only to the extent such sections permit such Lien to be prior to the Liens held by the Collateral Agent and the Administrative Agent under the Credit Documents and such Collateral is not included in the Borrowing Base at such time; and
(5)
(6) to release any Guarantor from its obligations under the Credit Party Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s, as applicable, authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Credit Party Guaranty pursuant to this Section 12.11. In each case as specified in this Section 12.11, the Administrative Agent and Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent and Collateral Agent to), at the Borrowers’ expense, execute and deliver to the applicable Credit Party such documents, including (without limitation) termination or partial release statements, as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case, without recourse or warranty and in accordance with the terms of the Credit Documents and this Section 12.11.

Without limitation of the operation of the releases described above or in any Security Document, a certificate of a Responsible Officer delivered either at the request of the Administrative Agent or Collateral Agent or at the option of the Lead Borrower, in either case, to the Administrative Agent or Collateral Agent with respect to any release described in this Section 12.11 stating that the Lead Borrower has determined in good faith that such release satisfies the foregoing requirements shall be conclusive evidence that such release satisfies the foregoing requirement and such automatic release has occurred (and the Administrative Agent and the Collateral Agent will rely conclusively on such certificate without further inquiry).

12.12.
Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to the Administrative Agent of such agreement, agrees to be bound by this Section 12. Each such Secured Bank Product Provider shall indemnify and hold harmless Agent-Related Persons, to the extent not reimbursed by the Credit Parties, against all claims that may be incurred by or asserted against any Agent-Related Person in connection with such provider’s Secured Bank Product Obligations.
12.13.
Administrative Agent and the Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Lenders (in its capacities as a Lender) and other Agents hereby irrevocably appoint and authorize the Administrative Agent to act as the agent of such Lender and such Agent for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this capacity, the Administrative Agent, as “collateral agent” and any agent, employee or attorney-in-fact appointed by the “collateral agent” pursuant to Section 12.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the “collateral agent”), shall be entitled to the benefits of all provisions of this Section 12 and Section 13 as though such agent, employee or attorney-in-fact were the “collateral agent” under the Credit Documents, as if set forth in full herein with respect thereto. No Agent shall have any obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Credit Party, or is cared for, protected, insured or encumbered, nor to assure that such Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.
12.14.
Withholding Taxes. To the extent required by any applicable laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 5.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other

Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document or from any other source against any amount due the Administrative Agent under this Section 12.14. The agreements in this Section 12.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 12.14, the term “Lender” shall include any Issuing Bank and any Swingline Lender.
12.15.
Quebec Liens (Hypothecs). Without limiting the provisions of Section 12.13, for the purposes of holding any hypothec granted to the Collateral Agent pursuant to the laws of the Province of Quebec to secure payment of any Obligations of any Credit Party, each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Collateral Agent, to act as the hypothecary representative (i.e., “fondé de pouvoir”) of the creditors as contemplated under Article 2692 of the Civil Code of Quebec of and for all present and future Secured Creditors. The Collateral Agent, in its capacity as hypothecary representative, shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, the terms of the applicable deed of hypothec or pledge agreement to which it is a party or the Applicable Laws, all rights and remedies given to the Collateral Agent pursuant to any such deed of hypothec, pledge agreement and Applicable Laws, and (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Creditors. Any person who becomes a Secured Creditor shall, by its execution of an Assignment and Assumption Agreement (and, in the case of Secured Bank Product Providers, by virtue of the actions taken pursuant to Section 12.12), be deemed to have consented to and confirmed the Collateral Agent as the hypothecary representative as aforesaid and to have ratified, as of the date it becomes a Secured Creditor, all actions taken by the Collateral Agent. The substitution of the Collateral Agent pursuant to the provisions of this Section 12 also constitute the substitution of the Collateral Agent as hypothecary representative as aforesaid. The execution, prior to this Agreement, of any deed of hypothec, pledge agreement or any other Security Document by the Collateral Agent, in its capacity as hypothecary representative, is hereby ratified and confirmed.
12.16.
Reports. Each Lender agrees (a) that no Agent makes any representation or warranty as to the accuracy or completeness of any field audit, examination or appraisal (each a “Report”), and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that the Agents or any other Person performing any audit or examination will inspect only specific information regarding the Obligations or the Collateral and will rely significantly upon the Credit Parties’ books and records as well as upon representations of the Credit Parties’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s participants hereunder, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agents and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any claims arising in connection with the any third parties that obtain any part or contents of a Report through such Lender.
12.17.
Certain ERISA Matters.
(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Lead Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Lead Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).
12.18.
Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any Issuing Bank (the “Recipient Party”), whether or not in respect of an Obligation due and owing by a Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Recipient Party promptly upon determining that any payment made to such Recipient Party comprised, in whole or in part, a Rescindable Amount.
Section 13.
Miscellaneous.
13.01.
Payment of Expenses; Indemnification; Limitation of Liability.
(a)
Payment of Expenses; Indemnification. The Credit Parties hereby jointly and severally agree to: (i) if the Closing Date occurs, pay all reasonable invoiced out-of-pocket costs and expenses of the Agents, the Joint Lead Arrangers and Issuing Banks (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel llp, Norton Rose Fulbright Canada LLP and, if reasonably necessary, one local counsel in any relevant jurisdiction and an additional counsel in the case of conflicts) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, the administration hereof and thereof and any amendment, waiver or consent relating hereto or thereto (whether or not effective), of the Agents and the Joint Lead Arrangers in connection with their syndication efforts with respect to this Agreement and of the Agents, the Joint Lead Arrangers and each Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings; (ii) pay and hold each Agent, each Lender and each Issuing Bank harmless from and against any and all Other Taxes with respect to the foregoing matters and save each Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Agent, such Lender or Joint Lead Arranger) to pay such Other Taxes; and (iii) indemnify each Agent, each Joint Lead Arranger, each Lender, each Issuing Bank and their respective Affiliates and branches, and the officers, directors, employees, agents, and investment advisors of each of the foregoing (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) (but excluding Taxes other than Taxes that represent liabilities, obligations, losses, damages, penalties, actions, costs, expenses and disbursements arising from a non-Tax claim) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, any Joint Lead Arranger or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the Environment relating in any way to any Real Property owned, leased or operated, at any time, by the Lead Borrower or any Restricted Subsidiary; the generation, storage, transportation, handling, Release or threat of Release of Hazardous Materials by the Lead Borrower or any Subsidiaries at any location, whether or not owned, leased or operated by the Lead Borrower or any of Holdings Subsidiaries; the non-compliance by the Lead Borrower or any Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property; or any Environmental Claim related in any way to the Lead Borrower, any Subsidiaries or relating in any way to any Real Property at any time owned, leased or operated by the Lead Borrower or any Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding in each case any losses, liabilities, claims, damages or expenses (i) to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the applicable Indemnified Person, any Affiliate or branch of such Indemnified Person or any of their respective directors, officers, employees, representatives, agents, Affiliates, trustees or investment advisors, (ii) to the extent incurred by reason of any material breach of the obligations of such Indemnified Person under this Agreement or the other Credit Documents (in the case of each of preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) that do not involve or arise from an act or omission by the Lead Borrower or Guarantors or any of their respective affiliates and is brought by an Indemnified Person (other than claims against any Agent or any Joint Lead Arranger in its capacity as such or in its fulfilling such role) (collectively, the “Indemnified Liabilities”). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, any Joint Lead Arranger or any Lender or other Indemnified Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.
(b)
Limitation of Liability. No Agent or any Indemnified Person (each such Person, a “Lender-Related Person”) shall be responsible or liable to any Credit Party or any other Person for (x) any determination made by it pursuant to this Agreement or any other Credit Document in the absence of gross negligence, bad faith or willful misconduct on the part of such Lender-Related Person (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems or (z) any indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this Agreement or any other Credit Document or the financing contemplated hereby.

13.02.
Right of Setoff.
(a)
In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, in whatever currency) (other than accounts used exclusively for payroll, payroll taxes, fiduciary and trust purposes, and employee benefits) and any other Indebtedness (in whatever currency) at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of the Lead Borrower or any Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.
(b)
NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.
13.03.
Notices.
(a)
Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, Joseph T. Ryerson & Son, Inc., c/o Treasurer, 227 W. Monroe

St., Chicago, Illinois 60606; if to any Lender, at its address specified in writing to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Lead Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Credit Parties shall not be effective until received by the Administrative Agent or the Lead Borrower, as the case may be.
(b)
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the Lead Borrower or Holdings may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
13.04.
Benefit of Agreement; Assignments; Participations, etc.
(a)
This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Borrower may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and any assignment made in contravention of this Section 13.04(a) shall be absolutely void and, provided, further, that, although any Lender may transfer, assign or grant participation in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder) except as provided in Sections 3.04 and 13.04(b) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory repayment of any Revolving Loan shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Revolving Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, (iii) modify any of the voting percentages set forth in Section 13.12 or the underlying definitions, (iv) except as otherwise expressly provided in the Credit Documents, release all or substantially all of the Collateral under all the Security Documents supporting the Revolving Loans in which such participant is participating or (v) except as otherwise provided in the Credit Documents, release all or substantially all of the value of the Credit Party Guaranty supporting the Loans in which such participant is participating. In the case of any such participation, the participant (which for the avoidance of doubt shall not be a natural Person) shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto). Each Borrower agrees that each participant shall be entitled to the benefits of Sections 3.01 and 5.01 (subject to the limitations and requirements of such Sections and Sections 3.03 and 3.04 and it being understood that the documentation required under Section 5.01(b) and Section 5.01(c) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment; provided, however, that a participant shall not be entitled to receive any greater payment under Section 3.01 or Section 5.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant except to the extent such entitlement to a greater payment results from a change in any requirement described in clause (ii) of the definition of “Requirement of Law” after the sale of the participation takes place. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Lead Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and interest amounts) of each participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loan, or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive (absent manifest error), and the Borrowers and the Lenders shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as a participant for all purposes of this Agreement, notwithstanding notice to the contrary.
(b)
Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations hereunder to (i)(A) its parent company and/or any Affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any Affiliate or branch of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an Affiliate of such other Lender for the purposes of this subclause (x)(i)(B)); provided that no such assignment may be made to any such Person that is, or would at such time constitute, a Defaulting Lender, or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 (or such lesser amount as may be agreed to by the Administrative Agent and, so long as no Event of Default then exists under Section 11.01 or 11.05, the Lead Borrower, which consent shall not be unreasonably withheld or delayed) in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement (which Assignment and Assumption Agreement shall contain an acknowledgement and agreement by the respective assignee that, as a Lender, it shall be subject to, and bound by the terms of the Intercreditor Agreement), provided that (i) at such time, Schedule 2.01 shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrowers for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrowers’ expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.04 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the (A) the Administrative Agent (B) the applicable Issuing Bank and the applicable Swingline Lender and (C) so long as no Event of Default then exists under Section 11.01 or 11.05, the consent of the Lead Borrower shall (in either case) be required in connection with any such assignment pursuant to clause (y) above (other than any such assignment by any Agent or any of its Affiliates prior to the Syndication Date) (which consents, in any such case, shall not be unreasonably withheld or delayed); provided that the Lead Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment shall be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Revolving Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person that is not already a Lender hereunder, such assignee shall provide to the Administrative Agent and the Borrowers such Tax forms as are required to be provided under clauses (b) and (c) of Section 5.01. To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 3.04 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 3.01 from those being charged by the assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).
(c)
[Reserved].
(d)
Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrowers), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (d) shall release the transferor Lender from any of its obligations hereunder.
(e)
Each Lender acknowledges and agrees to comply with the provisions of Section 13.04 applicable to it as a Lender hereunder.
13.05.
No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.
13.06.
[Reserved].
13.07.
Calculations; Computations.
(a)
The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto); provided that to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis; provided, further, that if the Lead Borrower notifies the Administrative Agent that the Lead Borrower wishes to amend any leverage or fixed charge coverage calculation or any financial definition to avoid the effect of any change in U.S. GAAP or the application thereof occurring after the Amendment No. 5 Effective Date on the operation thereof (or if the Administrative Agent notifies the Lead Borrower that the Required Lenders wish to amend any leverage or fixed charge coverage calculation or any financial definition for such purpose), then the Lead Borrower and the Administrative Agent shall negotiate in good faith to amend such leverage or fixed charge coverage calculation or such financial definitions (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such changes in U.S. GAAP; provided, further, that all determinations made pursuant to any applicable leverage or fixed charge coverage calculation or any financial definition shall be determined on the basis of U.S. GAAP as applied and in effect immediately before the relevant change in U.S. GAAP or the application thereof became effective, until such leverage or fixed charge coverage calculation or such financial definition is amended. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect).
(b)
The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).

13.08.
GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
(a)
THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE RELEVANT SECURITY DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT THAT, (X) IN THE CASE OF ANY SECURITY DOCUMENT, PROCEEDINGS MAY ALSO BE BROUGHT BY THE ADMINISTRATIVE AGENT OR COLLATERAL AGENT IN THE JURISDICTION IN WHICH THE RELEVANT COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY CREDIT PARTY, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF THE PARTIES HERETO OR THERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER SUCH PARTY IN ANY OTHER JURISDICTION.
(b)
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF

OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)
EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
13.09.
Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Lead Borrower and the Administrative Agent.
13.10.
[Reserved].
13.11.
Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
13.12.
Amendment or Waiver; etc.
(a)
Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions) the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall (i) without the prior written consent of each Lender (and Issuing Bank, if applicable) directly and adversely affected thereby, extend the final scheduled maturity of any Revolving Commitment, or reduce the rate or extend the time of payment of interest or Fees thereon or reduce or forgive the principal amount thereof or forgive the payment of such interest or Fees (it being understood that waivers or modifications of conditions precedent, Defaults or Events of Default shall not constitute a reduction or extension of the time of payment of interest or Fees thereon of any Lender), (ii) except as otherwise expressly provided in the Credit Documents, release all or substantially all of the Collateral under all the Security Documents without the prior written consent of each Lender, (iii) except as otherwise provided in the Credit Documents, release all or substantially all of the value of the Credit Party Guaranty without the prior written consent of each Lender, (iv) amend, modify or waive any pro rata sharing provision of Section 2.10, the payment waterfall provision of Section 11.11, or any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Commitments on the Amendment No. 5 Effective Date), in each case, without the prior written consent of each Lender directly and adversely affected thereby, (v) reduce the percentage specified in the definitions of

Required Lenders or Supermajority Lenders without the prior written consent of each Lender (it being understood that, with the prior written consent of the Required Lenders or Supermajority Lenders, as applicable, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders or Supermajority Lenders, as applicable, on substantially the same basis as the extensions of Revolving Commitments are included on the Amendment No. 5 Effective Date) or (vi) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement without the consent of each Lender; provided further that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Aggregate Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Agent adversely affected thereby, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of such Agent, (3) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (4) without the consent of an Issuing Bank or a Swingline Lender, amend, modify or waive any provision relating to the rights or obligations of the such Issuing Bank or such Swingline Lender, (5) without the prior written consent of the Supermajority Lenders, change the definition of the terms “Availability,” “U.S. Borrowing Base,” “Canadian Borrowing Base” or “Borrowing Base” or any component definition used therein (including, without limitation, the definitions of “Eligible Accounts” and “Eligible Inventory”) if, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Accounts and Inventory acquired in a Permitted Acquisition to the Borrowing Base as provided herein or (6) without the prior written consent of the Supermajority Lenders, increase the percentages set forth in the term “Borrowing Base” or add any new classes of eligible assets thereto; and provided, further, that only the consent of the Borrowers, the Administrative Agent and the Lenders providing such tranche shall be necessary for amendments described in (i) clause (e) of Section 2.15 relating to a “first-in, last-out” tranche or (ii) Section 2.20 or Section 2.21 in connection with a FILO Exchange Offer or Non-FILO Exchange, respectively.
(b)
If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Lead Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 3.04 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitments and/or repay the outstanding Revolving Loans of such Lender in accordance with Section 3.04, provided that, unless the Commitments that are terminated, and Revolving Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided, further, that in any event the Lead Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Revolving Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).
(c)
Notwithstanding anything to the contrary contained in clause (a) of this Section 13.12, the Borrowers, the Administrative Agent and each Lender providing the relevant Revolving Commitment Increase or Extended Revolving Loan Commitments, as applicable, may (i), in accordance with the provisions of Section 2.15, enter into an Incremental Revolving Commitment Agreement, and (ii) in accordance with the provisions of Section 2.19, enter into an Extension Amendment, provided that after the execution and delivery by the Borrowers, the Administrative Agent and each such Lender may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12.
(d)
Without the consent of any other person, the applicable Credit Party or Credit Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Creditors, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Creditors, in any property or so that the security interests therein comply with applicable Requirements of Law.
(e)
Notwithstanding anything to the contrary herein, any fee letter may be amended, or rights and privileges thereunder waived, in a writing executed only by the parties thereto.
(f)
Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments, waivers and consents hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment, waiver or consent (and the definitions of “Supermajority Lenders” and “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.
(g)
Further, notwithstanding anything to the contrary contained in this Section 13.12, if following the Closing Date, the Administrative Agent and any Credit Party shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
13.13.
Survival. All indemnities set forth herein including, without limitation, in Sections 3.01, 3.02, 5.01, 12.07 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.
13.14.
[Reserved].
13.15.
Register. The Borrowers hereby designate the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Revolving Commitments and principal amount (and related interest amounts) of Revolving Loans and LC Obligations by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Holdings, the Lead Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement (and the entries in the Register shall be conclusive for such purposes (absent manifest error)), notwithstanding notice to the contrary. With respect to any Lender, the transfer of the Commitments of, and the principal (and interest) amounts of the Revolving Loans owing to, such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Revolving Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The registration of any provision of Revolving Commitment Increases pursuant to Section 2.15 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Revolving Commitment Agreement. Coincident with the delivery of such Incremental Revolving Commitment Agreement for acceptance and registration of the provision of Revolving Commitment Increases, as the case may be, or as soon thereafter as practicable, to the extent requested by such Lenders and Notes shall be issued, at the Borrowers’ expense, to such Lender of a Revolving Commitment Increase, to be in conformity with Section 2.04 (with appropriate modification) to the extent needed to reflect Revolving Commitment Increases, and outstanding Revolving Loans made by such Lender of a Revolving Commitment Increase. The Register shall be available for inspection by the Borrowers and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.
13.16.
Confidentiality.
(a)
Subject to the provisions of clause (b) of this Section 13.16, each Agent, Joint Lead Arranger, Co-Documentation Agent and Lender agrees that it will use its commercially reasonable efforts not to disclose without the prior consent of the Lead Borrower (other than to its employees, officers, directors, auditors, agents advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender (or language substantially similar to this Section 13.16(a)) any information with respect to the Lead Borrower or any Restricted Subsidiary which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by such Lender, (ii) upon the request or demand of any governmental, regulatory or self-regulatory authority or as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any prospective or actual direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 (or language substantially similar to this Section 13.16(a)), (vii)) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder and (viii) to any prospective or actual transferee, pledgee or participant in connection with any contemplated transfer, pledge or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee, pledge or participant agrees to be bound by the confidentiality provisions contained in this Section 13.16 (or language substantially similar to this Section 13.16(a)); provided, further, that, to the extent permitted pursuant to any applicable law, order, regulation or ruling, and other than in connection with credit and other bank examinations with respect to such Lender, in the case of any disclosure pursuant to the foregoing clauses (ii), (iii) or (iv), such Lender will use its commercially reasonable efforts to notify the Lead Borrower in advance of such disclosure so as to afford the Lead Borrower the opportunity to protect the confidentiality of the information proposed to be so disclosed.
(b)
The Borrowers hereby acknowledge and agree that each Lender may share with any of its Affiliates and branches, and such Affiliates and branches may share with such Lender, any information related to Holdings, the Lead Borrower or any Subsidiary (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings, the Lead Borrower and the Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.
13.17.
USA Patriot Act Notice. Each Lender hereby notifies Holdings and the Borrowers that pursuant to the requirements of the USA PATRIOT Act Title III of Pub. 107-56 (signed into law October 26, 2001 and amended on March 9, 2009) (the “Patriot Act”) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” policies, regulations, laws or rules, Anti-Terrorism Laws, it is required to obtain, verify, and record information that identifies Holdings, the Borrowers and each Subsidiary Guarantor, which information includes the name of each Credit Party and other information that will allow such Lender to identify the Credit Party in accordance therewith, and each Credit Party agrees to provide such information from time to time to any Lender.
13.18.
[Reserved].

13.19.
Waiver of Sovereign Immunity. Each of the Credit Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that Holdings, the Borrowers, or any of their respective Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, Canada or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of Holdings, the Borrowers, or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, Holdings and the Borrowers, for themselves and on behalf of their respective Subsidiaries, hereby expressly waive, to the fullest extent permissible under applicable law, any such immunity, and agree not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, Holdings and the Lead Borrower further agree that the waivers set forth in this Section 13.19 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and other applicable law and are intended to be irrevocable for purposes of such Act and such other applicable law.
13.20.
Canadian Anti-Money Laundering Legislation. If the Administrative Agent has ascertained the identity of any Canadian Credit Party or any authorized signatories of any Canadian Credit Party for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable Anti-Terrorism Laws and “know your client” policies, regulations, laws or rules (the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and such other Anti-Terrorism Laws applicable in Canada, as well as all applicable “know your client” policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), then the Administrative Agent:
(lv)
(lvi) shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and
(lvii)
(lviii) shall provide to the Lenders, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that the Administrative Agent has no obligation to ascertain the identity of the Canadian Credit Parties or any authorized signatories of the Canadian Credit Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Credit Party or any such authorized signatory in doing so.

13.21.
INTERCREDITOR AGREEMENT.
(a)
EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE INTERCREDITOR AGREEMENT, WHICH IN CERTAIN CIRCUMSTANCES MAY REQUIRE (AS MORE FULLY PROVIDED THEREIN) THE TAKING OF CERTAIN ACTIONS BY THE LENDERS, INCLUDING THE PURCHASE AND SALE OF PARTICIPATIONS BY VARIOUS LENDERS TO EACH OTHER IN ACCORDANCE WITH THE TERMS THEREOF.

(b)
THE PROVISIONS OF THIS SECTION 13.21 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. A COPY OF THE INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ADMINISTRATIVE AGENT.
(c)
THE INTERCREDITOR AGREEMENT IS AN AGREEMENT SOLELY AMONGST THE LENDERS (AND THEIR SUCCESSORS AND ASSIGNS) AND IS NOT AN AGREEMENT TO WHICH HOLDINGS OR ANY OF ITS SUBSIDIARIES IS PARTY. AS MORE FULLY PROVIDED THEREIN, THE INTERCREDITOR AGREEMENT CAN ONLY BE AMENDED BY THE PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF.
13.22.
Absence of Fiduciary Relationship. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, (i) none of the Joint Lead Arrangers, the Co-Documentation Agents or any Lender shall, solely by reason of this Agreement or any other Credit Document, have any fiduciary, advisory or agency relationship or duty in respect of any Lender or any other Person and (ii) Holdings and the Borrowers hereby waive, to the fullest extent permitted by law, any claims they may have against any Joint Lead Arranger, any Co-Documentation Agent or any Lender for breach of fiduciary duty or alleged breach of fiduciary duty. Each Agent, Lender and their Affiliates may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates. In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Credit Parties and their respective Affiliates, on the one hand, and the Agents and the Lenders on the other hand, and each Credit Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof) and (ii) advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and each of the Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.
13.23.
Electronic Execution of Documents. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Borrower agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Borrower enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Secured Creditors of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Creditors may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Creditors shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of Borrower without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
13.24.
Judgment Currency. If, for purposes of obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Credit Document (“Agreement Currency”) into another currency, the rate of exchange used shall be the Spot Rate for conversion into Dollars or, for conversion into another currency, the Spot Rate for the purchase of the Agreement Currency with such other currency through the Administrative Agent’s principal foreign exchange trading office for the other currency during such office’s preceding Business Day. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, a Credit Party shall discharge its obligation in respect of any sum due under a Credit Document only if, on the Business Day following receipt by the Administrative Agent of payment in the Judgment Currency, the Administrative Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent and Lenders against such loss. If the purchased amount is greater than the sum originally due, the Administrative Agent shall return the excess amount to such Credit Party (or to the Person legally entitled thereto).
Section 14.
Credit Party Guaranty.
14.01.
The Guaranty. In order to induce the Agents, the Collateral Agent and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Secured Bank Product Obligations in recognition of the direct benefits to be received by each Credit Party from the proceeds of the Revolving Loans and the entering into of such Secured Bank Product Obligations, each Credit Party hereby agrees with the Guaranteed Creditors as follows: each Credit Party hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of its Relevant Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Relevant Guaranteed Obligations of any Credit Party to the Guaranteed Creditors becomes due and payable hereunder, such Credit Party, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Relevant Guaranteed Obligations. This Credit Party Guaranty is a guaranty of payment and not of collection. This Credit Party Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Relevant Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Relevant Guaranteed Party), then and in such event the respective Credit Party agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Credit Party, notwithstanding any revocation of this Credit Party Guaranty or any other instrument evidencing any liability of any Relevant Guaranteed Party, and each Credit Party shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

14.02.
Bankruptcy. Additionally, each Credit Party unconditionally and irrevocably guarantees the payment of any and all of its Relevant Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by any Relevant Guaranteed Party upon the occurrence of any of the events specified in Section 11.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in the currency in which the obligation was originally denominated.
14.03.
Nature of Liability. The liability of each Credit Party hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Relevant Guaranteed Obligations, whether executed by any other guarantor or by any other party, and each Credit Party understands and agrees, to the fullest extent permitted under law, that the liability of such Credit Party hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Relevant Guaranteed Party or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Relevant Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking (other than payment in cash of the Relevant Guaranteed Obligations), or (d) any dissolution, termination or increase, decrease or change in personnel by any Relevant Guaranteed Party, or (e) any payment made to any Guaranteed Creditor on the Relevant Guaranteed Obligations which any such Guaranteed Creditor repays to any Relevant Guaranteed Party pursuant to court order in any bankruptcy, insolvency, receivership, reorganization, arrangement, moratorium, winding up or other debtor relief case or proceeding, and each Credit Party waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 14.05, or (g) any invalidity, irregularity or enforceability of all or any part of the Relevant Guaranteed Obligations or of any security therefor, or (h) any change in the corporate existence, structure or ownership of any Credit Party or any other Person liable for any of the Relevant Guaranteed Obligations, or (i) any bankruptcy, insolvency, receivership, reorganization, arrangement, moratorium, winding up or other debtor relief case or proceeding affecting any Credit Party, or their assets or any resulting release or discharge of any obligation of any Credit Party, or (j) the existence of any claim, setoff or other rights which any Credit Party may have at any time against any other Credit Party, a Guaranteed Creditor, or any other Person, whether in connection herewith or in any unrelated transactions, or (k) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Credit Party in respect of the Relevant Guaranteed Obligations or a Credit Party in respect of this Credit Party Guaranty or the Relevant Guaranteed Obligations.
14.04.
Independent Obligation. The obligations of each Credit Party hereunder are independent of the obligations of any other guarantor, any other party or any Relevant Guaranteed Party, and a separate action or actions may be brought and prosecuted against any Credit Party whether or not action is brought against any other guarantor, any other party or any Relevant Guaranteed Party and whether or not any other guarantor, any other party or any Relevant Guaranteed Party be joined in any such action or actions. Each Credit Party waives, in its capacity as a Guarantor, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Relevant Guaranteed Party or other circumstance which operates to toll any statute of limitations as to such Relevant Guaranteed Party shall operate to toll the statute of limitations as to the relevant Credit Party.
14.05.
Authorization. To the fullest extent permitted under law, each Credit Party authorizes the Guaranteed Creditors without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:
(lix)
(lx) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Relevant Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Credit Party Guaranty shall apply to the Relevant Guaranteed Obligations as so changed, extended, renewed or altered;

(lxi)
(lxii) take and hold security for the payment of the Relevant Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Relevant Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;
(lxiii)
(lxiv) exercise or refrain from exercising any rights against any Relevant Guaranteed Party, any other Credit Party or others or otherwise act or refrain from acting;
(lxv)
(lxvi) release or substitute any one or more endorsers, guarantors, any Relevant Guaranteed Party, other Credit Parties or other obligors;
(lxvii)
(lxviii) settle or compromise any of the Relevant Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Relevant Guaranteed Party to its creditors other than the Guaranteed Creditors;
(lxix)
(lxx) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Relevant Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Relevant Guaranteed Party remain unpaid;
(lxxi)
(lxxii) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Secured Bank Product Obligation or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Secured Bank Product Obligation or any of such other instruments or agreements; and/or
(lxxiii)
(lxxiv) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Credit Party from its liabilities under this Credit Party Guaranty.
14.06.
Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any Relevant Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Relevant Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
14.07.
Subordination. Any indebtedness of any Relevant Guaranteed Party now or hereafter owing to any Credit Party is hereby subordinated to the Relevant Guaranteed Obligations of such Relevant Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Relevant Guaranteed Party to such Credit Party shall be collected, enforced and received by such Credit Party for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Relevant Guaranteed Obligations of such Relevant Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Credit Party under the other provisions of this Credit Party Guaranty. Without limiting the generality of the foregoing, each Credit Party hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Credit Party Guaranty (whether contractual, under Section 509 of the Bankruptcy Code (or any similar provision of any other applicable bankruptcy law) or otherwise) until all Relevant Guaranteed Obligations have been paid in full in cash.
14.08.
Waiver.
(a)
Each Credit Party waives any right (except as shall be required by Applicable Law and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Relevant Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Relevant Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. For purposes of the law of the province of Quebec, if applicable, each Credit Party waives, in its capacity as a Guarantor, the benefits of division and discussion. Each Credit Party waives any defense (except as shall be required by applicable statute and cannot be waived) based on or arising out of any defense of any Relevant Guaranteed Party, any other guarantor or any other party, other than payment of the Relevant Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of any Relevant Guaranteed Party, any other guarantor or any other party, or the validity, legality or unenforceability of the Relevant Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Relevant Guaranteed Party other than payment of the Relevant Guaranteed Obligations to the extent of such payment. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law and the Credit Documents), or exercise any other right or remedy the Guaranteed Creditors may have against any Relevant Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Credit Party hereunder except to the extent the Relevant Guaranteed Obligations have been paid. Each Credit Party waives, to the fullest extent permitted under law, any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Credit Party against any Relevant Guaranteed Party or any other party or any security.
(b)
Each Credit Party waives, to the fullest extent permitted under law, all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Credit Party Guaranty, and notices of the existence, creation or incurring of new or additional Relevant Guaranteed Obligations.
14.09.
Maximum Liability. It is the desire and intent of each Credit Party and the Guaranteed Creditors that this Credit Party Guaranty shall be enforced against such Credit Party to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Credit Party under this Credit Party Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable federal, state, provincial or foreign law relating to fraudulent conveyances or transfers), then the amount of such Credit Party’s obligations under this Credit Party Guaranty shall be deemed to be reduced and such Credit Party shall pay the maximum amount of the Relevant Guaranteed Obligations which would be permissible under Applicable Law.
14.10.
Payments. All payments made by a Credit Party pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Section 2.06.

14.11.
Keepwell. Each Credit Party that is a Qualified ECP Guarantor at the time the Credit Party Guaranty or the grant of the security interest under the Credit Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Credit Party Guaranty and the other Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 14 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount); provided, that notwithstanding the foregoing, no Excluded Subsidiary shall undertake to provide such funds or other support, or to guarantee the Swap Obligations of, any U.S. Credit Party. The obligations and undertakings of each Qualified ECP Guarantor under this Section 14.11 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 14.11 to constitute, and this Section 14.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
14.12.
Information. Each Credit Party assumes all responsibility for being and keeping itself informed of each applicable Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the Relevant Guaranteed Obligations and the nature, scope and extent of the risks that each Credit Party assumes and incurs under this guarantee, and agrees that no Guaranteed Creditor shall have any duty to advise any Credit Party of information known to it regarding those circumstances or risks.
14.13.
Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 14.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by debtor relief Laws, as determined in good faith by the Administrative Agent, the Issuing Banks or the Swingline Lenders, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
14.14.
Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
14.15.
Acknowledgment Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 14.15, the following terms have the following meanings:

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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[Signature Pages Intentionally Omitted]

EXHIBIT B

[Credit Agreement Exhibit A-1 and Exhibit A-2, as amended]